The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THE DATE OF THIS FREE WRITING PROSPECTUS IS MAY 26, 2006

PROSPECTUS SUPPLEMENT	(FREE WRITING PROSPECTUS TO ACCOMPANY

PROSPECTUS DATED MARCH 31, 2006)

$1,824,348,000 (Approximate)
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12

as Issuing Entity

SERIES 2006-PWR12 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
Bear Stearns Commercial Mortgage Securities Inc.

as Depositor

Prudential Mortgage Capital Funding, LLC
Bear Stearns Commercial Mortgage, Inc.
Wells Fargo Bank, National Association
Principal Commercial Funding II, LLC
Principal Commercial Funding, LLC
Nationwide Life Insurance Company
as Sponsors and Mortgage Loan Sellers

We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 213 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,079,030,155. The Series 2006-PWR12 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-PWR12 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 25 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from June 1, 2006. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 11th day of each month, commencing on July 11, 2006. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

Investing in the offered certificates involves risks. You should review carefully the factors set forth under ‘‘Risk Factors’’ commencing on page S-36 of this prospectus supplement and page 2 in the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Ratings (Moody’s / S&P)
Class A-1	$68,100,000%		(2)	Aaa / AAA
Class A-2	$49,000,000%		(2)	Aaa / AAA
Class A-3	$150,500,000%		(2)	Aaa / AAA
Class A-AB	$119,800,000%		(2)	Aaa / AAA
Class A-4	$873,250,000%		(2)	Aaa / AAA
Class A-1A	$194,671,000%		(2)	Aaa / AAA
Class A-M	$207,903,000%		(2)	Aaa / AAA
Class A-J	$161,124,000%		(2)	Aaa / AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate per annum, (ii) a variable rate, equal to the lesser of (a) a fixed rate per annum, and (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, (iii) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time or (iv) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated March 31, 2006.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Bear, Stearns & Co. Inc.	Morgan Stanley

The date of this prospectus supplement is June    , 2006.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2006-PWR12 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
3 properties
$22,763,744
1.1% of total
Montana
1 property
$3,497,323
0.2% of total
Nebraska
2 properties
$28,213,901
1.4% of total
North Dakota
2 properties
$14,122,860
0.7% of total
Missouri
3 properties
$12,273,210
0.6% of total
Iowa
3 properties
$19,032,117
0.9% of total
Minnesota
6 properties
$66,685,476
3.2% of total
Wisconsin
4 properties
$46,037,398
2.2% of total
Illinois
4 properties
$50,711,028
2.4% of total
Indiana
4 properties
$24,460,353
1.2% of total
Michigan
4 properties
$171,871,373
8.3% of total
Ohio
18 properties
$149,513,646
7.2% of total
Pennsylvania
6 properties
$63,948,658
3.1% of total
New York
11 properties
$298,709,028
14.4% of total
Vermont
1 property
$20,500,000
1.0% of total
New Hampshire
1 property
$26,785,000
1.3% of total
Massachusetts
5 properties
$24,326,114
1.2% of total
Connecticut
6 properties
$34,906,324
1.7% of total
Rhode Island
1 property
$1,553,711
0.1% of total
New Jersey
5 properties
$23,585,530
1.1% of total
Maryland
7 properties
$59,402,211
2.9% of total
Virginia
12 properties
$71,776,171
3.5% of total
North Carolina
1 property
$3,151,467
0.2% of total
South Carolina
3 properties
$11,632,396
0.6% of total
Georgia
8 properties
$84,267,032
4.1% of total
Florida
12 properties
$88,597,774
4.3% of total
Kentucky
1 property
$6,250,000
0.3% of total
Tennessee
4 properties
$23,191,498
1.1% of total
Mississippi
1 property
$3,983,665
0.2% of total
Louisiana
1 property
$32,934,213
1.6% of total
Texas
21 properties
$128,536,201
6.2% of total
New Mexico
1 property
$2,415,000
0.1% of total
Colorado
8 properties
$71,257,245
3.4% of total
Arizona
10 properties
$55,624,799
2.7% of total
Utah
1 property
$2,388,841
0.1% of total
Oregon
1 propery
$6,170,000
0.3% of total
Nevada
4 properties
$11,341,632
0.5% of total
Northern California
18 properties
$97,539,078
4.7% of total
Southern California
30 properties
$208,150,725
10.0% of total
Alaska
1 property
$1,677,902
0.1% of total
U.S. Virgin Islands
1 property
$5,245,509
0.3% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

1675 Broadway

New York, NY

Orange Plaza

Middleton, NY

Broken Sound Portfolio

Boca Raton & Deerfield Beach, FL

Woodland Mall

Grand Rapids, MI

Southdale Office Centre

Edina, MN

Tower at Erieview

Cleveland, OH

Embassy Office Park – Pool A

Fairlawn, OH

Titan Portfolio

Various

Calypso Bay Apartments

Gretna, LA

Stone Mountain Square

Stone Mountain, GA

                                                                            PAGE
                                                                           -----

                              PROSPECTUS SUPPLEMENT

Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling

Appendix B:    Certain Characteristics of the Mortgage Loans and
                  Mortgaged Properties .................................     B-1
Appendix C:    Certain Characteristics of the Multifamily and
                  Manufactured Housing Community Loans..................     C-1
Appendix D:    Summaries of the Ten Largest Mortgage Loans..............     D-1
Appendix E:    Global Clearance, Settlement and Tax Documentation
                  Procedures............................................     E-1

                                   ----------

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-185 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

                             EUROPEAN ECONOMIC AREA

          IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH
HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                      S-4

          (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

          (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

          (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

          FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

          EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF
THE FSMA DOES NOT APPLY TO THE ISSUER; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

          THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON
WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR
DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS
FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE
FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL
SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS FREE
WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE
WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE
ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                      S-5

          POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR
MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL
NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION
WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                      S-6

                                     SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2006-PWR12 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-PWR12
Commercial Mortgage Pass-Through Certificates. The series 2006-PWR12 certificates will consist of 25 classes. The immediately following table identifies and specifies various characteristics for those classes of series
2006-PWR12 certificates that bear interest.

         SERIES 2006-PWR12 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                       APPROX. %                         APPROX. %
                        INITIAL          APPROX.        OF INITIAL                       APPROX. INITIAL   WEIGHTED
                         TOTAL        INITIAL TOTAL      MORTGAGE                             PASS-         AVERAGE    PRINCIPAL /
           RATINGS       CREDIT     PRINCIPAL BALANCE      POOL         PASS-THROUGH         THROUGH         LIFE       NOTIONAL
CLASS   MOODY'S/S&P     SUPPORT    OR NOTIONAL AMOUNT     BALANCE     RATE DESCRIPTION         RATE         (YEARS)      WINDOW
-----   ------------   ---------   ------------------   ----------   -----------------   ---------------   --------   ------------

Offered Certificates
A-1        Aaa/AAA      30.000%      $   68,100,000        3.276%                               %             2.99     7/06 - 3/11
A-2        Aaa/AAA      30.000%      $   49,000,000        2.357%                               %             4.83     3/11 - 6/11
A-3        Aaa/AAA      30.000%      $  150,500,000        7.239%                               %             6.60     5/12 - 4/13
A-AB       Aaa/AAA      30.000%      $  119,800,000        5.762%                               %             7.32     6/11 -12/15
A-4        Aaa/AAA      30.000%      $  873,250,000       42.003%                               %             9.75    12/15 - 4/16
A-1A       Aaa/AAA      30.000%      $  194,671,000        9.364%                               %             8.84     7/06 - 5/16
A-M        Aaa/AAA      20.000%      $  207,903,000       10.000%                               %             9.89     5/16 - 5/16
A-J        Aaa/AAA      12.250%      $  161,124,000        7.750%                               %             9.94     5/16 - 6/16

Certificates Not Offered
X          Aaa/AAA        N/A        $2,079,030,155         N/A         Variable IO             %             9.02     7/06 - 9/16
B          Aa2/AA       10.125%      $   44,180,000        2.125%                               %             9.97     6/16 - 6/16
C          Aa3/AA-       9.250%      $   18,191,000        0.875%                               %             9.97     6/16 - 6/16
D           A2/A         7.625%      $   33,785,000        1.625%                               %             9.97     6/16 - 6/16
E           A3/A-        6.625%      $   20,790,000        1.000%                               %             9.97     6/16 - 6/16
F         Baa1/BBB+      5.375%      $   25,988,000        1.250%                               %             9.97     6/16 - 6/16
G         Baa2/BBB       4.375%      $   20,790,000        1.000%                               %             9.97     6/16 - 6/16
H         Baa3/BBB-      3.125%      $   25,988,000        1.250%                               %             9.97     6/16 - 6/16
J          Ba1/BB+       2.750%      $    7,796,000        0.375%                               %             9.97     6/16 - 6/16
K          Ba2/BB        2.375%      $    7,797,000        0.375%                               %             9.97     6/16 - 6/16
L          Ba3/BB-       2.000%      $    7,796,000        0.375%                               %             9.97     6/16 - 6/16
M           B1/B+        1.750%      $    5,198,000        0.250%                               %             9.97     6/16 - 6/16
N           B2/B         1.500%      $    5,197,000        0.250%                               %             9.97     6/16 - 6/16
O           B3/B-        1.250%      $    5,198,000        0.250%                               %             9.97     6/16 - 6/16
P           NR/NR        0.000%      $   25,988,155        1.250%                               %            10.04     6/16 - 9/16

          In reviewing the foregoing table, prospective investors should note that--

     o    The Class X certificates will have an initial notional amount that is equal to the aggregate principal balance of the other classes of certificates set forth in the table.

     o    The actual total principal balance or notional amount, as applicable, of any class of series 2006-PWR12 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the

                                      S-7

     actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5%
     larger or smaller than the amount presented in this prospectus supplement.

o    The ratings shown in the table are those of Moody's Investors Service, Inc.
     and Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., respectively. The rated final distribution date for the certificates is the distribution date in September 2038.

o    The percentages indicated under the column "Approx. % Initial Total Credit
     Support" with respect to each of the class A-1, A-2, A-3, A-AB, A-4 and
     A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 185 pooled mortgage loans, representing 90.6% of the initial mortgage pool balance. Loan group 2 will consist of 28 pooled mortgage loans, representing 9.4% of the initial mortgage pool balance.
     Loan group 2 will consist of 92.9% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties.

o    The pass-through rates for the class __, __, __, __, __, and certificates will remain fixed at the initial pass-through rate for the respective class
     (described in the table above as "Fixed"). The pass-through rates for the class __, __, __, __, __, __, __, __, __, and __ certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as
     "WAC Cap"). The pass-through rates for the class __ and __ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage
     (described in the table above as "WAC - X%"). The pass-through rates for the class __ and __ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (described in the table above as "Variable IO"). In the case of the class X certificates and each other class of certificates for which the pass-through rate is based upon, limited by or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
     Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
     Considerations--Weighted Average Life" in this prospectus supplement.

o    The series 2006-PWR12 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                       S-8

                                RELEVANT PARTIES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2006-PWR12, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicers, the special servicers, the
                                 certificate administrator, the tax
                                 administrator and the trustee. See "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc. is the depositor. As depositor, Bear
                                 Stearns Commercial Mortgage Securities Inc.
                                 will acquire the mortgage loans from the
                                 mortgage loan sellers and deposit them into the
                                 trust fund. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Wells Fargo Bank, National Association will act
                                 as a master servicer with respect to those
                                 pooled mortgage loans sold by Bear Stearns
                                 Commercial Mortgage, Inc., Wells Fargo Bank,
                                 National Association, Principal Commercial
                                 Funding II, LLC, Principal Commercial Funding,
                                 LLC and Nationwide Life Insurance Company to
                                 the depositor for deposit into the trust fund
                                 (and any related non-pooled mortgage loans that
                                 are secured by the same mortgaged property as
                                 those pooled mortgage loans).

                                 Prudential Asset Resources, Inc. will act as a
                                 master servicer with respect to those pooled
                                 mortgage loans sold by Prudential Mortgage
                                 Capital Funding, LLC to the depositor for
                                 deposit into the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as those pooled
                                 mortgage loans).

                                 The following table sets forth the approximate
                                 percentage of the pooled mortgage loans in the
                                 mortgage pool, loan group 1 and loan group 2
                                 that are serviced by each master servicer.

                                                         NUMBER OF     % OF INITIAL  % OF INITIAL  % OF INITIAL
                                                      POOLED MORTGAGE    MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
                                   MASTER SERVICER         LOANS       POOL BALANCE     BALANCE       BALANCE
                                 -------------------  ---------------  ------------  ------------  ------------

                                 Wells Fargo Bank,
                                    National
                                    Association.....        176            61.5%         62.7%         49.7%
                                 Prudential Asset
                                    Resources, Inc..         37            38.5%         37.3%         50.3%

                                 See "Transaction Parties--The Master Servicers"
                                 in this prospectus supplement.

                                 Each master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers, mortgage
                                 loans for which it is the respective master
                                 servicer (a) as to which there is no

                                       S-9

                                 default or reasonably foreseeable default that
                                 would give rise to a transfer of servicing to
                                 the applicable special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 each master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances, for the
                                 mortgage loans it is the respective master
                                 servicer for, under the pooling and servicing
                                 agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the stated principal balance of each
                                 mortgage loan. The master servicing fee rate
                                 for Wells Fargo Bank, National Association and
                                 Prudential Asset Resources, Inc. will range, on
                                 a loan-by-loan basis, from 0.02% per annum to
                                 0.14% per annum. In addition, the master
                                 servicers will be entitled to retain certain
                                 borrower-paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund, as additional servicing
                                 compensation.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicers and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

SPECIAL SERVICERS.............   ARCap Servicing, Inc., a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the pooled mortgage loans in the trust
                                 fund (and any related non-pooled mortgage loans
                                 that are secured by the same mortgaged
                                 property), other than the 1675 Broadway and the
                                 Tuscany Plaza pooled mortgage loans (and the
                                 related non-pooled mortgage loans). In this
                                 prospectus supplement, we sometimes refer to
                                 ARCap Servicing, Inc. in that capacity as the
                                 general special servicer.

                                 Prudential Asset Resources, Inc. will act as
                                 special servicer with respect to the pooled
                                 mortgage loan and the non-pooled mortgage loan
                                 that are together secured by the mortgaged
                                 properties identified on Appendix B to this
                                 prospectus supplement as 1675 Broadway and with
                                 respect to the pooled mortgage loan and the
                                 non-pooled mortgage loan that are together
                                 secured by the mortgaged properties identified
                                 on Appendix B to this prospectus supplement as
                                 Tuscany Plaza.

                                 Generally, the applicable special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicers' principal compensation
                                 for their special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans Under the Series 2006-PWR12

                                      S-10

                                 Pooling and Servicing Agreement" and
                                 "Transaction Parties--The Special Servicer" in
                                 this prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the stated principal balance of each
                                 specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 fund other than in connection with the purchase
                                 or repurchase of any pooled mortgage loan from
                                 the trust fund by any person (net of any
                                 default interest, late payment charges and/or
                                 post-ARD additional interest).

                                 The workout fee is a fee payable with respect
                                 to any worked-out mortgage loan (which means a
                                 specially serviced mortgage loan for which
                                 three consecutive full and timely monthly
                                 payments have been made, there is no other
                                 event causing it to constitute a specially
                                 serviced mortgage loan, and certain other
                                 conditions have been met), equal to 1.0% of the
                                 amount of each collection of interest (other
                                 than default interest and/or post-ARD
                                 additional interest) and principal received
                                 (including any insurance proceeds or
                                 condemnation proceeds received and applied as a
                                 payment of interest and principal) on that
                                 mortgage loan for so long as it remains a
                                 worked-out mortgage loan.

                                 In addition, the applicable special servicer
                                 will be entitled to retain certain borrower
                                 paid fees and certain income from investment of
                                 certain accounts maintained as part of the
                                 trust fund, as additional servicing
                                 compensation.

                                 When we refer in this prospectus supplement to
                                 a special servicer in relation to one or more
                                 of the mortgage loans, we mean the applicable
                                 special servicer for those mortgage loans as
                                 identified above.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Principal
                                 Commercial Funding, LLC and Principal
                                 Commercial Funding II, LLC to the depositor for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Nationwide Life
                                 Insurance Company to the depositor for deposit
                                 into the trust fund.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR12 Pooling and Servicing
                                 Agreement" and "Transaction Parties--Primary
                                 Servicers" in this prospectus supplement.

                                      S-11

                                 Each of Principal Global Investors, LLC and
                                 Nationwide Life Insurance Company will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the stated principal balance of the applicable
                                 mortgage loan immediately before the related
                                 due date (prorated for the number of days
                                 during the calendar month for that mortgage
                                 loan for which interest actually accrues on
                                 that mortgage loan). The primary servicing fee
                                 is payable only from collections on the related
                                 mortgage loan and is included in the applicable
                                 master servicing fee rate for each of the
                                 related pooled mortgage loans. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate for Nationwide Life
                                 Insurance Company will range, on a loan-by-loan
                                 basis, from 0.065% per annum to 0.275% per
                                 annum.

CERTIFICATE ADMINISTRATOR, TAX
   ADMINISTRATOR AND
   CERTIFICATE REGISTRAR......   Wells Fargo Bank, National Association, will
                                 act as certificate administrator, tax
                                 administrator and certificate registrar.

                                 The certificate administrator is required to
                                 make distributions of the available
                                 distribution amount on each distribution date
                                 to the certificateholders and to prepare
                                 reports detailing the distributions to
                                 certificateholders on each distribution date
                                 and the performance of the pooled mortgage
                                 loans and mortgaged properties. The certificate
                                 administrator fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to __% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust fund on behalf of the Series 2006-PWR12
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if a master servicer fails to perform
                                 its advancing obligations. Following the
                                 transfer of the underlying mortgage loans into
                                 the trust fund, the trustee, on behalf of the
                                 trust fund, will become the holder of each
                                 mortgage loan transferred to the trust fund.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to __% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

SPONSORS......................   Prudential Mortgage Capital Funding, LLC, a
                                 Delaware limited liability company, Bear
                                 Stearns Commercial Mortgage, Inc., a New York
                                 corporation, Wells Fargo Bank, National
                                 Association, a national banking association,
                                 Principal Commercial Funding II, LLC, a
                                 Delaware limited liability company, Principal
                                 Commercial Funding, LLC, a Delaware limited
                                 liability company, and Nationwide Life

                                      S-12

                                 Insurance Company, an Ohio corporation, are
                                 sponsors of this transaction. As sponsors,
                                 Prudential Mortgage Capital Funding, LLC, Bear
                                 Stearns Commercial Mortgage, Inc., Wells Fargo
                                 Bank, National Association, Principal
                                 Commercial Funding II, LLC, Principal
                                 Commercial Funding, LLC and Nationwide Life
                                 Insurance Company have organized and initiated
                                 the transactions in which the certificates will
                                 be issued and will sell mortgage loans to the
                                 depositor. The depositor will transfer the
                                 mortgage loans to the trust fund, and the trust
                                 fund will then issue the certificates. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   Prudential Mortgage Capital Funding, LLC, Bear
                                 Stearns Commercial Mortgage, Inc., Wells Fargo
                                 Bank, National Association, Principal
                                 Commercial Funding II, LLC, Principal
                                 Commercial Funding, LLC and Nationwide Life
                                 Insurance Company are the mortgage loan
                                 sellers.

                                 The following table sets forth the number and
                                 the approximate percentage of the pooled
                                 mortgage loans in the mortgage pool, loan group
                                 1 and group 2 that have been sold by the
                                 related mortgage loan seller to the depositor.

                                                         NUMBER OF    NUMBER OF
                                            NUMBER OF     POOLED        POOLED
                                              POOLED     MORTGAGE      MORTGAGE    % OF INITIAL  % OF INITIAL  % OF INITIAL
                                             MORTGAGE    LOANS IN      LOANS IN      MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
           MORTGAGE LOAN SELLER               LOANS    LOAN GROUP 1  LOAN GROUP 2  POOL BALANCE     BALANCE       BALANCE
------------------------------------------  ---------  ------------  ------------  ------------  ------------  ------------

Prudential Mortgage Capital Funding, LLC..      37          27            10           38.5%         37.3%         50.3%
Bear Stearns Commercial Mortgage, Inc.....      42          37             5           20.3%         20.7%         16.3%
Wells Fargo Bank, National Association....      68          61             7           20.3%         20.5%         17.7%
Principal Commercial Funding II, LLC......      40          35             5           10.2%         10.1%         11.5%
Principal Commercial Funding, LLC.........      14          14             0            5.7%          6.3%          0.0%
Nationwide Life Insurance Company.........      12          11             1            5.0%          5.1%          4.1%

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

AFFILIATIONS AND CERTAIN
   RELATIONSHIPS AMONG
   TRANSACTION PARTIES........   Prudential Mortgage Capital Funding, LLC, a
                                 sponsor and mortgage loan seller, Prudential
                                 Mortgage Capital Company, LLC, an originator,
                                 and Prudential Asset Resources, Inc., one of
                                 the master servicers and the special servicer
                                 for the 1675 Broadway loan group and the
                                 Tuscany Plaza loan group, are affiliates.

                                      S-13

                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor, originator and mortgage loan seller,
                                 Bear Stearns Commercial Mortgage Securities
                                 Inc., the depositor, and Bear, Stearns & Co.
                                 Inc., one of the underwriters, are affiliates.

                                 Wells Fargo Bank, National Association, a
                                 sponsor, originator and mortgage loan seller,
                                 is also one of the master servicers, the
                                 certificate administrator, the tax
                                 administrator and the certificate registrar
                                 with respect to the mortgage loans and the
                                 trust fund.

                                 Principal Commercial Funding II, LLC, a sponsor
                                 and mortgage loan seller, Principal Commercial
                                 Funding, LLC, a sponsor, originator and
                                 mortgage loan seller and Principal Global
                                 Investors, LLC, the primary servicer with
                                 respect to those mortgage loans sold to the
                                 trust fund by Principal Commercial Funding II,
                                 LLC and Principal Commercial Funding, LLC, are
                                 affiliates.

                                 Nationwide Life Insurance Company, a sponsor,
                                 originator and mortgage loan seller, is also
                                 the primary servicer with respect to those
                                 mortgage loans sold to the trust fund by
                                 Nationwide Life Insurance Company.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" and
                                 "--Affiliations and Certain Relationships Among
                                 Transaction Parties" in this prospectus
                                 supplement.

SERIES 2006-PWR12 CONTROLLING
   CLASS REPRESENTATIVE.......   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                 o    replace the applicable special servicer,
                                      and

                                 o    direct the applicable special servicer
                                      with respect to various special servicing
                                      matters as to the pooled mortgage loans
                                      for which it is the applicable special
                                      servicer.

                                 Notwithstanding the foregoing, the series
                                 2006-PWR12 controlling class representative
                                 will generally not have those rights with
                                 respect to the 1675 Broadway loan group, unless
                                 a 1675 Broadway Change of Control Event exists
                                 with respect to that loan group, or with
                                 respect to the Tuscany Plaza loan group, unless
                                 a Tuscany Plaza Change of Control Event exists
                                 with respect to that loan group. See "Servicing
                                 of the Mortgage Loans Under the Series
                                 2006-PWR12 Pooling and Servicing Agreement--The
                                 Series 2006-PWR12 Controlling Class
                                 Representative" and "Description of the
                                 Mortgage Pool--Subordinate and/or Other
                                 Financing--Split Loan Structures--The 1675
                                 Broadway

                                      S-14

                                 Loan Group" and "--The Tuscany Plaza Loan
                                 Group" in this prospectus supplement.

                                 It is expected that ARCap REIT, Inc. will be
                                 the initial representative of the series
                                 2006-PWR12 controlling class.

OTHER NOTEHOLDERS.............   Each of the pooled mortgage loans secured by
                                 the mortgaged properties identified on Appendix
                                 B to this prospectus supplement as 1675
                                 Broadway and Tuscany Plaza are part of a split
                                 loan structure that includes both a pooled
                                 mortgage loan and one or more non-pooled
                                 mortgage loans that in each case is subordinate
                                 to the related pooled mortgage loan. Each of
                                 those loan groups will be principally serviced
                                 and administered under the series 2006-PWR12
                                 pooling and servicing agreement. In connection
                                 with the 1675 Broadway loan group and the
                                 Tuscany Plaza loan group, the holder of the
                                 related non-pooled mortgage loan (or a
                                 representative on its behalf), will have one or
                                 more of the following: various approval and/or
                                 consultation rights with respect to material
                                 servicing decisions, rights to appoint or
                                 replace the party that performs special
                                 servicing duties, rights to cure defaults
                                 and/or options to purchase the related pooled
                                 mortgage loan if the loans in that group become
                                 defaulted. See "Description of the Mortgage
                                 Pool--Certain Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures" and "Servicing of the Mortgage
                                 Loans Under the Series 2006-PWR12 Pooling and
                                 Servicing Agreement--Trust-Serviced Non-Pooled
                                 Noteholder of the 1675 Broadway Loan Group" and
                                 "--Trust-Serviced Non-Pooled Noteholder of the
                                 Tuscany Plaza Loan Group" in this prospectus
                                 supplement for more information with respect to
                                 these rights. The table below shows the
                                 mortgage loans that have split loan structures:

                                                                                                        PRIORITY OF
                                                                               ORIGINAL AGGREGATE       NON-POOLED
                % OF INITIAL   % OF INITIAL  % OF INITIAL     CUT-OFF DATE    PRINCIPAL BALANCE OF     MORTGAGE LOAN
               MORTGAGE POOL   LOAN GROUP 1  LOAN GROUP 2  BALANCE OF POOLED   NON-POOLED MORTGAGE  RELATIVE TO POOLED
MORTGAGE LOAN     BALANCE         BALANCE       BALANCE      MORTGAGE LOAN           LOAN(S)           MORTGAGE LOAN
-------------  -------------   ------------  ------------  -----------------  --------------------  ------------------

1675 Broadway       7.5%            8.2%          N/A         $155,000,000          $25,000,000        Subordinate
Tuscany Plaza       1.3%            1.4%          N/A         $ 27,000,000          $ 3,375,000        Subordinate

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 June 2006 (or, in the case of any mortgage loan
                                 that has its first due date after June 2006,
                                 the later of the date of origination of that
                                 pooled mortgage loan and the date that would
                                 have been its due date in June 2006 under the
                                 terms of that mortgage loan if a monthly
                                 payment were scheduled to be due in that
                                 month). All payments and collections received
                                 on the pooled mortgage loans after their
                                 respective cut-off dates will belong to the
                                 trust fund, except that

                                      S-15

                                 any payments or collections that represent
                                 amounts due on or before that date will be
                                 excluded.

ISSUE DATE....................   The date of initial issuance for the series
                                 2006-PWR12 certificates will be on or about
                                 June 21, 2006.

DETERMINATION DATE............   The monthly cut-off for information regarding
                                 the pooled mortgage loans that must be reported
                                 to the holders of the series 2006-PWR12
                                 certificates on any distribution date will be
                                 the close of business on the determination date
                                 in the same calendar month as that distribution
                                 date. In any given calendar month, the
                                 determination date will be the fifth business
                                 day prior to the related distribution date.

DISTRIBUTION DATE/DISTRIBUTION
   FREQUENCY..................   Distributions on the series 2006-PWR12
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in July 2006.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2006-PWR12 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2006-PWR12 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin as of the
                                      respective cut-off dates for the mortgage
                                      loans, and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to

                                      S-16

                                 repay in full on its anticipated repayment
                                 date. The actual final distribution date for
                                 any class of offered certificates may be
                                 earlier or later (and could be substantially
                                 later) than the assumed final distribution date
                                 for that class.

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1       March 2011
                                  A-2        June 2011
                                  A-3       April 2013
                                  A-AB     December 2015
                                  A-4       April 2016
                                  A-1A       May 2016
                                  A-M        May 2016
                                  A-J        June 2016

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in September 2038.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 25 classes of the
                                 series 2006-PWR12 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,079,030,155. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the series 2006-PWR12 certificates (other than
                                 the class R and V certificates) will be offered
                                 separately in a private offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J certificates. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL
   BALANCES AND CERTIFICATE
   NOTIONAL AMOUNTS...........   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates will be the series 2006-PWR12
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2006-PWR12
                                 principal balance certificates. The table

                                      S-17

                                 appearing under the caption "--Overview of the
                                 Series 2006-PWR12 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2006-PWR12
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2006-PWR12 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                 certificates outstanding from time to time. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR12 Certificates" above
                                 identifies the approximate total notional
                                 amount of the class X certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 notional amount of the class X certificates
                                 will be reduced on each distribution date by
                                 the amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, any class of series 2006-PWR12
                                 principal balance certificates on that
                                 distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X,
                                 A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
                                 and P certificates will be the series
                                 2006-PWR12 certificates that bear interest and
                                 are sometimes referred to as the series
                                 2006-PWR12 interest-bearing certificates. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR12 Certificates" above
                                 provides the indicated information regarding
                                 the pass-through rate at which each of those
                                 classes of the series 2006-PWR12 certificates
                                 will accrue interest.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate".

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    loan group 1 consisting of 185 pooled
                                      mortgage loans, representing 90.6% of the
                                      initial mortgage pool balance, and

                                      S-18

                                 o    loan group 2 consisting of 28 pooled
                                      mortgage loans, representing 9.4% of the
                                      initial mortgage pool balance. Loan group
                                      2 will consist of 92.9% of the initial
                                      mortgage pool balance of all the pooled
                                      mortgage loans secured by multifamily or
                                      manufactured housing community properties.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2006-PWR12 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M
                                 certificates; third, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal distributions among the
                                 class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates is described under
                                 "--Distributions of Principal" below. The class
                                 X certificates do not have principal balances
                                 and do not entitle their holders to
                                 distributions of principal.

                                 In general, the funds available for
                                 distribution to certificateholders on each
                                 distribution date will be net of all forms of
                                 compensations payable to the parties to the
                                 pooling and servicing agreement, reimbursements
                                 of servicing advances, P&I advances, interest
                                 on those advances and indemnification expenses.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" and "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2006-PWR12 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                 o    the pass-through rate for that class and
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2006-PWR12 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will

                                      S-19

                                 be entitled to receive your proportionate share
                                 of all unpaid distributable interest accrued
                                 with respect to your class of offered
                                 certificates through the end of the related
                                 interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-AB and A-4 certificates, on a pro rata
                                      basis in accordance with their respective
                                      interest entitlements, from available
                                      funds attributable to loan group 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group 2; and

                                 o    in the case of the class X certificates,
                                      from available funds attributable to loan
                                      group 1 and loan group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                 o    available funds,

                                 o    the distribution priorities described
                                      under "--General" above, and

                                 o    the reductions of principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                 o    no distributions of principal will be made
                                      to the holders of the class B, C, D, E, F,
                                      G, H, J, K, L, M, N, O and P certificates
                                      until, in the case of each of those
                                      classes, the total principal balance of
                                      all classes of offered certificates with
                                      principal balances is reduced to zero;

                                      S-20

                                 o    no distributions of principal will be made
                                      to the holders of the class A-M and A-J
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of series
                                      2006-PWR12 certificates is reduced to
                                      zero;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1A certificates
                                      will be made only from the portion of the
                                      total distributable principal funds
                                      attributable to loan group 2 plus, only
                                      after the total principal balance of the
                                      class A-1, A-2, A-3, A-AB and A-4
                                      certificates has been reduced to zero (if
                                      the class A-1A certificate are still
                                      outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 1;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1, A-2, A-3, A-AB
                                      and A-4 certificates collectively will be
                                      made only from the portion of the total
                                      distributable funds attributable to loan
                                      group 1 plus, only after the principal
                                      balance of the class A-1A certificates is
                                      reduced to zero (if any of the class A-1,
                                      A-2, A-3, A-AB and/or A-4 certificates are
                                      still outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 2; and

                                 o    except as described in the paragraph
                                      following these bullets, no distributions
                                      of principal will be made with respect to
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-AB certificates is reduced to
                                      zero; no distributions of principal will
                                      be made with respect to the class A-1, A-2
                                      or A-3 certificates on any distribution
                                      date until the total principal balance of
                                      the class A-AB certificates is reduced to
                                      the scheduled principal balance for that
                                      distribution date set forth on Schedule II
                                      to this prospectus supplement; no
                                      additional distributions of principal will
                                      be made with respect to the class A-AB
                                      certificates until the total principal
                                      balance of the class A-1, A-2 and A-3
                                      certificates is reduced to zero; no
                                      distributions of principal will be made
                                      with respect to the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero; and no distributions of principal
                                      will be made with respect to the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero, all as described in this
                                      prospectus supplement under "Description
                                      of the Offered Certificates --
                                      Distributions -- Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-M, A-J, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P certificates could
                                 be reduced to zero at a time when two or more
                                 of the class A-1, A-2, A-3, A-AB, A-4 and/or
                                 A-1A certificates remain outstanding. Under
                                 those circumstances, any distributions of
                                 principal on the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates will be made on a pro
                                 rata basis (in accordance with their respective
                                 total

                                      S-21

                                 principal balances immediately prior to that
                                 distribution date) from remaining available
                                 funds (after interest distributions on the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates) attributable to the entire
                                 mortgage pool without regard to loan group.

                                 The total distributions of principal to be made
                                 on the series 2006-PWR12 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in cases involving
                                      balloon loans that remain unpaid after
                                      their stated maturity dates and mortgage
                                      loans as to which the related mortgaged
                                      properties have been acquired on behalf of
                                      (or partially on behalf of) the trust
                                      fund, deemed due, on the pooled mortgage
                                      loans during the same calendar month in
                                      which the subject distribution date
                                      occurs, which payments are either received
                                      as of the end of the related collection
                                      period or advanced by the applicable
                                      master servicer or the trustee, as
                                      applicable, and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      pooled mortgage loans that are received
                                      during the related collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT
   PREMIUMS...................   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the

                                      S-22

                                 proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
                                 D, E, F, G and/or H certificates, then entitled
                                 to receive distributions of principal. See
                                 "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2006-PWR12
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2006-PWR12 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2006-PWR12 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make. Any
                                 party that makes a debt service advance will be
                                 entitled to be reimbursed for that advance,
                                 together with interest at the prime lending
                                 rate described more fully in this prospectus
                                 supplement. However, interest will commence
                                 accruing on any monthly debt service advance
                                 made in respect of a scheduled monthly debt
                                 service payment only on the date on which any
                                 applicable grace period for that payment
                                 expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any debt service advance that
                                 it or the applicable special servicer
                                 determines, in its reasonable good faith
                                 judgment, will not be recoverable (together
                                 with interest on the advance) from proceeds of
                                 the related mortgage loan. Absent bad faith,
                                 the determination by any authorized person that
                                 a debt service advance

                                      S-23

                                 constitutes a nonrecoverable advance as
                                 described above will be conclusive and binding.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2006-PWR12 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR12 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2006-PWR12 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2006-PWR12 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2006-PWR12 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS.....   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                 o    All numerical information provided with
                                      respect to the pooled mortgage loans is
                                      provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the pooled
                                      mortgage loans, references to the initial
                                      loan group 1 balance mean the aggregate
                                      cut-off date principal balance of the
                                      pooled mortgage loans in

                                      S-24

                                      loan group 1 and references to the initial
                                      loan group 2 balance mean the aggregate
                                      cut-off date principal balance of the
                                      pooled mortgage loans in loan group 2.

                                 o    All weighted average information provided
                                      with respect to the pooled mortgage loans
                                      or any sub-group of pooled mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      pooled mortgage loans to the trust fund.

                                 o    With respect to pooled mortgage loans that
                                      have one or more related non-pooled
                                      mortgage loans, we generally present
                                      loan-to-value ratios, debt service
                                      coverage ratios and loan per net rentable
                                      square foot or unit, as applicable, in
                                      this prospectus supplement in a manner
                                      that reflects the applicable pooled
                                      mortgage loan without regard to any
                                      related non-pooled subordinate loan(s).

                                 o    Some of the pooled mortgage loans are part
                                      of a group of pooled mortgage loans that
                                      are cross-collateralized and
                                      cross-defaulted with each other. In
                                      general, when a pooled mortgage loan is
                                      cross-collateralized and cross-defaulted
                                      with one or more other pooled mortgage
                                      loans, we present the information
                                      regarding those pooled mortgage loans as
                                      if each of them was secured only by the
                                      related mortgaged properties identified on
                                      Appendix B to this prospectus supplement,
                                      except that loan-to-value ratio, debt
                                      service coverage ratio and loan per unit
                                      or square foot information is presented
                                      for a cross-collateralized group on an
                                      aggregate basis in the manner described in
                                      this prospectus supplement. None of the
                                      mortgage loans in the trust fund will be
                                      cross-collateralized with any mortgage
                                      loan that is not in the trust fund (except
                                      as described in this prospectus supplement
                                      with respect to the pooled mortgage loans
                                      secured by the mortgaged properties
                                      respectively identified on Appendix B as
                                      1675 Broadway and Tuscany Plaza).

                                 o    The information for mortgage loans secured
                                      by more than one mortgaged property in
                                      this prospectus supplement is generally
                                      based on allocated loan amounts as stated
                                      in Appendix A when information is
                                      presented relating to mortgaged properties
                                      and not mortgage loans.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be two hundred
                                 thirteen (213) mortgage loans with an aggregate
                                 principal balance as of the cut-off date of
                                 approximately $2,079,030,155. It is possible
                                 that the aggregate mortgage loan balance will
                                 vary by up to 5% on the closing date. As of the
                                 cut-off date, the principal balance of the
                                 pooled mortgage loans ranged from approximately
                                 $800,000 to approximately $156,500,000 and the
                                 mortgage loans had an approximate average
                                 balance of $9,760,705.

C. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

                                      S-25

                                                                 NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                                 MORTGAGED     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                      ENCUMBERED INTEREST       PROPERTIES   POOL BALANCE      BALANCE        BALANCE
                                 ----------------------------   ----------   ------------   ------------   ------------

                                 Fee(1) .....................       228          90.2%          89.2%          100%
                                 Leasehold ..................         7           9.6%          10.6%          0.0%
                                 Fee in part and leasehold in
                                    part ....................         1           0.2%           0.2%          0.0%

                                 ----------
                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests or
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage.

D. PROPERTY TYPES ............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                 NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                                 MORTGAGED     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                        PROPERTY TYPES          PROPERTIES   POOL BALANCE      BALANCE        BALANCE
                                 ----------------------------   ----------   ------------   ------------   ------------

                                 Retail .....................        90          40.8%          45.0%           0.0%
                                 Office .....................        41          25.0%          27.6%           0.0%
                                 Industrial .................        38          11.9%          13.1%           0.0%
                                 Multifamily ................        28           9.2%           0.4%          94.1%
                                 Hospitality ................        24           8.1%           8.9%           0.0%
                                 Mixed Use ..................         6           2.2%           2.5%           0.0%
                                 Other ......................         1           1.0%           1.1%           0.0%
                                 Self Storage ...............         6           0.9%           1.0%           0.0%
                                 Manufactured Housing
                                    Community ...............         2           0.9%           0.4%           5.9%

E. STATE CONCENTRATIONS ......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                      S-26

                                                                 NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                                 MORTGAGED     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                         STATE/REGION           PROPERTIES   POOL BALANCE      BALANCE        BALANCE
                                 ----------------------------   ----------   ------------   ------------   ------------

                                 California..................        48          14.7%          14.8%          13.8%
                                    Southern CA..............        30          10.0%          10.6%           4.1%
                                    Northern CA..............        18           4.7%           4.2%           9.7%
                                 New York....................        11          14.4%          15.5%           3.4%
                                 Michigan....................         4           8.3%           9.0%           0.7%
                                 Ohio........................        18           7.2%           7.2%           6.7%
                                 Texas.......................        21           6.2%           4.8%          20.0%

                                 ----------
                                 The remaining mortgaged properties are located
                                 throughout thirty four (34) other states and
                                 the United States Virgin Islands. No more than
                                 5% of the initial mortgage pool balance is
                                 secured by mortgaged properties located in any
                                 of those other jurisdictions. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN
   FEATURES ..................   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan has been thirty days
                                      or more past due in the past year.

                                 o    Twenty one (21) groups of mortgage loans
                                      were made to the same borrower or to
                                      borrowers that are affiliated with one
                                      another through partial or complete direct
                                      or indirect common ownership. The five (5)
                                      largest groups represent 3.1%, 2.4%, 1.6%,
                                      1.5% and 1.5%, respectively, of the
                                      initial outstanding pool balance. See
                                      Appendix B to this prospectus supplement.

                                 o    Forty (40) mortgaged properties, securing
                                      mortgage loans representing 11.0% of the
                                      initial outstanding pool balance, are each
                                      100% leased to a single tenant.

                                 o    The mortgage interest rate for each pooled
                                      mortgage loan is fixed for the remaining
                                      term of the loan, except for (i) increases
                                      resulting from the application of default
                                      interest rate following a default, (ii) in
                                      the case of a loan with an anticipated
                                      repayment date, any increase described
                                      below that may occur if the loan is not
                                      repaid by the anticipated repayment date
                                      and (iii) changes that result from any
                                      other loan-specific provisions that are
                                      described on the "Footnotes to Appendix B
                                      and C" in this prospectus supplement.

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less

                                      S-27

                                      amortization of the principal balance
                                      during the term of these mortgage loans,
                                      resulting in a higher final payment on
                                      these mortgage loans.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for such loan).

G. BALLOON LOANS/ARD LOANS ...   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    All of the pooled mortgage loans are
                                      balloon mortgage loans. For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date or if it is an
                                      ARD loan. See Schedule I to this
                                      prospectus supplement for the amortization
                                      schedule for the pooled mortgage loan
                                      secured by the mortgaged property
                                      identified on Appendix B to this
                                      prospectus supplement as American Business
                                      Center, which is a balloon loan with a
                                      nonstandard amortization schedule.

                                 o    Twenty nine (29) pooled mortgage loans,
                                      representing 13.6% of the initial mortgage
                                      pool balance (representing 15.0% of the
                                      initial loan group 1 balance), are "ARD"
                                      or "hyperamortizing" mortgage loans that
                                      provide material incentives to, but do not
                                      require, the related borrower to pay the
                                      mortgage loan in full by a specified
                                      "anticipated repayment date" prior to the
                                      stated maturity date. Those incentives
                                      include an increase in the mortgage rate
                                      and/or principal amortization at or
                                      following the anticipated repayment date.
                                      Because of the incentives, we consider the
                                      ARD loans to be balloon loans also.

H. INTEREST-ONLY LOANS .......   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Seventy five (75) pooled mortgage loans,
                                      representing 59.8% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of sixty seven (67) pooled
                                      mortgage loans in loan group 1,
                                      representing 62.2% of the initial loan
                                      group 1 balance, and eight (8) pooled
                                      mortgage loans in loan group 2,
                                      representing 36.4% of the initial loan
                                      group 2 balance), provide for initial
                                      interest-only periods that expire 4 to 60
                                      months following their respective
                                      origination dates.

                                 o    Fifteen (15) pooled mortgage loans,
                                      representing 8.4% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 12 pooled mortgage loans in
                                      loan group 1, representing 8.8% of the
                                      initial loan group 1 balance, and 3 pooled
                                      mortgage loans in loan group 2,
                                      representing 4.7% of the initial loan
                                      group 2 balance), provide for no
                                      amortization and for interest-only
                                      payments for their entire term to maturity
                                      or ARD.

                                      S-28

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...............   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                 o    One hundred and thirty eight (138) pooled
                                      mortgage loans, representing 63.1% of the
                                      initial mortgage pool balance (which
                                      pooled mortgage loans consist of 119
                                      pooled mortgage loans in loan group 1,
                                      representing 61.3% of the initial loan
                                      group 1 balance, and 19 pooled mortgage
                                      loans in loan group 2, representing 80.2%
                                      of the initial loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage loan documents
                                      (which may be the maturity date), which
                                      period is referred to in this prospectus
                                      supplement as a lock-out period, but
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of issuance of the
                                      series 2006-PWR12 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of all or a portion
                                      of the mortgaged property from the lien of
                                      the mortgage.

                                 o    Forty three (43) pooled mortgage loans,
                                      representing 27.4% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 36 pooled mortgage loans in
                                      loan group 1, representing 28.7% of the
                                      initial loan group 1 balance, and 7 pooled
                                      mortgage loans in loan group 2,
                                      representing 15.4% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for prepayment premiums or yield
                                      maintenance charges calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    Twenty five (25) pooled mortgage loans,
                                      representing 5.5% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 23 pooled mortgage loans in
                                      loan group 1, representing 5.6% of the
                                      initial loan group 1 balance, and 2 pooled
                                      mortgage loans in loan group 2,
                                      representing 4.4% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid, and
                                      also permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      series 2006-PWR12 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Two (2) pooled mortgage loans,
                                      representing 1.9% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      represent 2.1% of the initial loan group 1
                                      balance), permit prepayment at any time
                                      with the payment of a prepayment premium
                                      or yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                      S-29

                                 o    One (1) pooled mortgage loan, representing
                                      1.0% of the initial mortgage pool balance
                                      (which pooled mortgage loan represents
                                      1.1% of the initial loan group 1 balance),
                                      permits prepayment in whole or in part at
                                      any time during the first two years
                                      following the date of issuance of the
                                      series 2006-PWR12 certificates with the
                                      payment of a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid, and
                                      thereafter, only permits the related
                                      borrower to defease the pooled mortgage
                                      loan by pledging certain government
                                      securities and obtaining the release of
                                      the mortgaged property from the lien of
                                      the mortgage.

                                 o    Two (2) pooled mortgage loans,
                                      representing 0.8% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      represent 0.9% of the initial loan group 1
                                      balance) are cross-collateralized with
                                      each other but have different restrictions
                                      on prepayment, and one of those pooled
                                      mortgage loans, representing 0.5% of the
                                      initial mortgage pool balance (and 0.6% of
                                      the initial loan group 1 balance)
                                      prohibits voluntary principal prepayments
                                      during a lock-out period but permits the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of issuance of the series 2006-PWR12
                                      certificates, to defease that pooled
                                      mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage, and the other pooled
                                      mortgage loan, representing 0.3% of the
                                      initial mortgage pool balance (and 0.3% of
                                      the initial loan group 1 balance), permits
                                      prepayment at any time with the payment of
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid.

                                 o    Two (2) pooled mortgage loans,
                                      representing 0.3% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      represent 0.3% of the initial loan group 1
                                      balance), which are cross-collateralized,
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period, the borrower may
                                      prepay one of these loans (but not the
                                      other) in full -- without the payment of a
                                      prepayment premium or yield maintenance
                                      charge, provided that certain debt service
                                      coverage ratio and loan-to-value ratio
                                      tests are satisfied -- and may prepay the
                                      other of these loans in full with the
                                      payment of a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid.

                                 Notwithstanding the foregoing, the mortgage
                                 loans generally provide for an open period of
                                 one (1) to seven (7) months prior to and
                                 including the maturity date or anticipated
                                 repayment date in which the related borrower
                                 may prepay the mortgage loan without premium or
                                 defeasance requirements.

                                      S-30

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Cross-Collateralized Mortgage Loans and
                                 Multi-Property Mortgage Loans; Mortgage Loans
                                 with Affiliated Borrowers" and "--Voluntary
                                 Prepayment and Defeasance Provisions" in this
                                 prospectus supplement.

J.   GENERAL CHARACTERISTICS..   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                                          MORTGAGE
                                                            POOL             LOAN GROUP 1        LOAN GROUP 2
                                                       --------------       --------------       ------------

Initial aggregate cut-off date principal balance
   (+/-5%)...........................................  $2,079,030,155       $1,884,359,127       $194,671,028
Number of pooled mortgage loans......................             213                  185                 28
Number of mortgaged properties.......................             236                  208                 28
Largest cut-off date principal balance...............  $  156,500,000       $  156,500,000       $ 32,934,213
Smallest cut-off date principal balance..............  $      800,000       $      800,000       $  1,140,000
Average cut-off date principal balance...............  $    9,760,705       $   10,185,725       $  6,952,537
Highest mortgage interest rate.......................          6.6600%              6.6600%            6.4510%
Lowest mortgage interest rate........................          4.8500%              4.8500%            5.3880%
Weighted average mortgage interest rate..............          5.7886%              5.7959%            5.7177%
Longest original term to maturity or anticipated
   repayment date....................................         124 mos.             124 mos.           120 mos.
Shortest original term to maturity or anticipated
   repayment date....................................          60 mos.              60 mos.            60 mos.
Weighted average original term to maturity or
   anticipated repayment date........................         115 mos.             115 mos.           114 mos.
Longest remaining term to maturity or anticipated
   repayment date....................................         123 mos.             123 mos.           119 mos.
Shortest remaining term to maturity or anticipated
   repayment date....................................          55 mos.              55 mos.            58 mos.
Weighted average remaining term to maturity or
   anticipated repayment date........................         113 mos.             113 mos.           113 mos.
Highest debt service coverage ratio, based on
   underwritten net cash flow*.......................            2.88x                2.34x              2.88x
Lowest debt service coverage ratio, based on
   underwritten net cash flow*.......................            1.11x                1.15x              1.11x
Weighted average debt service coverage ratio, based
   on underwritten net cash flow*....................            1.54x                1.55x              1.40x

                                      S-31

                                                          MORTGAGE
                                                            POOL             LOAN GROUP 1        LOAN GROUP 2
                                                       --------------       --------------       ------------

Highest debt service coverage ratio (after IO
   period), based on underwritten net cash flow*.....            2.88x                2.34x              2.88x
Lowest debt service coverage ratio (after IO
   period), based on underwritten net cash flow*.....            1.10x                1.10x              1.11x
Weighted average debt service coverage ratio (after
   IO period), based on underwritten net cash flow*..            1.38x                1.39x              1.31x
Highest cut-off date loan-to-value ratio*............            80.3%                80.3%              79.9%
Lowest cut-off date loan-to-value ratio*.............            36.8%                38.1%              36.8%
Weighted average cut-off date loan-to-value ratio*...            68.7%                68.6%              69.5%

----------
*    In the case of the pooled mortgage loans that are secured by mortgaged properties that also secure a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio
     (based on underwritten net cash flow) of the mortgage pool would be 2.88x,
     1.11x and 1.52x, respectively, of loan group 1 would be 2.34x, 1.14x and
     1.53x, respectively, and of loan group 2 would be 2.88x, 1.11x and 1.40x, respectively. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 2.88x, 0.97x and
     1.36x, respectively, of loan group 1 would be 2.34x, 0.97x and 1.37x, respectively, and of loan group 2 would be 2.88x, 1.11x and 1.31x, respectively. For purposes of the calculation of the debt service coverage ratios presented in this footnote for the Tuscany Plaza Non-Pooled
     Subordinate Loan, which bears interest from time to time at an annual rate equal to LIBOR plus 4.00% (subject to a floor interest rate equal to 7.50%
     per annum), we assumed that LIBOR is equal to 5.15% per annum at all times.
     Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 80.3%,
     36.8% and 69.1%, respectively, of loan group 1 would be 80.3%, 38.1% and
     69.1%, respectively, and of loan group 2 would be 79.9%, 36.8% and 69.5%, respectively.

K.   REMOVAL OF LOANS FROM
     THE TRUST FUND...........   One or more of the pooled mortgage loans may be
                                 removed from the trust fund pursuant to the
                                 purchase rights and obligations described
                                 below.

     1.   SELLER REPURCHASE
          AND SUBSTITUTION       Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it. If a mortgage
                                 loan seller discovers or has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "The Mortgage Pool--Representations and
                                 Warranties" in this prospectus

                                      S-32

                                 supplement, then that mortgage loan seller will
                                 be required to either cure the breach or
                                 defect, repurchase the affected mortgage loan
                                 from the trust fund or substitute the affected
                                 mortgage loan with another mortgage loan. If
                                 the related mortgage loan seller decides to
                                 repurchase the affected mortgage loan, the
                                 repurchase would have the same effect on the
                                 offered certificates as a prepayment in full of
                                 such mortgage loan, except that the purchase
                                 will not be accompanied by any prepayment
                                 premium or yield maintenance charge.

     2.   FAIR VALUE
          PURCHASE OPTION        Pursuant to the pooling and servicing
                                 agreement, the series 2006-PWR12 controlling
                                 class representative or the applicable special
                                 servicer, in that order, has the option to
                                 purchase from the trust any defaulted pooled
                                 mortgage loan that, among other conditions, is
                                 delinquent 120 days or more with respect to any
                                 balloon payment or 60 days or more with respect
                                 to any other monthly payment. The applicable
                                 purchase price will be equal to the fair value
                                 of the pooled mortgage loan as determined by
                                 the applicable special servicer for such
                                 mortgage loan, subject to verification by the
                                 trustee if the special servicer is the
                                 purchaser.

     3.   OTHER DEFAULTED LOAN
          PURCHASE OPTIONS       Pursuant to the related intercreditor
                                 agreements, the holder of a subordinate
                                 non-pooled mortgage loan that is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan, or the holder of a mezzanine
                                 loan incurred by the owners of a borrower may
                                 have an option to purchase the related pooled
                                 mortgage loan from the trust fund following a
                                 material default. The applicable purchase price
                                 is generally not less than the sum of the
                                 outstanding principal balance of the pooled
                                 mortgage loan together with accrued and unpaid
                                 interest, outstanding servicing advances and
                                 certain other costs or expenses. The purchase
                                 price will generally not include any prepayment
                                 premium or yield maintenance charge.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                      S-33

                                 We anticipate that the class __, __, __ and
                                 certificates will be treated as having been
                                 issued with more than a de minimis amount of
                                 original issue discount, that the class __, __,
                                 __, __, and __ certificates will be treated as
                                 having been issued with a de minimis amount of
                                 original issue discount and that the class __,
                                 __, and __ certificates will be issued at a
                                 premium. When determining the rate of accrual
                                 of original issue discount and market discount
                                 and the amortization of premium, for federal
                                 income tax purposes, the prepayment assumption
                                 will be that, subsequent to the date of any
                                 determination--

                                 o    the pooled mortgage loans with anticipated
                                      repayment dates will, in each case, be
                                      paid in full on that date,

                                 o    no pooled mortgage loan will otherwise be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of the maturity
                                      of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2006-PWR12

                                      S-34

                                 Certificates" above are those of Moody's, Inc.
                                 and Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc., respectively. It
                                 is a condition to their issuance that the
                                 respective classes of offered certificates
                                 receive credit ratings no lower than those
                                 shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                      S-35

                                  RISK FACTORS

          You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

          If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

          If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

          When making an investment decision, you should consider, among other things--

          o    the distribution priorities of the respective classes of the series 2006-PWR12 certificates,

          o    the order in which the principal balances of the respective classes of the series 2006-PWR12 certificates with principal balances will be reduced in connection with losses and
               default-related shortfalls, and

          o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

          The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

          The yield on your offered certificates will depend on, among other things--

          o    the price you paid for your offered certificates, and

                                      S-36

          o    the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          o    the pass-through rate for, and the other payment terms of, your offered certificates,

          o    the rate and timing of payments and other collections of
               principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or
               condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

          o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicers or the trustee for
               nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-PWR12 certificates, and

          o    servicing decisions with respect to the pooled mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

          The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

          In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had

                                      S-37

assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

          Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

          Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2006-PWR12 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

          As described in this prospectus supplement, various fees,
out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under
"Description of the Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

          Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2006-PWR12 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best

                                      S-38

interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to
(a) the express terms of the series 2006-PWR12 pooling and servicing agreement,
(b) any rights of the series 2006-PWR12 controlling class representative, and
(c) in the case of the 1675 Broadway pooled mortgage loan and the Tuscany Plaza pooled mortgage loan, the rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement--The Series 2006-PWR12 Controlling Class Representative" and
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool
--Subordinate and/or Other Financing--Split Loan Structures--The 1675 Broadway
Loan Group" and "--The Tuscany Plaza Loan Group" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2006-PWR12 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT
OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES
2006-PWR12 CERTIFICATES.

          A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2006-PWR12 certificates. The purchase of series 2006-PWR12 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2006-PWR12 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2006-PWR12 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2006-PWR12 certificates. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.
However, under the series 2006-PWR12 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

          Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2006-PWR12 certificates and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives who may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool--Subordinate and/or Other Financing--Split Loan Structures"
and "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2006-PWR12 controlling class representative will be an affiliate of the general special servicer. The initial holders of the 1675 Broadway non-pooled mortgage loan and the Tuscany Plaza non-pooled mortgage loan will be affiliated with each other and will be affiliates of the applicable sponsor, mortgage

                                      S-39

loan seller and originator, the applicable master servicer and the applicable special servicer of the related pooled mortgage loan.

          Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-PWR12 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

          In some circumstances, the holders of a specified percentage of the series 2006-PWR12 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2006-PWR12 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2006-PWR12 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

          There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

          Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates";
               and

          (2)  "Description of the Certificates--Book-Entry Registration and
               Definitive Certificates".

                                      S-40

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

          Mortgaged properties representing security for 40.8%, 25.0%, 11.9%,
9.2%, 8.1%, 2.2%, 1.0%, 0.9% and 0.9% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, industrial properties, multifamily properties, hospitality properties, mixed use properties, other properties, self storage properties and manufactured housing community properties, respectively. Loan group 1 consists of 185 pooled mortgage loans, representing 90.6% of the initial mortgage pool balance. Loan group 2 consists of 28 pooled mortgage loans, representing 9.4% of the initial mortgage pool balance. Loan group 2 will consist of 92.9% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

          (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

          The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

          Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

          The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. The mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

          The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the proximity and attractiveness of competing properties;

          o    the adequacy and effectiveness of the property's operations, management and maintenance;

          o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                      S-41

          o    a decline in the financial condition of a major tenant;

          o    an increase in vacancy rates; and

          o    a decline in rental rates as leases are renewed or entered into with new tenants.

          Other factors are more general in nature, such as:

          o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
               unemployment rates);

          o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

          o    demographic factors;

          o    decreases in consumer confidence;

          o    changes in prices for key commodities or products;

          o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

          o    retroactive changes in building codes.

          The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the level of tenant defaults;

          o    the ability to convert an unsuccessful property to an alternative use;

          o    new construction in the same market as the mortgaged property;

          o    rent control laws or other laws impacting operating costs;

          o    the number and diversity of tenants;

          o    the availability of trained labor necessary for tenant
               operations;

          o    the rate at which new rentals occur; and

          o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

          A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-42

          Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks.
For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

          Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

          (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

          (2)  the reputation, safety, convenience and attractiveness of the property to users;

          (3)  the quality and philosophy of management;

          (4)  management's ability to control membership growth and attrition;

          (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

          (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

          In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

          Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

          While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

          As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be

                                      S-43

misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

          The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

          The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full.
Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

          Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

          No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

          The effect of mortgage pool loan losses will be more severe:

          o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

          o    if the losses relate to loans that account for a
               disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

          The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on
Appendix B as Woodland Mall, which represents 7.5% of the initial mortgage pool balance (and 8.3% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 32.1% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                                      S-44

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

          The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

          Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

          o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

          o    the person:

               (1)  was insolvent at the time of the incurrence of the
                    obligation or transfer, or

               (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the
                    person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the
                    obligation or the transfer, or

               (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those
                    debts matured.

          Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

          o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

          o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

          We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

          In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

          The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including
California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action"
broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only

                                      S-45

permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

          Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

          o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

          o    zoning, land use or other restrictions also may prevent
               alternative uses.

          The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

          o    potential environmental legislation or liabilities or other legal liabilities;

          o    proximity and attractiveness of competing properties;

          o    new construction of competing properties in the same market;

          o    convertibility of a mortgaged property to an alternative use;

          o    the availability of refinancing; and

          o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

          A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Forty (40) of the mortgaged properties, representing security for 11.0% of the initial mortgage pool balance (and for 11.8% of the initial loan group 1 balance and
2.7% of the initial loan group 2 balance), are leased to single tenants.
Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

          o    the financial effect of the absence of rental income may be severe;

          o    more time may be required to re-lease the space; and

                                      S-46

          o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

          Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date, including the mortgaged property identified on Appendix B as 9 Finderne Avenue, which also has a parent in bankruptcy. See "--Tenant Bankruptcies May Adversely Affect the Income
Produced by the Mortgaged Properties and May Adversely Affect the Payments on
Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

          Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

          In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

          For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

          Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

          Mortgaged Properties Leased to Borrowers or Borrower Affiliated
Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

          In addition, certain properties may have significant tenants or groups of tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than

                                      S-47

80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
Certain properties may also have adjoining properties with "dark" spaces or
"dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

          In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. For example, the tenant at the mortgaged property identified as 9
Finderne Avenue has the ability to terminate its lease on the 5th anniversary of the lease. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

          If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

          Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Seventy five (75) of the mortgaged loans, representing security for 40.4% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial, other and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

          See Appendix A, Appendix B, Appendix C and Appendix D to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and
Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

                                      S-48

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

          Mortgaged properties located in California, New York, Michigan, Ohio and Texas represent security for 14.7%, 14.4%, 8.3%, 7.2% and 6.2%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards
(such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states and the
United States Virgin Islands generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --The Hurricanes of
2005" below, "Servicing of the Mortgage Loans Under the Series 2006-PWR12
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

          There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. For example, with respect to the pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as McCallum Highlands, which represents security for approximately 0.4% of the initial mortgage pool balance (and 4.7%
of the initial loan group 2 balance), the mortgaged property formerly secured a loan to a borrower affiliate that was the subject of a workout in 2005; that lender was repaid all principal and interest in full and the loan was performing when refinanced in 2006 by the related Mortgage Loan Seller. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

          If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

                                      S-49

          G-I Holdings, Inc., the parent of the single tenant at the mortgaged property identified on Appendix B to this prospectus supplement as 9 Finderne
Avenue, representing security for 0.6% of the initial mortgage pool balance (and
0.7% of the initial loan group 1 balance), has been in Chapter 11 proceedings since 2001. Additionally, major tenants at other mortgaged properties may have had prior bankruptcies or are currently in bankruptcy.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

          The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

          The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

          In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

          In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

          o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o    a responsible third party was identified as being responsible for the remediation; or

          o    the related originator of the pooled mortgage loan generally required the related borrower:

                                      S-50

               (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

               (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient
                    for effecting that investigation, plan and/or the
                    remediation; or

               (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

               (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

               (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                    environmental insurance) or provide an indemnity from an
                    individual or an entity.

          Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

          In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

          With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Stone Mountain Square, which represents security for approximately 1.5% of the initial pool balance (and 1.6% of the initial loan group 1 balance), the mortgaged property was historically used for dry cleaning operations. Based upon this historic use, soil and groundwater sampling was conducted and no contaminants were detected in the shallow soils, however, the groundwater sample taken was not determinative. The environmental report recommended that a groundwater sample be collected downgradient of the former dry cleaners at an estimated cost of $5,000. The environmental consultant has estimated that should groundwater or soil impact be detected, the cost to remediate the condition would likely be in the range of $100,000 to $300,000.

          With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Ardmore West Shopping Center, which represents security for approximately 1.0% of the initial pool balance (and 1.1% of the initial loan group 1 balance), a Phase I Environmental Site Assessment recommended that a Phase II Dry Cleaning Facility Environmental Screening be
performed to determine if soil had been impacted. As a mitigate, the borrower purchased a Pollution Legal Liability (PLL) environmental insurance policy with limits of liability of $10,500,000, and a $50,000 deductible. Although the policy excludes dry cleaning constituents from both soil and groundwater coverage (known conditions), a principal of the borrower has (i) guaranteed the full payment of all costs arising out of the existence of the dry cleaner, and
(ii) indemnified the lender against all losses related to the existence of the dry cleaner, in the aggregate amount of $500,000, which is in excess of three times the projected clean up costs.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bellevue
Plaza, which represents security for approximately 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the property securing the mortgage loan has documented soil and ground water impact from an on-site dry cleaning business. The mortgaged property has been enrolled in the
State of Tennessee Dry Cleaner Emergency Response Program ("Tennessee DCERP")
since 1997; the State of Tennessee pays for remediation at a property under
DCERP in an amount up to $200,000 per year. Although the environmental consultant has estimated that future costs of remediation will not exceed this amount, a pollution limited liability environmental impairment policy issued by
Indian Harbor Insurance Company was obtained with a policy limit of $2,500,000 and a $50,000 deductible. In addition, an upfront reserve of $50,000 was taken at origination to offset the deductible for a claim under this policy. The policy expires on February 13, 2016, prior to the maturity date, but a policy is required to be in place during the loan term;

                                      S-51

the policy limit may be adjusted during the seventh year of the loan term to be in the amount of the then estimated costs of the remediation, if the Tennessee
DCERP has not yet issued a "no further action" letter.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rialto Square
Shopping Center, which represents security for approximately 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the Phase
I environmental site assessment identified on-site soil contamniation arising from a dry cleaning operation at the property. In lieu of a Phase II environmental site assessment, the pooled mortgage loan seller required a recourse guaranty up to $2,000,000 from the loan's individual sponsors, which will terminate if and when the related borrower posts an environmental reserve in an amount equal to 125% of the estimated remediation work or obtains a no further action letter.

          In addition, certain properties may be undergoing ongoing monitoring in connection with past remediations or low levels of contaminations.

          Thirty (30) pooled mortgage loans, representing 5.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing 5.7% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 3.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

          We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

          o    future laws, ordinances or regulations will not impose any material environmental liability; or

          o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
               (such as underground storage tanks).

          Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

          Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                      S-52

          Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2006-PWR12 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

          As described in this prospectus supplement, all of the pooled mortgage loans are balloon mortgage loans, including 13.6% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

          o    the availability of, and competition for, credit for commercial properties;

          o    prevailing interest rates;

          o    the fair market value of the related mortgaged property;

          o    the borrower's equity in the related mortgaged property;

          o    the borrower's financial condition;

          o    the operating history and occupancy level of the mortgaged property;

          o    tax laws; and

          o    prevailing general and regional economic conditions.

          The availability of funds in the credit markets fluctuates over time.

          None of the mortgage loan sellers, any party to the series 2006-PWR12 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

          In the case of the mortgaged properties identified on Appendix B to this prospectus supplement as 1675 Broadway and Tuscany Plaza, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are subordinate in right of payment to the related pooled mortgage loan. In addition, the borrowers or their affiliates under the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 1675 Broadway and Tower at Erieview (which are among the ten largest pooled mortgage loans) and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the

                                      S-53

mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool -
Certain Characteristics of the Mortgage Pool -Subordinate and/or Other
Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

          Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

          In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

          Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

          Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

          Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                      S-54

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter the mortgage loan's repayment schedule.

          Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

          With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

          We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities.
Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf

                                      S-55

of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

          Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

          A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

          We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

          Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

          Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2006-PWR12 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

                                      S-56

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

          o    a title insurer will have the ability to pay title insurance claims made upon it;

          o    the title insurer will maintain its present financial strength;
               or

          o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

          Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

          In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

          Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the

                                      S-57

borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

          Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida, Louisiana, the United States Virgin
Islands and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods.
The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

          With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

          Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to

                                      S-58

cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

          After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the
Terrorism Risk Insurance Act of 2002, which was amended and extended by the
Terrorism Risk Insurance Extension Act of 2005, signed into law by President
Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005
requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $50 million from
April 2006 through December 2006 and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now
excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension
Act of 2005 will expire on December 31, 2007.

          The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism
Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

          In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

          As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

          Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2006-PWR12 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

          In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the

                                      S-59

related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any
rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

          In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-PWR12 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

          Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-60

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

          Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

          In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

          In the case of eight (8) mortgaged properties, with an aggregate allocated loan amount representing 9.8% of the initial mortgage pool balance
(and 10.8% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as 1675
Broadway, Titan-El Paso, 5399 Lauby Road Building, Sweetwater Square, Courtyard
Marriott Orlando, McMinnville Market Center, South Pointe Crossing and Canon
Plaza.

          Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

          Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

                                      S-61

          The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

          With respect to certain of the pooled mortgage loans, the related mortgaged property consists an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage
Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-PWR12 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

          The seventeen (17) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Southdale
Office Centre, Reserve at Woodbridge, Mattress Discounters, Wadsworth Boulevard
Marketplace, 940 N Central, 770 East El Camino Real, Micron Building, Lindale
Crossing, Radisson Hotel - Kenosha, Security Central Storage, North Ranch Plaza,
Hidden Lakes Center, The Broadway Center, Bonita Commerce Center, City Mattress
Center, Petaluma Industrial Buildings and 10223 Sepulveda Boulevard, which represent 2.1%, 0.9%, 0.6%, 0.6%, 0.5%, 0.4%, 0.4%, 0.3%, 0.3%, 0.2%, 0.2%,
0.2%, 0.2%, 0.2%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 7.2% of the initial loan group 1 balance and 9.2% of the initial loan group 2 balance), have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no

                                      S-62

assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

          The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

          The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

THERE MAY BE CHANGES IN THE TAX LAWS OF THE U.S. VIRGIN ISLANDS; NO GROSS-UP.

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Guinea Grove Apartments, representing 0.3% of the initial mortgage pool balance (and 2.7% of the initial loan group 2 balance), is secured by a property located in the United States
Virgin Islands ("USVI") and is an obligation of a borrower organized in the
USVI. USVI law currently provides an exemption from USVI withholding tax for
USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and this mortgage loan will not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to this pooled mortgage loans. In addition, in the event that the trust acquires the mortgaged property securing such pooled mortgage loan, the trust may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

          Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

                                      S-63

THE HURRICANES OF 2005.

          In August, September and October 2005, Hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the
Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern
United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

          See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TRANSACTION PARTIES

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2006-PWR12 (the "Trust").
The Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2006-PWR12 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2006-PWR12 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than

                                      S-64

investing of funds in the certificate account and other accounts maintained under the series 2006-PWR12 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2006-PWR12 pooling and servicing agreement may be amended as set forth under "Description of the Offered
Certificates--Amendment of the Series 2006-PWR12 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicers" and "Servicing of the Mortgage
Loans Under the Series 2006-PWR12 Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the series 2006-PWR12 pooling and servicing agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year.
The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

          The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust" is not possible.

THE DEPOSITOR

          Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to the cut-off date, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of approximately $19.0 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc.
will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i)
appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv)
indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or to contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting
Agreement to indemnify the Underwriters for certain securities law liabilities.

                                      S-65

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

          Overview

          Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 38.5% of the initial mortgage pool balance.

          PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

          PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through March 31, 2006, PMCC originated for securitization approximately 550 mortgage loans, having a total original principal amount of approximately $7.74 billion, which were assigned to PMCF, and approximately $5.74 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 17 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $5.74 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $5.44 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

          The property types most frequently securing mortgage loans originated by PMCC for securitization are office, retail, and multifamily properties.
However, PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas;
however, each securitization may include other states with significant concentrations.

          At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization, PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF, Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and (ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the IQ program and approximately $4.66 billion of mortgage loans under the
PWR program.

          Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and
PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

                                      S-66

          PMCC's Underwriting Standards

          General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

          Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

          Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

          The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

                                      S-67

          See Appendix B to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

          Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 20.3% of the initial mortgage pool balance. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and the depositor and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital
Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor. As of January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately
$5 billion of commercial mortgage loans through the PWR program.

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

                                      S-68

          BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

          Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

                                      S-69

PROPERTY TYPE                    RESERVE GUIDELINE
                                 -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

WELLS FARGO BANK, NATIONAL ASSOCIATION

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 20.3% of the initial mortgage pool balance.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

          Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and the
BSCMSI II Depositor act as depositor and the "HQ" and "LIFE" programs in which
Morgan Stanley Capital I Inc. acts as depositor.

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2005, Wells Fargo Bank originated approximately
2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                      S-70

          Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

          Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the

                                      S-71

borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

PRINCIPAL COMMERCIAL FUNDING II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent 10.2% of the initial mortgage pool balance.

          Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

          In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31,
2006, was approximately $7.8 billion. As of such date, these securitized loans included approximately 1,173 mortgage loans, all of which were fixed rate and which have been included in approximately 33 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

          Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

          Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate

                                      S-72

collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          ESCROW REQUIREMENTS. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

                                      S-73

PRINCIPAL COMMERCIAL FUNDING, LLC

          Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

          PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
5.7% of the initial mortgage pool balance.

          Principal Commercial Funding, LLC's Commercial Real Estate
Securitization Program

          PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and the
BSCMSI II Depositor act as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

          As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $7.8 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,173 mortgage loans, all of which were fixed rate, which have been included in approximately 33 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005,
PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

          Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

          Underwriting Standards

          Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-74

          The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals," "--Environmental Assessments,"
"--Property Condition Assessments," "--Seismic Review Process," and "--Zoning
and Building Code Compliance."

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. PCF's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          ESCROW REQUIREMENTS. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

NATIONWIDE LIFE INSURANCE COMPANY

          Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $117 billion

                                      S-75

(unaudited) as of March 31, 2006. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide Life
originated all of the mortgage loans it is selling to us, which represent 5.0%
of the initial mortgage pool balance.

          Nationwide Financial's real estate investment department originated approximately $2.9 billion in commercial mortgage loans in 2005, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages over $11.8 billion of mortgage loans for
Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by
Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-"
and "A+" from Moody's, S&P and A.M. Best, respectively.

          Nationwide Life's Commercial Real Estate Securitization Program

          Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

          As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.2 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 139 mortgage loans, all of which were fixed rate, which have been included in approximately 12 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $402 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

          Servicing

          Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

          Underwriting Standards

          Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf),

                                      S-76

visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

          Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

          Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

          Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE TRUSTEE

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2006-PWR12 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN
AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.
Since 1994, LaSalle has served as trustee on approximately 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions which it currently serves as trustee numbers 403 with an outstanding certificate balance of approximately $262.7 billion. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle.
The trustee's corporate trust office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services Group - Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through Certificates, Series 2006-PWR12, or at such other address as the trustee may designate from time to time.

                                      S-77

          Eligibility Requirements

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "P-1" by Moody's and "A-1" by S&P and whose long-term unsecured debt, is at all times rated not less than "Aa3" by Moody's and "A+" by
S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2006-PWR12 pooling and servicing agreement.

          Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the series 2006-PWR12 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2006-PWR12 pooling and servicing agreement or for investment of any such amounts. If no
Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2006-PWR12 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2006-PWR12 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series 2006-PWR12 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance.
The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the series 2006-PWR12 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-PWR12 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-PWR12 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12,
Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-PWR12 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

          Matters Regarding the Trustee

          The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR12 pooling and servicing agreement, the mortgage loans or the series 2006-PWR12 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from

                                      S-78

willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee's allocable overhead and
(iii) any cost or expense expressly required to be borne by the trustee.

          The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR12 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR12 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

          Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the series 2006-PWR12 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2006-PWR12 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2006-PWR12 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

          Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2006-PWR12 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2006-PWR12 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

          The Custodian

          LaSalle will also act as custodian under the series 2006-PWR12 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the

                                      S-79

pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2006-PWR12 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle and BSCMI are parties to a custodial agreement whereby
LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

          Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller. As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to __% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each

                                      S-80

pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

          Certificate Administrator

          Under the terms of the series 2006-PWR12 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and
Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997.
It has acted as certificate administrator with respect to more than 325 series of commercial mortgage-backed securities and, as of March 31, 2006, was acting as certificate administrator with respect to more than $260 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

          In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

          Certain information set forth in this prospectus supplement concerning the certificate administrator, tax administrator and certificate registrar has been provided by them.

          Matters Regarding the Certificate Administrator

          The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR12 pooling and servicing agreement, the mortgage loans or the series 2006-PWR12 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

          The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR12 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR12 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

          Wells Fargo Bank will be a master servicer under the series 2006-PWR12 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC, Principal Commercial Funding,
LLC and Nationwide Life Insurance

                                      S-81

Company to the depositor. The principal commercial mortgage servicing offices of
Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of March 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,493 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 8,151 loans securitized in approximately 84 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms_of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

          Certain of the duties of the master servicers and the provisions of the series 2006-PWR12 pooling and servicing agreement are set forth under
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under
"Description of the Agreements--Collection and Other Servicing Procedures" and
"--Certificate Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under
"Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2006-PWR12 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under "--Events of Default" and in the prospectus under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2006-PWR12 pooling and servicing agreement are described under "Description of the Agreements--Matters Regarding a Master
Servicer and the Depositor" in the prospectus and under "Servicing of the
Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing Agreement" in
this prospectus supplement.

          Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2006-PWR12 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2006-PWR12 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

                                      S-82

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning
Wells Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

          Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund (and as special servicer for the 1675 Broadway loan group and the
Tuscany Plaza loan group). PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential
Mortgage Capital Company, LLC, one of the originators. PAR is an affiliate of
Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E,
Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

          PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

          PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by
Moody's. There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans         2005              2004              2003
-------------------------   ---------------   ---------------   ---------------
           CMBS             $ 9,031,936,108   $ 6,820,173,095   $ 5,286,632,411
          Total             $46,502,629,927   $44,396,359,820   $35,642,879,817

          The information set forth in this prospectus supplement concerning PAR has been provided by it.

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of March 31, 2006, PGI was responsible for servicing approximately
2,820 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio

                                      S-83

loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the
United States.

          As of March 31, 2006, PGI was a primary servicer in approximately 36 commercial mortgage-backed securitization transactions, servicing approximately
1,230 loans with an aggregate outstanding principal balance of approximately
$7.8 billion.

          PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the related master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series 2006-PWR12 pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

NATIONWIDE LIFE INSURANCE COMPANY

          Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One
Nationwide Plaza, Columbus, Ohio 43215.

          Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

          As of March 31, 2006, Nationwide Life was responsible for servicing approximately 1,696 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $11.9 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

          As of March 31, 2006, Nationwide Life was a primary servicer in approximately 12 commercial mortgage-backed securitization transactions, servicing approximately 133 loans with an aggregate outstanding principal balance of approximately $1.0 billion.

          Nationwide Life will enter into a primary servicing agreement with
Wells Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree,

                                      S-84

pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

          The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICERS

ARCAP SERVICING, INC.

          ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), other than the 1675 Broadway and the Tuscany Plaza pooled mortgage loans (and the related non-pooled mortgage loans). As such, ASI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties related to the loans for which it is the applicable special servicer. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of ARCap Servicing, Inc. are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its
telephone number is 972-868-5300.

          Certain of the duties of the applicable special servicer and the provisions of the series 2006-PWR12 pooling and servicing agreement regarding the applicable special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR12
Pooling and Servicing Agreement --Modifications, Waivers, Amendments and
Consents," "--Fair Value Purchase Option" and "--Procedures with Respect to
Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.
Certain terms of the series 2006-PWR12 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicers" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2006-PWR12 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing
Agreement" in this prospectus supplement. ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2006-PWR12 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

          ASI is on S&P's Select Servicer list as a U.S. Commercial Mortgage
Special Servicer and is ranked "strong" by S&P. ASI also has a special servicer rating of "CSS1" from Fitch. As of March 31, 2006, ASI was the named special servicer in approximately 54 commercial mortgage-backed securities transactions representing approximately 8,190 loans, with an aggregate outstanding principal balance of approximately $59.6 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin

                                      S-85

Islands and Puerto Rico. With respect to these transactions as of March 31,
2006, ASI was administering approximately 61 assets with an outstanding principal balance of approximately $326.9 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset.
Since its inception in 2002 and through March 31, 2006, ASI has resolved 222 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.24 billion.

          The general special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO
Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the general special servicer's other serviced assets that are not serviced pursuant to the series 2006-PWR12 pooling and servicing agreement.

          ARCap Servicing, Inc. has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2006-PWR12 pooling and servicing agreement, applicable law and the applicable servicing standard.

          ASI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years of industry experience, respectively. ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 54 transactions consisting of approximately 8,190 loans with an approximate outstanding aggregate principal balance of $59.6 billion as of March 31, 2006.

          The information set forth in this prospectus supplement concerning ASI has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

          PAR will be appointed as the special servicer for the 1675 Broadway and the Tuscany Plaza pooled mortgage loans and the related non-pooled mortgage loans. See "--The Master Servicers--Prudential Asset Resources, Inc." above.

          Prudential Asset Resources, Inc. (in the context of special servicing,
"PAR Special Servicing"), a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators.
PAR Special Servicing is an affiliate of Prudential Mortgage Capital Funding,
LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master
Servicers and is acting as the named special servicer for two (2) loan groups in this transaction. PAR Special Servicing's office is located at 2 Ravinia Drive,
Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

          PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the series 2006-PWR12 pooling and servicing agreement. Recently, as part of PAR, some of PAR Special Servicing's policies and procedures have been modified to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time, PAR Special Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR
Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

                                      S-86

          PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody's. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

Commercial
Mortgage Loans        2005            2004              2003
--------------  ---------------  ---------------  ---------------
CMBS            $ 1,136,160,910  $ 1,007,721,965  $   926,578,222
Total           $27,030,758,471  $20,772,526,843  $22,098,430,355

          The information set forth in this prospectus supplement concerning PAR has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

          Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and
Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the 1675 Broadway loan group and the Tuscany Plaza loan group, are affiliates. Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the
depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding,
LLC, a sponsor, originator and mortgage loan seller and Principal Global
Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC and Principal
Commercial Funding, LLC, are affiliates. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life
Insurance Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2006-PWR12 certificates will be issued on the Issue Date pursuant to the series 2006-PWR12 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2006-PWR12 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2006-PWR12 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2006-PWR12 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

          The series 2006-PWR12 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

          o    the pooled mortgage loans;

          o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

          o    certain rights granted to us under the mortgage loan purchase agreements;

                                      S-87

          o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

          o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
               Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the Mortgage Loans Under the Series
               2006-PWR12 Pooling and Servicing Agreement--REO Accounts", the
               certificate administrator's distribution account described under
               "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
               Account" below.

          The series 2006-PWR12 certificates will include the following classes:

          o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2006-PWR12 certificates that are offered by this prospectus supplement, and

          o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2006-PWR12 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer will acquire several non-offered classes of the series 2006-PWR12 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

          The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O and P certificates are the only series 2006-PWR12 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

          The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB,
A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X certificates is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR12 Certificates" in this prospectus supplement. The actual notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

          The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

          The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

                                      S-88

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

          General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2006-PWR12 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and S&P standards for securitizations similar to the one involving the offered certificates.

          Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution
                    date occurs;

               2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                    collection period, payments and other collections received by or on behalf of the trust fund after the end of the
                    related collection period;

               3.   Authorized Collection Account Withdrawals, including--

                    (a)  amounts payable to a master servicer or a special
                         servicer as indemnification or as compensation,
                         including master servicing fees, special servicing
                         fees, workout fees, liquidation fees, assumption fees,
                         modification fees and, to the extent not otherwise
                         applied to cover interest on advances, late payment
                         charges and Default Interest,

                    (b)  amounts payable in reimbursement of outstanding
                         advances, together with interest on those advances,

                    (c)  amounts payable with respect to other trust fund
                         expenses, and

                    (d)  amounts deposited in that master servicer's collection account in error.

          o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
               distribution date.

          o    Any payments made by that master servicer to cover Prepayment
               Interest Shortfalls incurred with respect to those pooled
               mortgage loans for which it is the applicable master servicer during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to the distribution date that occurs during March in any calendar year subsequent to 2006 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which

                                      S-89

we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

          The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

          Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

          o    to make distributions on the series 2006-PWR12 certificates;

          o    to pay itself, the tax administrator, the servicer report
               administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax
               Administrator and the Trustee" and "--Reports to
               Certificateholders; Available Information" below;

          o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as
               described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator and the Trustee" below;

          o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-PWR12 pooling and servicing agreement;

          o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all
               incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax
               Consequences--Taxes that May Be Imposed on the REMIC
               Pool--Prohibited Transactions" in the accompanying prospectus and
               "Servicing of the Mortgage Loans Under the Series 2006-PWR12
               Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

          o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

          o    to pay for the cost of recording the series 2006-PWR12 pooling and servicing agreement;

          o    with respect to each distribution date during February of any year subsequent to 2006 and each distribution date during January of any year subsequent to 2006 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so
               transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

          o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

          o    to clear and terminate the distribution account upon the
               termination of the series 2006-PWR12 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and S&P standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-90

          During January, except in a leap year, and February of each calendar year subsequent to 2006, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

          During March of each calendar year after 2006 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

          General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

          o    Loan group 1, which will consist of 185 pooled mortgage loans, with an aggregate cut-off date principal balance of
               $1,884,359,127, representing 90.6% of the initial mortgage pool balance; and

          o    Loan group 2, which will consist of 28 pooled mortgage loans, with an aggregate cut-off date principal balance of $194,671,028, representing 9.4% of the initial mortgage pool balance. Loan group 2 will consist of 92.9% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties.

          On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2006-PWR12 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          Distributions made to a class of series 2006-PWR12 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          In order for a series 2006-PWR12 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

          If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held

                                      S-91

responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2006-PWR12 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

          Interest Distributions. All of the classes of the series 2006-PWR12 certificates will bear interest, except for the R and V classes.

          With respect to each interest-bearing class of the series 2006-PWR12 certificates, interest will accrue during each interest accrual period based upon:

          o    the pass-through rate for that class and interest accrual period;

          o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months.

          On each distribution date, subject to the Available Distribution
Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2006-PWR12 certificates will be entitled to receive--

          o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

          o    the portion of any Net Aggregate Prepayment Interest Shortfall
               (if any) for that distribution date that is allocable to that class.

          In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Funds Expenses" below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

          If the holders of any interest-bearing class of the series 2006-PWR12 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

          No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2006-PWR12 principal balance certificates will equal the product of--

          o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          o    a fraction--

               1.   the numerator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to that class of certificates, and

                                      S-92

               2.   the denominator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to all of the series 2006-PWR12 principal balance
                    certificates.

          Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2006-PWR12 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR12 Certificates" in this prospectus supplement.

          The pass-through rates for the class __, __, __, __, __, and __
certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

          The pass-through rates for the class __, __, __, __, __, and __
certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

          o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

          The pass-through rates applicable to each of the class __, __, and __
certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class __ certificates, that percentage is __%, in the case of the class __ certificates, that percentage is __%, in the case of the class __ certificates, that percentage is __% and in the case of the class
__ certificates, that percentage is __%.

          The pass-through rate applicable to the class __, __, and __
certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

          The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

          o    the weighted average of the pass-through rates for the class A-1,
               A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
               L, M, N, O and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2006-PWR12 certificates outstanding immediately prior to the distribution date for that interest accrual period.

          The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

          The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

          Principal Distributions. Subject to the relevant Available
Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2006-PWR12 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

          In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3,
A-AB and A-4 certificates collectively, on the other, in the following amounts:

                                      S-93

          o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2,
                    A-3, A-AB and A-4 certificates has been reduced to zero, the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that
                    distribution date to the holders of the class A-1, A-2, A-3,
                    A-AB and/or A-4 certificates), and

               2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

          o    to the holders of the class A-1, A-2, A-3, A-AB and A-4
               certificates collectively in an aggregate amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                    Amount for that distribution date that is attributable to
                    loan group 2 (net of any portion thereof that is
                    distributable on that distribution date to the holders of
                    the class A-1A certificates), and

               2.   the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

          In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

          o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, and

               2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                    Principal Balance for that distribution date;

          o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the preceding bullet and paid to the holders of that class on that distribution date, and

               2.   the total principal balance of the class A-1 certificates
                    immediately prior to that distribution date;

          o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
                    A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-2 certificates
                    immediately prior to that distribution date;

          o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB

                                      S-94

                    certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount
                    that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the
                    holders of those classes on that distribution date, and

               2.   the total principal balance of the class A-3 certificates
                    immediately prior to that distribution date;

          o    fifth, to the holders of the class A-AB certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the first bullet above and/or any portion of
                    that amount that is allocable to the class A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

          o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to the class A-AB, A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-4 certificates
                    immediately prior to that distribution date.

          Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in
any event, as of the final distribution date for the series 2006-PWR12 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3,
A-AB, A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2006-PWR12 certificates.

          Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class
A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

          o    the portion of that Principal Distribution Amount that remains unallocated, and

          o    the total principal balance of the subject class immediately prior to that distribution date.

          In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2006-PWR12 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

          To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal

                                      S-95

Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt Service
Payments", "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

          Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2006-PWR12 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2006-PWR12 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

          Priority of Distributions.

          On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

          o    from the portion of the Available Distribution Amount
               attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

          o    from the portion of the Available Distribution Amount
               attributable to loan group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

          o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

          On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

          o    first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal
               Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority
               described under "--Principal Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any
               distribution date to loan group 1 and/or loan group 2);

          o    second, to reimburse the holders of the class A-1, A-2, A-3,
               A-AB, A-4 and/or A-1A certificates for any Realized Losses and
               Additional Trust Fund Expenses previously allocated to that class
               (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund

                                      S-96

               Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in
               accordance with the respective entitlements of those classes;

          o    third, sequentially to the holders of the class A-M, A-J, B, C,
               D, E, F, G, H, J, K, L, M, N, O and P certificates, in that order
               (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the
               Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal
               Distributions"; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses " below) and for which reimbursement has not previously been made; and

          o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that
               distribution date.

          Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

          If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the class A-1A certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

                                      S-97

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2.

          The certificate administrator will pay any remaining portion of that
Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

          The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

          o    if a discount rate was used in the calculation of the applicable
               Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
               (if necessary) to a monthly equivalent yield, and

          o    if a discount rate was not used in the calculation of the
               applicable Yield Maintenance Charge or Prepayment Premium
               pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest
               Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly
               approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date
               (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

          For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

          See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

          Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the
ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    distributions on the series 2006-PWR12 certificates,

          o    allocations of Realized Losses and Additional Trust Fund Expenses
               to the series 2006-PWR12 certificates, and

          o    the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2006-PWR12 pooling and servicing agreement.

          In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

                                      S-98

          Operating revenues and other proceeds from an REO Property will be applied--

          o    first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2006-PWR12 certificates. If this occurs following the distributions made to the series 2006-PWR12 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2006-PWR12 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-PWR12 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                  CLASS
-------------------   -----------------------------------
        1st                            P
        2nd                            O
        3rd                            N
        4th                            M
        5th                            L
        6th                            K
        7th                            J
        8th                            H
        9th                            G
       10th                            F
       11th                            E
       12th                            D
       13th                            C
       14th                            B
       15th                           A-J
       16th                           A-M
       17th            A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates,
                      pro rata based on total outstanding
                              principal balances

          The above-described reductions in the total principal balances of the respective classes of the series 2006-PWR12 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2006-PWR12 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2006-PWR12 certificates. However, unless and until collections of

                                      S-99

principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2006-PWR12 certificates.

          The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

          o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

               1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                    distributable to series 2006-PWR12 certificateholders,
                    exclusive, however, of any portion of that interest that
                    represents Default Interest or Post-ARD Additional Interest,
                    and

               2.   all related unreimbursed servicing advances and unpaid
                    liquidation expenses and certain special servicing fees,
                    liquidation fees and/or workout fees incurred on the
                    mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

          o    the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

          If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

          Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses") will create a deficit (or increase an otherwise-existing deficit)
between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR12 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series
2006-PWR12 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2006-PWR12 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

          The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR12 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2006-PWR12 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-100

          The following items are some examples of Additional Trust Fund
Expenses:

          o    any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized Loss;

          o    any interest paid to a master servicer, a special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of
               Delinquent Monthly Debt Service Payments" below and under
               "Servicing of the Mortgage Loans Under the Series 2006-PWR12
               Pooling and Servicing Agreement--Servicing and Other Compensation
               and Payment of Expenses--Payment of Expenses; Servicing Advances"
               in this prospectus supplement);

          o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

          o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1.   any reimbursements and indemnification to the certificate
                    administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
                    Regarding the Trustee" "Transaction Parties--The Certificate
                    Administrator, Tax Administrator and Certificate
                    Registrar--Matters Regarding the Certificate Administrator"
                    in this prospectus supplement,

               2.   any reimbursements and indemnification to the master
                    servicers, the special servicers and us, as described under
                    "Description of the Pooling and Servicing Agreements--Some
                    Matters Regarding the Servicer and the Depositor" in the
                    accompanying prospectus, and

               3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                    "Material Federal Income Tax Consequences--Taxes That May Be
                    Imposed on the REMIC Pool--Prohibited Transactions" in the
                    accompanying prospectus;

          o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-PWR12 pooling and servicing
               agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

          o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property
               securing a defaulted mortgage loan, as described under
               "Description of the Pooling and Servicing Agreements--Realization
               Upon Defaulted Mortgage Loans" in the accompanying prospectus.

          However, in general, in the case of each Mortgage Loan Group, the expenses listed in the preceding bullets - other than those relating only to the series 2006-PWR12 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of any Non-Pooled Subordinate Loan(s) included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund Expenses" allocable to the holders of the series 2006-PWR12 certificates.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

          o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

                                      S-101

          o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

          The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

          Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          o    a fraction--

               1.   the numerator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan, net of the Appraisal
                    Reduction Amount, and

               2.   the denominator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan.

          With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-PWR12 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-PWR12 certificates on that distribution date.

          If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

          The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable
(together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider
(among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

          Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

                                      S-102

          Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement;
provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2006-PWR12 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR12 certificates on that distribution date.

          Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

          The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

          Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage

                                      S-103

loans and any REO Properties on deposit in the master servicers' collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

          For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2006-PWR12 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

          A monthly debt service payment will be assumed to be due with respect to:

          o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

          None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-104

FEES AND EXPENSES

          The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled
Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related
Non-Pooled Subordinate Loan(s) are insufficient.

        TYPE                 RECIPIENT                          AMOUNT                      FREQUENCY         SOURCE OF PAYMENT
---------------------  --------------------  -------------------------------------------  ------------  ----------------------------

Fees

Master Servicing Fee   Master Servicers and  The product of the portion of the per annum  Monthly.      Interest payment on the
                       Primary Servicers     master servicing fee rate for the                          related pooled mortgage loan
                                             applicable master servicer and the related                 and, with respect to unpaid
                                             mortgage loan that is applicable to such                   master servicing fees
                                             month, determined in the same manner as the                (including any primary
                                             applicable mortgage rate is determined for                 servicing fees) in respect
                                             that mortgage loan for such month, and the                 of any pooled mortgage loan,
                                             Stated Principal Balance of that mortgage                  out of the portion of any
                                             loan. The master servicing fee rate will                   related insurance proceeds,
                                             range, on a loan-by-loan basis, from 0.02%                 condemnation proceeds or
                                             per annum to 0.14% per annum. With respect                 liquidation proceeds
                                             to each pooled mortgage loan for which a                   allocable as interest.
                                             primary servicer acts as primary servicer,
                                             a portion of the master servicing fee is
                                             payable to that primary servicer.

Special Servicing Fee  Special Servicer      The product of the portion of a rate equal   Monthly.      Any and all collections on
                                             to 0.25% per annum that is applicable to                   the pooled mortgage loans.
                                             such month, determined in the same manner
                                             as the applicable mortgage rate is
                                             determined for each specially serviced
                                             mortgage loan for such month, and the
                                             Stated Principal Balance of each Specially
                                             Serviced Mortgage Loan.

Workout Fee            Special Servicer      1.0% of each collection of principal and     Monthly       The related collection of
                                             interest on each worked out pooled mortgage  following     principal and/or interest.
                                             loan for as long as it remains a worked-out  a workout
                                             mortgage loan.                               and
                                                                                          beforeany
                                                                                          redefault.

                                      S-105

        TYPE                 RECIPIENT                          AMOUNT                      FREQUENCY         SOURCE OF PAYMENT
---------------------  --------------------  -------------------------------------------  ------------  ----------------------------

Liquidation Fee        Special Servicer      1.0% of the liquidation proceeds received    Upon receipt  The related liquidation
                                             in connection with a final disposition of a  of            proceeds, condemnation
                                             specially serviced mortgage loan or REO      liquidation   proceeds or insurance
                                             property or portion thereof and any          proceeds,     proceeds.
                                             condemnation proceeds and insurance          condemnation
                                             proceeds received by the trust fund (net of  proceeds and
                                             any default interest, late payment charges   insurance
                                             and/or post-ARD additional interest), other  proceedson a
                                             than in connection with the purchase or      Specially
                                             repurchase of any pooled mortgage loan from  Serviced
                                             the trust fund by any person.                Mortgage
                                                                                          Loan.

Trustee Fee            Trustee               The product of the portion of a rate equal   Monthly.      Any and all collections and
                                             to % per annum applicable to such month,                   P&I advances on the mortgage
                                             determined in the same manner as the                       loans in the pool, to the
                                             applicable mortgage rate is determined for                 extent included in the
                                             each mortgage loan for such month, and the                 amounts remitted by the
                                             Stated Principal Balance of each pooled                    master servicers.
                                             mortgage loan.

Certificate            Certificate           The product of the portion of a rate equal   Monthly.      Any and all collections and
Administrator Fee      Administrator         to % per annum applicable to such month,                   P&I advances on the mortgage
                                             determined in the same manner as the                       loans in the pool, to the
                                             applicable mortgage rate is determined for                 extent included in the
                                             each mortgage loan for such month, and the                 amounts remitted by the
                                             Stated Principal Balance of each pooled                    master servicers.
                                             mortgage loan.

Servicer Report        Servicer Report       The product of the portion of a rate equal   Monthly.      Any and all collections and
Administrator Fee      Administrator         to 0.0005% per annum applicable to such                    P&I advances on the pooled
                                             month, determined in the same manner as the                mortgage loans, to the
                                             applicable mortgage rate is determined for                 extent included in the
                                             each mortgage loan for such month, and the                 amounts remitted by the
                                             Stated Principal Balance of each pooled                    master servicers.
                                             mortgage loan.

                                      S-106

        TYPE                 RECIPIENT                          AMOUNT                      FREQUENCY         SOURCE OF PAYMENT
---------------------  --------------------  -------------------------------------------  ------------  ----------------------------

Additional Servicing   Master Servicers,     o    all application and processing fees     From time to  Actual collections of the
Compensation           Primary Servicers          for consents to approvals of            time.         related fees or investment
                       and Special                assignments and assumptions, further                  income.
                       Servicers                  encumbrances or other lender approval;

                                             o    all assumption fees, modification
                                                  fees, extension fees, consent fees,
                                                  release fees, waiver fees, fees paid
                                                  in connection with defeasance and
                                                  earn-out fees or other similar fees
                                                  (excluding Prepayment Premiums, Yield
                                                  Maintenance Charges and application
                                                  and processing fees);

                                             o    all charges for beneficiary statements
                                                  or demands, amounts collected for
                                                  checks returned for insufficient funds
                                                  and other loan processing fees
                                                  collected on the pooled mortgage
                                                  loans;

                                             o    late payment fees and net default
                                                  interest on pooled mortgage loans that
                                                  are not used to pay interest on
                                                  advances;

                                             o    all investment income earned on
                                                  amounts on deposit in the collection
                                                  accounts and (if not required to be
                                                  paid to borrower) escrow accounts and
                                                  any REO accounts; and

                                             o    any prepayment interest excess.

                                             These amounts will be allocated among the
                                             master servicers, the primary servicers and
                                             the special servicers.

                                      S-107

        TYPE                 RECIPIENT                          AMOUNT                      FREQUENCY         SOURCE OF PAYMENT
---------------------  --------------------  -------------------------------------------  ------------  ----------------------------

Expenses

Servicing Advances     Master Servicer and   The amount of any servicing advances.        From time to  Recoveries on the related
                       Trustee (and Special                                               time.         mortgage loan, or to the
                       Servicer, if                                                                     extent that the party making
                       applicable)                                                                      the advance determines the
                                                                                                        advance is nonrecoverable,
                                                                                                        from any and all collections
                                                                                                        on the pooled mortgage
                                                                                                        loans.

Interest on Servicing  Master Servicer and   Interest accrued from time to time on the    When the      First from late payment
Advances               Trustee (and Special  amount of the servicing advance at the       advance is    charges and default interest
                       Servicer, if          prime lending rate as published in the       reimbursed.   in excess of the regular
                       applicable)           "Money Rates" section of The Wall Street                   interest rate on the related
                                             Journal.                                                   pooled mortgage loan, and
                                                                                                        then from any and all other
                                                                                                        collections on the pooled
                                                                                                        mortgage loans.

P&I Advances           Master Servicer and   The amount of any P&I advances.              From time to  Recoveries on the related
                       Trustee                                                            time.         mortgage loan, or to the
                                                                                                        extent that the party making
                                                                                                        the advance determines it is
                                                                                                        nonrecoverable, from any and
                                                                                                        all collections on the
                                                                                                        pooled mortgage loans.

Interest on P&I        Master Servicer and   Interest accrued from time to time on the    When the      First from late payment
Advances               Trustee               amount of the advance at the prime lending   advance is    charges and default interest
                                             rate as published in the "Money Rates"       reimbursed.   in excess of the regular
                                             section of The Wall Street Journal.                        interest rate on the related
                                                                                                        pooled mortgage loan, and
                                                                                                        then from any and all other
                                                                                                        collections on the pooled
                                                                                                        mortgage loans.

                                      S-108

        TYPE                 RECIPIENT                          AMOUNT                      FREQUENCY         SOURCE OF PAYMENT
---------------------  --------------------  -------------------------------------------  ------------  ----------------------------

Indemnification        Trustee, Certificate  Losses, liabilities and expenses incurred    From time to  Any and all collections on
Expenses               Administrator,        by the trustee, the certificate              time.         the pooled mortgage loans.
                       Master Servicers and  administrator, a master servicer or a
                       Special Servicers     special servicer in connection with any
                       (and their            legal action or claim relating to the
                       directors, members,   series 2006-PWR12 pooling and servicing
                       managers, officers,   agreement or the series 2006-PWR12
                       employees and         certificates (subject to applicable
                       agents)               limitations under the pooling and servicing
                                             agreement).

Additional Trust Fund  Third parties         Based on third party charges. See            From time to  Any and all collections on
Expenses not advanced                        "--Reductions of Certificate Principal       time.         the pooled mortgage loans.
                                             Balances in Connection with Realized Losses
                                             and Additional Trust Fund Expenses" above.

                                      S-109

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2006-PWR12 certificate, the parties to the series
2006-PWR12 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

          1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

          2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

          3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

          4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers during the related collection period;

          5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
               distribution date;

          6.   the number, aggregate principal balance, weighted average
               remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

          7.   the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
               delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          9.   the Available Distribution Amount for the distribution date;

          10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield
               Maintenance Charges and/or Prepayment Premiums;

          11.  the total interest distributable for each class of
               interest-bearing certificates for the distribution date;

          12.  the pass-through rate in effect for each class of
               interest-bearing certificates for the interest accrual period related to the current distribution date;

          13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
               prepayments and other unscheduled collections in respect of principal;

          14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately
               identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

          15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

          16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

                                      S-110

          17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of
               business on the distribution date;

          18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

          19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of
               Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

          20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
               Determination Date;

          21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the
               aggregate of all liquidation proceeds which are included in the
               Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

          22.  with respect to any REO Property included in the trust as to which the applicable special servicer determined that all
               payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan,
               (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss
               attributable to the related REO mortgage loan in connection with that determination;

          23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

          24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

          25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

          26.  a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

          27.  a loan by loan listing of any material breach of the
               representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

          28.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

          29.  the amount of the distribution on the distribution date to the holders of the class R certificates.

          Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

          Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

          Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2006-PWR12 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard

                                      S-111

Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2006-PWR12 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms 10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2006-PWR12 certificates may call (301) 815-6600.

          The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2006-PWR12 pooling and servicing agreement.

          Other Information. The series 2006-PWR12 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2006-PWR12 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2006-PWR12 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things)
the mortgage files for the pooled mortgage loans; the series 2006-PWR12 pooling and servicing agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series 2006-PWR12 certificate and will keep confidential any of the information that has not been filed with the SEC.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-PWR12." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

          99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O and P certificates, in proportion to the respective total principal balances of those classes; 0% of the voting rights will

                                      S-112

be allocated to the holders of the class X certificates; and 0% of the voting rights will be allocated to the holders of the class R and V certificates.
Voting rights allocated to a class of series 2006-PWR12 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

          General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o    all references in this prospectus supplement to payments,
               distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or
Clearstream Banking, societe anonyme or Euroclear Bank as operator of The
Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry
Registration and Definitive Certificates". The following paragraphs provide information with respect to Clearstream and Euroclear.

          It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

          It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

          Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                     S-113

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

          The information in this prospectus supplement concerning DTC,
Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

          Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at __% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at __% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360
Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to
0.00125% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

                                     S-114

          The holders of series 2006-PWR12 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

          The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR12 pooling and servicing agreement, the mortgage loans or the series 2006-PWR12 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

          None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2006-PWR12 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR12 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2006-PWR12 POOLING AND SERVICING AGREEMENT

          The circumstances under which the series 2006-PWR12 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

          o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2006-PWR12 certificates entitled to not less than 51% of the series
               2006-PWR12 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

          o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

          o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2006-PWR12 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s)
               assigned to that certificate;

          o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial
               Accounting Standards Board (or any successor thereto) as in effect from time to time;

          o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

          o    no such amendment may adversely affect the status of the
               applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

                                     S-115

          o    amendments with certificateholder consent require the consent of the holders of series 2006-PWR12 certificates entitled to not less than 51% of all of the series 2006-PWR12 voting rights.

TERMINATION OF THE SERIES 2006-PWR12 POOLING AND SERVICING AGREEMENT

          The obligations created by the series 2006-PWR12 pooling and servicing agreement will terminate following the earlier of--

          1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

          2.   the purchase of all of the pooled mortgage loans and REO
               Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of
               certificateholders of the series 2006-PWR12 controlling class,
               PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

          3.   the exchange by any single holder of all the series 2006-PWR12 certificates for all of the pooled mortgage loans and REO
               Properties remaining in the trust fund.

          Written notice of termination of the series 2006-PWR12 pooling and servicing agreement will be given to each series 2006-PWR12 certificateholder.
The final distribution to the registered holder of each series 2006-PWR12 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

          The right of the series 2006-PWR12 controlling class
certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

          o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

          o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2006-PWR12 pooling and servicing agreement of its election to do so,

          o    if more than one holder or group of holders of the series
               2006-PWR12 controlling class desire to make the purchase,
               preference will be given to the holder or group of holders with the largest percentage interest in the series 2006-PWR12
               controlling class, and

          o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

          Any purchase by any single holder or group of holders of the series
2006-PWR12 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

          o    the sum of--

               1.   the aggregate Purchase Price of all the pooled mortgage
                    loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO
                    Properties, and

               2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the
                    value of the trust fund's interest therein); minus

                                     S-116

          o    solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-PWR12 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2006-PWR12 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-PWR12 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2006-PWR12 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

          An exchange by any single holder of all of the series 2006-PWR12 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2006-PWR12 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2006-PWR12 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2006-PWR12 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2006-PWR12 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

          The 1675 Broadway Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2006-PWR12 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
Structures--The 1675 Broadway Loan Group--Cure and Purchase Rights". This
purchase option is senior to the other rights to purchase the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

          Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its subservicing agreement) to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2006-PWR12 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2006-PWR12 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an
Additional Servicer, as applicable, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an
Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

          In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or prior to the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

                                     S-117

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in
Item 1122(d) of Regulation AB.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          General. The yield on any offered certificate will depend on--

          o    the price at which that certificate is purchased by an investor,
               and

          o    the rate, timing and amount of distributions on that certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

          o    the pass-through rate for that certificate,

          o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as
               applicable, of that certificate,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicers or the trustee for
               nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing and severity of Realized Losses and Additional
               Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

          Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise

                                      S-118

resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts
(see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

          With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

          Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

          o    the amount of distributions on your offered certificates,

          o    the yield to maturity of your offered certificates,

          o    the rate of principal distributions on your offered certificates,
               and

          o    the weighted average life of your offered certificates.

          Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest

                                     S-119

may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
               experienced, and

          o    the additional losses result in a reduction of the total
               distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

          In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2006-PWR12 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-PWR12 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2006-PWR12 certificates on the related distribution date.

          In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2006-PWR12 certificates on the related distribution date.

          The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

                                     S-120

          Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment Lock-out Periods or
                    require Yield Maintenance Charges or Prepayment Premiums,
                    and

               2.   amortization terms that require balloon payments;

          o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

          o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

          The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

                                     S-121

          Neither we nor any of the underwriters makes any representation regarding:

          o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

          o    the relative importance of those factors;

          o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o    the overall rate of prepayment or default on the pooled mortgage loans.

          Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 21, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

          o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

          As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
'"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-PWR12 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2006-PWR12 certificates according to their principal balances.

          The tables set forth below show, with respect to each class of offered certificates with principal balances,

          o    the weighted average life of that class, and

          o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

                                     S-122

based upon each of the indicated levels of CPR and the Structuring Assumptions.

          The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below.
Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                         89%    89%    89%    89%    89%
June 2008                         75%    75%    75%    75%    75%
June 2009                         55%    54%    53%    51%    50%
June 2010                         29%    27%    25%    24%    24%
June 2011 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   2.99   2.95   2.91   2.89   2.84

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   4.83   4.81   4.79   4.76   4.55

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%    99%    98%    98%    98%
June 2012                         80%    79%    78%    78%    78%
June 2013 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   6.60   6.57   6.56   6.55   6.50

                                     S-123

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                         79%    79%    79%    79%    79%
June 2013                         58%    56%    56%    55%    55%
June 2014                         36%    34%    34%    33%    33%
June 2015                         10%     8%     8%     8%     8%
June 2016 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   7.32   7.27   7.26   7.26   7.25

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                        100%   100%   100%   100%   100%
June 2013                        100%   100%   100%   100%   100%
June 2014                        100%   100%   100%   100%   100%
June 2015                        100%   100%   100%   100%   100%
June 2016 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   9.75   9.74   9.73   9.72   9.58

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                         99%    99%    99%    99%    99%
June 2008                         98%    98%    98%    98%    98%
June 2009                         97%    97%    97%    97%    97%
June 2010                         96%    96%    96%    96%    96%
June 2011                         86%    86%    86%    86%    86%
June 2012                         85%    85%    85%    85%    85%
June 2013                         83%    83%    83%    83%    83%
June 2014                         82%    82%    82%    82%    82%
June 2015                         80%    80%    80%    80%    80%
June 2016 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   8.84   8.82   8.81   8.79   8.66

                                     S-124

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                        100%   100%   100%   100%   100%
June 2013                        100%   100%   100%   100%   100%
June 2014                        100%   100%   100%   100%   100%
June 2015                        100%   100%   100%   100%   100%
June 2016 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   9.89   9.89   9.88   9.86   9.78

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                        100%   100%   100%   100%   100%
June 2013                        100%   100%   100%   100%   100%
June 2014                        100%   100%   100%   100%   100%
June 2015                        100%   100%   100%   100%   100%
June 2016 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   9.94   9.93   9.91   9.89   9.81

                                     S-125

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          We intend to include the 213 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,079,030,155. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 185 mortgage loans and have an initial mortgage pool balance of
$1,884,359,127. Loan group 2 will consist of 28 mortgage loans and have an initial mortgage pool balance of $194,671,028. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $800,000 to $156,500,000 and the average of those cut-off date principal balances is $9,760,705.

          A description of the underwriting standards for each of Prudential
Mortgage Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC),
Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association,
Principal Commercial Funding II, LLC, Principal Commercial Funding, LLC and
Nationwide Life Insurance Company are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Prudential Mortgage
Capital Funding, LLC--PMCC's Underwriting Standards," "--Bear Stearns Commercial
Mortgage, Inc.--BSCMI's Underwriting Standards," "--Wells Fargo Bank, National
Association--Underwriting Standards, "--Principal Commercial Funding II,
LLC--Underwriting Standards," "--Principal Commercial Funding, LLC--Underwriting
Standards" and "--Nationwide Life Insurance Company--Underwriting Standards,"
respectively.

          The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

          Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

          Concentration of Mortgage Loans and Borrowers.

          Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the Woodland Mall, which has a cut-off date principal balance of $156,500,000 and represents 7.5% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 32.1% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

                                     S-126

          Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

          The mortgage pool will include nine (9) mortgage loans, representing
9.2% of the initial mortgage pool balance (representing 10.1% of the initial loan group 1 balance), that are, in each such case, secured by two or more properties, and two (2) groups totaling four (4) cross-collateralized pooled mortgage loans, which groups represent 1.1% of the initial mortgage pool balance
(and 1.2% of the initial loan group 1 balance), that in the aggregate are secured by 36 properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

          o    are not cross-collateralized or cross-defaulted, but

          o    have the same or affiliated borrowers/owners, and

          o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                          % OF INITIAL
                                            MORTGAGE
 MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
---------------------------------------   ------------
Group 1:
Embassy Office Park - Pool A                  1.7%
Embassy Office Park - Pool B                  1.4%
                                              ---
   TOTAL FOR GROUP:                           3.1%

Group 2:
Marriott Courtyard Solana Beach               0.7%
Best Western Miramar                          0.4%
Best Western Porterville                      0.3%
Howard Johnson San Diego                      0.3%
Days Inn Mission Bay                          0.3%
Days Inn Encinitas                            0.3%
                                              ---
   TOTAL FOR GROUP:                           2.4%

Group 3:
Brown Deer Business Park                      1.2%
940 N Central                                 0.5%
                                              ---
   TOTAL FOR GROUP:                           1.6%

Group 4:
5150 Center Street                            0.5%
3870 Highway D                                0.4%
201 West 10th Avenue                          0.4%
2181 Logan Avenue                             0.3%
                                              ---
   TOTAL FOR GROUP:                           1.5%

                                     S-127

                                          % OF INITIAL
                                           MORTGAGE
 MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
---------------------------------------   ------------
Group 5:
Hilton Garden Inn Glastonbury                 0.6%
Hawthorn Suites Franklin                      0.4%
Fairfield Inn & Suites, (Bethlehem, PA)       0.3%
Comfort Inn North Dartmouth                   0.2%
                                              ---
   TOTAL FOR GROUP:                           1.5%

Group 6:
The Coliseum Center                           0.7%
Bellflower Shopping Center                    0.4%
La Tijera Shopping Center                     0.3%
                                              ---
   TOTAL FOR GROUP:                           1.4%

          Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty two
(42) mortgage loans, representing 39.9% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third or fifth day of each month. The mortgage loans have various grace periods.
In no case does the due date for a balloon payment or the expiration of the grace period for that payment occur later than the eighth day of the month. The due date or the expiration of the grace period for monthly debt service payments
(other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

          Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to Appendix B and C".

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

          Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

          Amortization Characteristics. All of the mortgage loans are balloon loans that, in each case, provide for:

          o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
               or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

          o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

          See Schedule I to this prospectus supplement for the amortization schedule for the pooled mortgage loans secured by the mortgaged property identified on Appendix B to this prospectus supplement as American Business
Center, which is a balloon loan with a nonstandard amortization schedule.

          Twenty nine (29) pooled mortgage loans, representing 13.6% of the initial mortgage pool balance (which are included in loan group 1, representing
15.0% of the initial loan group 1 balance), are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full

                                     S-128

by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan.
Because of these incentives, we consider the ARD loans also to be balloon loans.
We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

          Seventy five (75) of the balloon mortgage loans (including hyperamortizing loans), representing 59.8% of the initial mortgage pool balance
(which pooled mortgage loans consist of sixty seven (67) pooled mortgage loans in loan group 1, representing 62.2% of the initial loan group 1 balance, and eight (8) pooled mortgage loans in loan group 2, representing 36.4% of the initial loan group 2 balance), provide for initial interest-only periods that expire 4 to 60 months following their respective origination dates; and fifteen
(15) of the pooled mortgage loans (including hyperamortizing loans), representing 8.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 12 pooled mortgage loans in loan group 1, representing 8.8% of the initial loan group 1 balance and 3 pooled mortgage loans in loan group 2, representing 4.7% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

          In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

          o    The accrual of interest in excess of the initial mortgage
               interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will
               generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution
               Amount at any time.

          o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

          Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

          On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

          Voluntary Prepayment and Defeasance Provisions. As of the cut-off
date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

          o    One hundred thirty eight (138) pooled mortgage loans,
               representing 63.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 119 pooled mortgage loans in loan group 1, representing 61.3% of the initial loan group 1 balance, and 19 pooled mortgage loans in loan group 2,
               representing 80.2% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this
               prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR12
               certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the
               mortgage.

                                     S-129

          o    Forty three (43) pooled mortgage loans, representing 27.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 36 pooled mortgage loans in loan group 1, representing
               28.7% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 15.4% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Twenty five (25) pooled mortgage loans, representing 5.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 23 pooled mortgage loans in loan group 1, representing
               5.6% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 4.4% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2006-PWR12 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Two (2) pooled mortgage loans, representing 1.9% of the initial mortgage pool balance (which pooled mortgage loans represent 2.1%
               of the initial loan group 1 balance), permit prepayment at any time with the payment of a prepayment premium or yield
               maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    One (1) pooled mortgage loan, representing 1.0% of the initial mortgage pool balance (which pooled mortgage loan represents 1.1%
               of the initial loan group 1 balance), permits prepayment in whole or in part at any time during the first two years following the date of issuance of the series 2006-PWR12 certificates with the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and thereafter, only permits the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Two (2) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans represent 0.9%
               of the initial loan group 1 balance) are cross-collateralized with each other but have different restrictions on prepayment, and one of those pooled mortgage loans, representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group
               1 balance) prohibits voluntary principal prepayments during a lock-out period but permits the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR12 certificates, to defease that pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage, and the other pooled mortgage loan, representing
               0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), permits prepayment at any time with the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield
               maintenance formula and 1% of the amount prepaid.

          o    Two (2) pooled mortgage loans, representing 0.3% of the initial mortgage pool balance (which pooled mortgage loans represent 0.3%
               of the initial loan group 1 balance), which are
               cross-collateralized, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period, the borrower may prepay one of these loans (but not the other) in full -- without the payment of a prepayment premium or yield maintenance charge, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied -- and may prepay the other of these loans in full with the payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) months prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

                                     S-130

          In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" above and Appendix D.

          In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

          Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

          Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following table summarizes the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

                                     S-131

                                                                     RELEASE CONDITIONS
                                                         -----------------------------------------------------------------
                                      RELEASE TYPES                                    DSCR AND LTV CONDITIONS:
                              ----------------------------                 -----------------------------------------------
                                                                                                 FOR LOANS WITH MORE THAN
                                                                                                 TWO PROPERTIES, WHETHER
                                                                                                  DSCR/LTV CONDITION IS
                                                                % OF                            MEASURED INDIVIDUALLY FOR
                                                              ALLOCATED                         EACH POST-RELEASE PROPERTY
                                                                LOAN                               (OR, IN THE CASE OF
                                                             AMOUNT THAT                          SUBSTITUTION, FOR THE
                              PARTIAL   PARTIAL   PROPERTY     MUST BE                          SUBSTITUTE PROPERTY) OR IN
   MORTGAGE LOAN/PROPERTY     PREPAY-   DEFEAS-    SUBSTI-   DEFEASED OR      MIN.      MAX.      AGGREGATE FOR ALL POST-
            NAME(S)            MENT      ANCE      TUTION      PREPAID     DSCR (1)   LTV (1)      RELEASE PROPERTIES
---------------------------   -------   -------   --------   -----------   --------   -------   --------------------------

Broken Sound Portfolio (2)      No        Yes        No         110%       1.15x       75.0%            Aggregate
Embassy Office Park-
   Pool A (3)                   No        Yes        No         100%(4)    1.25x       80.0%            Aggregate
Titan Portfolio                 Yes       No         No         115%       1.25x       80.0%            Aggregate
Embassy Office Park -
   Pool B (3)                   No        Yes        No         100%(4)    1.25x       80.0%            Aggregate
InTown Suites Portfolio         Yes       Yes        No         110%        (5)         N/A             Aggregate
Murrietta Center & Bolsa
   Medical                      No        Yes        No         125%       1.25x       75.0%           Individually
Creme de la Creme               No        Yes        No         125%       1.40x(8)     (9)                N/A
Albany Industrial Park and
   5075 Cameron Street
   Industrial Building (10)     Yes       No         No         100%       1.45x       60.0%               N/A
Ardmore West Shopping
   Center                       No        Yes        No         125%       1.17x(11)   73.2%               N/A
Arcadia Village SC & Fiesta
   Shops West                  (12)       No         No         (12)       1.20x       80.0%               N/A

                                   RELEASE CONDITIONS
                              ---------------------------

                                 LENDER
                              IS ALLOWED TO
                                EXPRESSLY
                                CONDITION
                              TRANSACTION
                                ON RATING     MAX. NO. OF
   MORTGAGE LOAN/PROPERTY        AGENCY         RELEASES
            NAME(S)            CONFIRMATION    PERMITTED
---------------------------   -------------   -----------

Broken Sound Portfolio (2)        Yes              N/A
Embassy Office Park-
   Pool A (3)                     Yes              N/A
Titan Portfolio                   Yes              N/A
Embassy Office Park -
   Pool B (3)                     Yes              N/A
InTown Suites Portfolio           Yes(6)           N/A
Murrietta Center & Bolsa
   Medical                        Yes              1(7)
Creme de la Creme                 Yes              N/A
Albany Industrial Park and
   5075 Cameron Street
   Industrial Building (10)        No               1
Ardmore West Shopping
   Center                          No              N/A
Arcadia Village SC & Fiesta
   Shops West                     Yes             1(13)

(1)  In some cases, an additional condition under the loan documents is that the debt service coverage ratio or loan-to-value ratio, as applicable, not deteriorate immediately after giving effect to the release.

                                     S-132

(2)  The borrower under the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Broken
     Sound Portfolio, which represents approximately 2.3% of the initial mortgage pool balance (and 2.5% of the initial loan group 1 balance), is entitled to obtain a release of one or more of the mortgaged properties in connection with a sale of the property to, and the assumption of a portion of the indebtedness under the loan by, a third party, subject to satisfaction of certain conditions set forth in the related mortgage loan documents, including the following: (i) the debt service coverage ratio of the property to be released must exceed 1.15x, (ii) the loan-to-value ratio of the property to be released must not exceed 75% (based on an updated appraisal), (iii) the aggregate debt service coverage ratio for the remaining properties must exceed the greater of 1.15x and the aggregate debt service coverage ratio of all the properties (including the property to be released) immediately prior to the sale, (iv) the aggregate loan-to-value ratio of the remaining properties must not exceed the lesser of 75% and the loan-to-value ratio of all the properties (including the property to be released) immediately prior to the sale, and (v) if required by the holder of the pooled mortgage loan, the related borrower must deliver confirmation from each Rating Agency that the release would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2006-PWR12 certificates. The provisions described in this note are in addition to the provisions generally described in the table with respect to these pooled mortgage loans. In addition to the other conditions set forth in the table with respect to partial releases in connection with the defeasance, such a partial release is permitted only after the expiration of the defeasance lockout period that generally applies under the related mortgage loan documents.

(3)  The respective borrower under each of the individual pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Embassy Office Park Portfolio - Pool A, which represents approximately 1.7% of the initial mortgage pool balance (and
     1.9% of the initial loan group 1 balance), and Embassy Office Park
     Portfolio - Pool B, which represents approximately 1.4% of the initial mortgage pool balance (and 1.5% of the initial loan group 1 balance), is entitled to obtain a release of one or more (but not more than four) of the mortgaged properties securing the respective pooled mortgage loan in connection with a sale of the property to, and the assumption of a portion of the indebtedness under the loan by, a third party, subject to satisfaction of certain conditions set forth in the related mortgage loan documents, including the following: (i) the debt service coverage ratio of each mortgaged property to be transferred (each a "Release Property") and each of the remaining individual mortgaged properties comprising the applicable portfolio (the "Remaining Property") is at least 1.25x, (ii) the loan-to-value ratio with respect to the Remaining Property must not exceed
     80%, (iii) the loan-to-value ratio with respect to the Release Property must not exceed 80%, (iv) the ratio of the allocated loan amount of the
     Release Property to the purchase price paid by the purchaser must not exceed 80%, (v) if a single tenant accounts for at least 75% of the Release
     Property's net rentable area or gross potential rent, the allocated loan amount must be less than the "as dark" value of the Release Property, and
     (vi) the related borrower must deliver confirmation from each Rating Agency that the release would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2006-PWR12 certificates. If these conditions are not satisfied, the borrower under each of these pooled mortgage loans is permitted to partially defease a portion of the related pooled mortgage loan in an amount sufficient to satisfy such test, and the allocated loan amounts for the individual properties comprising the Remaining Property will be reduced, on a pro rata basis, by the principal amount defeased. The provisions described in this note are in addition to the provisions generally described in the table with respect to these pooled mortgage loans.

(4)  The release price is an amount equal to the greater of (i) the allocated loan amount with respect to the individual property and (ii) an amount such that after giving effect to such defeasance, the DSCR with respect to the remaining properties is not less than 1.25x and the ratio of the aggregate allocated loan amounts of the remaining properties to the value of the remaining properties is not greater then 80%.

(5)  The percentage equal to the net cash flow for the trailing 12-month period over the outstanding principal balance of the applicable note, after giving effect to the release, must equal or exceed the product of (a) 11.33%
     multiplied by (b) a fraction, the numerator of which is the original release amounts of all properties and the denominator of which is the release amounts of all properties (as may have been reduced through the date of determination by the pro rata application of principal paid prior to such date through prepayment or otherwise).

(6)  Confirmation of the ratings of the series 2006-PWR12 certificates is not required if the aggregate of the allocated loan amounts for the release property and all previously released properties is less than or equal to than 20% of the original principal amount of the pooled mortgage loan.

(7)  Only the Bolsa Medical Center property can be released.

(8)  The greater of (i) 1.40x and (ii) DSCR immediately prior to the release.

                                     S-133

(9)  The lesser of (i) the loan-to-value ratio for the property on the date of origination and (ii) the loan-to-value ratio for the property immediately prior to the release.

(10) Subject to the satisfaction of certain conditions, the related borrower may prepay one of these loans in full without the payment of a prepayment premium or yield maintenance charge.

(11) The greater of (i) 1.17x and (ii) debt service coverage ratio immediately prior to the release.

(12) The borrower is entitled to the release if the other conditions set forth in the table are satisfied but the borrower is permitted to make a prepayment up to a maximum amount equal to $300,000 in order to satisfy the debt service coverage ratio and loan-to-value ratio conditions.

(13) Only the Fiesta Shops West property can be released.

                                     S-134

          Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

          Non-Recourse Obligations.

          The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

          "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR12 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

          The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2006-PWR12 pooling and servicing agreement.

          Encumbered Interests.

          In the case of two hundred twenty eight (228) mortgaged properties, representing security for 90.2% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
200 pooled mortgage loans in loan group 1, representing 89.2% of the initial loan group 1 balance, and 28 pooled mortgage loans in loan group 2, representing
100% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii)
the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of seven (7)
mortgaged properties, representing security for 9.6% of the initial mortgage pool balance (representing 10.6% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. One of these mortgaged properties is the mortgaged property that secures the 1675 Broadway pooled mortgage loan, which is one of the ten largest pooled mortgage

                                      S-135

loans. In the case of one (1) mortgaged property Canon Plaza, representing security for 0.2% of the initial mortgage pool balance (representing 0.2% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. See "Summaries of the Ten Largest
Mortgage Loans--1675 Broadway" on Appendix D in this prospectus supplement. See
"Risk Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject
Your Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

          Subordinate and/or Other Financing.

          SPLIT LOAN STRUCTURES

          The 1675 Broadway Loan Group

          The 1675 Broadway Pooled Mortgage Loan and the 1675 Broadway
Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the 1675 Broadway Mortgaged Property. The 1675
Broadway Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR12 pooling and servicing agreement. The
1675 Broadway Non-Pooled Subordinate Loan has the same maturity date as the 1675
Broadway Pooled Mortgage Loan and a fixed interest rate of 6.2135% per annum.
Set forth below is a general description of the rights granted to the 1675
Non-Pooled Subordinate Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR12 pooling and servicing agreement.

          Application of Funds. For so long as there exists and is continuing with respect to the 1675 Broadway Loan Group (i) a monetary event of default or
(ii) any non-monetary event of default that causes the 1675 Broadway Pooled
Mortgage Loan and the 1675 Broadway Non-Pooled Subordinate Loan to become specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the 1675
Broadway Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the 1675
Broadway Pooled Mortgage Loan prior to paying interest or principal to the holder of the 1675 Broadway Non-Pooled Subordinate Loan.

          Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the 1675 Broadway Non-Pooled Subordinate
Noteholder prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the series 2006-PWR12 certificateholders and the 1675 Broadway Non-Pooled
Subordinate Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the 1675 Broadway Non-Pooled Subordinate Noteholder's response. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the 1675 Broadway Non-Pooled Subordinate
Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, notified the 1675
Broadway Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the
1675 Broadway Loan Group; and (ii) for 60 days following the first such notice, the 1675 Broadway Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

          If and for so long as any 1675 Broadway Change of Control Event exists, then the 1675 Broadway Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Approval and Consultation
Rights" section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the
1675 Broadway Non-Pooled Subordinate Noteholder with respect to any Material
Action related to the 1675 Broadway Loan Group. Instead, the series 2006-PWR12 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2006-PWR12 controlling class representative with respect to any Material Action related to the 1675 Broadway Loan Group.

                                      S-136

          In addition, unless a 1675 Broadway Change of Control Event exists, subject to the provisions in the intercreditor agreement, the 1675 Broadway
Non-Pooled Subordinate Noteholder (through the applicable master servicer or special servicer) may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the 1675 Broadway Loan Group, the 1675 Broadway Mortgaged Property
and the related borrower, and may forward copies of such communications or proposals to the holder of the 1675 Broadway Pooled Mortgage Loan. The applicable master servicer or the applicable special servicer, as the case may be, will be required to follow the recommendations of the 1675 Broadway
Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the 1675 Broadway Non-Pooled Subordinate Noteholder or the series
2006-PWR12 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o    require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the 1675
               Broadway Loan Group or the related pooled mortgage loan
               intercreditor agreement or any other provision of the series
               2006-PWR12 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
               Standard;

          o    result in an adverse tax consequence for the trust fund; or

          o    expand the scope of the applicable master servicer's or the applicable special servicer's responsibilities under the series
               2006-PWR12 pooling and servicing agreement.

          Unless a 1675 Broadway Change of Control Event exists:

          o    the 1675 Broadway Non-Pooled Subordinate Noteholder will have the right to appoint and remove the applicable special servicer for the 1675 Broadway Loan Group as described under "--Right to
               Appoint Special Servicer" below;

          o    neither the applicable master servicer nor the applicable special servicer may enter into any sub-servicing agreement with respect to the 1675 Broadway Loan Group without the consent of the 1675
               Broadway Non-Pooled Subordinate Noteholder;

          o    the 1675 Broadway Non-Pooled Subordinate Noteholder may require the applicable master servicer or the applicable special servicer to terminate any particular sub-servicing agreement with respect to the 1675 Broadway Loan Group; and

          o    if PAR is no longer a master servicer, the 1675 Broadway
               Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

               1.   appoint a sub-servicer, acceptable to the 1675 Broadway
                    Non-Pooled Subordinate Noteholder in its sole discretion,
                    with respect to the 1675 Broadway Loan Group, and

               2.   delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding
                    master servicing fee that is in excess of a reasonable
                    primary servicing fee), with respect to the 1675 Broadway
                    Loan Group to that sub-servicer.

          For so long as a 1675 Broadway Change of Control Event exists, the foregoing rights of the 1675 Broadway Non-Pooled Subordinate Noteholder with respect to the 1675 Broadway Loan Group will instead be exercisable by the series 2006-PWR12 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

                                      S-137

          The initial 1675 Broadway Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

          The 1675 Broadway Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2006-PWR12 certificateholders. It has no obligations to the series 2006-PWR12 certificateholders and may act solely in its own interests. No series 2006-PWR12 certificateholder may take any action against the 1675 Broadway Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

          Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2006-PWR12 pooling and servicing agreement, in connection with the special servicing of the 1675 Broadway Loan Group only, at any time prior to the occurrence of a 1675 Broadway Change of Control Event, the holder of the 1675 Broadway Non-Pooled Subordinate Loan may remove the existing special servicer for the 1675 Broadway Loan Group, with or without cause, and appoint a successor to the special servicer for the 1675 Broadway Loan Group, in which case the designated party will be the special servicer for the 1675
Broadway Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating
Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR12 certificates.

          Cure and Purchase Rights. The 1675 Broadway Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a 1675 Broadway Change of Control Event has occurred, to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine "cure events" over the life of the 1675 Broadway Loan Group, more than three consecutive "cure events" or more than six "cure events", whether or not consecutive, in any
12-month period. In addition, the 1675 Broadway Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a 1675 Broadway Change of Control Event has occurred, to purchase the 1675 Broadway Pooled Mortgage
Loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the 1675 Broadway Loan Group has occurred and the
1675 Broadway Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

          The Tuscany Plaza Loan Group

          The Tuscany Plaza Pooled Mortgage Loan and the Tuscany Plaza
Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Tuscany Plaza Mortgaged Property. The
Tuscany Plaza Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR12 pooling and servicing agreement.
The Tuscany Plaza Non-Pooled Subordinate Loan has the same maturity date as the
Tuscany Plaza Pooled Mortgage Loan and an interest rate equal to the greater of
7.50% per annum and a fluctuating rate per annum equal to the sum of the one-month LIBOR rate plus 4.00%, as such rate may be adjusted on a monthly basis. The one-month LIBOR rate is not subject to a cap. Set forth below is a general description of the rights granted to the Tuscany Plaza Non-Pooled
Subordinate Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR12 pooling and servicing agreement.

          Application of Funds. For so long as there exists and is continuing with respect to the Tuscany Plaza Loan Group (i) a monetary event of default or
(ii) any material non-monetary event of default, the related intercreditor agreement requires that all amounts received in respect of those loans
(excluding certain required reserves; proceeds, awards or settlements to be applied to the restoration or repair of the Tuscany Plaza Mortgaged Property or released to the related borrower; and reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the Tuscany Plaza Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than
Default Interest) and principal (until such amounts have been paid in full)
payable on the Tuscany Plaza Pooled Mortgage Loan prior to paying interest or principal to the holder of the Tuscany Plaza Non-Pooled Subordinate Loan.

          Approval and Consultation Rights. Except under the circumstances described below in this "The Tuscany Plaza Loan Group" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the Tuscany Plaza Non-Pooled Subordinate Noteholder
prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the

                                      S-138

event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-PWR12 certificateholders and the Tuscany Plaza Non-Pooled Subordinate Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the Tuscany Plaza Non-Pooled Subordinate
Noteholder's response. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the
Tuscany Plaza Non-Pooled Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, notified the Tuscany Plaza Non-Pooled Subordinate Noteholder in
writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the Tuscany Plaza Loan Group; and (ii) for 30 days following the first such notice, the Tuscany Plaza Non-Pooled Subordinate Noteholder has
objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

          In addition, the applicable master servicer or special servicer, as applicable, is required to consult with the Tuscany Plaza Non-Pooled Subordinate
Noteholder on a non-binding basis with respect to proposals to take any significant action with respect to the Tuscany Plaza Loan Group or the Tuscany
Plaza Mortgaged Property and consider alternative actions recommended by the
Tuscany Plaza Non-Pooled Subordinate Noteholder (but may, in its discretion acting in accordance with the Servicing Standard reject any advice, objection or recommendation by the Tuscany Plaza Non-Pooled Subordinate Noteholder) in
connection with (i) any adoption or implementation of a business plan submitted by the related borrower with respect to the Tuscany Plaza Mortgaged Property,
(ii) the execution or renewal of any lease (if a lender approval is provided for in the related loan documents), (iii) the release of any escrow held in conjunction with the Tuscany Plaza Mortgage Loan to the related borrower not expressly required by the loan documents, (iv) material alterations on the
Tuscany Plaza Mortgaged Property, if approval by the lender is required by the related loan documents, or (v) the waiver of any notice provision related to prepayment of all or any portion of the Tuscany Plaza Mortgage Loan. These non-binding consultation rights, however, do not limit any rights (if any) that the Tuscany Plaza Non-Pooled Subordinate Noteholder may otherwise then have in connection with a Material Action.

          If and for so long as any Tuscany Plaza Change of Control Event exists, then the Tuscany Plaza Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Tuscany Plaza Loan Group"
section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the Tuscany
Plaza Non-Pooled Subordinate Noteholder with respect to any Material Action related to the Tuscany Plaza Loan Group. Instead, the series 2006-PWR12 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2006-PWR12 controlling class representative with respect to any Material Action related to the Tuscany Plaza Loan Group.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the Tuscany Plaza Non-Pooled Subordinate Noteholder or the series
2006-PWR12 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o    require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the
               Tuscany Plaza Loan Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series
               2006-PWR12 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
               Standard; or

          o    result in an adverse tax consequence for the trust fund.

          The initial Tuscany Plaza Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor, mortgage loan seller, the applicable master servicer and the applicable special servicer.

          The Tuscany Plaza Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2006-PWR12 certificateholders. It has no obligations to the series 2006-PWR12 certificateholders and may act solely in its own interests. No series 2006-PWR12 certificateholder may take any action against the Tuscany Plaza Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

                                      S-139

          Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2006-PWR12 pooling and servicing agreement, in connection with the special servicing of the Tuscany Plaza Loan Group only, at any time prior to the occurrence of a Tuscany Plaza Change of Control Event, the holder of the Tuscany Plaza Non-Pooled Subordinate Loan may remove the existing special servicer for the Tuscany Plaza Loan Group, with or without cause, and appoint a successor to the special servicer for the Tuscany Plaza Loan Group, in which case the designated party will be the special servicer for the Tuscany
Plaza Loan Group. However, that appointment will be subject to, as applicable, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR12 certificates.

          Cure and Purchase Rights. The Tuscany Plaza Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a Tuscany Plaza Change of Control Event has occurred, to cure a monetary event of default or other event of default that may be cured by the payment of money within 5 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than six "cure events" over the life of the Tuscany Plaza Loan Group and no single "cure event" may exceed three consecutive months. In addition, the Tuscany Plaza Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a Tuscany Plaza Change of Control Event has occurred, to purchase the Tuscany Plaza Pooled Mortgage
Loan (in whole but not in part) for a purchase price generally equal to the
Purchase Price if (i) any principal or interest payment on the Tuscany Plaza
Loan Group is 10 or more days delinquent, (ii) the Tuscany Plaza Loan Group has been accelerated, (iii) the principal balance of the Tuscany Plaza Loan Group is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or (v) an event of default under the Tuscany Plaza Loan Group occurs and continues and the Tuscany Plaza Loan Group becomes specially serviced. The purchase price will not include any amount in respect of advances that were reimbursed out of general collections of the Trust Fund or any prepayment premium, exit fee, default interest or late charge.

          OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

          Existing (Mezzanine and Similar Financing)

          The following table summarizes information regarding mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                                                                               TRANSFER OF MORE THAN
                                                                                               49% INTEREST IN OTHER   OTHER LOAN IS
                     % OF      ORIGINAL     OTHER LENDER HAS   OTHER LENDER  OTHER LENDER HAS    LOAN IS PROHIBITED      PRESENTLY
                    INITIAL    PRINCIPAL    EXECUTED OR WILL     HAS CURE     DEFAULTED LOAN   WITHOUT RATING AGENCY      HELD BY
     MORTGAGE      MORTGAGE    AMOUNT OF        EXECUTE         RIGHTS FOR    PURCHASE OPTION   CONFIRMATION (UNLESS      RELATED
  LOAN/PROPERTY      POOL     MEZZANINE/    INTERCREDITOR OR  MORTGAGE LOAN  FOR THE MORTGAGE      TO A QUALIFIED      MORTGAGE LOAN
 PORTFOLIO NAMES    BALANCE  SIMILAR DEBT  SIMILAR AGREEMENT     DEFAULTS          LOAN             TRANSFEREE)           SELLER
-----------------  --------  ------------  -----------------  -------------  ----------------  ---------------------  -------------

Tower at Erieview    2.1%     $8,566,308          Yes              Yes              Yes                 Yes                 No

          Except as otherwise indicated in the table:

          o    in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
               qualification of the then current ratings on the series
               2006-PWR12 certificates;

          o    in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium); and

                                      S-140

          o    in cases where the applicable mortgage loan seller is the current holder of the other loan, that seller may sell or transfer the loan at any time in its sole discretion.

          Permitted In Future (Secured Financing and Mezzanine and Similar
Financing)

          The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur secondary financing secured by the mortgaged property and/or mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower:

                                                                                               MINIMUM       MAXIMUM     MORTGAGE
                                                                                            COMBINED DEBT   COMBINED      LENDER
                                                                             OTHER LENDER      SERVICE         LTV      ALLOWED TO
                                 % OF                             MAXIMUM    MUST EXECUTE  COVERAGE RATIO   RATIO OF      REQUIRE
                                INITIAL                          PRINCIPAL  INTERCREDITOR    OF MORTGAGE    MORTGAGE      RATING
   MORTGAGE LOAN/PROPERTY      MORTGAGE        TYPE OF DEBT        AMOUNT     OR SIMILAR      LOAN AND      LOAN AND      AGENCY
      PORTFOLIO NAMES        POOL BALANCE        PERMITTED       PERMITTED    AGREEMENT      OTHER LOAN    OTHER LOAN  CONFIRMATION
---------------------------  ------------  --------------------  ---------  -------------  --------------  ----------  ------------

1675 Broadway                    7.5%         Mezzanine (1)         (1)          Yes            1.25x          N/A          Yes
The Coliseum Center              0.7%           Mezzanine           (2)          Yes            1.10x          80%          Yes
Broken Sound Portfolio           2.3%           Mezzanine           N/A          Yes            1.15x          75%          Yes
InTown Suites Portfolio          1.0%           Mezzanine           N/A          Yes            1.20x          80%          Yes
Baylor Medical Plaza and
   Baylor Surgicare
   Grapevine                     0.8%          Mezzanine (3)        N/A          Yes            1.20x          80%          Yes
Marriott Courtyard Solana
   Beach                         0.7%           Mezzanine           N/A          Yes            1.40x          70%          No
Nicolet Office Center            0.5%           Mezzanine           N/A          No             1.20x          80%          Yes
Tri-City Pavilion                0.5%           Mezzanine           N/A          Yes            1.20x          75%          Yes
Bellflower Shopping Center       0.4%           Mezzanine           (2)          Yes            1.10x          80%          Yes
Best Western Miramar             0.4%           Mezzanine           N/A          Yes            1.40x          70%          No
Micron Building                  0.4%         Mezzanine (4)         (2)          Yes            1.20x          85%          Yes
College Park Apartments          0.4%        Property-Secured       N/A          No             1.25x          75%          Yes
1300 Virginia Drive              0.4%           Mezzanine           N/A          Yes            1.07x          85%          Yes
Laurel Commons                   0.3%        Property-Secured       N/A          No             1.25x          80%          Yes
Thomas Road Project              0.3%      Property-Secured (5)     N/A          Yes             (5)           (5)          Yes
                                                   and
                                                Mezzanine           N/A          Yes            1.20x          75%          Yes
Best Western Porterville         0.3%           Mezzanine           N/A          Yes            1.40x          70%          No
Howard Johnson San Diego         0.3%           Mezzanine           N/A          Yes            1.40x          70%          No
Days Inn Mission Bay             0.3%           Mezzanine           N/A          Yes            1.40x          70%          No
Days Inn Encinitas               0.3%           Mezzanine           N/A          Yes            1.40x          70%          No
100 Tamal Plaza                  0.2%           Mezzanine           N/A          Yes            1.25x          75%          Yes
Hidden Lakes Center              0.2%        Property-Secured       N/A          No             1.35x          75%          Yes
Bonita Commerce Center           0.2%        Property-Secured       N/A          No             1.35x          75%          Yes
North Ranch Plaza                0.2%           Mezzanine           N/A          Yes            1.30x          75%          No

(1)  The amount of debt permitted to be incurred on any date is constrained by applicable debt service coverage ratio and/or loan-to-value ratio requirements but in no event may exceed $10,000,000.

(2)  The amount of debt permitted to be incurred on any date is constrained by applicable debt service coverage ratio and/or loan-to-value ratio requirements.

(3)  The indebtedness is permitted only in connection with the construction of certain expansion space.

                                      S-141

(4)  The indebtedness is permitted only in connection with a sale of the related mortgaged property.

(5)  The related borrower is permitted to incur secured subordinate indebtedness in the future in connection with the construction of an additional flex building (with approximately 5,700 square feet of space) on the premises, subject to the satisfaction of certain conditions, including: (i) the debt service coverage ratio of the additional building must be at least 1.20x with respect to the subordinate indebtedness only; (ii) the subordinate indebtedness must have a maturity date that is co-terminous with the related pooled mortgage loan; (iii) the subordinate lender must be approved by the holder of the pooled mortgage loan; (iv) the subordinate lender must execute intercreditor documentation satisfactory to the holder of the pooled mortgage loan; and (v) if required by the holder of the pooled mortgage loan, the borrower must cause to be delivered a confirmation from the Rating Agencies to the effect that the incurrence of the indebtedness will not result in a qualification, downgrade or withdrawal of any of the ratings on the series 2006-PWR12 certificates.

          Additional Related Information

          In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

          See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

          The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

          Other Additional Financing

          With respect to thirty seven (37) pooled mortgage loans, representing
5.3% of the initial mortgage pool balance (consisting of thirty two (32) pooled mortgage loans in loan group 1, representing 4.9% of the initial loan group 1 balance, and five (5) pooled mortgage loans in loan group 2, representing 8.5%
of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

          The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1675
Broadway, representing 7.5% of the initial mortgage pool balance (and 8.2% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its affiliates in an amount up to $5,000,000, provided that, among other conditions, a subordination agreement acceptable to the mortgage lender is delivered.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Tuscany
Plaza, representing 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from a borrower principal in an amount up to $1,000,000, provided that, among other conditions, a subordination agreement acceptable to the mortgage lender is delivered and the intercompany debt is for a term not to exceed 90 days.

                                      S-142

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Data Point, representing 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its members and affiliates, provided that, among other conditions, a subordination agreement acceptable to the holder of the pooled mortgage loan is delivered, the amount of the intercompany debt does not exceed $2,000,000 and the subordinate debt is not subsequently transferred without approval of the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bellevue
Plaza, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness in an amount up to $250,000 for working capital purposes, provided that, among other conditions, a subordination agreement acceptable to the mortgage lender is delivered.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Radisson
Hotel - Kenosha, representing 0.3% of the initial mortgage pool balance (and
0.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate debt from its members, provided that, among other conditions, a subordinate agreement acceptable to the mortgage lender is delivered and the intercompany debt does not exceed $700,000.

          We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

          Additional Collateral.

          One hundred eighty seven (187) pooled mortgage loans, representing
84.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 160 pooled mortgage loans in loan group 1, representing 83.3% of the initial loan group 1 balance, and 27 pooled mortgage loans in loan group 2, representing
95.9% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

          Cash Management Agreements/Lockboxes.

          Fifty five (55) pooled mortgage loans, representing 50.2% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty four
(54) pooled mortgage loans in loan group 1, representing 54.4% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 9.2% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically

                                      S-143

               contemplate application to sums payable under the related
               mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account
               controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable
               servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
               Date, and no lockbox is contemplated to be established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

          Hazard Insurance.

          See "Servicing of the Mortgage Loans Under the Series 2006-PWR12
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

          Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

                                      S-144

          If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

          Tenant Matters.

          Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

          o    Forty (40) mortgaged properties representing security for 11.0%
               of the initial mortgage pool balance (and for 11.8% of the initial loan group 1 balance, and 2.7% of the initial loan group
               2 balance), are either wholly owner-occupied or leased to a single tenant.

          o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

          o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

          o    Certain of the multifamily rental properties receive rent
               subsidies from the United States Department of Housing and Urban
               Development under its Section 8 program or otherwise.

          o    Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

          o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

          o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
               foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure.

          o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
               affiliated with the related borrower.

          o    Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus
               supplement, securing 1.6% of the initial mortgage pool balance
               (and 1.8% of the initial loan group 1 balance). A portion of other mortgaged properties may be utilized as a medical office.
               The performance of a medical office property may depend on (i)
               the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment)
               from such insurers could adversely affect cash flow at such mortgaged property.

          In addition, with respect to the mortgaged property identified on
Appendix B to this prospectus supplement as Baylor Surgicare Grapevine, which represents security for approximately 0.3% of the initial pool balance (and 0.3%
of the initial loan group 1 balance), and which is cross-defaulted and cross-collateralized with the mortgaged property identified

                                      S-145

on Appendix B to this prospectus supplement as Baylor Medical Plaza, which represents security for approximately 0.5% of the initial pool balance (and 0.6%
of the initial loan group 1 balance), the sole tenant has an option to purchase the Baylor Surgicare Grapevine mortgaged property upon the occurrence of certain trigger events, including specified casualty and condemnation events, the expiration of current lease term (which occurs more than five years after the loan's ARD) or a continuing landlord default. If the purchase option is so exercised, the Baylor Surgicare Grapevine mortgaged property may be released upon payment of the related pooled mortgage loan in full, including applicable prepayment charges.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

          Appraisals.

          In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties" in this prospectus supplement.

          Environmental Assessments.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of one (1) mortgaged property, representing security for 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), for which the related environmental assessment is more than 12 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the Mortgaged
Properties May Subject the Trust Fund to Liability Under Federal and State Laws,
Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result
in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

          Property Condition Assessments.

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus

                                      S-146

supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

          Seismic Review Process.

          In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

          Zoning and Building Code Compliance.

          Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

          Environmental Insurance.

          Thirty (30) mortgaged properties, securing 5.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing 5.7% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 3.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2006-PWR12 certificates, will have been paid in full.

          In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

          o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

                                      S-147

          o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
               appropriate party reported those conditions to the government in accordance with applicable law.

          With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Ardmore West Shopping Center, which represents security for approximately 1.0% of the initial pool balance (and 1.1% of the initial loan group 1 balance), a pollution legal liability environmental insurance policy naming the lender as the insured was provided by the borrower in lieu of an environmental indemnity with a limit of liability of $10,500,000, with a $50,000 deductible. However, the policy does not cover contamination to either soil or groundwater from dry cleaning constituents. The lender and its successors and assigns is named as "additional insured" on the policy. The policy will remain in effect during the loan term of 10 years.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bellevue
Plaza, which represents security for approximately 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), a pollution limited liability environmental impairment policy was provided by the borrower, with a policy limit of $2,500,000 for remediation costs relating to documented soil and ground water impact from an on-site dry cleaning business at the property. The policy expires on February 13, 2006, prior to the maturity date, but the borrower is obligated to keep a policy in place during the term of the loan.
There is a $50,000 deductible for each claim.

          The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

          The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

          The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

          Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

          In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

          Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2006-PWR12 certificates, will have been issued.

LOAN PURPOSE

          Fifty nine (59) pooled mortgage loans, representing 35.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 57 pooled mortgage loans in loan group 1, representing 37.8% of the initial loan group 1 balance,

                                      S-148

and 2 pooled mortgage loans in loan group 2, representing 12.8% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred fifty four (154) pooled mortgage loans, representing 64.6% of the initial mortgage pool balance (which pooled mortgage loans consist of 128 pooled mortgage loans in loan group 1, representing 62.2% of the initial loan group 1 balance, and 26 pooled mortgage loans in loan group 2, representing 87.2% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix
B, Appendix C and Appendix D:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that includes one or more Non-Pooled
               Subordinate Loans reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on those Non-Pooled Subordinate Loans. The debt service coverage ratio information for the pooled mortgage loans
               contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

               In connection with the calculation of DSCR, in determining
               Underwritten Net Cash Flow for a mortgaged property, the
               applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating
               information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten
               Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective
               borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating
               statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain
               adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by

                                      S-149

               one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar
               properties.

               Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.
               No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
               are references to "LTV Ratio at Maturity" and references to
               "Remaining Term" are references to "Stated Remaining Term to
               Maturity or ARD". For purposes of this prospectus supplement
               (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
               Appendix C and Appendix D, the "Cut-off Date Loan-to-Value
               Ratio", "LTV Ratio at Maturity" or "Stated Remaining Term to
               Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that includes one or more
               Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on those Non-Pooled Subordinate Loans. The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on those Non-Pooled Subordinate Loans.
               Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group.

          (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

          (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

                                      S-150

          (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its
               obligations under the related lease.

          (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments,
               including balloon payments, will be distributed to investors in the respective months in which those payments are due.

          The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

          On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

          With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2006-PWR12 pooling and servicing agreement.

          If--

          o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
               and

          o    that omission or defect materially and adversely affects the interests of the series 2006-PWR12 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR12 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2006-PWR12 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The

                                      S-151

rights of the series 2006-PWR12 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

          The series 2006-PWR12 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

          As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

          o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

               1.   the identification of the related mortgaged property,

               2.   the cut-off date principal balance of the mortgage loan,

               3.   the amount of the monthly debt service payment,

               4.   the mortgage interest rate, and

               5.   the maturity date and the original and remaining term to
                    stated maturity (or, in the case of an ARD Loan, the
                    anticipated repayment date and the original and remaining
                    term to that date).

          o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

          o    Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Subordinate and/or Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

          o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy,
               insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
               (2) general principles of equity, and except that certain
               provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the
               mortgagee's realization of the principal benefits and/or security provided thereby.

          o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

          o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the

                                      S-152

               issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

               1.   Permitted Encumbrances, and

               2.   the discussion under "Certain Characteristics of the
                    Mortgage Pool--Subordinate and/or Other Financing" above.

          o    The proceeds of the pooled mortgage loan have been fully
               disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

          o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

          o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan
               (except in any such case where (1) an escrow of funds or
               insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

          The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

          The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2006-PWR12 pooling and servicing agreement. If--

          o    there exists a breach of any of the above-described
               representations and warranties made by a mortgage loan seller,
               and

          o    that breach materially and adversely affects the interests of the series 2006-PWR12 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR12 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2006-PWR12 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

          o    cure the material breach or the material document defect in all material respects;

          o    repurchase the affected pooled mortgage loan at the applicable
               Purchase Price; or

                                      S-153

          o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the series 2006-PWR12 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

               1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

               2.   is acceptable to the series 2006-PWR12 controlling class
                    representative.

          If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

          o    the Purchase Price, exceeds

          o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

          If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

          o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the
               provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement,
               and

          o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

               o    the debt service coverage ratio for all those other loans
                    (excluding the affected loan(s)) for the four calendar
                    quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt
                    service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement,
                    (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

               o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                    Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                    loan(s)) at the time of repurchase or replacement, and (C)
                    75%.

          The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2006-PWR12 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

                                      S-154

          No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

          A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

          Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

    SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2006-PWR12 POOLING AND
                              SERVICING AGREEMENT

GENERAL

          The servicing and administration of the mortgage loans and any REO
Properties in the trust fund will be governed by the series 2006-PWR12 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the
Series 2006-PWR12 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2006-PWR12 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for
additional important information regarding provisions of the series 2006-PWR12 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

          Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Wells Fargo Bank,
National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc., Principal
Commercial Funding II, LLC, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company to us for deposit into the trust fund (and any related
Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC and
Principal Commercial Funding, LLC to us for deposit into the trust fund.
Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

          ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, other than the 1675 Broadway Loan Group and the Tuscany Plaza Loan Group. Prudential
Asset Resources, Inc. will act as special servicer with respect to the 1675
Broadway Loan Group and the Tuscany Plaza Loan Group.

          In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC, Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and
Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2006-PWR12 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2006-PWR12 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2006-PWR12 pooling and servicing agreement.

          The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO
Properties for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

                                     S-155

          In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2006-PWR12
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

          o    all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

          o    all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

          If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

          Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property for which it is the applicable special servicer.

          The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing
Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

          None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-PWR12 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

          For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage
Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the
Trust-Serviced Mortgage Loan Groups and any related REO Property are to be conducted for the benefit of the series 2006-PWR12 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

          The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and
the Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2006-PWR12 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

          The master servicing fee:

          o    will be earned with respect to each and every pooled mortgage loan, including--

               1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

                                     S-156

               2.   each such pooled mortgage loan, if any, as to which the
                    corresponding mortgaged property has become an REO Property,
                    and

               3.   each such pooled mortgage loan as to which defeasance has
                    occurred; and

          o    in the case of each such pooled mortgage loan, will--

               1.   be calculated on the same interest accrual basis as that
                    pooled mortgage loan, which will be a 30/360 Basis or an
                    Actual/360 Basis, as applicable,

               2.   accrue at a master servicing fee rate, on a loan-by-loan
                    basis,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

               4.   be payable monthly to the applicable master servicer from
                    amounts received with respect to interest on that pooled
                    mortgage loan.

          Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

          If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

          The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

          Prepayment Interest Shortfalls. The series 2006-PWR12 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment
Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2006-PWR12 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

          Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under
"Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2006-PWR12 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the
Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

          Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third or fifth day of each month, if the pooled mortgage

                                     S-157

loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the Available Distribution
Amount for the distribution date occurring in that month (a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2006-PWR12 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third or fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the
Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

          Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

          Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

                                     S-158

          Special Servicing Fee. The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan serviced by the
                    applicable special servicer, if any, and

               2.   each mortgage loan serviced by the applicable special
                    servicer, if any, as to which the corresponding mortgaged
                    property has become an REO Property;

          o    in the case of each mortgage loan described in the foregoing bullet, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a special servicing fee rate of 0.25% per annum,
                    and

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
               Properties that are on deposit in the master servicers'
               collection accounts from time to time.

          Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

          The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

          If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2006-PWR12 certificateholders.

                                     S-159

          Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

          In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2006-PWR12 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

          Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-PWR12 certificateholders.

          Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2006-PWR12 pooling and servicing agreement:

          o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2006-PWR12 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

          o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

          o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

          Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

          o    will be entitled to retain any interest or other income earned on those funds, and

          o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

          No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

                                     S-160

          Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2006-PWR12 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2006-PWR12 pooling and servicing agreement.

          Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2006-PWR12 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

          The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

          If a master servicer is required under the series 2006-PWR12 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

          o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

          o    if the failure continues for one more business day, to make the servicing advance.

          Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person - including the holder of any related Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on

                                     S-161

the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2006-PWR12 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR12 certificates on that distribution date.

          Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

          The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO
Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-PWR12 certificateholders (or, if a Trust-Serviced Mortgage Loan
Group is involved, the best interest of the series 2006-PWR12 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole.
In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

          The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby

                                     S-162

reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default
Interest and late payment charges will be de minimis.

THE SERIES 2006-PWR12 CONTROLLING CLASS REPRESENTATIVE

          Controlling Class. As of any date of determination, the controlling class of series 2006-PWR12 certificateholders will be the holders of the most subordinate class of series 2006-PWR12 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-PWR12 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-PWR12 certificateholders will be the holders of the most subordinate class of series
2006-PWR12 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2006-PWR12 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

          Appointment of Controlling Class Representative. The holders of series
2006-PWR12 certificates representing more than 50% of the total principal balance of the series 2006-PWR12 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2006-PWR12 controlling class representative. The series 2006-PWR12 controlling class representative may resign at any time. ARCap REIT, Inc., an affiliate of the parent of the initial general special servicer is expected to be the initial series 2006-PWR12 controlling class representative.

          Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must, in general, deliver to the series 2006-PWR12 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

          o    a summary of the status of the subject specially serviced
               mortgage loan and any negotiations with the related borrower;

          o    a discussion of the general legal and environmental
               considerations reasonably known to the applicable special
               servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series
               2006-PWR12 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

          o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

          o    a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

          o    the appraised value of the related mortgaged property or
               properties, together with the assumptions used in the calculation thereof; and

          o    such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

                                     S-163

          The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2006-PWR12 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2006-PWR12 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

          The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2006-PWR12 controlling class representative may reject the report if--

          o    the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2006-PWR12 certificateholders or (if a Trust-Serviced Mortgage Loan Group is involved) the related
               Trust-Serviced Non-Pooled Noteholder, and

          o    it has made a reasonable effort to contact the series 2006-PWR12 controlling class representative.

          The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

          In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any
Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2006-PWR12 controlling class representative and the series 2006-PWR12 controlling class representative has consented (or failed to object) thereto in writing within ten
(10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

          However, the applicable special servicer may take any Material Action without waiting for the response of the series 2006-PWR12 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2006-PWR12 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled
Noteholder, as a collective whole.

          Furthermore, the series 2006-PWR12 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties or as to which provision is otherwise made in the series 2006-PWR12 pooling and servicing agreement.

          In the case of the 1675 Broadway Loan Group, the series 2006-PWR12 controlling class representative will generally not have the rights otherwise described above unless a 1675 Broadway Change of Control Event exists.

          In the case of the Tuscany Plaza Loan Group, the series 2006-PWR12 controlling class representative will generally not have the rights otherwise described above unless a Tuscany Plaza Change of Control Event exists.

          Notwithstanding the provisions described above, the series 2006-PWR12 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

          o    require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2006-PWR12 pooling and servicing
               agreement, including that party's obligation to act in accordance with the Servicing Standard;

                                     S-164

          o    result in an adverse tax consequence for the trust fund;

          o    expose the trust, the parties to the series 2006-PWR12 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

          o    materially expand the scope of a master servicer's or the
               applicable special servicer's responsibilities under the series
               2006-PWR12 pooling and servicing agreement.

          Also notwithstanding the foregoing, the 1675 Broadway Loan Group special servicer will not be obligated to obtain the approval of or accept direction from the series 2006-PWR12 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the 1675 Broadway Loan Group, or to even prepare any asset status report with respect to the 1675 Broadway Loan Group, or otherwise obtain approval of or accept direction from the 2006-PWR12 controlling class representative with respect to any Material Action involving the 1675 Broadway Loan Group, unless a
1675 Broadway Change of Control Event has occurred and is continuing. Instead, the 1675 Broadway Loan Group special servicer will be required to obtain the approval of or accept direction from the 1675 Broadway Non-Pooled Subordinate
Noteholder. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2006-PWR12 controlling class representative with respect to the 1675 Broadway Loan Group if those loans become specially serviced.

          Also notwithstanding the foregoing, the Tuscany Plaza Loan Group special servicer will not be obligated to obtain the approval of or accept direction from the series 2006-PWR12 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the Tuscany Plaza Loan Group, or to even prepare any asset status report with respect to the Tuscany Plaza Loan Group, or otherwise obtain approval of or accept direction from the 2006-PWR12 controlling class representative with respect to any Material Action involving the Tuscany Plaza Loan Group, unless a
Tuscany Plaza Change of Control Event has occurred and is continuing. Instead, the Tuscany Plaza Loan Group special servicer will be required to obtain the approval of or accept direction from the Tuscany Plaza Non-Pooled Subordinate
Noteholder. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2006-PWR12 controlling class representative with respect to the Tuscany Plaza Loan Group if those loans become specially serviced.

          When reviewing the rest of this "Servicing Under the Series 2006-PWR12
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2006-PWR12 controlling class representative discussed above could have on the actions of the applicable special servicer.

          Liability to Borrowers. In general, any and all expenses of the series
2006-PWR12 controlling class representative are to be borne by the holders of the series 2006-PWR12 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2006-PWR12 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment)
determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

          Liability to the Trust Fund and Certificateholders. The series
2006-PWR12 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-PWR12 certificates, may act solely in the interests of the holders of the controlling class of series 2006-PWR12 certificates, does not have any duty to the holders of any class of series 2006-PWR12 certificates other than the controlling class of series 2006-PWR12 certificates and may take actions that favor the interests of the holders of the controlling class of series
2006-PWR12 certificates over those of other classes of series 2006-PWR12 certificates. It will have no liability to any other series 2006-PWR12 certificateholders for having acted as described above and those other series
2006-PWR12 certificateholders may not take any action against it for having acted as described above.

          Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2006-PWR12 pooling and servicing agreement or any particular mortgage loan, the series 2006-PWR12 controlling

                                     S-165

class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2006-PWR12 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2006-PWR12 controlling class representative), the applicable special servicer on behalf of the trust must (subject to the provisions described under "Description of the Pooling and Servicing
Agreements--Some Matters Regarding the Servicer and the Depositor" in the
accompanying prospectus) assume the defense of any such claim against the series
2006-PWR12 controlling class representative; provided, however, that no judgment against the series 2006-PWR12 controlling class representative shall be payable out of the trust fund.

TRUST-SERVICED NON-POOLED NOTEHOLDER OF THE 1675 BROADWAY LOAN GROUP

          The holders of the subordinate non-pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
1675 Broadway will have the approval and other rights described under
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Subordinate and/or Other Financing--Split Loan Structures--The 1675
Broadway Loan Group" in this prospectus supplement.

TRUST-SERVICED NON-POOLED NOTEHOLDER OF THE TUSCANY PLAZA LOAN GROUP

          The holders of the subordinate non-pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Tuscany Plaza will have the approval and other rights described under
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Subordinate and/or Other Financing--Split Loan Structures--The Tuscany
Plaza Loan Group" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICERS

          The series 2006-PWR12 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series
2006-PWR12 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR12 certificates.
Notwithstanding the foregoing, in the case of the 1675 Broadway Loan Group and the Tuscany Plaza Loan Group, the related Non-Pooled Subordinate Noteholder will have the right to replace the existing special servicer with respect to the applicable Mortgage Loan Group, with or without cause, and appoint a successor to that special servicer (subject to confirmation from each of the Rating
Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR12 certificates). However, if a 1675 Broadway Change of Control
Event or a Tuscany Plaza Change of Control Event exists, then the series
2006-PWR12 controlling class representative will be entitled to exercise that right with respect to the applicable Mortgage Loan Group (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR12 certificates). For additional information, see "Servicing of the Mortgage Loans Under the Series
2006-PWR12 Pooling and Servicing Agreement--The Series 2006-PWR12 Controlling
Class Representative" and "Description of the Mortgage Pool--Subordinate and/or
Other Financing--Split Loan Structures--The 1675 Broadway Loan Group" and "--The
Tuscany Plaza Loan Group" in this prospectus supplement.

MAINTENANCE OF INSURANCE

          In the case of each mortgage loan, the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings)
for the related mortgaged property:

                                     S-166

          o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          o    all other insurance coverage as is required, or (subject to the
               Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

          o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or
               environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates);
               and

          o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii)
               not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for
               properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently)
               than annually).

          Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2006-PWR12 pooling and servicing agreement described above under "--The Series 2006-PWR12 Controlling Class
Representative--Rights and Powers of Controlling Class Representative"). The
applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

          With respect to each specially serviced mortgage loan and REO
Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required
Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

                                     S-167

          If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by S&P, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

          Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          In connection with each pooled mortgage loan, the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds
(either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those
Rating Agencies, as the case may be, to the series 2006-PWR12 certificates.
Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2006-PWR12 pooling and servicing agreement and/or Mortgage Loan Group
Intercreditor Agreement described above under "--The Series 2006-PWR12
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool --Subordinate and/or Other Financing--Split Loan
Structures--The 1675 Broadway Loan Group" and "--The Tuscany Plaza Loan Group".

TRANSFERS OF INTERESTS IN BORROWERS

          Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

          o    the subject mortgage loan is a pooled mortgage loan that alone -
               or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
               Balance); has a cut-off date principal balance in excess of
               $20,000,000; or

                                     S-168

               has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate
               mortgage pool balance; and

          o    the transfer is of an interest in the borrower of greater than
               49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2006-PWR12 certificates. In addition, the series 2006-PWR12 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

          o    modify, waive or amend any term of any mortgage loan;

          o    extend the maturity of any mortgage loan;

          o    defer or forgive the payment of interest (including Default
               Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

          o    defer or forgive the payment of late payment charges on any mortgage loan;

          o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

          o    permit the release, addition or substitution of collateral securing any mortgage loan; or

          o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

          The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2006-PWR12 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Subordinate and Other Financing--Split Loan Structure--
The 1675 Broadway Loan Group" and "-- The Tuscany Plaza Loan Group" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

          o    Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional
               Interest and (b) with respect to certain routine matters.

          o    With limited exceptions generally involving the waiver of Default
               Interest and late payment charges, the applicable special
               servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

               1.   affect the amount or timing of any related payment of
                    principal, interest or other amount payable under the
                    mortgage loan, or

                                     S-169

               2.   in the judgment of the applicable special servicer,
                    materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2006-PWR12 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced
               Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

          o    As regards modifications, waivers and amendments of a
               Trust-Serviced Mortgage Loan Group:

               1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan
                    Group, any payments on and proceeds of that Trust-Serviced
                    Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan
                    Group) in accordance with the allocation and payment
                    priorities set forth in the related Mortgage Loan Group
                    Intercreditor Agreement, such that none of the trust as
                    holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a
                    priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
                    Intercreditor Agreement; and

               2.   in the case of any Mortgage Loan group that also includes a
                    Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to
                    which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

                    (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the
                         waiver, reduction or deferral of the entire
                         corresponding item in respect of the related Non-Pooled
                         Subordinate Loan, and

                    (b)  no reduction of the mortgage rate (exclusive, if
                         applicable, of any portion thereof that represents the
                         rate at which Post-ARD Additional Interest is
                         calculated) of the related pooled mortgage loan will be
                         effected prior to the reduction of the mortgage rate
                         (exclusive, if applicable, of any portion thereof that
                         represents the rate at which Post-ARD Additional
                         Interest is calculated) of the related Non-Pooled
                         Subordinate Loan.

          o    Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

               1.   with certain exceptions, five years after the mortgage
                    loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

               2.   five years prior to the rated final distribution date, and

               3.   if the mortgage loan is secured by a lien solely or
                    primarily on the related borrower's leasehold interest in
                    the corresponding mortgaged property, 20 years or, to the
                    extent consistent with the Servicing Standard, giving due
                    consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                    related ground lease, plus any unilateral options to extend.

          o    Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

               1.   cause any of REMIC I, REMIC II or REMIC III to fail to
                    qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

               2.   result in the imposition of any tax on prohibited
                    transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue
                    Code or the imposition of any

                                     S-170

                    tax on either of the respective grantor trusts related to
                    the class R and class V certificates under the Internal
                    Revenue Code, or

               3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                    Revenue Code.

          o    Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master
               servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

          o    The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first--

               1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts
                    environmental assessments, at the expense of the borrower, that--

                    (a)  the additional or substitute collateral is in
                         compliance with applicable environmental laws and
                         regulations, and

                    (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                         management or disposal of any hazardous materials for
                         which investigation, testing, monitoring, containment,
                         clean-up or remediation would be required under any
                         then applicable environmental laws or regulations; and

               2.   received, at the expense of the related borrower to the
                    extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or
                    substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then
                    assigned by that Rating Agency to a class of series
                    2006-PWR12 certificates.

          o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

          The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

          Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2006-PWR12 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

          All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

                                     S-171

          In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series
2006-PWR12 controlling class representative or, if applicable, the related
Non-Pooled Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

          Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series
2006-PWR12 pooling and servicing agreement, unless--

          o    an appraisal had previously been obtained within the prior twelve months, and

          o    the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

          As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2006-PWR12 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the 1675 Broadway Loan Group and the Tuscany Plaza Loan Group, the determination of whether the trust or the related Non-Pooled Subordinate Noteholder, as applicable, exercises certain control rights with respect to the related loan group. See "Description of the
Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in
this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series
2006-PWR12 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o    any and all Servicing Transfer Events with respect to the
               mortgage loan have ceased, and

          o    no other Servicing Transfer Event or Appraisal Trigger Event has
               occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2006-PWR12 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2006-PWR12 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

          Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

                                     S-172

COLLECTION ACCOUNTS

          General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

          The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

          Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

          Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

          The series 2006-PWR12 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

          If any pooled mortgage loan becomes a Specially Designated Defaulted
Pooled Mortgage Loan, then the applicable special servicer must determine the
Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than
90 days following the applicable special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

          The holder(s) of a majority in principal amount of the series
2006-PWR12 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated
Defaulted Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair
Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2006-PWR12 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option
(and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the
Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

                                     S-173

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to each Pooled Mortgage Loan included in a Trust-Serviced
Mortgage Loan Group is subject to the prior right of one or more Non-Pooled
Subordinate Noteholders to exercise any option to purchase that Pooled Mortgage
Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the Mortgage Pool
--Subordinate and/or Other Financing--Split Loan Structures--The 1675 Broadway
Loan Group" and "-- The Tuscany Plaza Loan Group" above.

          We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

          The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated
Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

          The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2006-PWR12 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

          If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such
REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2006-PWR12 pooling and servicing agreement.

          The applicable special servicer will be required to withdraw from the
REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2006-PWR12 certificateholders entitled to not less than 25% of the series 2006-PWR12 voting rights, or, in the case of the general special servicer, at the direction of the series 2006-PWR12 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series
2006-PWR12 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2006-PWR12 certificateholder or as holder of a

                                     S-174

Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers"
above, the trustee must either:

          o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2006-PWR12 pooling and servicing
               agreement; or

          o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2006-PWR12 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

          The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2006-PWR12 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding
II, LLC, Principal Commercial Funding, LLC or Nationwide Life Insurance Company
to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or
Nationwide Life, as applicable, in its capacity as primary servicer and
Principal Global Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

          Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

          The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2006-PWR12 certificates.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-PWR12 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second, eighth and ninth bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2006-PWR12 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-PWR12 pooling and servicing agreement.

          If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2006-PWR12 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                                     S-175

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 14.7% of the initial mortgage pool balance) and New York (approximately 14.4% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW YORK

          Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the issuance of the offered certificates, Cadwalader, Wickersham
& Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-PWR12 pooling and servicing agreement and assuming the continued qualification of the REMICs formed thereunder, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I,
REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

          The assets of REMIC I will generally include--

          o    the pooled mortgage loans,

          o    any REO Properties acquired on behalf of the series 2006-PWR12 certificateholders (or a beneficial interest in a mortgaged property securing a Pooled Mortgage Loan that is part of a
               Mortgage Loan Group),

                                     S-176

          o    the respective master servicers' collection accounts,

          o    the REO accounts maintained by the special servicers, and

          o    the certificate administrator's distribution account and interest reserve account.

          However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

          For federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II,

          o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
               REMIC III,

          o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X, B, C, D,
               E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

          o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

          o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          For federal income tax reporting purposes, we anticipate that the class __, __, __ and __certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class __, __,
__, __, and __ certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class __, __, and
__certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium"
in the accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2006-PWR12 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

          o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

          o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                                     S-177

          o    there will be no extension of maturity for any mortgage loan in the trust.

          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

          Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

          Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

          In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

                                     S-178

               (1)  the borrower pledges substitute collateral that consist solely of Government Securities;

               (2)  the mortgage loan documents allow that substitution;

               (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                    offering with obligations that are not real estate
                    mortgages; and

               (4)  the release is not within two years of the startup day of the REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

          See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

          Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2006-PWR12 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section

                                     S-179

4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law
No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption
generally exempts from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

          The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

          The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an
               arm's-length transaction with an unrelated party;

          o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or
               Fitch;

          o    the trustee must not be an affiliate of any other member of the
               Restricted Group, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
               underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2006-PWR12 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

          A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

          Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to

                                     S-180

making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of series 2006-PWR12
               certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

          o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which
               Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

          o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal
Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2006-PWR12 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

                                     S-181

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

          The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York,
New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                     S-182

                                     RATINGS

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   MOODY'S   S&P
-----   -------   ---
 A-1      Aaa     AAA
 A-2      Aaa     AAA
 A-3      Aaa     AAA
 A-AB     Aaa     AAA
 A-4      Aaa     AAA
 A-1A     Aaa     AAA
 A-M      Aaa     AAA
 A-J      Aaa     AAA

          Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

          o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date,
               and

          o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the
               distribution date in September 2038, which is the rated final distribution date.

          The ratings on the offered certificates take into consideration--

          o    the credit quality of the pooled mortgage loans,

          o    structural and legal aspects associated with the offered
               certificates, and

          o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          o    the tax attributes of the offered certificates or of the trust fund,

          o    whether or to what extent prepayments of principal may be
               received on the pooled mortgage loans,

          o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

          o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

          o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
               Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

          o    whether and to what extent Default Interest or Post-ARD
               Additional Interest will be received.

                                     S-183

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                     S-184

                                    GLOSSARY

          "1675 Broadway Change of Control Event" means, as of any date of determination, (i) the then outstanding principal balance of the 1675 Broadway
Non-Pooled Subordinate Loan, after giving effect to any realized losses allocable to the 1675 Broadway Non-Pooled Subordinate Loan, minus (ii) any
Appraisal Reduction Amount allocable to the 1675 Broadway Non-Pooled Subordinate
Loan, and Additional Trust Fund Expenses allocable to the 1675 Broadway
Non-Pooled Subordinate Loan, is collectively less than 25% of the difference between (a) the initial principal balance of the 1675 Broadway Non-Pooled
Subordinate Loan and, (b) any payments of principal (whether as scheduled amortization, prepayments or otherwise) on the 1675 Broadway Non-Pooled
Subordinate Loan.

          "1675 Broadway Intercreditor Agreement" means the intercreditor agreement between the initial holders of the 1675 Broadway Pooled Mortgage Loan and the 1675 Broadway Non-Pooled Subordinate Loan.

          "1675 Broadway Loan Group" means, collectively, the 1675 Broadway
Pooled Mortgage Loan and the 1675 Broadway Non-Pooled Subordinate Loan.

          "1675 Broadway Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "1675 Broadway".

          "1675 Broadway Non-Pooled Subordinate Loan" means the loan in the original principal amount of $25,000,000 that is secured by the same mortgage instrument encumbering the 1675 Broadway Mortgaged Property as the 1675 Broadway
Pooled Mortgage Loan and is subordinate in right of payment to the 1675 Broadway
Pooled Mortgage Loan.

          "1675 Broadway Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the 1675 Broadway Non-Pooled Subordinate Loan.

          "1675 Broadway Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $155,000,000 that is secured by the mortgage instrument encumbering the 1675 Broadway Mortgaged Property.

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

          "Additional Trust Fund Expense" means an expense of the trust fund that--

          o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o    is not included in the calculation of a Realized Loss,

          o    is not covered by a servicing advance or a corresponding
               collection from the related borrower, and

          o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2006-PWR12 pooling and servicing agreement).

          We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

                                     S-185

          "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate.

          "Appraisal Reduction Amount" means for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing
                    Under the Series 2006-PWR12 Pooling and Servicing
                    Agreement--Required Appraisals" in this prospectus
                    supplement; and

               2.   the date on which the relevant Appraisal Trigger Event
                    occurred; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of that mortgage loan;

                    (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all
                         unpaid interest, other than any Default Interest and
                         Post-ARD Additional Interest, accrued on that mortgage
                         loan through the most recent due date prior to the date
                         of determination;

                    (c)  all accrued but unpaid special servicing fees with
                         respect to that mortgage loan;

                    (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable
                         special servicer or the trustee with respect to that
                         mortgage loan, together with interest on those
                         advances;

                    (e)  any other outstanding Additional Trust Fund Expenses
                         with respect to that mortgage loan; and

                    (f)  all currently due and unpaid real estate taxes and
                         assessments, insurance premiums and, if applicable,
                         ground rents with respect to the related mortgaged
                         property or REO Property, for which neither the
                         applicable master servicer nor the applicable special
                         servicer holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or
                         REO Property, over the amount of any obligations
                         secured by liens on the property that are prior to the
                         lien of that mortgage loan;

                    (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable
                         special servicer with respect to the subject mortgage
                         loan that--

                         o    are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                         o    are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                         o    may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                    (c)  the amount of any letter of credit that constitutes
                         additional security for the mortgage loan that may be
                         used to reduce the principal balance of the subject
                         mortgage loan.

                                     S-186

          If, however--

          o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

          o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

          o    either--

               1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                    period prior to that Appraisal Trigger Event, or

               2.   there has been a material change in the circumstances
                    surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

          For purposes of the definitions of 1675 Broadway Change of Control
Event and Tuscany Plaza Change of Control Event, any Appraisal Reduction Amounts
will be calculated with respect to the entirety of the related Mortgage Loan
Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan up to the full principal balance thereof).
For all other purposes, an Appraisal Reduction Amount will be calculated only with respect to the related Pooled Mortgage Loan.

          An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

          o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

               1.   materially affects the amount or timing of any payment of
                    principal or interest due thereon, other than, or in
                    addition to, bringing monthly debt service payments current with respect to the mortgage loan;

               2.   except as expressly contemplated by the related mortgage
                    loan documents, results in a release of the lien of the
                    related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the
                    property to be released; or

               3.   in the judgment of the applicable special servicer,
                    otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

          o    the mortgaged property securing the mortgage loan becomes an REO
               Property;

          o    the related borrower becomes the subject of (1) voluntary
               bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
               undismissed for 60 days;

                                     S-187

          o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
               Transfer Event; and

          o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

          "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

          "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

          "ARD" means anticipated repayment date.

          "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

          "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

          1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
               "Description of the Offered Certificates--Distribution Account"
               in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
               Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a)  monthly debt service payments due on a due date in a
                    calendar month subsequent to the month in which the subject distribution date occurs;

               (b)  with limited exception pooled mortgage loans that have due dates occurring after the end of the related collection
                    period, payments and other collections received by or on
                    behalf of the trust fund after the end of the related
                    collection period; and

               (c)  amounts that are payable or reimbursable from that
                    collection account to any person other than the series
                    2006-PWR12 certificateholders in accordance with any of
                    clauses 2 through 6 below;

          2.   to pay or reimburse one or more parties to the series 2006-PWR12 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
               limitations on the source of funds that may be used to make such payment or reimbursement);

          3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2006-PWR12 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or
               liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any
               co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

          4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

                                     S-188

          5.   to withdraw amounts deposited in the collection account in error;
               and

          6.   to clear and terminate the collection account upon the
               termination of the series 2006-PWR12 pooling and servicing agreement.

          "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

          1.   the amounts remitted by the two master servicers to the
               certificate administrator for such distribution date, as
               described under "Description of the Offered
               Certificates--Distribution Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2006-PWR12
                    certificates as described in this prospectus supplement);

               o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                    and

               o    any amounts that may be withdrawn from the certificate
                    administrator's distribution account, as described under
                    "Description of the Offered Certificates--Distribution
                    Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2006-PWR12
                    certificates, including if such distribution date occurs
                    during January, other than a leap year, or February of any year subsequent to 2006, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                    certificate administrator's interest reserve account; plus

          2.   if such distribution date occurs during March of any year
               subsequent to 2006 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year)
               or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

          The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-PWR12 certificates on each distribution date.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "CBD" means, with respect to a particular jurisdiction, its central business district.

          "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

          o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and
               A-1A certificates remain outstanding, and

          o    the total principal balance of the class A-M, A-J, B, C, D, E, F,
               G, H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
               Certificates--Reductions of Certificate Principal Balances in
               Connection with Realized Losses and Additional Trust Fund
               Expenses" in this prospectus supplement.

                                     S-189

          "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix B. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than 12 months. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Default Interest" means any interest that--

          o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

          o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

          "DOL" means the U.S. Department of Labor.

          "DTC" means The Depository Trust Company.

          "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "A2" by Moody's (or an "Aa3" senior unsecured credit rating by Moody's in the case of any accounts maintained at LaSalle; provided that if such rating is lowered to below "Aa3" by Moody's, then the applicable Master Servicer shall move such applicable account or accounts within thirty (30) days of such downgrade to an institution that otherwise complies with this definition) and
"AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and
"A-1" by S&P, if the deposits are to be held in the account for thirty (30) days or less, in any event at

                                      S-190

any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause
(ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b)
and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by
Moody's, (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells
Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and "AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P), if the deposits are to be held in the account for more than 30 days, or (iv) an account maintained with another insured depository institution that is acceptable to (among other persons) each Rating Agency (as evidenced by a written confirmation to the trustee from each Rating Agency that the use of such account would not, in and of itself, result in a qualification, downgrade or withdrawal with respect to any class of series 2006-PWR12 certificates that are rated by such Rating
Agency).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear" means The Euroclear System.

          "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

          "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2006-PWR12 pooling and servicing agreement:

          o    either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

          o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          o    any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2006-PWR12 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

          o    any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-PWR12 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR12 pooling and servicing agreement or by series 2006-PWR12 certificateholders entitled to not less than
               25% of the series 2006-PWR12 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master

                                      S-191

               servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2006-PWR12 pooling and servicing agreement that materially and adversely affects the interests of any class of series
               2006-PWR12 certificateholders, a Non-Pooled Subordinate
               Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR12 pooling and servicing agreement, by series
               2006-PWR12 certificateholders entitled to not less than 25% of the series 2006-PWR12 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided,
               however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    the occurrence of any of various events of bankruptcy,
               insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master
               servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

          o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2006-PWR12 pooling and servicing agreement to a Trust-Serviced Non-Pooled
               Noteholder and such failure continues for one business day;

          o    a master servicer or a special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2006-PWR12 certificates, or (B) placed one or more classes of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable master servicer or the applicable special servicer, as the case may be), and, in case of either of clause
               (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action; and

          o    a master servicer or a special servicer is removed from S&P's
               Select Servicer List as a U.S. Commercial Mortgage Master
               Servicer or a U.S. Commercial Mortgage Special Servicer, as the
               case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series
               2006-PWR12 certificates are downgraded, qualified or withdrawn
               (including, without limitation, being placed on negative credit watch) in connection with such removal.

          When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

          Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

          "Exemption-Favored Party" means any of the following--

          o    Bear, Stearns & Co. Inc.,

                                      S-192

          o    Morgan Stanley & Co. Incorporated,

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co.
               Incorporated, and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted
Pooled Mortgage Loan.

          "FF&E" means furniture, fixtures and equipment.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Fitch" means Fitch, Inc.

          "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Issue Date" means the date of initial issuance of the series
2006-PWR12 certificates.

          "LaSalle" means LaSalle Bank National Association.

          "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

          "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

          "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Material Action" means, for any mortgage loan other than any mortgage loan in the 1675 Broadway Loan Group or in the Tuscany Plaza Loan Group, any of
the following actions except as otherwise described below:

          1.   any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

          2.   any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

          3.   any acceptance of a discounted payoff with respect to any
               specially serviced mortgage loan;

          4.   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
               hazardous materials located at an REO Property;

          5.   any release of collateral for any mortgage loan;

                                      S-193

          6.   any acceptance of substitute or additional collateral for a mortgage loan;

          7.   any releases of letters of credit, reserve funds or other
               collateral with respect to a mortgaged property;

          8.   any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

          9.   any approval of an assignment and assumption or further
               encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

          10.  any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          Notwithstanding the foregoing, for purposes of the general approval rights of the series 2006-PWR12 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2006-PWR12 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2006-PWR12 controlling class representative:

          o    a modification of a mortgage loan that is not a specially
               serviced mortgage loan and has a principal balance that is less than $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

          o    a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

          o    approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

          Also notwithstanding the foregoing, the following actions constitute a
"Material Action" for purposes of the 1675 Broadway Loan Group:

          o    any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the
               1675 Broadway Mortgaged Property and the other collateral
               securing the 1675 Broadway Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

          o    any proposed modification, amendment or waiver of a monetary term
               (including, without limitation, the timing of payments or
               forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 1675 Broadway Loan Group;

                                      S-194

          o    any proposed successor property manager with respect to, or any material alteration of, any of the 1675 Broadway Mortgaged
               Property;

          o    any waiver of the requirements under the 1675 Broadway Loan Group with respect to property insurers or the manner in which payments or other collections on the 1675 Broadway Loan Group are held and/or invested;

          o    any proposed sale of the 1675 Broadway Mortgaged Property or transfer of an interest in the related borrower or the 1675
               Broadway Mortgaged Property;

          o    any acceptance of a discounted payoff of the 1675 Broadway Loan
               Group;

          o    any determination to bring the 1675 Broadway Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the 1675
               Broadway Mortgaged Property;

          o    any release of collateral for the 1675 Broadway Loan Group (other than in accordance with the terms of, or upon satisfaction of, the 1675 Broadway Loan Group) or any release of the related borrower or any guarantor;

          o    any acceptance of substitute or additional collateral for the
               1675 Broadway Loan Group (other than in accordance with the terms of the 1675 Broadway Loan Group);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the 1675 Broadway Loan Group;

          o    the appointment or removal of any sub-servicer for the 1675
               Broadway Loan Group (other than in connection with the trustee or its designee becoming the successor master servicer or special servicer pursuant to the terms of the series 2006-PWR12 pooling and servicing agreement);

          o    any renewal or replacement of the then existing insurance
               policies with respect to the 1675 Broadway Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan
               documents, in each case if the mortgagee's approval is required under the loan documents;

          o    the approval of a material capital expenditure, if the
               mortgagee's approval is required under the loan documents;

          o    the approval of additional indebtedness secured by the 1675
               Broadway Mortgaged Property, if the mortgagee's approval is required under the loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the related borrower.

          Also notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of the Tuscany Plaza Loan Group:

          o    any foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Tuscany
               Plaza Mortgaged Property and the other collateral securing the
               Tuscany Plaza Loan Group;

          o    any modification of or waiver that would result in the extension of the maturity date or extended maturity date thereof (other than an extension in accordance with the terms of the related loan documents), a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or

                                      S-195

               principal of the Tuscany Plaza Loan Group or a modification or waiver of any other monetary term relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents (including any prepayment premium), including any acceptance of a discounted payoff, or a modification or waiver of any provision which restricts the related borrower or its equity owners from incurring additional indebtedness;

          o    any modification of any monetary term of the Tuscany Plaza Loan
               Group;

          o    any proposed sale of the Tuscany Plaza Mortgaged Property or transfer of an interest in the related borrower or the Tuscany
               Plaza Mortgaged Property (other than as specifically permitted by the terms of the related loan documents);

          o    any determination to bring the Tuscany Plaza Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the Tuscany
               Plaza Mortgaged Property;

          o    any release of collateral for the Tuscany Plaza Loan Group (other than in accordance with the terms of the related loan documents)
               or any release of the related borrower or any guarantor;

          o    any acceptance of substitute or additional collateral for the
               Tuscany Plaza Loan Group (other than in accordance with the terms of the related loan documents);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the Tuscany Plaza Loan Group;

          o    the approval of any replacement special servicer;

          o    the voting of any plan or reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Tuscany Plaza Loan Group or any modification or waiver of any provision of the related loan documents governing the types, nature and amount of insurance required to be maintained by the related borrower;

          o    any termination or replacement, or consent to the termination or replacement, of a property manager upon occurrence of an event of default with respect to the Tuscany Plaza Loan Group or a default by the property manager;

          o    any material reduction or material waiver of the related
               borrower's obligations to pay reserve amounts under the related loan documents;

          o    any sale of the Tuscany Plaza Loan Group other than in connection with the exercise of a purchase option set forth in the pooling and servicing agreement;

          o    the approval of additional indebtedness secured by the Tuscany
               Plaza Mortgaged Property or any mezzanine financing except as in accordance with the related loan documents;

          o    any execution, renewal or material modification of certain material leases to the extent the related lender's approval is required under the related loan documents;

                                      S-196

          o    the settlement of any insurance claim or condemnation proceeding for cash to be applied to the principal balance of the Tuscany
               Plaza Loan Group if such settlement would result in a shortfall of amounts due and payable to the Tuscany Plaza Non-Pooled
               Subordinate Noteholder prior to the occurrence of a Tuscany Plaza
               Change of Control Event;

          o    any exercise of remedies or initiation of any proceedings, judicial or otherwise, under the related loan documents upon the occurrence of an event of default with respect to the Tuscany
               Plaza Loan Group;

          o    the release to the related borrower of any escrow amounts to which the related borrower is not entitled under the related loan documents or applicable law;

          o    the approval of significant repair or renovation projects or tenant build-out work or reimbursement to a tenant therefor
               (other than in connection with a casualty or condemnation event)
               to the extent the related lender's approval is required under the related loan documents; and

          o    the approval or adoption of any annual budget for, or material alteration to, the Tuscany Plaza Mortgaged Property to the extent the related lender's approval is required under the related loan documents.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage Loan Group" means one or both of the 1675 Broadway Loan
Group and the Tuscany Plaza Loan Group, as applicable.

          "Mortgage Loan Group Intercreditor Agreement" means one or both of the
1675 Broadway Intercreditor Agreement and the Tuscany Plaza Intercreditor
Agreement, as applicable.

          "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

          o    in the case of a mortgage loan that accrues interest on a 30/360
               Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

          o    in the case of a mortgage loan that accrues interest on an
               Actual/360 Basis, twelve times a fraction, expressed as a
               percentage--

               1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    related interest accrual period, multiplied by (b) the
                    Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage
                    interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related
                    Administrative Fee Rate for that mortgage loan, and

               2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2006 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to

                                      S-197

the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

          The Mortgage Pass-Through Rate of each pooled mortgage loan:

          o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

          o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

          "Nationwide Life" means Nationwide Life Insurance Company.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
               over

          o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

          "Non-Pooled Mortgage Loan" means any of the 1675 Broadway Non-Pooled
Subordinate Loan, and the Tuscany Plaza Non-Pooled Subordinate Loan, as
applicable.

          "Non-Pooled Subordinate Loan" means the 1675 Broadway Non-Pooled
Subordinate Loan and the Tuscany Plaza Non-Pooled Subordinate Loan, as
applicable.

          "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the 1675 Broadway Non-Pooled Subordinate Loan and the holder of the promissory note evidencing the Tuscany Plaza Non-Pooled Subordinate Loan, as applicable.

          "NRA" means net rentable area.

          "NRSF" means net rentable square feet.

          "PAR" means Prudential Asset Resources, Inc.

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

          "PCF" means Principal Commercial Funding, LLC.

          "PCFII" means Principal Commercial Funding II, LLC.

          "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

          "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

          o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

                                      S-198

          o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current
               principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

          o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

          o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2006-PWR12 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the
Internal Revenue Code, including any individual retirement account or Keogh
Plan.

          "PMCC" means Prudential Mortgage Capital Company, LLC.

          "PMCF" means Prudential Mortgage Capital Funding, LLC.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made
(or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2006-PWR12 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

          "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made
(or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment

                                      S-199

Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2006-PWR12 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

          "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

          "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1.   all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related
               collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the
               calendar month in which the subject distribution date occurs,

          2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

          3.   all other collections, including liquidation proceeds,
               condemnation proceeds, insurance proceeds and repurchase
               proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related
               REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

          4.   all advances of principal made with respect to the pooled
               mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal

                                      S-200

collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and
(II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage Loans Under the Series
2006-PWR12 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Certain Remittance Provisions and Coverage for Related
Potential Shortfalls".

          In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

          o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

                    1.   first, as a reduction of the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the loan group that includes that pooled mortgage loan
                         (until such portion, net of all subtractions pursuant
                         to clauses (I)(A), (B) and (C) arising from pooled
                         mortgage loans in that loan group, is equal to zero),
                         and

                    2.   then, as a reduction of the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the other loan group (until such portion, net of all
                         such subtractions pursuant to clauses (I)(A), (B) and
                         (C) arising from pooled mortgage loans in that loan
                         group and all subtractions as described in this clause
                         2, is equal to zero); and

          o    any increase in the Principal Distribution Amount that is
               described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

                    1.   first, if the attributable portion of the Principal
                         Distribution Amount for the unrelated loan group (that
                         is, the loan group that does not include that pooled
                         mortgage loan) was previously reduced on account of
                         that particular pooled mortgage loan or any other
                         pooled mortgage loan in the same loan group as that
                         particular pooled mortgage loan, as an increase in the
                         portion of the Principal Distribution Amount that is
                         otherwise attributable to the loan group that does not
                         include that pooled mortgage loan, until the cumulative
                         amount of these increases under this clause 1 is equal
                         to the cumulative reductions to the attributable
                         portion of Principal Distribution Amount for that loan
                         group on account of pooled mortgage loans not included
                         in that loan group, and

                    2.   then, as an increase in the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the loan group that includes that pooled mortgage loan.

          For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

          "PSF" means per square foot.

          "PTE" means prohibited transaction exemption.

          "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2006-PWR12 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

                                      S-201

          "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

          o    the outstanding principal balance of that mortgage loan;

          o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

          o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

          o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

          o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

          o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
               limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

          "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

          "Rating Agency" means each of Moody's and S&P.

          "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

          "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO
Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2006-PWR12 trust fund.

          "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A" by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the

                                      S-202

errors and omissions of officers and employees, "A2" by Moody's and "A" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

          "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicers,

          o    the special servicers,

          o    the primary servicers,

          o    any sub-servicers,

          o    the mortgage loan sellers,

          o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          o    any and all affiliates of any of the aforementioned persons.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission.

          "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item
1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any
REO Properties for which that party is responsible under the series 2006-PWR12 pooling and servicing agreement:

          o    in the best interests and for the benefit of the series
               2006-PWR12 certificateholders (or, in the case of a
               Trust-Serviced Mortgage Loan Group, for the benefit of the series
               2006-PWR12 certificateholders and the related Trust-Serviced
               Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole
               (it being understood, in the case of the Trust-Serviced Mortgage
               Loan Groups containing Non-Pooled Subordinate Loans, that the interests of the Non-Pooled Subordinate Noteholders are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement),

                                      S-203

          o    in accordance with any and all applicable laws, the terms of the series 2006-PWR12 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a
               Trust-Serviced Mortgage Loan Group, the terms of the related
               Mortgage Loan Group Intercreditor Agreement, and

          o    to the extent consistent with the foregoing, in accordance with the following standards:

               o    with the same care, skill, prudence and diligence as is
                    normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to
                    mortgage loans and real properties that are comparable to
                    those mortgage loans and any REO Properties for which it is responsible under the series 2006-PWR12 pooling and
                    servicing agreement;

               o    with a view to--

                    1.   in the case of the master servicers, the timely
                         collection of all scheduled payments of principal and
                         interest under those mortgage loans,

                    2.   in the case of the master servicers, the full
                         collection of all Yield Maintenance Charges and
                         Prepayment Premiums that may become payable under those
                         mortgage loans, and

                    3.   in the case of the special servicers, if a mortgage
                         loan comes into and continues in default and, in the
                         good faith and reasonable judgment of the applicable
                         special servicer, no satisfactory arrangements can be
                         made for the collection of the delinquent payments,
                         including payments of Yield Maintenance Charges,
                         Prepayment Premiums, Default Interest and late payment
                         charges, or the related mortgaged property becomes an
                         REO Property, the maximization of the recovery of
                         principal and interest on that defaulted mortgage loan
                         to the series 2006-PWR12 certificateholders (or, in the
                         case of a Trust-Serviced Mortgage Loan Group, for the
                         benefit of the series 2006-PWR12 certificateholders and
                         the related Trust-Serviced Non-Pooled Noteholder(s)),
                         as a collective whole, on a present value basis (it
                         being understood, in the case of the Trust-Serviced
                         Mortgage Loan Groups containing Non-Pooled Subordinate
                         Loans, that the interests of the Non-Pooled Subordinate
                         Noteholders are junior promissory notes, subject to the
                         terms and conditions of the related Mortgage Loan Group
                         Intercreditor Agreement); and

                    without regard to--

                    1.   any known relationship that the applicable master
                         servicer or the applicable special servicer, as the
                         case may be, or any of its affiliates may have with any
                         of the underlying borrowers, any of the mortgage loan
                         sellers or any other party to the series 2006-PWR12
                         pooling and servicing agreement,

                    2.   the ownership of any series 2006-PWR12 certificate or
                         any interest in any Non-Pooled Mortgage Loan by the
                         applicable master servicer or the applicable special
                         servicer, as the case may be, or by any of its
                         affiliates,

                    3.   the obligation of the applicable master servicer to
                         make advances or otherwise to incur servicing expenses
                         with respect to any mortgage loan or REO property
                         serviced or administered, respectively, under the
                         series 2006-PWR12 pooling and servicing agreement,

                    4.   the obligation of the applicable special servicer to
                         make, or to direct the applicable master servicer to
                         make, servicing advances or otherwise to incur
                         servicing expenses with respect to any mortgage loan or
                         REO property serviced or administered, respectively,
                         under the series 2006-PWR12 pooling and servicing
                         agreement,

                    5.   the right of the applicable master servicer or the
                         applicable special servicer, as the case may be, or any
                         of its affiliates to receive reimbursement of costs, or
                         the sufficiency of any compensation payable to it,
                         under the series 2006-PWR12 pooling and servicing
                         agreement or with respect to any particular
                         transaction,

                                      S-204

                    6.   the ownership, servicing and/or management by the
                         applicable master servicer or special servicer, as the
                         case may be, or any of its affiliates, of any other
                         mortgage loans or real property,

                    7.   the ownership by the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates of any other debt owed by, or secured by
                         ownership interests in, any of the borrowers or any
                         affiliate of a borrower, and

                    8.   the obligations of the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates to repurchase any pooled mortgage loan from
                         the trust fund, or to indemnify the trust fund, in any
                         event as a result of a material breach or a material
                         document defect.

          "Servicing Transfer Event" means, with respect to any pooled mortgage loan and a Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

          1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
               Event will occur immediately);

          2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

          3.   the applicable master servicer determines (in accordance with the
               Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard)
               that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has
               delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing
               Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under
               "Description of the Offered Certificates--Advances of Delinquent
               Monthly Debt Service Payments" in this prospectus supplement)
               prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

          4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be
               maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2006-PWR12 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          6.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

                                      S-205

          A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

          o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

          o    with respect to the circumstances described in clause 4
               immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

          o    with respect to the circumstances described in clause 6
               immediately above in this definition, the proceedings are
               terminated.

          If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

          "SF" means square feet.

          "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

          "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

          o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
               Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
               Offered Certificates -- Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

          "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

                                      S-206

          "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2006-PWR12 certificates and the mortgage loans in the trust fund:

          o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

          o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2006-PWR12 certificates is as described in this prospectus supplement;

          o    the pass-through rate for each interest-bearing class of series
               2006-PWR12 certificates is as described in this prospectus supplement;

          o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

          o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2006-PWR12 pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees
               (including any applicable primary or sub-servicing fees);

          o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial
               issuance for the series 2006-PWR12 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an
               ARD provision and is scheduled to occur as a result of any loan-specific provisions that are described on the "Footnotes to
               Appendix B and C" in this prospectus supplement;

          o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

          o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

          o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

          o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is
               permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment
               Premium or Yield Maintenance Charge, including any
               contemporaneous period when defeasance is permitted, and, solely for this purpose, the pooled mortgage loan secured by the
               mortgaged property identified on Appendix B to this prospectus supplement as "Albany Industrial Park" does not provide for a
               Prepayment Premium or Yield Maintenance Charge;

          o    each ARD Loan in the trust fund is paid in full on its
               anticipated repayment date;

          o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group that includes any Non-Pooled

                                      S-207

               Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o    all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest and no Prepayment Interest
               Shortfalls occur with respect to any mortgage loan;

          o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

          o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of
               the Series 2006-PWR12 Pooling and Servicing Agreement";

          o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
               Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o    payments on the offered certificates are made on the 11th day of each month, commencing in July 2006; and

          o    the offered certificates are settled with investors on June 21,
               2006.

          "Trust-Serviced Mortgage Loan Group" means the 1675 Broadway Loan
Group and the Tuscany Plaza Loan Group, as applicable.

          "Trust-Serviced Non-Pooled Mortgage Loan" means the 1675 Broadway
Non-Pooled Subordinate Loan and the Tuscany Plaza Non-Pooled Subordinate Loan.

          "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

          "Tuscany Plaza Change of Control Event" means, as of any date of determination, (i) the initial principal balance of the Tuscany Plaza Non-Pooled
Subordinate Loan, minus (ii) the sum of (a) any principal payments allocated to and received on the Tuscany Plaza Non-Pooled Subordinate Loan, (b) any Appraisal
Reduction Amounts for the Tuscany Plaza Loan Group and (c) any realized losses on the Tuscany Plaza Loan Group, is less than 25% (provided, that with respect to the right of the Tuscany Plaza Non-Pooled Subordinate Noteholder to appoint or replace the special servicer for the Tuscany Plaza Mortgage Loan Group, such percentage is 60%) of an amount equal to (i) the initial principal balance of the Tuscany Plaza Non-Pooled Subordinate Loan minus (ii) principal payments allocated to and received on the Tuscany Plaza Non-Pooled Subordinate Loan.

          "Tuscany Plaza Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Tuscany Plaza Pooled Mortgage Loan and the Tuscany Plaza Non-Pooled Subordinate Loan.

          "Tuscany Plaza Loan Group" means, collectively, the Tuscany Plaza
Pooled Mortgage Loan and the Tuscany Plaza Non-Pooled Subordinate Loan.

          "Tuscany Plaza Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Tuscany Plaza".

          "Tuscany Plaza Non-Pooled Subordinate Loan" means the loan in the original principal amount of $3,375,000 that is secured by the same mortgage instrument encumbering the Tuscany Plaza Mortgaged Property as the Tuscany Plaza
Pooled Mortgage Loan and is subordinate in right of payment to the Tuscany Plaza
Pooled Mortgage Loan.

          "Tuscany Plaza Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Tuscany Plaza Non-Pooled Subordinate Loan.

                                      S-208

          "Tuscany Plaza Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $27,000,000 that is secured by the mortgage instruments encumbering the Tuscany Plaza Mortgaged Property.

          "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be
subsequently amended after the closing date.

          "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

          "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "WFB" means Wells Fargo Bank, National Association.

          "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-209

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                            AMERICAN BUSINESS CENTER

PERIOD     DATE    BALANCE($)  PRINCIPAL($)  INTEREST($)  TOTAL PAYMENT ($)
------  ---------  ----------  ------------  -----------  -----------------
     0   6/1/2006  13,905,000
     1   7/1/2006  13,891,883        13,117       72,770          85,887
     2   8/1/2006  13,881,120        10,763       75,124          85,887
     3   9/1/2006  13,870,299        10,821       75,066          85,887
     4  10/1/2006  13,857,000        13,299       72,588          85,887
     5  11/1/2006  13,846,048        10,951       74,936          85,887
     6  12/1/2006  13,832,622        13,426       72,461          85,887
     7   1/1/2007  13,821,539        11,083       74,804          85,887
     8   2/1/2007  13,810,396        11,143       74,744          85,887
     9   3/1/2007  13,791,965        18,431       67,456          85,887
    10   4/1/2007  13,780,662        11,303       74,584          85,887
    11   5/1/2007  13,766,894        13,768       72,119          85,887
    12   6/1/2007  13,755,455        11,439       74,448          85,887
    13   7/1/2007  13,741,555        13,900       71,987          85,887
    14   8/1/2007  13,729,979        11,576       74,311          85,887
    15   9/1/2007  13,718,341        11,638       74,249          85,887
    16  10/1/2007  13,704,247        14,094       71,793          85,887
    17  11/1/2007  13,692,469        11,777       74,110          85,887
    18  12/1/2007  13,678,240        14,230       71,657          85,887
    19   1/1/2008  13,666,322        11,918       73,969          85,887
    20   2/1/2008  13,654,339        11,983       73,904          85,887
    21   3/1/2008  13,637,528        16,811       69,076          85,887
    22   4/1/2008  13,625,390        12,138       73,749          85,887
    23   5/1/2008  13,610,809        14,581       71,306          85,887
    24   6/1/2008  13,598,526        12,283       73,604          85,887
    25   7/1/2008  13,583,805        14,721       71,166          85,887
    26   8/1/2008  13,571,376        12,429       73,458          85,887
    27   9/1/2008  13,558,880        12,496       73,391          85,887
    28  10/1/2008  13,543,951        14,929       70,958          85,887
    29  11/1/2008  13,531,307        12,644       73,243          85,887
    30  12/1/2008  13,516,234        15,073       70,814          85,887
    31   1/1/2009  13,503,440        12,794       73,093          85,887
    32   2/1/2009  13,490,576        12,863       73,024          85,887
    33   3/1/2009  13,470,583        19,993       65,894          85,887
    34   4/1/2009  13,457,542        13,041       72,846          85,887
    35   5/1/2009  13,442,083        15,459       70,428          85,887
    36   6/1/2009  13,428,888        13,195       72,692          85,887
    37   7/1/2009  13,413,279        15,609       70,278          85,887
    38   8/1/2009  13,399,928        13,351       72,536          85,887
    39   9/1/2009  13,386,505        13,423       72,464          85,887
    40  10/1/2009  13,370,674        15,831       70,056          85,887
    41  11/1/2009  13,357,092        13,581       72,306          85,887
    42  12/1/2009  13,341,107        15,985       69,902          85,887

                                       I-1

PERIOD     DATE    BALANCE($)  PRINCIPAL($)  INTEREST($)  TOTAL PAYMENT ($)
------  ---------  ----------  ------------  -----------  -----------------
    43   1/1/2010  13,327,366        13,741       72,146          85,887
    44   2/1/2010  13,313,551        13,816       72,071          85,887
    45   3/1/2010  13,292,693        20,858       65,029          85,887
    46   4/1/2010  13,278,690        14,003       71,884          85,887
    47   5/1/2010  13,262,295        16,395       69,492          85,887
    48   6/1/2010  13,248,127        14,167       71,720          85,887
    49   7/1/2010  13,231,572        16,555       69,332          85,887
    50   8/1/2010  13,217,239        14,334       71,553          85,887
    51   9/1/2010  13,202,828        14,411       71,476          85,887
    52  10/1/2010  13,186,035        16,792       69,095          85,887
    53  11/1/2010  13,171,456        14,580       71,307          85,887
    54  12/1/2010  13,154,499        16,956       68,931          85,887
    55   1/1/2011  13,139,749        14,750       71,137          85,887
    56   2/1/2011  13,124,919        14,830       71,057          85,887
    57   3/1/2011  13,103,140        21,779       64,108          85,887
    58   4/1/2011  13,088,112        15,028       70,859          85,887
    59   5/1/2011  13,070,719        17,393       68,494          85,887
    60   6/1/2011  13,055,516        15,203       70,684          85,887
    61   7/1/2011  13,037,953        17,563       68,324          85,887
    62   8/1/2011  13,022,572        15,381       70,506          85,887
    63   9/1/2011  13,007,108        15,464       70,423          85,887
    64  10/1/2011  12,989,292        17,816       68,071          85,887
    65  11/1/2011  12,973,648        15,644       70,243          85,887
    66  12/1/2011  12,955,656        17,992       67,895          85,887
    67   1/1/2012  12,939,831        15,826       70,061          85,887
    68   2/1/2012  12,923,920        15,911       69,976          85,887
    69   3/1/2012  12,903,413        20,506       65,381          85,887
    70   4/1/2012  12,887,305        16,108       69,779          85,887
    71   5/1/2012  12,868,862        18,443       67,444          85,887
    72   6/1/2012  12,852,567        16,295       69,592          85,887
    73   7/1/2012  12,833,941        18,625       67,262          85,887
    74   8/1/2012  12,817,458        16,484       69,403          85,887
    75   9/1/2012  12,800,885        16,573       69,314          85,887
    76  10/1/2012  12,781,989        18,896       66,991          85,887
    77  11/1/2012  12,765,224        16,765       69,122          85,887
    78  12/1/2012  12,746,142        19,082       66,805          85,887
    79   1/1/2013  12,729,183        16,959       68,928          85,887
    80   2/1/2013  12,712,133        17,050       68,837          85,887
    81   3/1/2013  12,688,337        23,795       62,092          85,887
    82   4/1/2013  12,671,066        17,271       68,616          85,887
    83   5/1/2013  12,651,491        19,575       66,312          85,887
    84   6/1/2013  12,634,021        17,471       68,416          85,887
    85   7/1/2013  12,614,252        19,769       66,118          85,887
    86   8/1/2013  12,596,580        17,672       68,215          85,887
    87   9/1/2013  12,578,812        17,767       68,120          85,887
    88  10/1/2013  12,558,754        20,058       65,829          85,887
    89  11/1/2013  12,540,782        17,972       67,915          85,887
    90  12/1/2013  12,520,526        20,257       65,630          85,887
    91   1/1/2014  12,502,347        18,179       67,708          85,887
    92   2/1/2014  12,484,070        18,277       67,610          85,887

                                       I-2

PERIOD     DATE    BALANCE($)  PRINCIPAL($)  INTEREST($)  TOTAL PAYMENT ($)
------  ---------  ----------  ------------  -----------  -----------------
    93   3/1/2014  12,459,161        24,909       60,978          85,887
    94   4/1/2014  12,440,650        18,511       67,376          85,887
    95   5/1/2014  12,419,869        20,781       65,106          85,887
    96   6/1/2014  12,401,146        18,723       67,164          85,887
    97   7/1/2014  12,401,146             -       64,899          64,899
    98   8/1/2014  12,401,146             -       67,063          67,063
    99   9/1/2014  12,401,146             -       67,063          67,063
   100  10/1/2014  12,401,146             -       64,899          64,899
   101  11/1/2014  12,401,146             -       67,063          67,063
   102  12/1/2014  12,401,146             -       64,899          64,899
   103   1/1/2015  12,401,146             -       67,063          67,063
   104   2/1/2015  12,401,146             -       67,063          67,063
   105   3/1/2015  12,401,146             -       60,573          60,573
   106   4/1/2015  12,401,146             -       67,063          67,063
   107   5/1/2015  12,401,146             -       64,899          64,899
   108   6/1/2015  12,401,146             -       67,063          67,063
   109   7/1/2015  12,401,146             -       64,899          64,899
   110   8/1/2015  12,401,146             -       67,063          67,063
   111   9/1/2015  12,401,146             -       67,063          67,063
   112  10/1/2015  12,401,146             -       64,899          64,899
   113  11/1/2015  12,401,146             -       67,063          67,063
   114  12/1/2015  12,401,146             -       64,899          64,899
   115   1/1/2016  12,401,146             -       67,063          67,063
   116   2/1/2016  12,401,146             -       67,063          67,063
   117   3/1/2016  12,401,146             -       62,736          62,736
   118   4/1/2016  12,401,146             -       67,063          67,063
   119   5/1/2016  12,401,146             -       64,899          64,899
   120   6/1/2016           -    12,401,146       67,063      12,468,209

                                       I-3

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                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                     CLASS A-AB PLANNED                        CLASS A-AB PLANNED                        CLASS A-AB PLANNED
DISTRIBUTION DATE  PRINCIPAL BALANCE ($)  DISTRIBUTION DATE  PRINCIPAL BALANCE ($)  DISTRIBUTION DATE  PRINCIPAL BALANCE ($)
-----------------  ---------------------  -----------------  ---------------------  -----------------  ---------------------

July 2006              119,800,000.00     September 2009         119,800,000.00     November 2012          84,725,000.00
August 2006            119,800,000.00     October 2009           119,800,000.00     December 2012          82,460,000.00
September 2006         119,800,000.00     November 2009          119,800,000.00     January 2013           80,433,000.00
October 2006           119,800,000.00     December 2009          119,800,000.00     February 2013          78,397,000.00
November 2006          119,800,000.00     January 2010           119,800,000.00     March 2013             75,700,000.00
December 2006          119,800,000.00     February 2010          119,800,000.00     April 2013             73,733,000.00
January 2007           119,800,000.00     March 2010             119,800,000.00     May 2013               71,511,000.00
February 2007          119,800,000.00     April 2010             119,800,000.00     June 2013              69,515,000.00
March 2007             119,800,000.00     May 2010               119,800,000.00     July 2013              67,274,000.00
April 2007             119,800,000.00     June 2010              119,800,000.00     August 2013            65,257,000.00
May 2007               119,800,000.00     July 2010              119,800,000.00     September 2013         63,230,000.00
June 2007              119,800,000.00     August 2010            119,800,000.00     October 2013           60,958,000.00
July 2007              119,800,000.00     September 2010         119,800,000.00     November 2013          58,910,000.00
August 2007            119,800,000.00     October 2010           119,800,000.00     December 2013          56,617,000.00
September 2007         119,800,000.00     November 2010          119,800,000.00     January 2014           54,547,000.00
October 2007           119,800,000.00     December 2010          119,800,000.00     February 2014          52,467,000.00
November 2007          119,800,000.00     January 2011           119,800,000.00     March 2014             49,676,000.00
December 2007          119,800,000.00     February 2011          119,800,000.00     April 2014             47,571,000.00
January 2008           119,800,000.00     March 2011             119,800,000.00     May 2014               45,223,000.00
February 2008          119,800,000.00     April 2011             119,800,000.00     June 2014              43,096,000.00
March 2008             119,800,000.00     May 2011               119,800,000.00     July 2014              40,747,000.00
April 2008             119,800,000.00     June 2011              119,783,007.79     August 2014            38,617,000.00
May 2008               119,800,000.00     July 2011              117,651,000.00     September 2014         36,476,000.00
June 2008              119,800,000.00     August 2011            115,770,000.00     October 2014           34,095,000.00
July 2008              119,800,000.00     September 2011         113,880,000.00     November 2014          31,931,000.00
August 2008            119,800,000.00     October 2011           111,720,000.00     December 2014          29,529,000.00
September 2008         119,800,000.00     November 2011          109,809,000.00     January 2015           23,883,000.00
October 2008           119,800,000.00     December 2011          107,630,000.00     February 2015          21,692,000.00
November 2008          119,800,000.00     January 2012           105,699,000.00     March 2015             18,810,000.00
December 2008          119,800,000.00     February 2012          103,758,000.00     April 2015             16,594,000.00
January 2009           119,800,000.00     March 2012             101,290,000.00     May 2015               14,141,000.00
February 2009          119,800,000.00     April 2012              99,327,000.00     June 2015              11,901,000.00
March 2009             119,800,000.00     May 2012                97,100,000.00     July 2015               9,425,000.00
April 2009             119,800,000.00     June 2012               95,146,000.00     August 2015             7,161,000.00
May 2009               119,800,000.00     July 2012               92,932,000.00     September 2015          4,886,000.00
June 2009              119,800,000.00     August 2012             90,958,000.00     October 2015            2,377,000.00
July 2009              119,800,000.00     September 2012          88,974,000.00     November 2015              78,000.00
August 2009            119,800,000.00     October 2012            86,730,000.00     December 2015                   0.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
LOAN SELLER                     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
   Funding                        37        801,080,637      38.5       5.6751       116        1.54      1.32      68.2      60.7
Bear Stearns Commercial
   Mortgage, Inc.                 42        421,792,159      20.3       5.8005       111        1.58      1.41      69.4      62.7
Wells Fargo Bank, N.A.            68        421,513,557      20.3       6.0337       114        1.46      1.35      70.4      62.5
Principal Commercial Funding
   II, LLC                        40        212,304,894      10.2       5.9836       112        1.48      1.35      68.5      60.4
Principal Commercial
   Funding, LLC                   14        118,124,878       5.7       5.2713       101        1.85      1.83      63.6      61.2
Nationwide Life Insurance
   Co.                            12        104,214,030       5.0       5.8110       119        1.48      1.42      69.6      59.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
CUT-OFF DATE BALANCE ($)        LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

800,000 - 2,000,000               32         50,219,053       2.4       6.0794       116        1.48      1.43      65.4      55.1
2,000,001 - 3,000,000             24         58,262,685       2.8       5.9413       115        1.53      1.48      61.8      53.5
3,000,001 - 5,000,000             41        161,082,580       7.7       5.8621       115        1.49      1.43      65.0      55.3
5,000,001 - 7,000,000             29        179,469,419       8.6       5.7723       111        1.59      1.49      69.8      61.8
7,000,001 - 9,000,000             31        248,253,336      11.9       5.8369       117        1.45      1.34      70.3      61.2
9,000,001 - 11,000,000            11        105,978,628       5.1       5.9770       119        1.35      1.25      70.5      62.4
11,000,001 - 13,000,000            9        110,754,950       5.3       5.7932       105        1.58      1.41      69.3      61.9
13,000,001 - 15,000,000            6         84,154,358       4.0       5.9233       112        1.49      1.31      71.0      63.3
15,000,001 - 17,000,000            4         63,788,056       3.1       5.8598       119        1.49      1.34      66.8      58.6
17,000,001 - 19,000,000            5         90,129,754       4.3       5.6518       119        1.52      1.40      65.4      56.7
19,000,001 - 21,000,000            5        102,323,123       4.9       5.7650       118        1.53      1.34      72.6      65.3
21,000,001 - 31,000,000            8        218,330,000      10.5       5.6085        91        1.64      1.47      68.4      64.5
31,000,001 - 41,000,000            2         69,284,213       3.3       5.7412       118        1.31      1.19      76.0      66.5
41,000,001 - 61,000,000            3        135,000,000       6.5       6.1307       119        1.47      1.33      75.0      71.6
61,000,001 - 156,500,000           3        402,000,000      19.3       5.6155       119        1.67      1.38      65.9      59.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: $800,000
Maximum: $156,500,000
Average: $9,760,705

                                       A-1

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

STATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                              MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
STATE                        PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                        48        305,689,803      14.7       5.8353       110        1.48      1.38      65.0      57.3
   Southern California            30        208,150,725      10.0       5.8330       110        1.50      1.42      65.6      57.8
   Northern California            18         97,539,078       4.7       5.8403       112        1.44      1.28      63.9      56.1
New York                          11        298,709,028      14.4       5.6992       117        1.74      1.46      57.5      51.8
Michigan                           4        171,871,373       8.3       5.5934       118        1.49      1.25      79.1      70.6
Ohio                              18        149,513,646       7.2       5.9167       118        1.51      1.30      74.3      66.4
Texas                             21        128,536,201       6.2       5.9333       107        1.47      1.29      73.0      65.9
Florida                           12         88,597,774       4.3       5.8844       119        1.51      1.50      68.7      63.8
Georgia                            8         84,267,032       4.1       5.7595       104        1.50      1.31      68.7      63.3
Virginia                          12         71,776,171       3.5       6.0241       119        1.50      1.38      71.2      61.3
Colorado                           8         71,257,245       3.4       5.8403        85        1.49      1.32      64.2      60.1
Minnesota                          6         66,685,476       3.2       6.1542       119        1.42      1.28      75.9      67.8
Pennsylvania                       6         63,948,658       3.1       5.7689       118        1.48      1.26      72.7      64.1
Maryland                           7         59,402,211       2.9       5.3988       101        1.82      1.74      65.5      60.6
Arizona                           10         55,624,799       2.7       5.9415       113        1.37      1.33      67.3      58.1
Illinois                           4         50,711,028       2.4       5.8897       118        1.41      1.26      74.9      68.5
Wisconsin                          4         46,037,398       2.2       5.5021       116        1.47      1.24      78.0      65.6
Connecticut                        6         34,906,324       1.7       5.8293       118        1.56      1.32      72.1      64.0
Louisiana                          1         32,934,213       1.6       5.6100       118        1.20      1.20      72.1      60.7
Nebraska                           2         28,213,901       1.4       5.9953       118        1.30      1.30      70.9      61.1
New Hampshire                      1         26,785,000       1.3       4.8800        81        2.34      2.34      54.7      54.7
Indiana                            4         24,460,353       1.2       6.1219       120        1.25      1.25      74.8      64.5
Massachusetts                      5         24,326,114       1.2       5.9832       118        1.59      1.41      67.4      58.3
New Jersey                         5         23,585,530       1.1       5.5518       117        2.01      1.85      58.2      53.0
Tennessee                          4         23,191,498       1.1       5.7910       118        1.45      1.30      73.7      62.6
Washington                         3         22,763,744       1.1       5.7671       118        1.60      1.60      67.8      57.1
Vermont                            1         20,500,000       1.0       5.4370       117        1.51      1.23      80.1      74.5
Iowa                               3         19,032,117       0.9       5.5162       116        1.48      1.38      76.0      72.5
North Dakota                       2         14,122,860       0.7       6.3038       120        1.21      1.21      75.6      64.8
Missouri                           3         12,273,210       0.6       5.7306       117        1.43      1.43      74.4      71.6
South Carolina                     3         11,632,396       0.6       5.7472       118        1.57      1.41      72.3      58.0
Nevada                             4         11,341,632       0.5       5.9865       116        1.47      1.40      65.6      56.9
Kentucky                           1          6,250,000       0.3       5.5730       116        2.12      2.12      61.3      61.3
Oregon                             1          6,170,000       0.3       5.2700       117        2.31      2.31      49.4      49.4
U.S. Virgin Islands                1          5,245,509       0.3       5.8790       119        1.26      1.26      69.0      58.5
Mississippi                        1          3,983,665       0.2       5.9070       117        1.69      1.69      73.8      57.4
Montana                            1          3,497,323       0.2       6.3000       119        1.36      1.36      60.8      52.2
North Carolina                     1          3,151,467       0.2       5.7535       116        1.72      1.72      63.1      48.9
New Mexico                         1          2,415,000       0.1       6.3700        71        1.39      1.20      78.0      74.5
Utah                               1          2,388,841       0.1       6.2200       115        1.54      1.54      68.1      58.5
Alaska                             1          1,677,902       0.1       6.1100       119        1.38      1.38      73.0      57.0
Rhode Island                       1          1,553,711       0.1       6.0000       119        1.23      1.23      76.2      64.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          236     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

                                       A-2

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                              MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                            90        847,224,191      40.8       5.6569       115        1.53      1.37      71.2      64.0
Office                            41        520,527,953      25.0       5.8873       115        1.60      1.37      64.0      58.3
Industrial                        38        246,928,157      11.9       5.8663       108        1.45      1.33      71.2      63.5
Multifamily                       28        191,021,028       9.2       5.6897       116        1.40      1.31      69.8      60.8
Hospitality                       24        168,219,026       8.1       6.0792       106        1.72      1.65      67.3      56.3
Mixed Use                          6         46,565,000       2.2       5.8349       119        1.60      1.42      63.7      59.7
Other                              1         20,350,000       1.0       5.6700       117        1.56      1.29      73.2      65.8
Self Storage                       6         19,750,435       0.9       6.0281       118        1.58      1.46      67.1      54.8
Manufactured Housing
   Community                       2         18,444,365       0.9       6.1410        82        1.39      1.26      68.0      61.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          236     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

MORTGAGE RATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
MORTGAGE RATE (%)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.8500% - 5.0000%                  2         53,985,000       2.6       4.8649        81        2.29      2.29      55.0      55.0
5.0001% - 5.2500%                  1         24,000,000       1.2       5.2200       114        1.51      1.21      79.2      67.4
5.2501% - 5.5000%                 13        117,621,058       5.7       5.4209       118        1.66      1.46      67.3      60.7
5.5001% - 5.7500%                 60        866,983,226      41.7       5.6312       117        1.58      1.38      67.3      60.0
5.7501% - 6.0000%                 65        489,622,205      23.6       5.8488       112        1.46      1.31      70.4      62.0
6.0001% - 6.2500%                 47        368,962,122      17.7       6.1205       111        1.47      1.38      71.0      64.1
6.2501% - 6.6600%                 25        157,856,545       7.6       6.3673       107        1.38      1.30      70.3      62.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 4.8500%
Maximum: 6.6600%
Weighted Average: 5.7886%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
MATURITY (MOS.)                 LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

55 - 60                            8         68,993,973       3.3       5.9701        58        1.51      1.36      62.3      59.9
61 - 84                           10        156,842,401       7.5       5.6864        79        1.82      1.74      65.8      62.9
85 - 120                         194      1,844,261,781      88.7       5.7920       118        1.52      1.35      69.2      61.4
121 - 123                          1          8,932,000       0.4       5.4700       123        1.53      1.26      62.0      51.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 55 mos.
Maximum: 123 mos.
Weighted Average: 113 mos.

                                       A-3

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (X)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                       15        134,166,595       6.5       5.8705       119        1.19      1.19      73.2      61.9
1.21 - 1.30                       39        186,132,027       9.0       5.9239       116        1.25      1.25      70.3      59.1
1.31 - 1.40                       36        349,785,392      16.8       5.9624       110        1.38      1.26      71.8      64.5
1.41 - 1.50                       42        454,372,921      21.9       5.8492       115        1.45      1.25      73.2      67.2
1.51 - 1.60                       28        383,898,729      18.5       5.6955       116        1.53      1.30      75.0      66.7
1.61 - 1.70                       16        149,687,243       7.2       5.6241       115        1.66      1.48      66.9      58.9
1.71 - 1.80                        8         74,337,482       3.6       5.9146       111        1.73      1.57      65.3      55.5
1.81 - 1.90                       15         98,385,830       4.7       5.8289       105        1.86      1.73      62.0      55.5
1.91 - 2.00                        1        155,000,000       7.5       5.6375       120        1.99      1.64      44.3      41.3
2.01 - 2.10                        2         10,924,789       0.5       5.9221        90        2.05      1.80      58.9      50.1
2.11 - 2.20                        2         10,250,000       0.5       5.5640       117        2.12      2.12      55.8      55.8
2.21 - 2.30                        4         32,494,148       1.6       5.0105        87        2.24      2.23      52.7      51.8
2.31 - 2.50                        3         34,455,000       1.7       5.0095        89        2.33      2.32      53.7      53.5
2.51 - 2.88                        2          5,140,000       0.2       5.5744       118        2.86      2.86      39.0      39.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 1.11x
Maximum: 2.88x
Weighted Average: 1.54x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
AFTER IO PERIOD (X)             LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                       32        471,546,595      22.7       5.8577       112        1.34      1.18      74.0      66.0
1.21 - 1.30                       69        689,049,027      33.1       5.7764       115        1.43      1.24      74.2      65.9
1.31 - 1.40                       41        319,320,392      15.4       5.9091       118        1.50      1.36      69.4      62.1
1.41 - 1.50                       19        107,932,921       5.2       5.7829       117        1.56      1.45      69.5      63.2
1.51 - 1.60                       19         89,886,729       4.3       5.9111       115        1.68      1.55      62.9      54.1
1.61 - 1.70                        9        219,062,243      10.5       5.6665       117        1.90      1.64      49.8      44.9
1.71 - 1.80                        3         36,497,482       1.8       5.9021       103        1.73      1.73      64.2      53.4
1.81 - 1.90                        9         58,695,830       2.8       5.8469        96        1.85      1.85      63.6      56.7
1.91 - 2.00                        2          3,000,000       0.1       6.0250       119        2.32      1.96      46.9      42.0
2.01 - 2.10                        1          4,699,789       0.2       6.1500        55        2.05      2.05      51.1      44.3
2.11 - 2.20                        2         10,250,000       0.5       5.5640       117        2.12      2.12      55.8      55.8
2.21 - 2.30                        3         30,994,148       1.5       4.9723        86        2.24      2.24      53.3      52.6
2.31 - 2.50                        2         32,955,000       1.6       4.9530        88        2.33      2.33      53.7      53.7
2.51 - 2.88                        2          5,140,000       0.2       5.5744       118        2.86      2.86      39.0      39.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 1.10x
Maximum: 2.88x
Weighted Average: 1.38x

                                       A-4

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

36.8% - 40.0%                      6         12,629,678       0.6       5.7369       118        2.38      2.34      39.0      34.4
40.1% - 45.0%                      3        159,591,175       7.7       5.6418       120        1.98      1.64      44.3      41.2
45.1% - 50.0%                      4         16,888,834       0.8       5.4739       118        2.02      2.02      47.9      44.9
50.1% - 55.0%                     14         88,089,383       4.2       5.5517        99        1.93      1.78      54.0      50.5
55.1% - 60.0%                     14         91,179,421       4.4       5.5027       107        1.74      1.69      57.3      51.3
60.1% - 65.0%                     37        257,006,912      12.4       5.8061       106        1.51      1.42      62.7      55.0
65.1% - 70.0%                     37        274,373,286      13.2       5.9653       112        1.50      1.39      68.2      59.2
70.1% - 75.0%                     56        540,054,228      26.0       5.8567       117        1.45      1.32      72.9      65.8
75.1% - 80.0%                     40        616,227,412      29.6       5.7779       115        1.43      1.22      78.7      70.0
80.1% - 80.3%                      2         22,989,826       1.1       5.4904       117        1.48      1.23      80.1      73.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 36.8%
Maximum: 80.3%
Weighted Average: 68.7%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

25.3% - 30.0%                      1          2,195,530       0.1       5.8800       119        1.53      1.53      38.5      25.3
30.1% - 35.0%                      2          3,794,148       0.2       5.8492       118        2.26      2.26      39.1      33.2
35.1% - 40.0%                      8         20,061,701       1.0       5.6536       118        1.99      1.96      45.0      37.9
40.1% - 45.0%                      6        166,930,776       8.0       5.6714       118        1.97      1.64      44.8      41.5
45.1% - 50.0%                     23        127,167,639       6.1       5.7738       118        1.68      1.61      58.9      48.2
50.1% - 55.0%                     30        201,501,912       9.7       5.6915       111        1.58      1.51      60.6      52.9
55.1% - 60.0%                     37        249,022,702      12.0       5.8737       105        1.51      1.41      65.6      57.8
60.1% - 65.0%                     50        383,659,970      18.5       5.8202       112        1.47      1.38      70.8      62.1
65.1% - 70.0%                     38        501,610,347      24.1       5.7883       116        1.45      1.24      75.6      67.7
70.1% - 75.0%                     17        417,585,430      20.1       5.8109       114        1.46      1.27      78.3      72.9
75.1% - 75.8%                      1          5,500,000       0.3       5.9400        57        1.51      1.27      79.7      75.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          213     $2,079,030,155     100.0%      5.7886%      113        1.54X     1.38X     68.7%     61.4%
====================================================================================================================================

Minimum: 25.3%
Maximum: 75.8%
Weighted Average: 61.4%

                                       A-5

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
LOAN SELLER                     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
   Funding                        27        703,070,105      37.3       5.6778       116        1.57      1.33      67.7      60.7
Bear Stearns Commercial
   Mortgage, Inc.                 37        390,002,466      20.7       5.8073       111        1.59      1.42      69.5      62.7
Wells Fargo Bank, N.A.            61        387,039,333      20.5       6.0420       115        1.47      1.36      70.8      63.0
Principal Commercial Funding
   II, LLC                        35        189,964,894      10.1       6.0198       111        1.43      1.31      69.0      60.8
Principal Commercial
   Funding, LLC                   14        118,124,878       6.3       5.2713       101        1.85      1.83      63.6      61.2
Nationwide Life Insurance
   Co.                            11         96,157,452       5.1       5.8254       119        1.50      1.43      68.7      58.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
CUT-OFF DATE BALANCE ($)        LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

800,000 - 2,000,000               28         44,203,731       2.3       6.0868       116        1.46      1.40      65.6      55.2
2,000,001 - 3,000,000             20         47,914,230       2.5       5.8913       118        1.56      1.53      60.7      52.2
3,000,001 - 5,000,000             36        140,222,435       7.4       5.8889       116        1.45      1.38      66.5      56.4
5,000,001 - 7,000,000             25        154,936,071       8.2       5.7768       109        1.63      1.53      68.8      61.3
7,000,001 - 9,000,000             26        209,922,892      11.1       5.8649       117        1.50      1.36      70.3      61.5
9,000,001 - 11,000,000             9         87,704,528       4.7       6.0285       120        1.34      1.25      71.3      63.3
11,000,001 - 13,000,000            8         99,304,950       5.3       5.7509       111        1.60      1.43      70.1      62.2
13,000,001 - 15,000,000            5         70,229,358       3.7       5.9774       111        1.49      1.33      69.4      61.3
15,000,001 - 17,000,000            4         63,788,056       3.4       5.8598       119        1.49      1.34      66.8      58.6
17,000,001 - 19,000,000            4         72,129,754       3.8       5.7177       119        1.47      1.41      63.7      54.0
19,000,001 - 21,000,000            5        102,323,123       5.4       5.7650       118        1.53      1.34      72.6      65.3
21,000,001 - 31,000,000            8        218,330,000      11.6       5.6085        91        1.64      1.47      68.4      64.5
31,000,001 - 41,000,000            1         36,350,000       1.9       5.8600       118        1.41      1.18      79.5      71.8
41,000,001 - 61,000,000            3        135,000,000       7.2       6.1307       119        1.47      1.33      75.0      71.6
61,000,001 - 156,500,000           3        402,000,000      21.3       5.6155       119        1.67      1.38      65.9      59.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: $800,000
Maximum: $156,500,000
Average: $10,185,725

                                       A-6

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                              MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
STATE                        PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                           9        292,169,844      15.5       5.6824       119        1.75      1.46      57.5      51.9
California                        45        278,839,892      14.8       5.8325       112        1.49      1.39      64.7      56.9
   Southern California            29        200,094,147      10.6       5.8408       109        1.50      1.43      65.0      57.4
   Northern California            16         78,745,745       4.2       5.8115       119        1.47      1.30      63.8      55.5
Michigan                           3        170,472,599       9.0       5.5918       118        1.49      1.25      79.3      70.8
Ohio                              16        136,525,807       7.2       5.9362       118        1.52      1.31      74.0      66.3
Texas                             16         89,553,249       4.8       6.0580       102        1.44      1.29      74.1      67.1
Florida                           12         88,597,774       4.7       5.8844       119        1.51      1.50      68.7      63.8
Georgia                            7         79,282,161       4.2       5.7789       103        1.50      1.29      69.0      64.0
Virginia                          12         71,776,171       3.8       6.0241       119        1.50      1.38      71.2      61.3
Colorado                           8         71,257,245       3.8       5.8403        85        1.49      1.32      64.2      60.1
Minnesota                          5         64,886,830       3.4       6.1485       119        1.42      1.28      75.8      67.8
Maryland                           7         59,402,211       3.2       5.3988       101        1.82      1.74      65.5      60.6
Pennsylvania                       4         56,767,274       3.0       5.7796       118        1.51      1.28      72.7      65.3
Illinois                           4         50,711,028       2.7       5.8897       118        1.41      1.26      74.9      68.5
Wisconsin                          4         46,037,398       2.4       5.5021       116        1.47      1.24      78.0      65.6
Arizona                            8         38,817,568       2.1       6.0295       112        1.45      1.38      65.9      57.4
Nebraska                           2         28,213,901       1.5       5.9953       118        1.30      1.30      70.9      61.1
New Hampshire                      1         26,785,000       1.4       4.8800        81        2.34      2.34      54.7      54.7
Indiana                            4         24,460,353       1.3       6.1219       120        1.25      1.25      74.8      64.5
Massachusetts                      5         24,326,114       1.3       5.9832       118        1.59      1.41      67.4      58.3
Connecticut                        5         20,981,324       1.1       5.9483       118        1.64      1.39      67.5      57.4
Vermont                            1         20,500,000       1.1       5.4370       117        1.51      1.23      80.1      74.5
Iowa                               3         19,032,117       1.0       5.5162       116        1.48      1.38      76.0      72.5
Tennessee                          3         16,891,498       0.9       5.8249       118        1.42      1.31      72.2      60.9
Washington                         2         14,846,134       0.8       5.8883       118        1.78      1.78      71.7      60.5
New Jersey                         2         14,445,530       0.8       5.5442       116        1.67      1.41      68.1      59.6
North Dakota                       2         14,122,860       0.7       6.3038       120        1.21      1.21      75.6      64.8
Missouri                           3         12,273,210       0.7       5.7306       117        1.43      1.43      74.4      71.6
South Carolina                     3         11,632,396       0.6       5.7472       118        1.57      1.41      72.3      58.0
Nevada                             4         11,341,632       0.6       5.9865       116        1.47      1.40      65.6      56.9
Kentucky                           1          6,250,000       0.3       5.5730       116        2.12      2.12      61.3      61.3
Oregon                             1          6,170,000       0.3       5.2700       117        2.31      2.31      49.4      49.4
Mississippi                        1          3,983,665       0.2       5.9070       117        1.69      1.69      73.8      57.4
Montana                            1          3,497,323       0.2       6.3000       119        1.36      1.36      60.8      52.2
North Carolina                     1          3,151,467       0.2       5.7535       116        1.72      1.72      63.1      48.9
New Mexico                         1          2,415,000       0.1       6.3700        71        1.39      1.20      78.0      74.5
Utah                               1          2,388,841       0.1       6.2200       115        1.54      1.54      68.1      58.5
Rhode Island                       1          1,553,711       0.1       6.0000       119        1.23      1.23      76.2      64.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          208     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

                                       A-7

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                              MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                            90        847,224,191      45.0       5.6569       115        1.53      1.37      71.2      64.0
Office                            41        520,527,953      27.6       5.8873       115        1.60      1.37      64.0      58.3
Industrial                        38        246,928,157      13.1       5.8663       108        1.45      1.33      71.2      63.5
Hospitality                       24        168,219,026       8.9       6.0792       106        1.72      1.65      67.3      56.3
Mixed Use                          6         46,565,000       2.5       5.8349       119        1.60      1.42      63.7      59.7
Other                              1         20,350,000       1.1       5.6700       117        1.56      1.29      73.2      65.8
Self Storage                       6         19,750,435       1.0       6.0281       118        1.58      1.46      67.1      54.8
Multifamily                        1          7,800,000       0.4       5.6800       119        1.46      1.21      68.7      64.1
Manufactured Housing Community     1          6,994,365       0.4       6.1100       119        1.31      1.31      76.8      65.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          208     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

MORTGAGE RATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
MORTGAGE RATE (%)              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
                                LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.8500% - 5.0000%                  2         53,985,000       2.9       4.8649        81        2.29      2.29      55.0      55.0
5.0001% - 5.2500%                  1         24,000,000       1.3       5.2200       114        1.51      1.21      79.2      67.4
5.2501% - 5.5000%                 11         94,636,187       5.0       5.4256       118        1.66      1.48      66.6      59.9
5.5001% - 5.7500%                 47        752,823,167      40.0       5.6310       117        1.61      1.38      66.9      60.1
5.7501% - 6.0000%                 58        456,060,000      24.2       5.8506       112        1.47      1.32      70.2      61.9
6.0001% - 6.2500%                 45        355,834,220      18.9       6.1193       113        1.47      1.38      71.3      64.3
6.2501% - 6.6600%                 21        147,020,554       7.8       6.3624       109        1.39      1.30      71.0      63.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 4.8500%
Maximum: 6.6600%
Weighted Average: 5.7959%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
MATURITY (MOS.)                 LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

55 - 60                            5         51,004,789       2.7       5.8659        58        1.56      1.41      63.3      61.0
61 - 84                           10        156,842,401       8.3       5.6864        79        1.82      1.74      65.8      62.9
85 - 120                         169      1,667,579,938      88.5       5.8058       118        1.53      1.36      69.1      61.4
121 - 123                          1          8,932,000       0.5       5.4700       123        1.53      1.26      62.0      51.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 55 mos.
Maximum: 123 mos.
Weighted Average: 113 mos.

                                       A-8

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (X)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.15 - 1.20                        9         72,896,097       3.9       6.0327       120        1.19      1.19      74.5      63.8
1.21 - 1.30                       31        140,713,044       7.5       5.9565       118        1.25      1.25      71.0      59.3
1.31 - 1.40                       35        348,107,490      18.5       5.9617       110        1.38      1.26      71.8      64.6
1.41 - 1.50                       35        410,709,276      21.8       5.8528       116        1.45      1.25      73.4      67.4
1.51 - 1.60                       26        368,398,729      19.6       5.6944       116        1.53      1.30      75.2      66.9
1.61 - 1.70                       15        131,687,243       7.0       5.6564       115        1.66      1.49      66.1      57.7
1.71 - 1.80                        8         74,337,482       3.9       5.9146       111        1.73      1.57      65.3      55.5
1.81 - 1.90                       15         98,385,830       5.2       5.8289       105        1.86      1.73      62.0      55.5
1.91 - 2.00                        1        155,000,000       8.2       5.6375       120        1.99      1.64      44.3      41.3
2.01 - 2.10                        2         10,924,789       0.6       5.9221        90        2.05      1.80      58.9      50.1
2.11 - 2.20                        1          6,250,000       0.3       5.5730       116        2.12      2.12      61.3      61.3
2.21 - 2.30                        4         32,494,148       1.7       5.0105        87        2.24      2.23      52.7      51.8
2.31 - 2.34                        3         34,455,000       1.8       5.0095        89        2.33      2.32      53.7      53.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 1.15x
Maximum: 2.34x
Weighted Average: 1.55x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
AFTER IO PERIOD (X)             LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                       24        393,351,097      20.9       5.8928       111        1.36      1.18      74.2      66.7
1.21 - 1.30                       56        607,775,044      32.3       5.7665       116        1.44      1.24      74.9      66.7
1.31 - 1.40                       39        299,642,490      15.9       5.9392       118        1.49      1.36      69.2      61.8
1.41 - 1.50                       17        101,549,276       5.4       5.7991       117        1.56      1.45      69.9      63.9
1.51 - 1.60                       19         89,886,729       4.8       5.9111       115        1.68      1.55      62.9      54.1
1.61 - 1.70                        9        219,062,243      11.6       5.6665       117        1.90      1.64      49.8      44.9
1.71 - 1.80                        3         36,497,482       1.9       5.9021       103        1.73      1.73      64.2      53.4
1.81 - 1.90                        9         58,695,830       3.1       5.8469        96        1.85      1.85      63.6      56.7
1.91 - 2.00                        2          3,000,000       0.2       6.0250       119        2.32      1.96      46.9      42.0
2.01 - 2.10                        1          4,699,789       0.2       6.1500        55        2.05      2.05      51.1      44.3
2.11 - 2.20                        1          6,250,000       0.3       5.5730       116        2.12      2.12      61.3      61.3
2.21 - 2.30                        3         30,994,148       1.6       4.9723        86        2.24      2.24      53.3      52.6
2.31 - 2.34                        2         32,955,000       1.7       4.9530        88        2.33      2.33      53.7      53.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 1.10x
Maximum: 2.34x
Weighted Average: 1.39x

                                       A-9

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

38.1% - 40.0%                      4          7,489,678       0.4       5.8484       119        2.05      1.98      39.0      31.3
40.1% - 45.0%                      3        159,591,175       8.5       5.6418       120        1.98      1.64      44.3      41.2
45.1% - 50.0%                      3         12,888,834       0.7       5.4503       118        1.99      1.99      48.2      44.2
50.1% - 55.0%                     12         81,550,199       4.3       5.4796       102        1.98      1.82      53.9      50.4
55.1% - 60.0%                     13         89,780,646       4.8       5.4982       107        1.74      1.69      57.3      51.4
60.1% - 65.0%                     33        223,454,432      11.9       5.8081       107        1.53      1.44      62.7      54.9
65.1% - 70.0%                     32        246,030,798      13.1       5.9882       111        1.53      1.41      68.1      59.5
70.1% - 75.0%                     50        470,424,192      25.0       5.8929       117        1.46      1.33      73.0      66.3
75.1% - 80.0%                     33        570,159,348      30.3       5.7829       115        1.43      1.22      78.7      70.1
80.1% - 80.3%                      2         22,989,826       1.2       5.4904       117        1.48      1.23      80.1      73.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 38.1%
Maximum: 80.3%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

25.3% - 30.0%                      1          2,195,530       0.1       5.8800       119        1.53      1.53      38.5      25.3
30.1% - 35.0%                      2          3,794,148       0.2       5.8492       118        2.26      2.26      39.1      33.2
35.1% - 40.0%                      6         14,921,701       0.8       5.6808       118        1.69      1.65      47.1      37.5
40.1% - 45.0%                      6        166,930,776       8.9       5.6714       118        1.97      1.64      44.8      41.5
45.1% - 50.0%                     20        117,587,480       6.2       5.7899       118        1.68      1.62      59.0      48.3
50.1% - 55.0%                     26        182,060,246       9.7       5.6774       113        1.61      1.53      60.7      53.1
55.1% - 60.0%                     30        202,533,698      10.7       5.8695       105        1.55      1.45      65.5      57.7
60.1% - 65.0%                     46        329,624,996      17.5       5.8461       111        1.52      1.41      70.5      62.2
65.1% - 70.0%                     31        455,550,123      24.2       5.8045       116        1.44      1.23      75.5      67.7
70.1% - 75.0%                     16        403,660,430      21.4       5.8165       114        1.46      1.27      78.3      72.8
75.1% - 75.8%                      1          5,500,000       0.3       5.9400        57        1.51      1.27      79.7      75.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          185     $1,884,359,127     100.0%      5.7959%      113        1.55X     1.39X     68.6%     61.5%
====================================================================================================================================

Minimum: 25.3%
Maximum: 75.8%
Weighted Average: 61.5%

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
LOAN SELLER                       LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
   Funding                          10       98,010,532      50.3       5.6555       118        1.29      1.22      71.7      61.2
Wells Fargo Bank, N.A.               7       34,474,224      17.7       5.9412        99        1.32      1.25      65.5      57.5
Bear Stearns Commercial
   Mortgage, Inc.                    5       31,789,694      16.3       5.7170       106        1.51      1.32      68.2      62.4
Principal Commercial Funding
   II, LLC                           5       22,340,000      11.5       5.6751       118        1.92      1.77      63.8      57.5
Nationwide Life Insurance Co.        1        8,056,579       4.1       5.6400       117        1.29      1.29      79.8      67.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,140,000 - 2,000,000                4        6,015,322       3.1       6.0251       119        1.62      1.62      64.5      54.6
2,000,001 - 3,000,000                4       10,348,455       5.3       6.1727       102        1.36      1.25      66.7      59.7
3,000,001 - 5,000,000                5       20,860,146      10.7       5.6816       107        1.76      1.76      55.4      47.4
5,000,001 - 7,000,000                4       24,533,348      12.6       5.7441       118        1.37      1.24      76.1      65.0
7,000,001 - 9,000,000                5       38,330,443      19.7       5.6835       118        1.23      1.23      70.4      59.4
9,000,001 - 11,000,000               2       18,274,100       9.4       5.7301       118        1.37      1.24      67.1      58.0
11,000,001 - 13,000,000              1       11,450,000       5.9       6.1600        59        1.44      1.23      62.6      59.7
13,000,001 - 15,000,000              1       13,925,000       7.2       5.6500       119        1.45      1.20      79.1      73.8
15,000,001 - 18,000,000              1       18,000,000       9.2       5.3880       118        1.69      1.37      72.4      67.3
18,000,001 - 32,934,213              1       32,934,213      16.9       5.6100       118        1.20      1.20      72.1      60.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: $1,140,000
Maximum: $32,934,213
Average: $6,952,537

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
STATE                          PROPERTIES  BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Texas                               5        38,982,952      20.0       5.6468       118        1.52      1.30      70.3      63.1
Louisiana                           1        32,934,213      16.9       5.6100       118        1.20      1.20      72.1      60.7
California                          3        26,849,912      13.8       5.8645        93        1.33      1.24      69.1      61.2
   Northern California              2        18,793,333       9.7       5.9607        82        1.35      1.22      64.5      58.5
   Southern California              1         8,056,579       4.1       5.6400       117        1.29      1.29      79.8      67.3
Arizona                             2        16,807,231       8.6       5.7384       117        1.21      1.21      70.5      59.6
Connecticut                         1        13,925,000       7.2       5.6500       119        1.45      1.20      79.1      73.8
Ohio                                2        12,987,839       6.7       5.7109       119        1.34      1.21      78.1      66.7
New Jersey                          3         9,140,000       4.7       5.5637       118        2.54      2.54      42.5      42.5
Washington                          1         7,917,610       4.1       5.5400       119        1.26      1.26      60.4      50.7
Pennsylvania                        2         7,181,384       3.7       5.6846       118        1.24      1.15      72.2      54.3
New York                            2         6,539,185       3.4       6.4510        58        1.25      1.25      54.4      51.1
Tennessee                           1         6,300,000       3.2       5.7000       118        1.53      1.27      77.8      67.1
U.S. Virgin Islands                 1         5,245,509       2.7       5.8790       119        1.26      1.26      69.0      58.5
Georgia                             1         4,984,870       2.6       5.4500       117        1.50      1.50      63.1      52.9
Minnesota                           1         1,798,646       0.9       6.3600       119        1.20      1.20      79.9      68.7
Alaska                              1         1,677,902       0.9       6.1100       119        1.38      1.38      73.0      57.0
Michigan                            1         1,398,775       0.7       5.7900       119        1.47      1.47      56.9      48.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            28      $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

PROPERTY TYPES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE                  PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         27      183,221,028      94.1       5.6901       116        1.40      1.31      69.9      60.6
Manufactured Housing Community       1       11,450,000       5.9       6.1600        59        1.44      1.23      62.6      59.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

MORTGAGE RATES

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
MORTGAGE RATE (%)                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.3880% - 5.5000%                    2       22,984,870      11.8       5.4014       118        1.65      1.40      70.4      64.2
5.5001% - 5.7500%                   13      114,160,059      58.6       5.6323       118        1.39      1.32      69.7      59.9
5.7501% - 6.0000%                    7       33,562,205      17.2       5.8235       118        1.31      1.23      72.9      62.5
6.0001% - 6.2500%                    2       13,127,902       6.7       6.1536        67        1.43      1.25      63.9      59.4
6.2501% - 6.4510%                    4       10,835,991       5.6       6.4334        82        1.25      1.25      61.2      55.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 5.3880%
Maximum: 6.4510%
Weighted Average: 5.7177%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED         MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
MATURITY (MOS.)                   LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

58 - 60                              3       17,989,185       9.2       6.2658        59        1.37      1.24      59.6      56.6
85 - 119                            25      176,681,843      90.8       5.6619       118        1.41      1.31      70.5      61.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 58 mos.
Maximum: 119 mos.
Weighted Average: 113 mos.

DEBT SERVICE COVERAGE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE            MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (X)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                          6       61,270,498      31.5       5.6776       118        1.19      1.19      71.6      59.5
1.21 - 1.30                          8       45,418,983      23.3       5.8229       109        1.25      1.25      68.3      58.4
1.31 - 1.40                          1        1,677,902       0.9       6.1100       119        1.38      1.38      73.0      57.0
1.41 - 1.50                          7       43,663,645      22.4       5.8156       103        1.45      1.25      71.7      65.2
1.51 - 1.60                          2       15,500,000       8.0       5.7237       119        1.52      1.26      70.1      61.2
1.61 - 1.70                          1       18,000,000       9.2       5.3880       118        1.69      1.37      72.4      67.3
1.71 - 2.88                          3        9,140,000       4.7       5.5637       118        2.54      2.54      42.5      42.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 1.11x
Maximum: 2.88x
Weighted Average: 1.40x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
AFTER IO PERIOD (X)               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                          8       78,195,498      40.2       5.6812       118        1.25      1.20      73.1      62.3
1.21 - 1.30                         13       81,273,983      41.7       5.8503       105        1.35      1.25      68.9      60.2
1.31 - 1.40                          2       19,677,902      10.1       5.4496       118        1.66      1.37      72.5      66.4
1.41 - 1.50                          2        6,383,645       3.3       5.5245       117        1.49      1.49      61.7      51.8
1.61 - 2.88                          3        9,140,000       4.7       5.5637       118        2.54      2.54      42.5      42.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 1.11x
Maximum: 2.88x
Weighted Average: 1.31x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

36.8% - 45.0%                        2        5,140,000       2.6       5.5744       118        2.86      2.86      39.0      39.0
45.1% - 50.0%                        1        4,000,000       2.1       5.5500       118        2.13      2.13      47.1      47.1
50.1% - 55.0%                        2        6,539,185       3.4       6.4510        58        1.25      1.25      54.4      51.1
55.1% - 60.0%                        1        1,398,775       0.7       5.7900       119        1.47      1.47      56.9      48.1
60.1% - 65.0%                        4       33,552,481      17.2       5.7930        98        1.43      1.29      62.8      55.9
65.1% - 70.0%                        5       28,342,487      14.6       5.7667       118        1.21      1.21      68.6      56.0
70.1% - 75.0%                        6       69,630,036      35.8       5.6124       118        1.34      1.25      72.2      62.6
75.1% - 79.9%                        7       46,068,064      23.7       5.7163       118        1.39      1.23      78.6      69.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 36.8%
Maximum: 79.9%
Weighted Average: 69.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                        WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE            MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                         LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

36.8% - 40.0%                        2        5,140,000       2.6       5.5744       118        2.86      2.86      39.0      39.0
45.1% - 50.0%                        3        9,580,159       4.9       5.5763       118        1.59      1.59      58.4      46.5
50.1% - 55.0%                        4       19,441,665      10.0       5.8233        98        1.32      1.32      59.1      51.4
55.1% - 60.0%                        7       46,489,005      23.9       5.8920       104        1.34      1.24      66.4      58.2
60.1% - 65.0%                        4       54,034,974      27.8       5.6625       118        1.20      1.20      72.6      61.3
65.1% - 70.0%                        7       46,060,225      23.7       5.6280       118        1.52      1.29      76.0      67.4
70.1% - 73.8%                        1       13,925,000       7.2       5.6500       119        1.45      1.20      79.1      73.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             28     $194,671,028     100.0%      5.7177%      113        1.40X     1.31X     69.5%     60.6%
====================================================================================================================================

Minimum: 36.8%
Maximum: 73.8%
Weighted Average: 60.6%

                                      A-14

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR12

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                               % OF
            CMSA        CMSA                                                               INITIAL POOL        LOAN GROUP
   ID     LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                          BALANCE          (ONE OR TWO)
----------------------------------------------------------------------------------------------------------------------------

   1         1          1-001     Woodland Mall                                                7.5%                 1
   2         2          2-001     1675 Broadway                                                7.5%                 1
   3         3          3-001     Orange Plaza                                                 4.4%                 1
   4         4                    Broken Sound Portfolio                                       2.3%                 1
  4-a                   4-001     5900 Broken Sound Plaza                                      0.6%
----------------------------------------------------------------------------------------------------------------------------
  4-b                   4-002     6000 Broken Sound Plaza                                      0.6%
  4-c                   4-003     Rogers Circle                                                0.5%
  4-d                   4-004     Newhouse Business Center                                     0.4%
  4-e                   4-005     Colonnade Plaza                                              0.2%
   5         5          5-001     Southdale Office Centre                                      2.1%                 1
----------------------------------------------------------------------------------------------------------------------------
   6         6          6-001     Tower at Erieview                                            2.1%                 1
   7         7                    Embassy Office Park - Pool A                                 1.7%                 1
  7-a                   7-001     3875 Embassy Parkway Building                                0.6%
  7-b                   7-002     3700 Embassy Parkway Building                                0.4%
  7-c                   7-003     4040 Embassy Parkway Building                                0.3%
----------------------------------------------------------------------------------------------------------------------------
  7-d                   7-004     3560 West Market Office Building                             0.2%
  7-e                   7-005     3500 Embassy Parkway Building                                0.2%
   8         8          8-001     Calypso Bay Apartments                                       1.6%                 2
   9         9                    Titan Portfolio                                              1.5%                 1
  9-a                   9-001     Titan - San Antonio                                          0.8%
----------------------------------------------------------------------------------------------------------------------------
  9-b                   9-002     Titan - El Paso                                              0.4%
  9-c                   9-003     Titan - McAllen                                              0.2%
  9-d                   9-004     Titan - Santa Teresa                                         0.1%
   10        10        10-001     Stone Mountain Square                                        1.5%                 1
   11        11                   Embassy Office Park - Pool B                                 1.4%                 1
----------------------------------------------------------------------------------------------------------------------------
  11-a                 11-001     3925 Embassy Parkway Building                                0.5%
  11-b                 11-002     4000 Embassy Parkway Building                                0.3%
  11-c                 11-003     3737 Embassy Parkway Building                                0.3%
  11-d                 11-004     3770 Embassy Parkway Building                                0.2%
  11-e                 11-005     5399 Lauby Road Building                                     0.1%
----------------------------------------------------------------------------------------------------------------------------
   12        12        12-001     Centre at Laurel                                             1.3%                 1
   13        13        13-001     Tuscany Plaza                                                1.3%                 1
   14        14        14-001     Monandnock Marketplace                                       1.3%                 1
   15        15        15-001     Brown Deer Business Park                                     1.2%                 1
   16        16        16-001     Gwinnett Regional Distribution Center                        1.1%                 1
----------------------------------------------------------------------------------------------------------------------------
   17        17        17-001     Ardmore West Shopping Center                                 1.0%                 1
   18        18                   InTown Suites Portfolio                                      1.0%                 1
  18-a                 18-001     Virginia Beach                                               0.3%
  18-b                 18-002     Fairfield                                                    0.2%
  18-c                 18-003     Jonesboro                                                    0.2%
----------------------------------------------------------------------------------------------------------------------------
  18-d                 18-004     Buford Highway                                               0.2%
  18-e                 18-005     Pressley Road                                                0.2%
   19        19        19-001     The Gateway Shopping Center                                  1.0%                 1
   20        20        20-001     Philadelphia Airport Parking                                 1.0%                 1
   21        21        21-001     Hickory Palos Square                                         0.9%                 1
----------------------------------------------------------------------------------------------------------------------------
   22        22        22-001     Los Coches Village                                           0.9%                 1
   23        23        23-001     1314 Douglas Street                                          0.9%                 1
   24        24        24-001     Reserve at Woodbridge                                        0.9%                 2
   25        25        25-001     South Santa Fe Avenue                                        0.8%                 1
   26        26        26-001     Brandon Crossings                                            0.8%                 1
----------------------------------------------------------------------------------------------------------------------------
   27        27        27-001     Baylor Medical Plaza                                         0.5%                 1
   28        28        28-001     Baylor Surgicare Grapevine                                   0.3%                 1
   29        29        29-001     29-35 9th Avenue                                             0.8%                 1
   30        30        30-001     Sweetwater Square                                            0.8%                 1
   31        31        31-001     Bed, Bath and Beyond Center                                  0.7%                 1
----------------------------------------------------------------------------------------------------------------------------
   32        32        32-001     The Coliseum Center                                          0.7%                 1
   33        33        33-001     Quad at Lowry IV                                             0.7%                 1
   34        34        34-001     Marriott Courtyard Solana Beach                              0.7%                 1
   35        35        35-001     McHenry Town Center                                          0.7%                 1
   36        36        36-001     Hunter's Crossing Apartments                                 0.7%                 2
----------------------------------------------------------------------------------------------------------------------------
   37        37        37-001     American Business Center                                     0.7%                 1
   38        38        38-001     Hilton Garden Inn Glastonbury                                0.6%                 1
   39        39        39-001     Meadows Plaza                                                0.6%                 1
   40        40        40-001     Hampton Inn Suites                                           0.6%                 1
   41        41        41-001     Data Point                                                   0.6%                 1
----------------------------------------------------------------------------------------------------------------------------
   42        42        42-001     44th Street Tower                                            0.6%                 1
   43        43        43-001     Mattress Discounters                                         0.6%                 1
   44        44        44-001     9 Finderne Avenue                                            0.6%                 1
   45        45        45-001     Wadsworth Boulevard Marketplace                              0.6%                 1
   46        46        46-001     Coyote Creek Mobile Home Park                                0.6%                 2
----------------------------------------------------------------------------------------------------------------------------
   47        47        47-001     City Center, Oakland                                         0.5%                 1
   48        48        48-001     Nicolet Office Center                                        0.5%                 1
   49        49        49-001     5150 Center Street                                           0.5%                 1
   50        50        50-001     Woodlake Center                                              0.5%                 1
   51        51                   Arcadia Village SC & Fiesta Shops West                       0.5%                 1
----------------------------------------------------------------------------------------------------------------------------
  51-a                 51-001     Arcadia Village SC                                           0.4%
  51-b                 51-002     Fiesta Shops West                                            0.1%
   52        52        52-001     940 N Central                                                0.5%                 1
   53        53        53-001     Tri-City Pavilions                                           0.5%                 1
   54        54        54-001     MacArthur Fairview Park                                      0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   55        55        55-001     McCallum Highlands                                           0.4%                 2
   56        56        56-001     1300 Virginia Drive                                          0.4%                 1
   57        57        57-001     Villa Monterey Apartments                                    0.4%                 2
   58        58        58-001     Bellevue Plaza                                               0.4%                 1
   59        59        59-001     3870 Highway D                                               0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   60        60        60-001     770 East El Camino Real                                      0.4%                 1
   61        61        61-001     Magnolia Vineland                                            0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   62        62        62-001     New Oak Hill Plaza                                           0.4%                 1
   63        63        63-001     Qwest Data Center                                            0.4%                 1
   64        64        64-001     Hampton Inn & Suites Bemidji                                 0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   65        65        65-001     Bellflower Shopping Center                                   0.4%                 1
   66        66        66-001     Hawthorn Suites Franklin                                     0.4%                 1
   67        67        67-001     Best Western Miramar                                         0.4%                 1
   68        68        68-001     Highland Ranch                                               0.4%                 1
   69        69        69-001     La Plata Shopping Center                                     0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   70        70        70-001     College Park Apartments                                      0.4%                 2
   71        71        71-001     Micron Building                                              0.4%                 1
   72        72        72-001     Staybridge Suites - Cincinnati North                         0.4%                 1
   73        73        73-001     Best Western Potomac Mills                                   0.4%                 1
   74        74        74-001     Chesterfield Square                                          0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   75        75        75-001     Lowell Emerson                                               0.4%                 2
   76        76        76-001     Monrovia Villas                                              0.4%                 1
   77        77        77-001     Saratoga Apartments                                          0.4%                 2
   78        78        78-001     Cooper Industrial                                            0.4%                 1
   79        79        79-001     201 West 10th Avenue                                         0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   80        80                   Murrietta Center & Bolsa Medical                             0.4%                 1
  80-a                 80-001     Murrieta Town Center East                                    0.3%
  80-b                 80-002     Bolsa Medical Center                                         0.1%
   81        81        81-001     Parkway Plaza                                                0.4%                 1
   82        82        82-001     Tappahannock Towne Center                                    0.4%                 1
----------------------------------------------------------------------------------------------------------------------------
   83        83        83-001     15020 Shady Grove Road                                       0.4%                 1
   84        84        84-001     Cedar Hills Manor                                            0.4%                 2
   85        85        85-001     Oates Creek Apartments                                       0.4%                 2
   86        86                   Creme de la Creme                                            0.3%                 1
  86-a                 86-001     Creme de la Creme - Allen                                    0.2%
----------------------------------------------------------------------------------------------------------------------------
  86-b                 86-002     Creme de la Creme - Colleyville                              0.2%
   87        87        87-001     Thomas Road Project                                          0.3%                 1
   88        88        88-001     Holiday Inn Express - Chesapeake, VA                         0.3%                 1
   89        89        89-001     Lindale Crossing                                             0.3%                 1
   90        90        90-001     Terraces at Windy Hill                                       0.3%                 1
----------------------------------------------------------------------------------------------------------------------------
   91        91        91-001     Camelot/Avalon MHP                                           0.3%                 1
   92        92        92-001     Radisson Hotel - Kenosha                                     0.3%                 1
   93        93        93-001     Oakbrook Apartments                                          0.3%                 2
   94        94        94-001     410 North Ankeny Boulevard                                   0.3%                 1
   95        95        95-001     Best Western Porterville                                     0.3%                 1
----------------------------------------------------------------------------------------------------------------------------
   96        96        96-001     Courtyard Marriott Orlando                                   0.3%                 1
   97        97        97-001     Howard Johnson San Diego                                     0.3%                 1
   98        98        98-001     Days Inn Mission Bay                                         0.3%                 1
   99        99        99-001     Days Inn Encinitas                                           0.3%                 1
  100       100        100-001    Columbiana Crossing                                          0.3%                 1
----------------------------------------------------------------------------------------------------------------------------
  101       101        101-001    Crestview Apartments                                         0.3%                 2
  102       102        102-001    6901 Riverport Drive                                         0.3%                 1
  103       103        103-001    Fairfield Inn & Suites, (Bethlehem, PA)                      0.3%                 1
  104       104        104-001    Northwest Corporate Center                                   0.3%                 1
  105       105        105-001    McMinnville Market Center                                    0.3%                 1
----------------------------------------------------------------------------------------------------------------------------
  106       106        106-001    Newport Square Apartments                                    0.3%                 2
  107       107        107-001    Hannaford Plaza                                              0.3%                 1
  108       108        108-001    Laurel Commons                                               0.3%                 1
  109       109        109-001    Surprise Self Storage                                        0.3%                 1
  110       110        110-001    Albany Industrial Park                                       0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  111       111        111-001    5075 Cameron Street Industrial Building                      0.1%                 1
  112       112        112-001    Pharrs Village                                               0.3%                 1
  113       113        113-001    Meridian at Sugarloaf                                        0.3%                 1
  114       114        114-001    Rialto Square Shopping Center                                0.3%                 1
  115       115        115-001    La Tijera Shopping Center                                    0.3%                 1
----------------------------------------------------------------------------------------------------------------------------
  116       116        116-001    2181 Logan Avenue                                            0.3%                 1
  117       117        117-001    Guinea Grove Apartments                                      0.3%                 2
  118       118        118-001    Belcher Commons-Phase II                                     0.2%                 1
  119       119        119-001    Plattsburgh Plaza                                            0.2%                 1
  120       120        120-001    Moore Plaza                                                  0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  121       121        121-001    Rugby Valley Apartments                                      0.2%                 2
  122       122        122-001    1337 Taylor Farm Road                                        0.2%                 1
  123       123        123-001    100 Tamal Plaza                                              0.2%                 1
  124       124        124-001    Country Inn & Suites by Carlson - Tucson                     0.2%                 1
  125       125        125-001    399 Exterior Street                                          0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  126       126        126-001    The Willard Building                                         0.2%                 1
  127       127        127-001    Security Central Storage                                     0.2%                 1
  128       128        128-001    Willow Pond Plaza                                            0.2%                 1
  129       129        129-001    1305 N. Casaloma Drive                                       0.2%                 1
  130       130        130-001    Fairmount Park Apartments                                    0.2%                 2
----------------------------------------------------------------------------------------------------------------------------
  131       131        131-001    The Shops at Stratford Hills                                 0.2%                 1
  132       132        132-001    Rancho El Mirage Plaza                                       0.2%                 1
  133       133        133-001    North Ranch Plaza                                            0.2%                 1
  134       134        134-001    Food Source Sacramento                                       0.2%                 1
  135       135        135-001    Hillside Garden Apartments                                   0.2%                 2
----------------------------------------------------------------------------------------------------------------------------
  136       136        136-001    Highland Terrace Apartments                                  0.2%                 2
  137       137        137-001    740 Calle Plano                                              0.2%                 1
  138       138        138-001    Rite Aid - Hercules                                          0.2%                 1
  139       139        139-001    Country Inn & Suites Jackson                                 0.2%                 1
  140       140        140-001    South Pointe Crossing                                        0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  141       141        141-001    Canon Plaza                                                  0.2%                 1
  142       142        142-001    Hidden Lakes Center                                          0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  143       143        143-001    Staples at Doc Stone Commons                                 0.2%                 1
  144       144        144-001    1240 Sherman Avenue                                          0.2%                 2
  145       145        145-001    Ethan Way Office Building                                    0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  146       146        146-001    Desert Pointe Center                                         0.2%                 1
  147       147        147-001    PetsMart Memphis                                             0.2%                 1
  148       148        148-001    Russell Square                                               0.2%                 1
  149       149        149-001    Ennis Crossroads Shopping Center                             0.2%                 1
  150       150        150-001    Grand Avenue Parkway S/C                                     0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  151       151        151-001    Grandview Hills Shopping Center                              0.2%                 1
  152       152        152-001    The Broadway Center                                          0.2%                 1
  153       153        153-001    Comfort Inn North Dartmouth                                  0.2%                 1
  154       154        154-001    Bonita Commerce Center                                       0.2%                 1
  155       155        155-001    B & H Self Storage                                           0.2%                 1
----------------------------------------------------------------------------------------------------------------------------
  156       156        156-001    A.J. Wright                                                  0.2%                 1
  157       157        157-001    PetSmart - Riverside                                         0.1%                 1
  158       158        158-001    City Mattress Center                                         0.1%                 1
  159       159        159-001    University Square                                            0.1%                 2
  160       160                   Walgreens Ohio Portfolio                                     0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
 160-a                 160-001    Walgreens Akron                                              0.1%
 160-b                 160-002    Walgreens Cleveland                                          0.1%
  161       161        161-001    1945 Loring Place                                            0.1%                 2
  162       162        162-001    54 N. Central Avenue                                         0.1%                 1
  163       163        163-001    Downtown Self Storage                                        0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  164       164        164-001    Markets at Mesa Ridge                                        0.1%                 1
  165       165        165-001    1300 Post Road East                                          0.1%                 1
  166       166        166-001    Petaluma Industrial Buildings                                0.1%                 1
  167       167        167-001    Bedford Hills Apartment                                      0.1%                 2
  168       168        168-001    Sam's Town Marketplace Shops                                 0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  169       169        169-001    Lovell Center                                                0.1%                 1
  170       170        170-001    Savage Retail                                                0.1%                 1
  171       171        171-001    Long Beach Center                                            0.1%                 1
  172       172        172-001    American Self Storage - Midvale                              0.1%                 1
  173       173        173-001    Columbia Pike Gateway                                        0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  174       174        174-001    Bridge Street Square                                         0.1%                 1
  175       175        175-001    Winchendon Plaza                                             0.1%                 1
  176       176        176-001    Middlebrook Tech Center                                      0.1%                 1
  177       177        177-001    University Oaks Plaza                                        0.1%                 1
  178       178        178-001    505 Jefferson Road                                           0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  179       179        179-001    Windhill/Sunbelt Industrial Properties                       0.1%                 1
  180       180        180-001    Mission Plaza Retail                                         0.1%                 1
  181       181        181-001    Castle Arms Apartments                                       0.1%                 2
  182       182        182-001    Crackerneck Plaza II                                         0.1%                 1
  183       183        183-001    8818 West Broad Street                                       0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  184       184        184-001    South Tracy Industrial Building 5                            0.1%                 1
  185       185        185-001    1777 Conestoga                                               0.1%                 1
  186       186        186-001    3205 SE 192nd Avenue                                         0.1%                 1
  187       187        187-001    South Slaughter Commerce Park                                0.1%                 1
  188       188        188-001    Manchester Place                                             0.1%                 2
----------------------------------------------------------------------------------------------------------------------------
  189       189        189-001    10223 Sepulveda Boulevard                                    0.1%                 1
  190       190        190-001    1735 U.S. Route 9                                            0.1%                 1
  191       191        191-001    4400 Blalock                                                 0.1%                 1
  192       192        192-001    Washington Mutual - Westport                                 0.1%                 1
  193       193        193-001    43-15 - 43-27 33rd Street                                    0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  194       194        194-001    2 Connecticut Drive South                                    0.1%                 1
  195       195        195-001    South Tracy Industrial Building 6                            0.1%                 1
  196       196        196-001    2106 North Forbes Boulevard                                  0.1%                 1
  197       197        197-001    7016 Weimer Apartments                                       0.1%                 2
  198       198        198-001    Thompson Thrift Building                                     0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  199       199        199-001    Vallejo Plaza - Las Vegas                                    0.1%                 1
  200       200        200-001    10 Putnam Pike (Route 44)                                    0.1%                 1
  201       201        201-001    350 Pleasant Valley Road                                     0.1%                 1
  202       202        202-001    2101 E. Cooley Drive                                         0.1%                 1
  203       203        203-001    9-D EZ Storage                                               0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  204       204        204-001    1020 36th Street SW                                          0.1%                 1
  205       205        205-001    Burtonsville Retail Center                                   0.1%                 1
  206       206        206-001    The Preserve at Mallard Pond - Buildings 4 and 5             0.1%                 2
  207       207        207-001    Gannon Plaza                                                 0.1%                 1
  208       208        208-001    503 32nd Street Office Building                              0.1%                 1
----------------------------------------------------------------------------------------------------------------------------
  209       209        209-001    125 South Bridge                                             0.1%                 1
  210       210        210-001    River Drive Village Apartments                               0.1%                 2
  211       211        211-001    13633 S. Crenshaw Boulevard                                  0.0%                 1
  212       212        212-001    Sherwin Williams - Littleton                                 0.0%                 1
  213       213        213-001    Vital Way Retail Center                                      0.0%                 1
----------------------------------------------------------------------------------------------------------------------------

               % OF
            APPLICABLE                           MORTGAGE                                                         CUT-OFF
            LOAN GROUP           # OF              LOAN               LOAN PURPOSE              ORIGINAL             DATE
   ID         BALANCE         PROPERTIES        SELLER (2)      (REFINANCE/ACQUISITION)       BALANCE ($)      BALANCE (3) ($)
-------------------------------------------------------------------------------------------------------------------------------

   1           8.3%               1                PMCF               Acquisition            156,500,000      156,500,000
   2           8.2%               1                PMCF                Refinance             155,000,000      155,000,000
   3           4.8%               1                PMCF                Refinance              90,500,000       90,500,000
   4           2.5%               5                WFB                 Refinance              47,000,000       47,000,000
  4-a          0.7%               1                WFB                                        12,560,000       12,560,000
-------------------------------------------------------------------------------------------------------------------------------
  4-b          0.6%               1                WFB                                        12,165,000       12,165,000
  4-c          0.5%               1                WFB                                        10,000,000       10,000,000
  4-d          0.4%               1                WFB                                         7,550,000        7,550,000
  4-e          0.3%               1                WFB                                         4,725,000        4,725,000
   5           2.4%               1                WFB                Acquisition             44,500,000       44,500,000
-------------------------------------------------------------------------------------------------------------------------------
   6           2.3%               1               BSCMI                Refinance              43,500,000       43,500,000
   7           1.9%               5                PMCF               Acquisition             36,350,000       36,350,000
  7-a          0.7%               1                PMCF                                       13,050,000       13,050,000
  7-b          0.5%               1                PMCF                                        9,000,000        9,000,000
  7-c          0.3%               1                PMCF                                        5,950,000        5,950,000
-------------------------------------------------------------------------------------------------------------------------------
  7-d          0.3%               1                PMCF                                        4,775,000        4,775,000
  7-e          0.2%               1                PMCF                                        3,575,000        3,575,000
   8           16.9%              1                PMCF                Refinance              33,000,000       32,934,213
   9           1.6%               4               PCF II              Acquisition             30,895,000       30,895,000
  9-a          0.9%               1               PCF II                                      16,360,000       16,360,000
-------------------------------------------------------------------------------------------------------------------------------
  9-b          0.4%               1               PCF II                                       7,675,000        7,675,000
  9-c          0.2%               1               PCF II                                       4,445,000        4,445,000
  9-d          0.1%               1               PCF II                                       2,415,000        2,415,000
   10          1.6%               1               BSCMI                Refinance              30,800,000       30,800,000
   11          1.5%               5                PMCF               Acquisition             28,650,000       28,650,000
-------------------------------------------------------------------------------------------------------------------------------
  11-a         0.5%               1                PMCF                                       10,250,000       10,250,000
  11-b         0.3%               1                PMCF                                        6,125,000        6,125,000
  11-c         0.3%               1                PMCF                                        5,475,000        5,475,000
  11-d         0.2%               1                PMCF                                        3,925,000        3,925,000
  11-e         0.2%               1                PMCF                                        2,875,000        2,875,000
-------------------------------------------------------------------------------------------------------------------------------
   12          1.4%               1                PCF                Acquisition             27,200,000       27,200,000
   13          1.4%               1                PMCF               Acquisition             27,000,000       27,000,000
   14          1.4%               1                PCF                Acquisition             26,785,000       26,785,000
   15          1.3%               1                PMCF                Refinance              24,000,000       24,000,000
   16          1.2%               1                WFB                 Refinance              23,000,000       23,000,000
-------------------------------------------------------------------------------------------------------------------------------
   17          1.1%               1               BSCMI                Refinance              21,000,000       21,000,000
   18          1.1%               5               BSCMI                Refinance              21,000,000       20,873,123
  18-a         0.3%               1               BSCMI                                        6,390,355        6,351,746
  18-b         0.2%               1               BSCMI                                        4,056,165        4,031,659
  18-c         0.2%               1               BSCMI                                        3,799,216        3,776,262
-------------------------------------------------------------------------------------------------------------------------------
  18-d         0.2%               1               BSCMI                                        3,583,641        3,561,990
  18-e         0.2%               1               BSCMI                                        3,170,623        3,151,467
   19          1.1%               1               BSCMI                Refinance              20,500,000       20,500,000
   20          1.1%               1               BSCMI                Refinance              20,350,000       20,350,000
   21          1.0%               1               PCF II              Acquisition             19,600,000       19,600,000
-------------------------------------------------------------------------------------------------------------------------------
   22          1.0%               1                PMCF               Acquisition             18,800,000       18,800,000
   23          1.0%               1               PCF II              Acquisition             18,416,000       18,366,647
   24          9.2%               1               BSCMI               Acquisition             18,000,000       18,000,000
   25          0.9%               1                NLIC                Refinance              17,500,000       17,500,000
   26          0.9%               1                PMCF                Refinance              17,500,000       17,463,107
-------------------------------------------------------------------------------------------------------------------------------
   27          0.6%               1                WFB                 Refinance              10,745,000       10,745,000
   28          0.3%               1                WFB                 Refinance               5,935,000        5,935,000
   29          0.9%               1               BSCMI                Refinance              16,500,000       16,500,000
   30          0.9%               1               BSCMI                Refinance              16,500,000       16,500,000
   31          0.8%               1               BSCMI                Refinance              15,500,000       15,488,056
-------------------------------------------------------------------------------------------------------------------------------
   32          0.8%               1                PMCF                Refinance              15,300,000       15,300,000
   33          0.8%               1                NLIC               Acquisition             14,500,000       14,500,000
   34          0.8%               1               BSCMI                Refinance              14,250,000       14,224,358
   35          0.7%               1               BSCMI               Acquisition             14,100,000       14,100,000
   36          7.2%               1                PMCF                Refinance              13,925,000       13,925,000
-------------------------------------------------------------------------------------------------------------------------------
   37          0.7%               1               PCF II               Refinance              13,905,000       13,905,000
   38          0.7%               1                WFB                 Refinance              13,500,000       13,500,000
   39          0.7%               1                PMCF                Refinance              13,000,000       13,000,000
   40          0.7%               1                NLIC                Refinance              13,000,000       12,975,950
   41          0.7%               1                WFB                 Refinance              12,750,000       12,750,000
-------------------------------------------------------------------------------------------------------------------------------
   42          0.7%               1                PMCF                Refinance              12,654,000       12,654,000
   43          0.7%               1                WFB                Acquisition             12,300,000       12,300,000
   44          0.7%               1               BSCMI                Refinance              12,250,000       12,250,000
   45          0.6%               1               BSCMI               Acquisition             12,025,000       12,025,000
   46          5.9%               1                WFB                 Refinance              11,450,000       11,450,000
-------------------------------------------------------------------------------------------------------------------------------
   47          0.6%               1                PMCF                Refinance              11,350,000       11,350,000
   48          0.6%               1                NLIC                Refinance              10,870,000       10,870,000
   49          0.5%               1                PCF                Acquisition              9,847,254        9,847,254
   50          0.5%               1                PMCF                Refinance               9,500,000        9,500,000
   51          0.5%               2                NLIC               Acquisition              9,500,000        9,500,000
-------------------------------------------------------------------------------------------------------------------------------
  51-a         0.4%               1                NLIC                                        7,421,875        7,421,875
  51-b         0.1%               1                NLIC                                        2,078,125        2,078,125
   52          0.5%               1                PMCF                Refinance               9,400,000        9,400,000
   53          0.5%               1               PCF II              Acquisition              9,400,000        9,400,000
   54          0.5%               1                WFB                 Refinance               9,250,000        9,250,000
-------------------------------------------------------------------------------------------------------------------------------
   55          4.7%               1                PMCF                Refinance               9,200,000        9,200,000
   56          0.5%               1                WFB                Acquisition              9,200,000        9,192,274
   57          4.7%               1                PMCF                Refinance               9,100,000        9,074,100
   58          0.5%               1                PMCF                Refinance               9,000,000        8,974,326
   59          0.5%               1                PCF                Acquisition              8,937,088        8,937,088
-------------------------------------------------------------------------------------------------------------------------------
   60          0.5%               1                PCF                Acquisition              8,932,000        8,932,000
   61          0.5%               1               BSCMI                Refinance               8,750,000        8,750,000
-------------------------------------------------------------------------------------------------------------------------------
   62          0.5%               1                WFB                 Refinance               8,700,000        8,700,000
   63          0.5%               1                PMCF               Acquisition              8,700,000        8,684,680
   64          0.5%               1                WFB                 Refinance               8,600,000        8,584,593
-------------------------------------------------------------------------------------------------------------------------------
   65          0.5%               1                PMCF               Acquisition              8,600,000        8,575,859
   66          0.5%               1                WFB                Acquisition              8,500,000        8,500,000
   67          0.5%               1               BSCMI                Refinance               8,500,000        8,485,154
   68          0.4%               1               BSCMI                Refinance               8,400,000        8,400,000
   69          0.4%               1                WFB                 Refinance               8,175,000        8,152,211
-------------------------------------------------------------------------------------------------------------------------------
   70          4.1%               1                NLIC                Refinance               8,080,000        8,056,579
   71          0.4%               1                PMCF                Refinance               8,000,000        8,000,000
   72          0.4%               1                WFB                 Refinance               8,000,000        8,000,000
   73          0.4%               1                WFB                 Refinance               8,000,000        7,990,818
   74          0.4%               1                NLIC                Refinance               8,000,000        7,983,948
-------------------------------------------------------------------------------------------------------------------------------
   75          4.1%               1                WFB                 Refinance               7,925,000        7,917,610
   76          0.4%               1                PMCF               Acquisition              7,800,000        7,800,000
   77          4.0%               1                WFB                 Refinance               7,755,000        7,733,131
   78          0.4%               1                WFB                 Refinance               7,660,000        7,653,751
   79          0.4%               1                PCF                Acquisition              7,611,028        7,611,028
-------------------------------------------------------------------------------------------------------------------------------
   80          0.4%               2               BSCMI                Refinance               7,500,000        7,500,000
  80-a         0.3%               1               BSCMI                                        5,600,000        5,600,000
  80-b         0.1%               1               BSCMI                                        1,900,000        1,900,000
   81          0.4%               1               PCF II               Refinance               7,500,000        7,500,000
   82          0.4%               1                WFB                Acquisition              7,500,000        7,500,000
-------------------------------------------------------------------------------------------------------------------------------
   83          0.4%               1               BSCMI                Refinance               7,350,000        7,350,000
   84          3.8%               1                PMCF                Refinance               7,350,000        7,343,333
   85          3.7%               1                PMCF                Refinance               7,300,000        7,279,791
   86          0.4%               2               BSCMI               Acquisition              7,228,840        7,197,437
  86-a         0.2%               1               BSCMI                                        3,975,000        3,957,732
-------------------------------------------------------------------------------------------------------------------------------
  86-b         0.2%               1               BSCMI                                        3,253,840        3,239,705
   87          0.4%               1                WFB                 Refinance               7,110,000        7,110,000
   88          0.4%               1                WFB                 Refinance               7,050,000        7,050,000
   89          0.4%               1                PMCF               Acquisition              7,000,000        7,000,000
   90          0.4%               1               PCF II               Refinance               7,000,000        7,000,000
-------------------------------------------------------------------------------------------------------------------------------
   91          0.4%               1                WFB                 Refinance               7,000,000        6,994,365
   92          0.4%               1                WFB                Acquisition              7,000,000        6,971,122
   93          3.5%               1               PCF II              Acquisition              6,900,000        6,900,000
   94          0.4%               1                PCF                Acquisition              6,775,976        6,775,976
   95          0.4%               1               BSCMI                Refinance               6,725,000        6,712,953
-------------------------------------------------------------------------------------------------------------------------------
   96          0.4%               1                NLIC                Refinance               6,700,000        6,681,252
   97          0.4%               1               BSCMI                Refinance               6,675,000        6,663,043
   98          0.3%               1               BSCMI                Refinance               6,525,000        6,513,312
   99          0.3%               1               BSCMI                Refinance               6,375,000        6,363,580
  100          0.3%               1               PCF II               Refinance               6,300,000        6,300,000
-------------------------------------------------------------------------------------------------------------------------------
  101          3.2%               1               PCF II               Refinance               6,300,000        6,300,000
  102          0.3%               1               BSCMI                Refinance               6,250,000        6,250,000
  103          0.3%               1                WFB                Acquisition              6,225,000        6,225,000
  104          0.3%               1               BSCMI               Acquisition              6,200,000        6,173,197
  105          0.3%               1                PMCF               Acquisition              6,170,000        6,170,000
-------------------------------------------------------------------------------------------------------------------------------
  106          3.1%               1                PMCF                Refinance               6,100,000        6,087,839
  107          0.3%               1               BSCMI               Acquisition              6,000,000        6,000,000
  108          0.3%               1                NLIC                Refinance               6,000,000        5,988,651
  109          0.3%               1                WFB                 Refinance               5,750,000        5,739,829
  110          0.2%               1                PCF                 Refinance               3,420,000        3,399,420
-------------------------------------------------------------------------------------------------------------------------------
  111          0.1%               1                PCF                 Refinance               2,260,000        2,246,429
  112          0.3%               1               BSCMI               Acquisition              5,660,000        5,643,910
  113          0.3%               1                PMCF                Refinance               5,500,000        5,500,000
  114          0.3%               1                WFB                 Refinance               5,500,000        5,494,756
  115          0.3%               1                PMCF                Refinance               5,500,000        5,483,985
-------------------------------------------------------------------------------------------------------------------------------
  116          0.3%               1                PCF                Acquisition              5,256,141        5,256,141
  117          2.7%               1               BSCMI                Refinance               5,250,000        5,245,509
  118          0.3%               1               PCF II               Refinance               5,100,000        5,100,000
  119          0.3%               1                PMCF                Refinance               5,000,000        5,000,000
  120          0.3%               1               PCF II              Acquisition              5,000,000        4,990,353
-------------------------------------------------------------------------------------------------------------------------------
  121          2.6%               1                PMCF                Refinance               5,000,000        4,984,870
  122          0.3%               1                PCF                 Refinance               5,000,000        4,979,225
  123          0.3%               1                WFB                Acquisition              4,800,000        4,800,000
  124          0.2%               1                WFB                 Refinance               4,750,000        4,699,789
  125          0.2%               1               BSCMI                Refinance               4,700,000        4,690,876
-------------------------------------------------------------------------------------------------------------------------------
  126          0.2%               1               BSCMI                Refinance               4,400,000        4,391,204
  127          0.2%               1               PCF II               Refinance               4,340,000        4,340,000
  128          0.2%               1               PCF II               Refinance               4,300,000        4,300,000
  129          0.2%               1               PCF II               Refinance               4,200,000        4,196,276
  130          2.1%               1                PMCF                Refinance               4,200,000        4,181,384
-------------------------------------------------------------------------------------------------------------------------------
  131          0.2%               1               PCF II               Refinance               4,160,000        4,157,944
  132          0.2%               1               PCF II              Acquisition              4,125,000        4,125,000
  133          0.2%               1               BSCMI                Refinance               4,100,000        4,100,000
  134          0.2%               1               BSCMI               Acquisition              4,030,000        4,030,000
  135          2.1%               1               PCF II               Refinance               4,000,000        4,000,000
-------------------------------------------------------------------------------------------------------------------------------
  136          2.1%               1               PCF II               Refinance               4,000,000        4,000,000
  137          0.2%               1                WFB                 Refinance               4,000,000        3,996,298
  138          0.2%               1                WFB                Acquisition              4,000,000        3,989,105
  139          0.2%               1               BSCMI                Refinance               4,000,000        3,983,665
  140          0.2%               1                WFB                 Refinance               3,940,000        3,940,000
-------------------------------------------------------------------------------------------------------------------------------
  141          0.2%               1                WFB                 Refinance               3,920,000        3,916,794
  142          0.2%               1                NLIC                Refinance               3,900,000        3,900,000
-------------------------------------------------------------------------------------------------------------------------------
  143          0.2%               1               BSCMI                Refinance               3,700,000        3,700,000
  144          1.9%               1               BSCMI                Refinance               3,700,000        3,693,891
  145          0.2%               1               PCF II              Acquisition              3,675,000        3,668,064
-------------------------------------------------------------------------------------------------------------------------------
  146          0.2%               1               PCF II               Refinance               3,670,000        3,662,950
  147          0.2%               1                WFB                Acquisition              3,580,000        3,577,172
  148          0.2%               1                WFB                 Refinance               3,500,000        3,497,323
  149          0.2%               1                PMCF               Acquisition              3,420,000        3,420,000
  150          0.2%               1               PCF II               Refinance               3,350,000        3,347,179
-------------------------------------------------------------------------------------------------------------------------------
  151          0.2%               1               PCF II              Acquisition              3,337,500        3,334,586
  152          0.2%               1                WFB                 Refinance               3,250,000        3,247,324
  153          0.2%               1                WFB                Acquisition              3,225,000        3,221,314
  154          0.2%               1                NLIC                Refinance               3,220,000        3,213,692
  155          0.2%               1                WFB                 Refinance               3,200,000        3,186,490
-------------------------------------------------------------------------------------------------------------------------------
  156          0.2%               1               PCF II               Refinance               3,125,000        3,119,063
  157          0.2%               1                WFB                 Refinance               3,060,000        3,057,369
  158          0.2%               1                NLIC                Refinance               3,050,000        3,043,959
  159          1.5%               1                PMCF                Refinance               3,000,000        3,000,000
  160          0.2%               2                PMCF                Refinance               3,000,000        2,994,148
-------------------------------------------------------------------------------------------------------------------------------
 160-a         0.1%               1                PMCF                                        1,539,474        1,536,471
 160-b         0.1%               1                PMCF                                        1,460,526        1,457,677
  161          1.5%               1               BSCMI                Refinance               2,850,000        2,845,294
  162          0.1%               1               PCF II               Refinance               2,600,000        2,597,811
  163          0.1%               1                WFB                 Refinance               2,600,000        2,595,275
-------------------------------------------------------------------------------------------------------------------------------
  164          0.1%               1               BSCMI                Refinance               2,540,000        2,540,000
  165          0.1%               1               BSCMI                Refinance               2,500,000        2,500,000
  166          0.1%               1                WFB                Acquisition              2,500,000        2,500,000
  167          1.3%               1                WFB                 Refinance               2,500,000        2,498,161
  168          0.1%               1                WFB                 Refinance               2,500,000        2,495,548
-------------------------------------------------------------------------------------------------------------------------------
  169          0.1%               1                PCF                 Refinance               2,500,000        2,492,803
  170          0.1%               1                WFB                 Refinance               2,500,000        2,489,826
  171          0.1%               1                WFB                 Refinance               2,400,000        2,395,410
  172          0.1%               1                WFB                 Refinance               2,400,000        2,388,841
  173          0.1%               1               PCF II               Refinance               2,350,000        2,347,964
-------------------------------------------------------------------------------------------------------------------------------
  174          0.1%               1                WFB                 Refinance               2,320,000        2,318,047
  175          0.1%               1               BSCMI                Refinance               2,225,000        2,213,597
  176          0.1%               1                WFB                 Refinance               2,200,000        2,200,000
  177          0.1%               1               PCF II               Refinance               2,200,000        2,195,765
  178          0.1%               1               PCF II               Refinance               2,200,000        2,195,530
-------------------------------------------------------------------------------------------------------------------------------
  179          0.1%               1               PCF II               Refinance               2,150,000        2,145,906
  180          0.1%               1                WFB                Acquisition              2,065,000        2,061,331
  181          1.0%               1               BSCMI                Refinance               2,005,000        2,005,000
  182          0.1%               1                WFB                 Refinance               2,000,000        1,998,487
  183          0.1%               1               PCF II               Refinance               2,000,000        1,998,475
-------------------------------------------------------------------------------------------------------------------------------
  184          0.1%               1               PCF II              Acquisition              2,000,000        1,996,357
  185          0.1%               1                WFB                 Refinance               1,940,000        1,936,607
  186          0.1%               1                PCF                 Refinance               1,875,000        1,870,184
  187          0.1%               1                WFB                 Refinance               1,840,000        1,836,716
  188          0.9%               1                WFB                 Refinance               1,800,000        1,798,646
-------------------------------------------------------------------------------------------------------------------------------
  189          0.1%               1               PCF II               Refinance               1,800,000        1,798,504
  190          0.1%               1                PCF                 Refinance               1,800,000        1,792,332
  191          0.1%               1                WFB                Acquisition              1,780,000        1,780,000
  192          0.1%               1               BSCMI               Acquisition              1,740,000        1,740,000
  193          0.1%               1               PCF II               Refinance               1,700,000        1,698,580
-------------------------------------------------------------------------------------------------------------------------------
  194          0.1%               1               PCF II              Acquisition              1,700,000        1,697,885
  195          0.1%               1               PCF II              Acquisition              1,700,000        1,696,904
  196          0.1%               1               PCF II               Refinance               1,690,000        1,690,000
  197          0.9%               1                WFB                 Refinance               1,680,000        1,677,902
  198          0.1%               1                WFB                 Refinance               1,625,000        1,625,000
-------------------------------------------------------------------------------------------------------------------------------
  199          0.1%               1                WFB                 Refinance               1,600,000        1,595,783
  200          0.1%               1               PCF II               Refinance               1,555,000        1,553,711
  201          0.1%               1               PCF II               Refinance               1,550,000        1,543,439
  202          0.1%               1               PCF II               Refinance               1,500,000        1,500,000
  203          0.1%               1                WFB                 Refinance               1,500,000        1,500,000
-------------------------------------------------------------------------------------------------------------------------------
  204          0.1%               1                WFB                Acquisition              1,470,000        1,468,860
  205          0.1%               1                WFB                 Refinance               1,400,000        1,400,000
  206          0.7%               1                WFB                 Refinance               1,400,000        1,398,775
  207          0.1%               1                WFB                Acquisition              1,340,000        1,337,635
  208          0.1%               1                WFB                 Refinance               1,225,000        1,224,079
-------------------------------------------------------------------------------------------------------------------------------
  209          0.1%               1                WFB                 Refinance               1,190,000        1,188,003
  210          0.6%               1               PCF II               Refinance               1,140,000        1,140,000
  211          0.1%               1                WFB                 Refinance               1,000,000          997,346
  212          0.0%               1                WFB                Acquisition                940,000          938,844
  213          0.0%               1                WFB                 Refinance                 800,000          800,000
-------------------------------------------------------------------------------------------------------------------------------

                    BALANCE    GENERAL                            DETAILED
                         AT    PROPERTY                           PROPERTY                          INTEREST    ADMINISTRATIVE
   ID     MATURITY OR ARD($)   TYPE                               TYPE                              RATE (4)       FEE RATE
-------------------------------------------------------------------------------------------------------------------------------

   1            140,483,727    Retail                             Regional Mall                      5.5825%       0.02175%
   2            144,498,888    Office                             Urban                              5.6375%       0.02175%
   3             79,697,772    Retail                             Anchored                           5.6350%       0.03175%
   4             47,000,000    Various                            Various                            6.1400%       0.03125%
  4-a            12,560,000    Office                             Suburban
-------------------------------------------------------------------------------------------------------------------------------
  4-b            12,165,000    Office                             Suburban
  4-c            10,000,000    Industrial                         Flex
  4-d             7,550,000    Mixed Use                          Office/Warehouse
  4-e             4,725,000    Mixed Use                          Office/Retail/Warehouse
   5             41,796,550    Office                             Suburban                           6.1850%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   6             40,123,012    Office                             Urban                              6.0650%       0.07175%
   7             32,809,685    Office                             Suburban                           5.8600%       0.07175%
  7-a            11,778,992    Office                             Suburban
  7-b             8,123,443    Office                             Suburban
  7-c             5,370,498    Office                             Suburban
-------------------------------------------------------------------------------------------------------------------------------
  7-d             4,309,938    Office                             Suburban
  7-e             3,226,813    Office                             Suburban
   8             27,720,597    Multifamily                        Garden                             5.6100%       0.05175%
   9             29,498,328    Industrial                         Warehouse                          6.3700%       0.03175%
  9-a            15,620,413    Industrial                         Warehouse
-------------------------------------------------------------------------------------------------------------------------------
  9-b             7,328,036    Industrial                         Warehouse
  9-c             4,244,055    Industrial                         Warehouse
  9-d             2,305,825    Industrial                         Warehouse
   10            28,783,214    Retail                             Anchored                           5.8160%       0.03175%
   11            25,859,628    Office                             Suburban                           5.8600%       0.07175%
-------------------------------------------------------------------------------------------------------------------------------
  11-a            9,251,700    Office                             Suburban
  11-b            5,528,455    Office                             Suburban
  11-c            4,941,762    Office                             Suburban
  11-d            3,542,724    Office                             Suburban
  11-e            2,594,989    Office                             Suburban
-------------------------------------------------------------------------------------------------------------------------------
   12            27,200,000    Retail                             Anchored                           4.8500%       0.03175%
   13            26,028,669    Office                             Suburban                           5.9025%       0.02175%
   14            26,785,000    Retail                             Anchored                           4.8800%       0.03175%
   15            20,432,559    Industrial                         Flex                               5.2200%       0.02175%
   16            22,461,910    Industrial                         Warehouse                          5.8000%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   17            19,629,754    Retail                             Anchored                           5.8200%       0.03175%
   18            16,172,207    Hospitality                        Extended Stay                      5.7535%       0.03175%
  18-a            4,921,245    Hospitality                        Extended Stay
  18-b            3,123,673    Hospitality                        Extended Stay
  18-c            2,925,796    Hospitality                        Extended Stay
-------------------------------------------------------------------------------------------------------------------------------
  18-d            2,759,780    Hospitality                        Extended Stay
  18-e            2,441,713    Hospitality                        Extended Stay
   19            19,064,414    Retail                             Anchored                           5.4370%       0.03175%
   20            18,306,199    Other                              Parking Garage                     5.6700%       0.03175%
   21            18,403,346    Retail                             Anchored                           6.1600%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   22            17,551,906    Retail                             Anchored                           5.7300%       0.02175%
   23            14,356,399    Office                             Urban                              6.1000%       0.03175%
   24            16,722,295    Multifamily                        Garden                             5.3880%       0.03175%
   25            14,726,781    Industrial                         Warehouse                          5.6700%       0.08675%
   26            14,583,017    Retail                             Anchored                           5.3500%       0.02175%
-------------------------------------------------------------------------------------------------------------------------------
   27            10,099,719    Office                             Medical                            6.2600%       0.03125%
   28             5,582,107    Office                             Medical                            6.3100%       0.03125%
   29            15,386,775    Mixed Use                          Hospitality/Retail                 5.6590%       0.03175%
   30            14,587,742    Retail                             Anchored                           5.8220%       0.05175%
   31            13,279,422    Retail                             Anchored                           6.2720%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   32            12,887,066    Retail                             Anchored                           5.7000%       0.02175%
   33            12,856,135    Office                             Suburban                           5.9300%       0.10675%
   34            12,915,562    Hospitality                        Limited Service                    6.0740%       0.03175%
   35            12,414,969    Retail                             Anchored                           5.6280%       0.07175%
   36            12,986,325    Multifamily                        Garden                             5.6500%       0.02175%
-------------------------------------------------------------------------------------------------------------------------------
   37            12,401,146    Industrial                         Warehouse                          6.2800%       0.03175%
   38            11,417,287    Hospitality                        Limited Service                    5.9800%       0.03125%
   39            11,423,546    Retail                             Anchored                           5.5500%       0.07175%
   40            11,031,682    Hospitality                        Limited Service                    5.9500%       0.10675%
   41            10,987,280    Office                             Medical                            5.6600%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   42            10,849,675    Office                             Suburban                           6.3100%       0.02175%
   43            10,850,338    Industrial                         Warehouse                          5.7250%       0.03125%
   44            10,971,371    Industrial                         Warehouse                          5.4840%       0.03175%
   45            12,025,000    Retail                             Anchored                           5.5700%       0.03175%
   46            10,910,145    Manufactured Housing Community     Manufactured Housing Community     6.1600%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   47            10,220,482    Mixed Use                          Retail/Office                      5.7400%       0.05175%
   48             9,298,027    Office                             Urban                              5.8100%       0.10675%
   49             9,847,254    Retail                             Free Standing                      5.8000%       0.03175%
   50             8,168,314    Industrial                         Warehouse                          6.4100%       0.07175%
   51             8,092,027    Retail                             Various                            6.0800%       0.09675%
-------------------------------------------------------------------------------------------------------------------------------
  51-a            6,321,896    Retail                             Anchored
  51-b            1,770,130    Retail                             Unanchored
   52             7,990,589    Industrial                         Flex                               6.0100%       0.02175%
   53             8,809,366    Retail                             Anchored                           6.0300%       0.03175%
   54             7,840,076    Industrial                         Flex                               5.9100%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   55             8,120,247    Multifamily                        Mid Rise                           5.7400%       0.04175%
   56             7,808,977    Office                             Suburban                           5.9500%       0.03125%
   57             7,672,800    Multifamily                        Garden                             5.7200%       0.02175%
   58             7,586,195    Retail                             Anchored                           5.7100%       0.07175%
   59             8,937,088    Retail                             Free Standing                      5.5300%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   60             7,469,986    Retail                             Free Standing                      5.4700%       0.03175%
   61             8,154,767    Retail                             Shadow Anchored                    5.6020%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   62             7,846,532    Retail                             Anchored                           5.8200%       0.03125%
   63             7,429,992    Office                             Suburban                           6.1700%       0.02175%
   64             5,943,937    Hospitality                        Limited Service                    6.1100%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   65             7,264,300    Retail                             Anchored                           5.7800%       0.02175%
   66             7,264,893    Hospitality                        Extended Stay                      6.4000%       0.03125%
   67             7,723,206    Hospitality                        Limited Service                    6.2060%       0.03175%
   68             7,829,658    Retail                             Shadow Anchored                    5.6120%       0.03175%
   69             6,911,506    Retail                             Anchored                           5.8100%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   70             6,796,298    Multifamily                        Garden                             5.6400%       0.10675%
   71             7,051,425    Office                             Suburban                           5.6900%       0.02175%
   72             6,350,639    Hospitality                        Extended Stay                      6.6600%       0.03125%
   73             6,326,428    Hospitality                        Limited Service                    6.5300%       0.03125%
   74             6,714,009    Retail                             Free Standing                      5.5800%       0.10675%
-------------------------------------------------------------------------------------------------------------------------------
   75             6,644,451    Multifamily                        High Rise                          5.5400%       0.03125%
   76             7,277,203    Multifamily                        Garden                             5.6800%       0.02175%
   77             6,546,614    Multifamily                        Garden                             5.7600%       0.03125%
   78             6,522,753    Industrial                         Warehouse                          6.0600%       0.03125%
   79             7,611,028    Retail                             Free Standing                      5.5300%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   80             6,733,839    Mixed Use                          Retail/Office                      5.6100%       0.03175%
  80-a            5,027,933    Retail                             Unanchored
  80-b            1,705,906    Office                             Medical
   81             6,488,730    Retail                             Shadow Anchored                    5.8100%       0.03175%
   82             6,627,356    Retail                             Anchored                           5.8000%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
   83             6,755,444    Office                             Office                             5.8460%       0.03175%
   84             6,183,069    Multifamily                        Garden                             5.6500%       0.02175%
   85             6,177,263    Multifamily                        Low Rise                           5.8400%       0.02175%
   86             6,064,504    Retail                             Unanchored                         5.5830%       0.03175%
  86-a            3,334,754    Retail                             Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  86-b            2,729,750    Retail                             Unanchored
   87             6,261,139    Industrial                         Flex                               5.6500%       0.03125%
   88             6,294,091    Hospitality                        Limited Service                    6.2500%       0.03125%
   89             6,149,269    Retail                             Anchored                           5.5300%       0.02175%
   90             6,512,464    Retail                             Unanchored                         5.4900%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   91             5,969,383    Manufactured Housing Community     Manufactured Housing Community     6.1100%       0.03125%
   92             5,413,828    Hospitality                        Full Service                       5.8500%       0.11125%
   93             5,969,528    Multifamily                        Garden                             5.8000%       0.03175%
   94             6,775,976    Retail                             Free Standing                      5.5300%       0.03175%
   95             6,097,552    Hospitality                        Limited Service                    6.0940%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
   96             5,179,508    Hospitality                        Limited Service                    5.8500%       0.29675%
   97             6,052,216    Hospitality                        Limited Service                    6.0940%       0.03175%
   98             5,916,211    Hospitality                        Limited Service                    6.0940%       0.03175%
   99             5,780,208    Hospitality                        Limited Service                    6.0940%       0.03175%
  100             5,426,107    Retail                             Shadow Anchored                    5.6400%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  101             5,434,798    Multifamily                        Garden                             5.7000%       0.03175%
  102             6,250,000    Industrial                         Warehouse                          5.5730%       0.07175%
  103             5,221,327    Hospitality                        Limited Service                    5.7500%       0.03125%
  104             5,205,478    Industrial                         Flex                               5.6090%       0.03175%
  105             6,170,000    Retail                             Anchored                           5.2700%       0.02175%
-------------------------------------------------------------------------------------------------------------------------------
  106             5,124,111    Multifamily                        Garden                             5.6100%       0.07175%
  107             5,579,921    Retail                             Free Standing                      5.4620%       0.03175%
  108             5,076,552    Retail                             Unanchored                         5.8500%       0.10675%
  109             4,907,809    Self Storage                       Self Storage                       6.1500%       0.03125%
  110             2,884,645    Industrial                         Light                              5.7500%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  111             1,906,797    Industrial                         Light                              5.7600%       0.03175%
  112             4,773,032    Retail                             Unanchored                         5.7250%       0.03175%
  113             5,230,684    Office                             Suburban                           5.9400%       0.02175%
  114             4,598,521    Retail                             Anchored                           5.4500%       0.03125%
  115             4,623,380    Retail                             Shadow Anchored                    5.6200%       0.02175%
-------------------------------------------------------------------------------------------------------------------------------
  116             5,256,141    Retail                             Free Standing                      5.4800%       0.03175%
  117             4,446,885    Multifamily                        Garden                             5.8790%       0.03175%
  118             4,408,769    Office                             Suburban                           5.7700%       0.03175%
  119             4,508,619    Retail                             Anchored                           5.8100%       0.02175%
  120             4,219,136    Retail                             Shadow Anchored                    5.7600%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  121             4,181,178    Multifamily                        Garden                             5.4500%       0.07175%
  122             4,224,570    Industrial                         Light                              5.8200%       0.03175%
  123             4,232,485    Office                             Suburban                           5.6900%       0.03125%
  124             4,078,272    Hospitality                        Limited Service                    6.1500%       0.03125%
  125             3,962,661    Industrial                         Flex                               5.7320%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  126             3,694,619    Office                             Suburban                           5.5970%       0.03175%
  127             3,595,519    Self Storage                       Self Storage                       5.7700%       0.03175%
  128             3,791,018    Office                             Suburban                           5.7000%       0.03175%
  129             3,542,791    Retail                             Free Standing                      5.7400%       0.03175%
  130             2,720,183    Multifamily                        Low Rise                           5.5300%       0.02175%
-------------------------------------------------------------------------------------------------------------------------------
  131             3,755,704    Retail                             Shadow Anchored                    6.2200%       0.03175%
  132             3,496,251    Retail                             Unanchored                         5.9100%       0.03175%
  133             3,662,938    Retail                             Shadow Anchored                    6.2820%       0.03175%
  134             3,655,727    Retail                             Anchored                           6.1090%       0.03175%
  135             4,000,000    Multifamily                        Garden                             5.5500%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  136             4,000,000    Multifamily                        Garden                             5.5500%       0.03175%
  137             3,465,622    Industrial                         Light                              5.5700%       0.03125%
  138             3,391,835    Retail                             Free Standing                      5.9100%       0.03125%
  139             3,099,588    Hospitality                        Limited Service                    5.9070%       0.03175%
  140             3,197,570    Mixed Use                          Retail/Office                      6.0600%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  141             3,337,045    Retail                             Anchored                           6.0500%       0.08125%
  142             3,296,754    Retail                             Unanchored                         5.8200%       0.10675%
-------------------------------------------------------------------------------------------------------------------------------
  143             3,236,140    Retail                             Anchored                           5.3660%       0.03175%
  144             3,485,472    Multifamily                        Mid Rise                           6.4510%       0.03175%
  145             3,110,311    Office                             Suburban                           5.8600%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  146             3,098,697    Retail                             Unanchored                         5.7800%       0.03175%
  147             3,059,072    Retail                             Big Box                            6.1800%       0.03125%
  148             3,000,962    Retail                             Shadow Anchored                    6.3000%       0.03125%
  149             2,983,429    Retail                             Anchored                           6.1200%       0.02175%
  150             2,842,650    Retail                             Unanchored                         5.9400%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  151             2,820,318    Retail                             Shadow Anchored                    5.8000%       0.03175%
  152             2,764,669    Retail                             Shadow Anchored                    6.0250%       0.03125%
  153             2,551,979    Hospitality                        Limited Service                    6.5500%       0.03125%
  154             2,711,417    Industrial                         Flex                               5.6900%       0.10675%
  155             2,103,240    Self Storage                       Self Storage                       5.9100%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  156             2,642,469    Retail                             Anchored                           5.8300%       0.03175%
  157             2,590,440    Retail                             Big Box                            5.8600%       0.03125%
  158             2,564,388    Retail                             Unanchored                         5.6400%       0.10675%
  159             2,657,606    Multifamily                        Student Housing                    5.9000%       0.07175%
  160             2,527,686    Retail                             Anchored                           5.7100%       0.06175%
-------------------------------------------------------------------------------------------------------------------------------
 160-a            1,297,102    Retail                             Anchored
 160-b            1,230,584    Retail                             Anchored
  161             2,684,755    Multifamily                        Mid Rise                           6.4510%       0.03175%
  162             2,206,236    Office                             Suburban                           5.9400%       0.03175%
  163             2,211,498    Self Storage                       Self Storage                       6.0300%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  164             2,297,722    Retail                             Shadow Anchored                    5.9750%       0.08175%
  165             2,500,000    Mixed Use                          Retail/Office                      5.5740%       0.08175%
  166             2,249,425    Industrial                         Light                              5.7000%       0.03125%
  167             2,152,001    Multifamily                        Low Rise                           6.4400%       0.03125%
  168             2,131,989    Retail                             Shadow Anchored                    6.1200%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  169             2,104,730    Retail                             Unanchored                         5.6700%       0.03175%
  170             2,119,135    Retail                             Shadow Anchored                    5.9300%       0.03125%
  171             2,027,606    Retail                             Unanchored                         5.8000%       0.03125%
  172             2,051,682    Self Storage                       Self Storage                       6.2200%       0.03125%
  173             1,987,619    Retail                             Unanchored                         5.8300%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  174             1,968,640    Retail                             Unanchored                         5.9400%       0.08125%
  175             1,875,489    Retail                             Shadow Anchored                    5.7370%       0.03175%
  176             1,889,493    Office                             Suburban                           6.3700%       0.03125%
  177             1,856,975    Retail                             Unanchored                         5.7700%       0.03175%
  178             1,444,733    Industrial                         Warehouse                          5.8800%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  179             1,817,478    Industrial                         Warehouse                          5.8200%       0.03175%
  180             1,761,530    Retail                             Unanchored                         6.1300%       0.03125%
  181             1,809,475    Multifamily                        Low Rise                           5.8530%       0.08175%
  182             1,716,776    Retail                             Unanchored                         6.3400%       0.03125%
  183             1,715,321    Retail                             Unanchored                         6.3100%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  184             1,700,658    Industrial                         Light                              6.0200%       0.03175%
  185             1,658,226    Industrial                         Flex                               6.2000%       0.07125%
  186             1,492,458    Retail                             Unanchored                         5.4600%       0.03175%
  187             1,568,692    Industrial                         Light                              6.1100%       0.03125%
  188             1,545,969    Multifamily                        Garden                             6.3600%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  189             1,529,636    Retail                             Unanchored                         5.9900%       0.03175%
  190             1,179,898    Office                             Medical                            5.8400%       0.03175%
  191             1,721,039    Industrial                         Light                              6.3300%       0.03125%
  192             1,548,809    Retail                             Free Standing                      6.1140%       0.03175%
  193             1,443,811    Industrial                         Light                              5.9700%       0.03175%
-------------------------------------------------------------------------------------------------------------------------------
  194             1,326,935    Industrial                         Light                              6.1300%       0.03175%
  195             1,445,559    Industrial                         Light                              6.0200%       0.03175%
  196             1,444,981    Industrial                         Warehouse                          5.8300%       0.03175%
  197             1,310,454    Multifamily                        Low Rise                           6.1100%       0.03125%
  198             1,263,809    Office                             Suburban                           6.0300%       0.07125%
-------------------------------------------------------------------------------------------------------------------------------
  199             1,362,317    Retail                             Unanchored                         6.0500%       0.03125%
  200             1,321,823    Retail                             Free Standing                      6.0000%       0.03175%
  201             1,017,977    Industrial                         Light                              5.8900%       0.03175%
  202             1,352,320    Industrial                         Warehouse                          5.8000%       0.03175%
  203             1,339,168    Self Storage                       Self Storage                       6.2500%       0.03125%
-------------------------------------------------------------------------------------------------------------------------------
  204             1,258,616    Office                             Suburban                           6.2500%       0.03125%
  205             1,202,404    Retail                             Unanchored                         6.3700%       0.07125%
  206             1,182,701    Multifamily                        Garden                             5.7900%       0.03125%
  207             1,144,062    Retail                             Shadow Anchored                    6.1600%       0.03125%
  208             1,052,118    Office                             Suburban                           6.3600%       0.12125%
-------------------------------------------------------------------------------------------------------------------------------
  209             1,022,355    Office                             Suburban                           6.3800%       0.07125%
  210             1,140,000    Multifamily                        Garden                             5.6600%       0.03175%
  211               850,703    Industrial                         Light                              6.0200%       0.15125%
  212               735,175    Retail                             Shadow Anchored                    6.1900%       0.15125%
  213               687,089    Retail                             Unanchored                         6.3700%       0.15125%
-------------------------------------------------------------------------------------------------------------------------------

             INTEREST          ORIGINAL       STATED REMAINING       ORIGINAL          REMAINING           FIRST         MATURITY
             ACCRUAL       TERM TO MATURITY   TERM TO MATURITY     AMORTIZATION       AMORTIZATION        PAYMENT          DATE
   ID         BASIS         OR ARD (MOS.)      OR ARD (MOS.)      TERM (MOS.) (4)   TERM (MOS.) (4)        DATE           OR ARD
------------------------------------------------------------------------------------------------------------------------------------

   1        Actual/360           120                118                 360               360            5/5/2006        4/5/2016
   2        Actual/360           120                120                 360               360            7/5/2006        6/5/2016
   3        Actual/360           120                117                 360               360            4/5/2006        3/5/2016
   4        Actual/360           120                120                  0                 0             7/1/2006        6/1/2016
  4-a
------------------------------------------------------------------------------------------------------------------------------------
  4-b
  4-c
  4-d
  4-e
   5        Actual/360           120                119                 360               360            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   6        Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   7        Actual/360           120                118                 360               360            5/5/2006        4/5/2016
  7-a
  7-b
  7-c
------------------------------------------------------------------------------------------------------------------------------------
  7-d
  7-e
   8        Actual/360           120                118                 360               358            5/5/2006        4/5/2016
   9        Actual/360            72                 71                 360               360            6/1/2006        5/1/2012
  9-a
------------------------------------------------------------------------------------------------------------------------------------
  9-b
  9-c
  9-d
   10       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   11       Actual/360           120                118                 360               360            5/5/2006        4/5/2016
------------------------------------------------------------------------------------------------------------------------------------
  11-a
  11-b
  11-c
  11-d
  11-e
------------------------------------------------------------------------------------------------------------------------------------
   12         30/360              84                 81                  0                 0             4/1/2006        3/1/2013
   13       Actual/360            60                 59                 360               360            6/5/2006        5/5/2011
   14         30/360              84                 81                  0                 0             4/1/2006        3/1/2013
   15       Actual/360           120                114                 360               360            1/5/2006       12/5/2015
   16       Actual/360            84                 82                 360               360            5/5/2006        4/5/2013
------------------------------------------------------------------------------------------------------------------------------------
   17       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
   18       Actual/360           120                116                 300               296            3/1/2006        2/1/2016
  18-a
  18-b
  18-c
------------------------------------------------------------------------------------------------------------------------------------
  18-d
  18-e
   19       Actual/360           120                117                 360               360            4/1/2006        3/1/2016
   20       Actual/360           120                117                 360               360            4/1/2006        3/1/2016
   21       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   22       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
   23       Actual/360           120                118                 300               298            5/1/2006        4/1/2016
   24       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   25       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
   26       Actual/360           120                118                 360               358            5/5/2006        4/5/2016
------------------------------------------------------------------------------------------------------------------------------------
   27       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
   28       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
   29       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   30       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   31       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   32       Actual/360           120                120                 360               360            7/5/2006        6/5/2016
   33       Actual/360           120                117                 360               360            4/1/2006        3/1/2016
   34       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
   35       Actual/360           120                117                 360               360            4/1/2006        3/1/2016
   36       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
------------------------------------------------------------------------------------------------------------------------------------
   37       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
   38       Actual/360           120                118                 312               312            5/1/2006        4/1/2016
   39       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
   40       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
   41       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   42       Actual/360           120                120                 360               360            7/5/2006        6/5/2016
   43       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   44       Actual/360           120                115                 360               360            2/1/2006        1/1/2016
   45       Actual/360            60                 57                  0                 0             4/1/2006        3/1/2011
   46       Actual/360            60                 59                 360               360            6/1/2006        5/1/2011
------------------------------------------------------------------------------------------------------------------------------------
   47       Actual/360           120                118                 360               360            5/5/2006        4/5/2016
   48       Actual/360           120                120                 300               300            7/1/2006        6/1/2016
   49         30/360             120                117                  0                 0             4/1/2006        3/1/2016
   50       Actual/360           120                120                 360               360            7/5/2006        6/5/2016
   51       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  51-a
  51-b
   52       Actual/360           120                120                 360               360            7/5/2006        6/5/2016
   53       Actual/360           120                120                 360               360            7/3/2006        6/3/2016
   54       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   55       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
   56       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
   57       Actual/360           120                117                 360               357            4/5/2006        3/5/2016
   58       Actual/360           120                117                 360               357            4/5/2006        3/5/2016
   59         30/360             120                116                  0                 0             3/1/2006        2/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   60       Actual/360           124                123                 360               360            6/1/2006        9/1/2016
   61       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   62       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   63       Actual/360           120                118                 360               358            5/5/2006        4/5/2016
   64       Actual/360           120                119                 252               251            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   65       Actual/360           120                117                 360               357            4/5/2006        3/5/2016
   66       Actual/360           120                119                 312               312            6/1/2006        5/1/2016
   67       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
   68       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
   69       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   70       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
   71       Actual/360           120                118                 360               360            5/5/2006        4/5/2016
   72       Actual/360           120                120                 300               300            7/1/2006        6/1/2016
   73       Actual/360           120                119                 300               299            6/1/2006        5/1/2016
   74       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   75       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
   76       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
   77       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
   78       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
   79         30/360             120                116                  0                 0             3/1/2006        2/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   80       Actual/360           120                116                 360               360            3/1/2006        2/1/2016
  80-a
  80-b
   81       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
   82       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   83       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   84       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
   85       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
   86       Actual/360           120                116                 360               356            3/1/2006        2/1/2016
  86-a
------------------------------------------------------------------------------------------------------------------------------------
  86-b
   87       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
   88       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
   89       Actual/360           120                117                 360               360            4/5/2006        3/5/2016
   90       Actual/360           120                118                 360               360            5/5/2006        4/5/2016
------------------------------------------------------------------------------------------------------------------------------------
   91       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
   92       Actual/360           120                117                 300               297            4/1/2006        3/1/2016
   93       Actual/360           120                119                 360               360            6/3/2006        5/3/2016
   94         30/360             120                115                  0                 0             2/1/2006        1/1/2016
   95       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
------------------------------------------------------------------------------------------------------------------------------------
   96       Actual/360           120                118                 300               298            5/1/2006        4/1/2016
   97       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
   98       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
   99       Actual/360            84                 82                 360               358            5/1/2006        4/1/2013
  100       Actual/360           120                118                 360               360            5/3/2006        4/3/2016
------------------------------------------------------------------------------------------------------------------------------------
  101       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  102       Actual/360           120                116                  0                 0             3/1/2006        2/1/2016
  103       Actual/360           120                116                 312               312            3/1/2006        2/1/2016
  104       Actual/360           120                116                 360               356            3/1/2006        2/1/2016
  105       Actual/360           120                117                  0                 0             4/5/2006        3/5/2016
------------------------------------------------------------------------------------------------------------------------------------
  106       Actual/360           120                118                 360               358            5/5/2006        4/5/2016
  107       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  108       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  109       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  110       Actual/360           120                114                 360               354            1/1/2006       12/1/2015
------------------------------------------------------------------------------------------------------------------------------------
  111       Actual/360           120                114                 360               354            1/1/2006       12/1/2015
  112       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
  113       Actual/360            60                 57                 360               360            4/5/2006        3/5/2011
  114       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  115       Actual/360           120                117                 360               357            4/5/2006        3/5/2016
------------------------------------------------------------------------------------------------------------------------------------
  116         30/360             120                115                  0                 0             2/1/2006        1/1/2016
  117       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  118       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
  119       Actual/360           120                118                 360               360            5/5/2006        4/5/2016
  120       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  121       Actual/360           120                117                 360               357            4/5/2006        3/5/2016
  122       Actual/360           120                116                 360               356            3/1/2006        2/1/2016
  123       Actual/360           120                117                 360               360            4/1/2006        3/1/2016
  124       Actual/360            60                 55                 240               235            2/1/2006        1/1/2011
  125       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  126       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  127       Actual/360           120                119                 300               300            6/1/2006        5/1/2016
  128       Actual/360           120                118                 360               360            5/3/2006        4/3/2016
  129       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  130       Actual/360           120                118                 240               238            5/5/2006        4/5/2016
------------------------------------------------------------------------------------------------------------------------------------
  131       Actual/360           120                119                 420               419            6/1/2006        5/1/2016
  132       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
  133       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
  134       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
  135       Actual/360           120                118                  0                 0             5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  136       Actual/360           120                118                  0                 0             5/1/2006        4/1/2016
  137       Actual/360           104                103                 360               359            6/1/2006        1/1/2015
  138       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
  139       Actual/360           120                117                 300               297            4/1/2006        3/1/2016
  140       Actual/360           120                120                 324               324            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  141       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  142       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  143       Actual/360           120                116                 360               360            3/1/2006        2/1/2016
  144       Actual/360            60                 58                 360               358            5/1/2006        4/1/2011
  145       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  146       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  147       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  148       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  149       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
  150       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  151       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  152       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  153       Actual/360           120                119                 300               299            6/1/2006        5/1/2016
  154       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  155       Actual/360           120                118                 240               238            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  156       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  157       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  158       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  159       Actual/360           120                119                 360               360            6/5/2006        5/5/2016
  160       Actual/360           120                118                 360               358            5/5/2006        4/5/2016
------------------------------------------------------------------------------------------------------------------------------------
 160-a
 160-b
  161       Actual/360            60                 58                 360               358            5/1/2006        4/1/2011
  162       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  163       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  164       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  165       Actual/360           120                118                  0                 0             5/1/2006        4/1/2016
  166       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  167       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  168       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  169       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
  170       Actual/360           120                116                 360               356            3/1/2006        2/1/2016
  171       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  172       Actual/360           120                115                 360               355            2/1/2006        1/1/2016
  173       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  174       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  175       Actual/360           120                115                 360               355            2/1/2006        1/1/2016
  176       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
  177       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  178       Actual/360           120                119                 240               239            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  179       Actual/360           120                118                 360               358            5/3/2006        4/3/2016
  180       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  181       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  182       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  183       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  184       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  185       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  186       Actual/360           120                118                 324               322            5/1/2006        4/1/2016
  187       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  188       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  189       Actual/360           120                119                 360               359            6/3/2006        5/3/2016
  190       Actual/360           120                118                 240               238            5/1/2006        4/1/2016
  191       Actual/360            60                 58                 360               360            5/1/2006        4/1/2011
  192       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
  193       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  194       Actual/360           120                119                 300               299            6/1/2006        5/1/2016
  195       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  196       Actual/360           120                118                 348               348            5/1/2006        4/1/2016
  197       Actual/360           120                119                 300               299            6/1/2006        5/1/2016
  198       Actual/360           120                120                 300               300            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  199       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
  200       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  201       Actual/360           120                118                 240               238            5/1/2006        4/1/2016
  202       Actual/360           120                118                 360               360            5/1/2006        4/1/2016
  203       Actual/360           120                119                 360               360            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  204       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  205       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
  206       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
  207       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  208       Actual/360           120                119                 360               359            6/1/2006        5/1/2016
------------------------------------------------------------------------------------------------------------------------------------
  209       Actual/360           120                118                 360               358            5/1/2006        4/1/2016
  210       Actual/360           120                118                  0                 0             5/1/2006        4/1/2016
  211       Actual/360           120                117                 360               357            4/1/2006        3/1/2016
  212       Actual/360           120                119                 300               299            6/1/2006        5/1/2016
  213       Actual/360           120                120                 360               360            7/1/2006        6/1/2016
------------------------------------------------------------------------------------------------------------------------------------

                    ANNUAL             MONTHLY                MONTHLY           REMAINING
                     DEBT                DEBT               DEBT SERVICE       INTEREST ONLY
   ID           SERVICE($)(4)(5)   SERVICE($)(4)(5)      AFTER IO($)(4)(5)     PERIOD (MOS.)       LOCKBOX     LOCKBOX TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1               8,857,954          738,162.86             896,707.37              34              Yes       Hard
   2               8,859,488          738,290.65             893,491.07              60              Yes       Hard
   3               5,170,504          430,875.32             521,540.57              21              Yes       Hard
   4               2,925,881          243,823.38                    NAP              120             Yes       Springing Hard
  4-a
--------------------------------------------------------------------------------------------------------------------------------
  4-b
  4-c
  4-d
  4-e
   5               2,790,552          232,545.98             272,115.72              59              Yes       Springing Hard
--------------------------------------------------------------------------------------------------------------------------------
   6               2,674,918          222,909.81             262,625.11              46              Yes       Hard
   7               2,159,695          179,974.57             214,675.62              34              No        NAP
  7-a
  7-b
  7-c
--------------------------------------------------------------------------------------------------------------------------------
  7-d
  7-e
   8               2,275,851          189,654.21                    NAP                              No        NAP
   9               1,995,345          166,278.75             192,643.58              23              No        NAP
  9-a
--------------------------------------------------------------------------------------------------------------------------------
  9-b
  9-c
  9-d
   10              1,816,208          151,350.63             181,033.88              58              Yes       Hard
   11              1,702,208          141,850.66             169,201.01              34              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  11-a
  11-b
  11-c
  11-d
  11-e
--------------------------------------------------------------------------------------------------------------------------------
   12              1,319,200          109,933.33                    NAP              81              No        NAP
   13              1,615,809          134,650.78             160,190.05              23              Yes       Hard
   14              1,307,108          108,925.67                    NAP              81              No        NAP
   15              1,270,200          105,850.00             132,083.29               6              No        NAP
   16              1,352,528          112,710.65             134,953.19              58              Yes       Springing Hard
--------------------------------------------------------------------------------------------------------------------------------
   17              1,239,175          103,264.58             123,485.73              59              Yes       Hard
   18              1,585,881          132,156.76                    NAP                              Yes       Hard
  18-a
  18-b
  18-c
--------------------------------------------------------------------------------------------------------------------------------
  18-d
  18-e
   19              1,130,066           94,172.13             115,587.73              57              Yes       Hard
   20              1,169,871           97,489.22             117,724.89              33              Yes       Hard
   21              1,224,129          102,010.74             119,535.64              59              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   22              1,092,202           91,016.81             109,472.96              59              Yes       Springing Hard
   23              1,437,394          119,782.82                    NAP                              No        NAP
   24                983,310           81,942.50             100,940.75              58              Yes       Soft, Springing Hard
   25              1,214,851          101,237.62                    NAP                              No        NAP
   26              1,172,669           97,722.40                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   27                681,979           56,831.60              66,228.72              60              Yes       Springing Hard
   28                379,700           31,641.66              36,774.73              60              Yes       Springing Hard
   29                946,704           78,891.96              95,337.80              58              Yes       Hard
   30                973,972           81,164.34              97,045.54              22              Yes       Hard
   31              1,147,897           95,658.06                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   32              1,065,615           88,801.27                    NAP                              Yes       Hard
   33                871,792           72,649.36              86,283.34              21              No        NAP
   34              1,033,381           86,115.08                    NAP                              No        NAP
   35                804,570           67,047.46              81,194.26              21              Yes       Hard
   36                797,690           66,474.15              80,380.08              59              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   37                789,609           65,800.71              85,886.97              24              No        NAP
   38                818,513           68,209.38              85,379.66              22              Yes       Hard
   39                731,521           60,960.07              74,220.91              23              No        NAP
   40                930,290           77,524.16                    NAP                              Yes       Springing Hard
   41                731,673           60,972.74              73,678.18              10              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   42                940,888           78,407.32                    NAP                              Yes       Springing Hard
   43                713,955           59,496.27              71,584.23              22              No        NAP
   44                681,120           56,760.03              69,431.23              31              Yes       Hard
   45                679,095           56,591.26                    NAP              57              Yes       Springing Hard
   46                715,116           59,593.01              69,830.77              11              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   47                660,538           55,044.87              66,163.43              34              No        NAP
   48                640,318           53,359.87              68,778.54              36              No        NAP
   49                571,141           47,595.06                    NAP              117             No        NAP
   50                713,823           59,485.28                    NAP                              No        NAP
   51                689,362           57,446.84                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  51-a
  51-b
   52                677,018           56,418.20                    NAP                              No        NAP
   53                574,692           47,891.04              56,539.18              60              No        NAP
   54                659,092           54,924.33                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   55                535,414           44,617.87              53,630.27              23              No        NAP
   56                658,359           54,863.25                    NAP                              No        NAP
   57                635,182           52,931.83                    NAP                              No        NAP
   58                627,517           52,293.09                    NAP                              No        NAP
   59                494,221           41,185.08                    NAP              116             No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   60                500,795           41,732.91              50,546.92               3              No        NAP
   61                496,983           41,415.25              50,242.95              59              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   62                513,372           42,781.04              51,158.38              34              Yes       Springing Hard
   63                637,387           53,115.55                    NAP                              Yes       Hard
   64                727,865           60,655.43                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   65                604,215           50,351.28                    NAP                              Yes       Hard
   66                551,556           45,962.96              55,982.22              23              Yes       Springing Hard
   67                625,116           52,092.96                    NAP                              No        NAP
   68                477,955           39,829.61              48,286.22              59              No        NAP
   69                576,230           48,019.13                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   70                559,075           46,589.59                    NAP                              No        NAP
   71                461,522           38,460.19              46,381.35              22              No        NAP
   72                657,829           54,819.12                    NAP                              Yes       Springing Hard
   73                650,000           54,166.64                    NAP                              Yes       Springing Hard
   74                549,906           45,825.48                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   75                542,356           45,196.37                    NAP                              No        NAP
   76                449,193           37,432.78              45,172.42              59              No        NAP
   77                543,664           45,305.35                    NAP                              No        NAP
   78                554,658           46,221.47                    NAP                              Yes       Springing Hard
   79                420,890           35,074.15                    NAP              116             No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   80                426,594           35,549.48              43,103.23              32              No        NAP
  80-a
  80-b
   81                441,802           36,816.84              44,054.25              12              No        NAP
   82                441,042           36,753.47              44,006.48              24              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   83                435,649           36,304.07              43,341.89              46              Yes       Hard
   84                509,122           42,426.83                    NAP                              No        NAP
   85                516,229           43,019.10                    NAP                              No        NAP
   86                497,061           41,421.79                    NAP                              Yes       Springing Hard
  86-a
--------------------------------------------------------------------------------------------------------------------------------
  86-b
   87                407,294           33,941.20              41,041.47              22              Yes       Springing Hard
   88                446,745           37,228.73              43,408.06              23              Yes       Springing Hard
   89                392,476           32,706.37              39,877.09              21              Yes       Hard
   90                389,637           32,469.79              39,701.32              58              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   91                509,578           42,464.86                    NAP                              No        NAP
   92                533,537           44,461.44                    NAP                              No        NAP
   93                405,758           33,813.19              40,485.96              11              No        NAP
   94                374,711           31,225.95                    NAP              115             No        NAP
   95                488,725           40,727.09                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
   96                510,671           42,555.95                    NAP                              Yes       Springing Hard
   97                485,091           40,424.29                    NAP                              No        NAP
   98                474,191           39,515.88                    NAP                              No        NAP
   99                463,290           38,607.46                    NAP                              No        NAP
  100                360,255           30,021.25              36,326.04              10              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  101                364,088           30,340.63              36,565.23              10              No        NAP
  102                353,150           29,429.18                    NAP              116             Yes       Springing Hard
  103                362,909           30,242.40              38,490.42              19              Yes       Springing Hard
  104                427,537           35,628.09                    NAP                              No        NAP
  105                329,675           27,472.92                    NAP              117             Yes       Springing Hard
--------------------------------------------------------------------------------------------------------------------------------
  106                420,687           35,057.29                    NAP                              No        NAP
  107                332,272           27,689.31              33,924.43              58              No        NAP
  108                424,758           35,396.46                    NAP                              No        NAP
  109                420,367           35,030.62                    NAP                              No        NAP
  110                239,498           19,958.19                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  111                158,437           13,203.11                    NAP                              No        NAP
  112                395,285           32,940.39                    NAP                              No        NAP
  113                331,238           27,603.13              32,763.42               9              Yes       Springing Hard
  114                372,673           31,056.07                    NAP                              No        NAP
  115                379,725           31,643.74                    NAP                              Yes       Hard
--------------------------------------------------------------------------------------------------------------------------------
  116                288,036           24,003.04                    NAP              115             No        NAP
  117                372,830           31,069.16                    NAP                              No        NAP
  118                298,357           24,863.09              29,827.04              11              No        NAP
  119                294,535           24,544.56              29,369.50              34              No        NAP
  120                350,525           29,210.41                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  121                338,794           28,232.80                    NAP                              No        NAP
  122                352,816           29,401.36                    NAP                              No        NAP
  123                276,913           23,076.11              27,828.81              21              No        NAP
  124                413,314           34,442.80                    NAP                              No        NAP
  125                328,490           27,374.20                    NAP                              Yes       Springing Hard
--------------------------------------------------------------------------------------------------------------------------------
  126                303,014           25,251.15                    NAP                              No        NAP
  127                253,896           21,158.00              27,355.70              23              No        NAP
  128                248,504           20,708.68              24,957.22              22              No        NAP
  129                293,801           24,483.39                    NAP                              No        NAP
  130                347,550           28,962.48                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  131                292,052           24,337.66                    NAP                              No        NAP
  132                293,919           24,493.28                    NAP                              No        NAP
  133                261,139           21,761.60              25,329.80              23              No        NAP
  134                249,612           20,801.00              24,445.02              35              No        NAP
  135                225,083           18,756.94                    NAP              118             No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  136                225,083           18,756.94                    NAP              118             No        NAP
  137                274,651           22,887.55                    NAP                              Yes       Springing Hard
  138                285,013           23,751.06                    NAP                              Yes       Springing Hard
  139                306,542           25,545.14                    NAP                              No        NAP
  140                296,794           24,732.81                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  141                283,542           23,628.54                    NAP                              No        NAP
  142                275,197           22,933.06                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  143                201,301           16,775.10              20,698.18              20              Yes       Springing Hard
  144                279,209           23,267.41                    NAP                              No        NAP
  145                260,445           21,703.79                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  146                257,845           21,487.12                    NAP                              No        NAP
  147                262,559           21,879.95                    NAP                              Yes       Springing Hard
  148                259,969           21,664.05                    NAP                              No        NAP
  149                212,211           17,684.25              20,769.22              11              No        NAP
  150                239,471           19,955.90                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  151                234,995           19,582.88                    NAP                              No        NAP
  152                234,452           19,537.66                    NAP                              No        NAP
  153                262,516           21,876.30                    NAP                              Yes       Springing Hard
  154                224,022           18,668.49                    NAP                              No        NAP
  155                273,120           22,759.96                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  156                220,749           18,395.78                    NAP                              No        NAP
  157                216,861           18,071.73                    NAP                              Yes       Springing Hard
  158                211,037           17,586.42                    NAP                              No        NAP
  159                179,458           14,954.86              17,794.10              23              No        NAP
  160                209,172           17,431.03                    NAP                              Yes       Springing Hard
--------------------------------------------------------------------------------------------------------------------------------
 160-a
 160-b
  161                215,066           17,922.20                    NAP                              No        NAP
  162                185,858           15,488.16                    NAP                              No        NAP
  163                187,662           15,638.50                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  164                153,873           12,822.74              15,187.78              34              No        NAP
  165                141,285           11,773.78                    NAP              118             No        NAP
  166                144,479           12,039.93              14,510.01              34              No        NAP
  167                188,438           15,703.18                    NAP                              No        NAP
  168                182,186           15,182.18                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  169                173,550           14,462.52                    NAP                              No        NAP
  170                178,517           14,876.44                    NAP                              No        NAP
  171                168,985           14,082.07                    NAP                              No        NAP
  172                176,765           14,730.42                    NAP                              No        NAP
  173                166,003           13,833.62                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  174                165,843           13,820.21                    NAP                              No        NAP
  175                155,594           12,966.13                    NAP                              No        NAP
  176                164,615           13,717.94                    NAP                              No        NAP
  177                154,399           12,866.57                    NAP                              No        NAP
  178                187,315           15,609.56                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  179                151,711           12,642.59                    NAP                              No        NAP
  180                150,646           12,553.84                    NAP                              No        NAP
  181                118,983            9,915.21              11,832.16              34              No        NAP
  182                149,180           12,431.65                    NAP                              No        NAP
  183                148,710           12,392.50                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  184                144,201           12,016.74                    NAP                              No        NAP
  185                142,583           11,881.90                    NAP                              Yes       Springing Hard
  186                132,908           11,075.64                    NAP                              No        NAP
  187                133,946           11,162.19                    NAP                              No        NAP
  188                134,544           11,212.01                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  189                129,364           10,780.34                    NAP                              No        NAP
  190                152,762           12,730.16                    NAP                              No        NAP
  191                114,239            9,519.91              11,052.55              22              No        NAP
  192                107,861            8,988.43              10,560.05              23              Yes       Soft, Springing Hard
  193                121,915           10,159.59                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  194                133,063           11,088.61                    NAP                              No        NAP
  195                122,571           10,214.23                    NAP                              No        NAP
  196                 99,895            8,324.62              10,076.15              10              No        NAP
  197                131,250           10,937.51                    NAP                              No        NAP
  198                125,997           10,499.72                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  199                115,732            9,644.30                    NAP                              No        NAP
  200                111,876            9,323.01                    NAP                              No        NAP
  201                132,078           11,006.54                    NAP                              No        NAP
  202                 88,208            7,350.69               8,801.30              34              No        NAP
  203                 95,052            7,921.01               9,235.76              23              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  204                108,612            9,051.04                    NAP                              No        NAP
  205                104,755            8,729.60                    NAP                              No        NAP
  206                 98,468            8,205.63                    NAP                              No        NAP
  207                 98,068            8,172.33                    NAP                              No        NAP
  208                 91,565            7,630.39                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------
  209                 89,135            7,427.94                    NAP                              No        NAP
  210                 65,420            5,451.68                    NAP              118             No        NAP
  211                 72,100            6,008.37                    NAP                              No        NAP
  212                 73,993            6,166.07                    NAP                              Yes       Springing Hard
  213                 59,860            4,988.34                    NAP                              No        NAP
--------------------------------------------------------------------------------------------------------------------------------

              ARD         CROSSED                           DSCR
             LOAN           WITH                       AFTER INITIAL         GRACE          PAYMENT            APPRAISED
   ID        (Y/N)      OTHER LOANS    DSCR (X) (5)    IO PERIOD (X)     PERIOD (DAYS)       DATE               VALUE ($) (6)
---------------------------------------------------------------------------------------------------------------------------------

   1          No                           1.51             1.24               0              5th            195,800,000
   2          No                           1.99             1.64               0              5th            350,000,000
   3          No                           1.40             1.16               0              5th            115,000,000
   4          No                           1.40             NAP                5              1st             62,700,000
  4-a                                                                                                         18,000,000
---------------------------------------------------------------------------------------------------------------------------------
  4-b                                                                                                         15,000,000
  4-c                                                                                                         12,900,000
  4-d                                                                                                         10,500,000
  4-e                                                                                                          6,300,000
   5          No                           1.46             1.25               5              1st             57,500,000
---------------------------------------------------------------------------------------------------------------------------------
   6          No                           1.57             1.33               5              1st             60,000,000
   7          No                           1.41             1.18               0              5th             45,700,000
  7-a                                                                                                         16,400,000
  7-b                                                                                                         11,300,000
  7-c                                                                                                          7,500,000
---------------------------------------------------------------------------------------------------------------------------------
  7-d                                                                                                          6,000,000
  7-e                                                                                                          4,500,000
   8          No                           1.20             NAP                0              5th             45,700,000
   9          Yes                          1.39             1.20               0              1st             39,590,000
  9-a                                                                                                         21,000,000
---------------------------------------------------------------------------------------------------------------------------------
  9-b                                                                                                          9,800,000
  9-c                                                                                                          5,690,000
  9-d                                                                                                          3,100,000
   10         No                           1.46             1.22               5              1st             44,000,000
   11         No                           1.42             1.19               0              5th             37,200,000
---------------------------------------------------------------------------------------------------------------------------------
  11-a                                                                                                        13,100,000
  11-b                                                                                                         7,800,000
  11-c                                                                                                         7,000,000
  11-d                                                                                                         5,000,000
  11-e                                                                                                         4,300,000
---------------------------------------------------------------------------------------------------------------------------------
   12         No                           2.24             NAP                0              1st             49,150,000
   13         No                           1.36             1.14               0              5th             44,000,000
   14         No                           2.34             NAP                0              1st             49,000,000
   15         No                           1.51             1.21               0              5th             30,300,000
   16         Yes                          1.46             1.22               0              5th             32,500,000
---------------------------------------------------------------------------------------------------------------------------------
   17         No                           1.43             1.20               0              1st             28,700,000
   18         No                           1.72             NAP                0              1st             33,100,000
  18-a                                                                                                         9,300,000
  18-b                                                                                                         7,100,000
  18-c                                                                                                         6,000,000
---------------------------------------------------------------------------------------------------------------------------------
  18-d                                                                                                         5,700,000
  18-e                                                                                                         5,000,000
   19         No                           1.51             1.23               0              1st             25,600,000
   20         Yes                          1.56             1.29               5              1st             27,800,000
   21         No                           1.45             1.24               0              1st             26,560,000
---------------------------------------------------------------------------------------------------------------------------------
   22         No                           1.41             1.18               5              1st             29,000,000
   23         Yes                          1.23             NAP                0              1st             26,750,000
   24         No                           1.69             1.37               0              1st             24,850,000
   25         No                           1.61             NAP                0              1st             27,900,000
   26         No                           1.66             NAP                0              5th             30,000,000
---------------------------------------------------------------------------------------------------------------------------------
   27         Yes        Crossed A         1.40             1.20               5              1st             15,000,000
   28         Yes        Crossed A         1.40             1.20               5              1st              7,930,000
   29         No                           1.90             1.57               5              1st             30,000,000
   30         No                           1.45             1.21               5              1st             23,200,000
   31         No                           1.37             NAP                5              1st             22,500,000
---------------------------------------------------------------------------------------------------------------------------------
   32         Yes                          1.20             NAP                0              5th             21,000,000
   33         No                           1.37             1.16               0              1st             22,700,000
   34         No                           1.74             NAP                5              1st             21,200,000
   35         No                           1.46             1.21               5              1st             19,100,000
   36         No                           1.45             1.20               0              5th             17,600,000
---------------------------------------------------------------------------------------------------------------------------------
   37         No                           1.20             NAP                0              1st             18,900,000
   38         Yes                          1.71             1.36               5              1st             19,600,000
   39         No                           1.65             1.35               0              5th             18,800,000
   40         No                           1.84             NAP                0              1st             18,200,000
   41         No                           1.62             1.34               5              1st             17,850,000
---------------------------------------------------------------------------------------------------------------------------------
   42         Yes                          1.20             NAP                0              5th             16,800,000
   43         No                           1.52             1.26               5              1st             16,000,000
   44         No                           1.70             1.39               5              1st             16,700,000
   45         Yes                          1.84             NAP                0              1st             19,150,000
   46         No                           1.44             1.23               7              1st             18,280,000
---------------------------------------------------------------------------------------------------------------------------------
   47         No                           1.42             1.18               0              5th             19,200,000
   48         No                           1.42             1.10               0              1st             13,800,000
   49         Yes                          1.43             NAP                5              1st             13,130,000
   50         No                           1.27             NAP                0              5th             14,500,000
   51         No                           1.15             NAP                0              1st             12,800,000
---------------------------------------------------------------------------------------------------------------------------------
  51-a                                                                                                        10,000,000
  51-b                                                                                                         2,800,000
   52         No                           1.21             NAP                0              5th             11,970,000
   53         No                           1.57             1.33               0              3rd             16,300,000
   54         No                           1.40             NAP                5              1st             15,100,000
---------------------------------------------------------------------------------------------------------------------------------
   55         No                           1.52             1.26               0              5th             14,200,000
   56         No                           1.20             NAP                5              1st             12,100,000
   57         No                           1.21             NAP                0              5th             13,050,000
   58         No                           1.21             NAP                0              5th             11,250,000
   59         Yes                          1.48             NAP                5              1st             11,970,000
---------------------------------------------------------------------------------------------------------------------------------
   60         Yes                          1.53             1.26               0              1st             14,400,000
   61         No                           1.69             1.40               5              1st             13,300,000
---------------------------------------------------------------------------------------------------------------------------------
   62         Yes                          1.44             1.20               5              1st             11,100,000
   63         No                           1.36             NAP                0              5th             13,200,000
   64         No                           1.40             NAP                5              1st             12,800,000
---------------------------------------------------------------------------------------------------------------------------------
   65         Yes                          1.21             NAP                0              5th             13,550,000
   66         Yes                          1.72             1.41               5              1st             12,400,000
   67         No                           1.86             NAP                5              1st             12,700,000
   68         No                           1.70             1.40               5              1st             12,680,000
   69         No                           1.23             NAP                5              1st             10,300,000
---------------------------------------------------------------------------------------------------------------------------------
   70         No                           1.29             NAP                0              1st             10,100,000
   71         No                           1.47             1.22               0              5th             10,700,000
   72         No                           1.58             NAP                5              1st             11,100,000
   73         No                           1.44             NAP                5              1st             13,100,000
   74         No                           1.31             NAP                0              1st             11,200,000
---------------------------------------------------------------------------------------------------------------------------------
   75         No                           1.26             NAP                5              1st             13,100,000
   76         No                           1.46             1.21               0              5th             11,350,000
   77         No                           1.20             NAP                2              1st             10,800,000
   78         Yes                          1.21             NAP                5              1st             10,450,000
   79         Yes                          1.49             NAP                5              1st             10,150,000
---------------------------------------------------------------------------------------------------------------------------------
   80         No                           1.66             1.37               5              1st             13,840,000
  80-a                                                                                                        10,750,000
  80-b                                                                                                         3,090,000
   81         No                           1.70             1.42               0              1st             10,700,000
   82         No                           1.48             1.23               5              1st              9,400,000
---------------------------------------------------------------------------------------------------------------------------------
   83         No                           1.47             1.23               5              1st              9,500,000
   84         No                           1.20             NAP                5              1st             10,900,000
   85         No                           1.20             NAP                5              1st             10,000,000
   86         No                           1.55             NAP                5              1st             10,420,000
  86-a                                                                                                         5,650,000
---------------------------------------------------------------------------------------------------------------------------------
  86-b                                                                                                         4,770,000
   87         No                           1.48             1.22               5              1st             10,000,000
   88         No                           1.82             1.56               5              1st              9,600,000
   89         No                           1.49             1.23               0              5th              9,000,000
   90         No                           1.78             1.45               0              5th             13,400,000
---------------------------------------------------------------------------------------------------------------------------------
   91         No                           1.31             NAP                5              1st              9,110,000
   92         No                           1.55             NAP                5              1st              8,900,000
   93         No                           1.45             1.21               0              3rd              8,700,000
   94         Yes                          1.45             NAP                5              1st              9,030,000
   95         No                           1.89             NAP                5              1st              9,900,000
---------------------------------------------------------------------------------------------------------------------------------
   96         No                           1.90             NAP                0              1st             10,800,000
   97         No                           1.65             NAP                5              1st              9,700,000
   98         No                           1.64             NAP                5              1st              9,800,000
   99         No                           1.56             NAP                5              1st              9,100,000
  100         No                           1.77             1.47               0              3rd              8,700,000
---------------------------------------------------------------------------------------------------------------------------------
  101         No                           1.53             1.27               0              1st              8,100,000
  102         No                           2.12             NAP                5              1st             10,200,000
  103         Yes                          2.05             1.61               5              1st              9,600,000
  104         No                           1.42             NAP                5              1st              7,810,000
  105         Yes                          2.31             NAP                0              5th             12,500,000
---------------------------------------------------------------------------------------------------------------------------------
  106         No                           1.21             NAP                0              5th              7,940,000
  107         No                           1.59             1.30               5              1st              8,300,000
  108         No                           1.32             NAP                0              1st              8,100,000
  109         No                           1.40             NAP                5              1st              8,480,000
  110         No         Crossed B         1.51             NAP                0              1st              5,410,000
---------------------------------------------------------------------------------------------------------------------------------
  111         No         Crossed B         1.51             NAP                0              1st              3,620,000
  112         No                           1.28             NAP                5              1st              7,600,000
  113         Yes                          1.51             1.27               0              5th              6,900,000
  114         No                           1.81             NAP                5              1st             11,700,000
  115         Yes                          1.30             NAP                0              5th              8,500,000
---------------------------------------------------------------------------------------------------------------------------------
  116         Yes                          1.49             NAP                5              1st              7,010,000
  117         No                           1.26             NAP                5              1st              7,600,000
  118         No                           1.53             1.28               3              1st              7,175,000
  119         No                           1.89             1.58               0              5th              9,400,000
  120         No                           1.20             NAP                0              1st              6,250,000
---------------------------------------------------------------------------------------------------------------------------------
  121         No                           1.50             NAP                0              5th              7,900,000
  122         No                           1.41             NAP                0              1st              6,870,000
  123         No                           1.49             1.23               5              1st              6,800,000
  124         No                           2.05             NAP                5              1st              9,200,000
  125         No                           1.24             NAP                5              1st              7,530,000
---------------------------------------------------------------------------------------------------------------------------------
  126         No                           1.51             NAP                5              1st              7,200,000
  127         No                           1.90             1.47               0              1st              6,400,000
  128         No                           1.84             1.52               0              3rd              8,200,000
  129         No                           1.27             NAP                0              1st              6,100,000
  130         No                           1.11             NAP                0              5th              6,000,000
---------------------------------------------------------------------------------------------------------------------------------
  131         No                           1.23             NAP                0              1st              5,300,000
  132         No                           1.37             NAP                0              1st              5,870,000
  133         No                           1.45             1.25               5              1st              5,900,000
  134         No                           1.46             1.24               5              1st              6,210,000
  135         No                           2.88             NAP                0              1st             10,100,000
---------------------------------------------------------------------------------------------------------------------------------
  136         No                           2.13             NAP                0              1st              8,500,000
  137         Yes                          1.27             NAP                5              1st              6,600,000
  138         No                           1.35             NAP                5              1st              6,825,000
  139         No                           1.69             NAP                5              1st              5,400,000
  140         No                           1.27             NAP                5              1st              5,065,000
---------------------------------------------------------------------------------------------------------------------------------
  141         No                           1.20             NAP                5              1st              4,900,000
  142         No                           1.59             NAP                0              1st              6,800,000
---------------------------------------------------------------------------------------------------------------------------------
  143         No                           1.62             1.31               5              1st              4,700,000
  144         No                           1.23             NAP                5              1st              6,200,000
  145         No                           1.38             NAP                0              1st              7,000,000
---------------------------------------------------------------------------------------------------------------------------------
  146         No                           1.27             NAP                0              1st              5,025,000
  147         No                           1.38             NAP                5              1st              6,100,000
  148         No                           1.36             NAP                5              1st              5,750,000
  149         No                           1.40             1.20               0              5th              4,735,000
  150         No                           1.26             NAP                0              1st              4,650,000
---------------------------------------------------------------------------------------------------------------------------------
  151         No                           1.32             NAP                0              1st              4,520,000
  152         No                           1.27             NAP                5              1st              4,950,000
  153         Yes                          1.62             NAP                5              1st              5,400,000
  154         No                           1.37             NAP                0              1st              4,650,000
  155         No                           1.28             NAP                5              1st              4,300,000
---------------------------------------------------------------------------------------------------------------------------------
  156         No                           1.25             NAP                0              1st              5,100,000
  157         Yes                          1.50             NAP                5              1st              5,330,000
  158         No                           1.33             NAP                0              1st              4,100,000
  159         No                           1.43             1.20               0              5th              3,970,000
  160         Yes                          2.25             NAP                0              5th              7,600,000
---------------------------------------------------------------------------------------------------------------------------------
 160-a                                                                                                         3,900,000
 160-b                                                                                                         3,700,000
  161         No                           1.27             NAP                5              1st              4,900,000
  162         No                           1.27             NAP                0              1st              4,000,000
  163         No                           1.43             NAP                5              1st              4,180,000
---------------------------------------------------------------------------------------------------------------------------------
  164         No                           1.74             1.47               5              1st              3,630,000
  165         No                           1.85             NAP                5              1st              3,850,000
  166         No                           1.84             1.52               5              1st              4,065,000
  167         No                           1.30             NAP                5              1st              3,800,000
  168         No                           1.32             NAP                5              1st              3,930,000
---------------------------------------------------------------------------------------------------------------------------------
  169         No                           1.70             NAP                0              1st              4,000,000
  170         No                           1.26             NAP                5              1st              3,100,000
  171         No                           1.39             NAP                5              1st              5,600,000
  172         No                           1.54             NAP                5              1st              3,510,000
  173         No                           1.57             NAP                0              1st              4,100,000
---------------------------------------------------------------------------------------------------------------------------------
  174         No                           1.33             NAP                5              1st              3,300,000
  175         No                           1.20             NAP                5              1st              3,000,000
  176         No                           1.56             NAP                5              1st              4,000,000
  177         No                           1.89             NAP                0              1st              5,100,000
  178         No                           1.53             NAP                0              1st              5,700,000
---------------------------------------------------------------------------------------------------------------------------------
  179         No                           1.44             NAP                0              3rd              3,100,000
  180         No                           1.37             NAP                5              1st              3,030,000
  181         No                           1.48             1.24               5              1st              2,750,000
  182         No                           1.28             NAP                5              1st              2,700,000
  183         No                           1.23             NAP                0              1st              2,500,000
---------------------------------------------------------------------------------------------------------------------------------
  184         No                           1.54             NAP                0              1st              3,300,000
  185         Yes                          1.34             NAP                5              1st              2,700,000
  186         No                           1.34             NAP                0              1st              2,500,000
  187         No                           1.30             NAP                5              1st              2,400,000
  188         No                           1.20             NAP                5              1st              2,250,000
---------------------------------------------------------------------------------------------------------------------------------
  189         No                           1.23             NAP                0              3rd              2,780,000
  190         No                           1.29             NAP                0              1st              3,100,000
  191         No                           1.54             1.32               5              1st              2,300,000
  192         No                           1.41             1.20               5              1st              2,600,000
  193         No                           1.36             NAP                0              1st              2,700,000
---------------------------------------------------------------------------------------------------------------------------------
  194         No                           1.24             NAP                0              1st              2,350,000
  195         No                           1.40             NAP                0              1st              2,700,000
  196         No                           1.49             1.23               0              1st              2,250,000
  197         No                           1.38             NAP                5              1st              2,300,000
  198         No                           1.83             NAP                5              1st              2,600,000
---------------------------------------------------------------------------------------------------------------------------------
  199         No                           1.37             NAP                5              1st              2,400,000
  200         No                           1.23             NAP                0              1st              2,040,000
  201         No                           1.33             NAP                0              1st              2,800,000
  202         No                           2.30             1.92               0              1st              3,820,000
  203         No                           2.33             2.00               5              1st              2,755,000
---------------------------------------------------------------------------------------------------------------------------------
  204         No                           1.30             NAP                5              1st              1,880,000
  205         No                           1.72             NAP                5              1st              2,700,000
  206         No                           1.47             NAP                5              1st              2,460,000
  207         No                           1.34             NAP                5              1st              1,825,000
  208         No                           1.20             NAP                5              1st              2,600,000
---------------------------------------------------------------------------------------------------------------------------------
  209         No                           1.29             NAP                5              1st              1,725,000
  210         No                           2.81             NAP                0              1st              3,100,000
  211         No                           1.28             NAP                5              1st              1,825,000
  212         No                           1.57             NAP                5              1st              1,700,000
  213         No                           2.28             NAP                5              1st              2,100,000
---------------------------------------------------------------------------------------------------------------------------------

                               CUT-OFF              LTV
             APPRAISAL         DATE LTV           RATIO AT
   ID      AS-OF DATE (6)     RATIO (6)     MATURITY OR ARD (6)   ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         2/20/2006          79.9%              71.7%          3195 28th Street SE
   2          5/1/2006          44.3%              41.3%          1675 Broadway
   3         1/13/2006          78.7%              69.3%          440-490 State Route 211 East
   4          Various           75.0%              75.0%          Various
  4-a        2/14/2006                                            5900 Broken Sound Parkway
------------------------------------------------------------------------------------------------------------------------------------
  4-b        2/14/2006                                            6000 Broken Sound Parkway
  4-c        2/21/2006                                            990 South Rogers Circle
  4-d        2/14/2006                                            6100 NW Broken Sound Parkway
  4-e        2/17/2006                                            2150 SW 10th Street
   5          3/9/2006          77.4%              72.7%          6600 - 6868 France Avenue South
------------------------------------------------------------------------------------------------------------------------------------
   6         12/1/2005          72.5%              66.9%          1301 East 9th Street
   7         1/23/2006          79.5%              71.8%          Various
  7-a        1/23/2006                                            3875 Embassy Parkway
  7-b        1/23/2006                                            3700 Embassy Parkway
  7-c        1/23/2006                                            4040 Embassy Parkway
------------------------------------------------------------------------------------------------------------------------------------
  7-d        1/18/2006                                            3560 West Market Office
  7-e        1/23/2006                                            3500 Embassy Parkway
   8         12/1/2005          72.1%              60.7%          3251 Wall Boulevard
   9          Various           78.0%              74.5%          Various
  9-a         3/2/2006                                            11825-11995 Starcrest
------------------------------------------------------------------------------------------------------------------------------------
  9-b         3/2/2006                                            7 & 11 Leigh Fisher, 25 Butterfield Trails & 15 Zane Grey
  9-c         3/9/2006                                            3700 & 3701 Ursula
  9-d         3/2/2006                                            4950 Avenida Creel
   10         2/3/2006          70.0%              65.4%          5370 Stone Mountain Highway
   11         Various           77.0%              69.5%          Various
------------------------------------------------------------------------------------------------------------------------------------
  11-a       1/23/2006                                            3925 Embassy Parkway
  11-b       1/23/2006                                            4000 Embassy Parkway
  11-c       1/23/2006                                            3737 Embassy Parkway
  11-d       1/23/2006                                            3770 Embassy Parkway
  11-e       1/18/2006                                            5399 Lauby Road
------------------------------------------------------------------------------------------------------------------------------------
   12        1/20/2006          55.3%              55.3%          13600 Baltimore Avenue
   13        3/31/2006          61.4%              59.2%          6312 South Fiddlers Green Circle
   14         1/1/2006          54.7%              54.7%          20 Ash Brook Road
   15        9/13/2005          79.2%              67.4%          9019-9041 North Deerwood Drive and 9000-9151 North Deerbrook Trail
   16        2/17/2006          70.8%              69.1%          3312 North Berkeley Lake Road
------------------------------------------------------------------------------------------------------------------------------------
   17        3/17/2006          73.2%              68.4%          38 W, 195 W and 217 W. Lancaster Avenue
   18         1/1/2006          63.1%              48.9%          Various
  18-a        1/1/2006                                            416 S. Independence Blvd
  18-b        1/1/2006                                            6785 Fairfield Business Center Drive
  18-c        1/1/2006                                            7021 Tara Blvd
------------------------------------------------------------------------------------------------------------------------------------
  18-d        1/1/2006                                            6067 Buford Highway
  18-e        1/1/2006                                            540 Pressley Road
   19        1/17/2006          80.1%              74.5%          I-189 at U.S. Route 7
   20        10/1/2005          73.2%              65.8%          One Scott Way
   21         3/1/2006          73.8%              69.3%          9500-9622 Roberts Road & 8051 & 8069 95th Street
------------------------------------------------------------------------------------------------------------------------------------
   22         4/3/2006          64.8%              60.5%          SEC Rancho Santa Fe Rd & Camino De Los Coches
   23        2/17/2006          68.7%              53.7%          1314 Douglas Street
   24        12/2/2005          72.4%              67.3%          15000  West Airport
   25        12/21/2005         62.7%              52.8%          19801 South Santa Fe Avenue
   26        11/29/2005         58.2%              48.6%          10057-10137 Adamo Drive
------------------------------------------------------------------------------------------------------------------------------------
   27         3/7/2006          72.7%              68.4%          2020  West State Highway 114
   28         3/7/2006          72.7%              68.4%          2040 West State Hwy 114
   29         2/1/2006          55.0%              51.3%          29-35 9th Avenue
   30         1/3/2006          71.1%              62.9%          3003 Highland Avenue
   31        1/27/2006          68.8%              59.0%          2141 Central Park Avenue
------------------------------------------------------------------------------------------------------------------------------------
   32         1/4/2006          72.9%              61.4%          3730-3740 Crenshaw Boulevard
   33        1/13/2006          63.9%              56.6%          7901 East Lowry Boulevard
   34        12/19/2005         67.1%              60.9%          717 South Highway 101
   35        12/28/2005         73.8%              65.0%          2226-2450 North Richmond Road
   36         3/8/2006          79.1%              73.8%          1 Russett Lane
------------------------------------------------------------------------------------------------------------------------------------
   37        3/16/2006          73.6%              65.6%          2501 165th Street
   38        1/23/2006          68.9%              58.3%          85 Glastonbury Blvd.
   39        2/17/2006          69.1%              60.8%          2000 Lincoln Way
   40         4/1/2006          71.3%              60.6%          19324 Alderwood Mall Parkway
   41        11/9/2006          71.4%              61.6%          8550, 8410, 8400 Datapoint Dr.
------------------------------------------------------------------------------------------------------------------------------------
   42        10/1/2005          75.3%              64.6%          2000 44th Street Southwest
   43         1/9/2006          76.9%              67.8%          9821 & 9822 Fallard Court
   44        12/1/2006          73.4%              65.7%          9 Finderne Avenue
   45        11/23/2005         62.8%              62.8%          4827& 4887 S Wadsworth Way
   46         2/9/2006          62.6%              59.7%          2580 Senter Road
------------------------------------------------------------------------------------------------------------------------------------
   47        12/28/2005         59.1%              53.2%          1200 Clay Street
   48         1/1/2007          78.8%              67.4%          111 North Washington Street
   49        12/1/2005          75.0%              75.0%          5150 Center Street
   50        2/28/2006          65.5%              56.3%          500 Woodlake Drive
   51         Various           74.2%              63.2%          Various
------------------------------------------------------------------------------------------------------------------------------------
  51-a       3/27/2006                                            3939 East Camelback Road
  51-b       3/22/2006                                            825 - 851 West University Drive
   52         4/1/2006          78.5%              66.8%          940 N Central Avenue
   53        3/28/2006          57.7%              54.0%          67 North Dobson Road
   54        3/22/2006          61.3%              51.9%          2901-2961 West MacArthur Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   55        1/17/2006          64.8%              57.2%          6565 McCallum Boulevard
   56        2/17/2006          76.0%              64.5%          1300 Virginia Drive
   57        1/27/2006          69.5%              58.8%          7400 East Golf Links Road
   58        12/27/2005         79.8%              67.4%          7102 Highway 70 South
   59        12/1/2005          74.7%              74.7%          3870 Highway D
------------------------------------------------------------------------------------------------------------------------------------
   60        12/6/2005          62.0%              51.9%          770 East El Camino Real
   61        3/15/2006          65.8%              61.3%          5160 Vineland Avenue
------------------------------------------------------------------------------------------------------------------------------------
   62        1/17/2006          78.4%              70.7%          3041-3135 Mechanicsville Turnpike
   63         2/9/2006          65.8%              56.3%          870 Duane Avenue
   64         4/1/2006          67.1%              46.4%          1015 Paul Bunyan Drive S
------------------------------------------------------------------------------------------------------------------------------------
   65         1/6/2006          63.3%              53.6%          9312 Rosecrans Ave; 14301-14379 Clark Ave
   66        3/14/2006          68.5%              58.6%          835 Upper Union Street
   67         2/8/2006          66.8%              60.8%          9310 Kearny Mesa Road
   68        3/16/2006          66.2%              61.7%          9245-9465 South Broadway
   69        3/31/2006          79.1%              67.1%          6605-6655 Crain Highway
------------------------------------------------------------------------------------------------------------------------------------
   70        10/3/2005          79.8%              67.3%          899 Dogwood Avenue
   71        1/20/2006          74.8%              65.9%          9616 Micron Avenue
   72         1/1/2006          72.1%              57.2%          8955 Lakota Drive West
   73        3/16/2006          61.0%              48.3%          14619 Potomac Mills Road
   74         3/1/2006          71.3%              59.9%          51375 Gratiot Avenue and 23 Mile & Gratiot Avenue
------------------------------------------------------------------------------------------------------------------------------------
   75         2/8/2006          60.4%              50.7%          1102-1110 8th Avenue
   76        3/20/2006          68.7%              64.1%          340-10 West Duarte Road
   77        10/14/2005         71.6%              60.6%          2240 & 2340 W. University Drive
   78        2/24/2006          73.2%              62.4%          7945 Orion Avenue
   79        12/1/2005          75.0%              75.0%          201 West 10th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   80         Various           54.2%              48.7%          Various
  80-a       12/3/2005                                            40356 Murrieta Hot Springs Road
  80-b       12/8/2005                                            6522-6552 Bolsa Avenue
   81         4/1/2006          70.1%              60.6%          869 Lynnhaven Parkway
   82        3/28/2006          79.8%              70.5%          1366 Tappahannock Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   83        1/26/2006          77.4%              71.1%          15020 Shady Grove Road
   84         3/2/2006          67.4%              56.7%          600 North Humboldt Avenue
   85         1/5/2006          72.8%              61.8%          1805 Oates Drive
   86         1/5/2006          69.1%              58.2%          Various
  86-a        1/5/2006                                            1207 West McDermott Drive
------------------------------------------------------------------------------------------------------------------------------------
  86-b        1/5/2006                                            6805 Colleyville Boulevard
   87         2/2/2006          71.1%              62.6%          3500-3520 Thomas Road
   88        3/16/2006          73.4%              65.6%          2436 Gum Road
   89         1/1/2006          77.8%              68.3%          4824-4870 1st Avenue East
   90        1/13/2006          52.2%              48.6%          3000 Windy Hill Road
------------------------------------------------------------------------------------------------------------------------------------
   91         3/7/2006          76.8%              65.5%          1935 Lor Ray Drive and 2101 E, 2101 Excalibur Road
   92        11/18/2005         78.3%              60.8%          11800 108th Street
   93         2/9/2006          79.3%              68.6%          7670 North Oakbrook Drive
   94        11/30/2005         75.0%              75.0%          410 North Ankeny Boulevard
   95        12/21/2005         67.8%              61.6%          350 West Montgomery Avenue
------------------------------------------------------------------------------------------------------------------------------------
   96        12/1/2005          61.9%              48.0%          12000 Collegiate Way
   97        12/19/2005         68.7%              62.4%          3330 Rosecrans Street
   98        12/20/2005         66.5%              60.4%          4540 Mission Bay Drive
   99        12/20/2005         69.9%              63.5%          133 Encinitas Blvd.
  100         4/1/2006          72.4%              62.4%          285 Columbiana Drive
------------------------------------------------------------------------------------------------------------------------------------
  101        2/23/2006          77.8%              67.1%          101 Lewis Drive
  102         1/5/2006          61.3%              61.3%          6901 Riverport Drive
  103        11/27/2005         64.8%              54.4%          2140 Motel Drive
  104        11/21/2005         79.0%              66.7%          4700-4950 Research Drive
  105        12/15/2005         49.4%              49.4%          615-829 SW Keck Drive
------------------------------------------------------------------------------------------------------------------------------------
  106         3/1/2006          76.7%              64.5%          4562-4587, 22563-22935 Newport Lane
  107        1/19/2006          72.3%              67.2%          21 Timpany Blvd
  108        1/11/2006          73.9%              62.7%          37100 Six Mile Road
  109         2/7/2006          67.7%              57.9%          15701 N. Reems Rd
  110        11/2/2005          62.5%              53.1%          4500 and 4512 Andrews Street
------------------------------------------------------------------------------------------------------------------------------------
  111        11/2/2005          62.5%              53.1%          5075 Cameron Street
  112        1/18/2006          74.3%              62.8%          1830 Scenic Highway
  113        1/10/2006          79.7%              75.8%          2736 Meadow Church Road
  114         3/1/2006          47.0%              39.3%          152-286 W. Foothill Blvd.
  115         1/4/2006          64.5%              54.4%          6907-6915 & 6933 La Tijera Blvd.
------------------------------------------------------------------------------------------------------------------------------------
  116        12/1/2005          75.0%              75.0%          2181 Logan Avenue
  117        10/17/2005         69.0%              58.5%          481 Remainder Estate Chocolate Hole
  118         3/7/2006          71.1%              61.4%          51 South Main Avenue
  119        1/24/2006          53.2%              48.0%          316 Cornelia Street
  120        2/28/2006          79.8%              67.5%          1305 Veterans Parkway
------------------------------------------------------------------------------------------------------------------------------------
  121        12/18/2005         63.1%              52.9%          2165 West Rugby Avenue
  122        12/1/2005          72.5%              61.5%          1337 Taylor Farm Road
  123         2/1/2006          70.6%              62.2%          100 Tamal Plaza
  124        9/28/2005          51.1%              44.3%          7411 North Oracle Rd.
  125        2/17/2006          62.3%              52.6%          399 Exterior Street
------------------------------------------------------------------------------------------------------------------------------------
  126        1/26/2006          61.0%              51.3%          1266 Furnace Brook Parkway
  127        3/16/2006          67.8%              56.2%          2960 Old Hickory Blvd.
  128        2/14/2006          52.4%              46.2%          269 Mt. Hermon Road
  129        5/15/2006          68.8%              58.1%          1305 N. Casaloma Drive
  130        1/10/2006          69.7%              45.3%          1100 Yverdon Drive
------------------------------------------------------------------------------------------------------------------------------------
  131         5/1/2006          78.5%              70.9%          7001 and 7017 Forest Hills Avenue
  132        3/28/2006          70.3%              59.6%          13915 North Dysart Road
  133        11/29/2005         69.5%              62.1%          4811-4815, 4831-4841, 4921-4945 W. Craig Road
  134        10/31/2005         64.9%              58.9%          4401 Broadway Boulevard
  135         3/8/2006          39.6%              39.6%          3 Hillside Avenue
------------------------------------------------------------------------------------------------------------------------------------
  136         3/8/2006          47.1%              47.1%          414 Highland Avenue
  137        2/23/2006          60.5%              52.5%          740 Calle Plano
  138        1/11/2006          58.4%              49.7%          1560 Sycamore Avenue
  139        11/3/2005          73.8%              57.4%          1004 Treetops Boulevard
  140        3/31/2006          77.8%              63.1%          4800 S. Hwy 41
------------------------------------------------------------------------------------------------------------------------------------
  141        12/6/2005          79.9%              68.1%          302A - 310F North 16th Street & 1703 Fremont Drive
  142        2/17/2006          57.4%              48.5%          8955 Wake Fern Drive
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  143        12/29/2005         78.7%              68.9%          295 Worth Avenue
  144        11/1/2005          54.7%              51.4%          1240 Sherman Avenue
  145        2/28/2006          52.4%              44.4%          1440-1460 Ethan Way
------------------------------------------------------------------------------------------------------------------------------------
  146        2/22/2006          72.9%              61.7%          3141 East Beardsley Road
  147         4/1/2006          58.6%              50.1%          7941 Winchester Road
  148        2/23/2006          60.8%              52.2%          3800 Russell Street and 1220 & 1132 SW Higgins Ave
  149         3/2/2006          72.2%              63.0%          201 South Interstate Highway 45
  150        3/14/2006          72.0%              61.1%          1615-1625 Grand Ave Pkwy
------------------------------------------------------------------------------------------------------------------------------------
  151        1/27/2006          73.8%              62.4%          7814 Ranch Road 620 N
  152        1/11/2006          65.6%              55.9%          500-508 W. Broadway
  153        3/13/2006          59.7%              47.3%          171 Faunce Corner Road
  154         3/1/2006          69.1%              58.3%          25150 Bernwood Drive
  155         2/9/2006          74.1%              48.9%          670 East Pine Log Road
------------------------------------------------------------------------------------------------------------------------------------
  156        2/24/2006          61.2%              51.8%          2958 Niles Street
  157         3/7/2006          57.4%              48.6%          2828 Campus Parkway
  158        2/14/2006          74.2%              62.5%          24611 Production Circle
  159        2/28/2006          75.6%              66.9%          412 S. 13th Street & 1344 Locust Street
  160        1/20/2006          39.4%              33.3%          Various
------------------------------------------------------------------------------------------------------------------------------------
 160-a       1/20/2006                                            834 W. Market Street
 160-b       1/20/2006                                            16803 Lorain Avenue
  161        11/1/2005          54.0%              50.7%          1945 Loring Place South
  162        3/13/2006          64.9%              55.2%          54 N. Central Avenue
  163        2/15/2006          62.1%              52.9%          1411 West Texas Street
------------------------------------------------------------------------------------------------------------------------------------
  164        1/24/2006          70.0%              63.3%          6859-6885 Mesa Ridge Parkway
  165        1/26/2006          64.9%              64.9%          1300 Post Road East
  166        2/21/2006          61.5%              55.3%          1260 Holm Road & 1304 Scott Street
  167        2/14/2006          65.7%              56.6%          942 Simpson Terrace
  168         2/9/2006          63.5%              54.2%          3275 Coach Lane
------------------------------------------------------------------------------------------------------------------------------------
  169        11/1/2005          62.3%              52.6%          5800 Lovell Avenue
  170        12/20/2005         80.3%              68.4%          8300 Egan Drive
  171        12/1/2005          42.8%              36.2%          3330-3390 E. 7th St. and 665-681 Redondo Ave.
  172        10/20/2005         68.1%              58.5%          7412 South 900 East
  173        3/14/2006          57.3%              48.5%          5860 Columbia Pike
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  174         2/9/2006          70.2%              59.7%          635, 639, 651 Bridge Street
  175         8/9/2005          73.8%              62.5%          5-49 Central Street
  176        3/13/2006          55.0%              47.2%          12401 Middlebrook Road
  177        2/13/2006          43.1%              36.4%          10000 University Boulevard
  178        2/16/2006          38.5%              25.3%          505 Jefferson Road
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  179         2/1/2006          69.2%              58.6%          145 Windhill Road and 110-B Sunbelt Blvd
  180        6/16/2006          68.0%              58.1%          2310 East Expressway 83
  181        2/15/2006          72.9%              65.8%          3121 Speedway
  182        1/26/2006          74.0%              63.6%          19301 and 19341 East US Highway 40
  183         4/3/2006          79.9%              68.6%          8818 W Broad Street
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  184        2/22/2006          60.5%              51.5%          3402 Mars Court
  185        1/19/2006          71.7%              61.4%          1777 Conestoga Street
  186        1/11/2006          74.8%              59.7%          3205 SE 192nd Ave
  187        2/10/2006          76.5%              65.4%          8801 South 1st Street
  188        3/17/2006          79.9%              68.7%          5285 Manchester Drive
------------------------------------------------------------------------------------------------------------------------------------
  189        2/17/2006          64.7%              55.0%          10223 Sepulveda Boulevard
  190         3/1/2006          57.8%              38.1%          1735 U.S. Route 9
  191         2/8/2006          77.4%              74.8%          4400 Blalock Rd.
  192         2/2/2006          66.9%              59.6%          188 Post Road West
  193         3/1/2006          62.9%              53.5%          43-15  43-27 33rd Street
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  194        3/10/2006          72.3%              56.5%          2 Connecticut Drive South
  195        2/22/2006          62.8%              53.5%          3502 Mars Way
  196        2/15/2006          75.1%              64.2%          2106 North Forbes Boulevard
  197        2/16/2006          73.0%              57.0%          7016 Weimer Road
  198        3/24/2006          62.5%              48.6%          901 Wabash Ave.
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  199        10/7/2005          66.5%              56.8%          3310 & 3342 South Sandhill Road
  200         3/9/2006          76.2%              64.8%          10 Putnam Pike (Route 44)
  201         2/2/2006          55.1%              36.4%          350 Pleasant Valley Road
  202        2/13/2006          39.3%              35.4%          2101 E. Cooley Drive
  203        2/22/2006          54.4%              48.6%          1404 Route 9-D
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  204        2/23/2006          78.1%              66.9%          1020 36th Street SW
  205        3/15/2006          51.9%              44.5%          15420 Old Columbia Pike
  206         5/1/2006          56.9%              48.1%          1530-1566 Blackbird Lane, 1658-1694 Duck Drive
  207         2/2/2006          73.3%              62.7%          1172 Gannon Drive
  208        3/13/2006          47.1%              40.5%          503 32nd Street
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  209        12/27/2005         68.9%              59.3%          125 S. Bridge St.
  210         3/8/2006          36.8%              36.8%          424 River Drive
  211        12/15/2005         54.6%              46.6%          13633 Crenshaw Boulevard
  212        2/13/2006          55.2%              43.2%          13134 West Ida Avenue
  213        3/15/2006          38.1%              32.7%          20-36 Vital Way
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                                                                                                                   NET    UNITS
                                                                    YEAR               YEAR          RENTABLE AREA SF/     OF
   ID    CITY                   STATE         ZIP CODE             BUILT             RENOVATED        UNITS/ROOMS/PADS   MEASURE
-----------------------------------------------------------------------------------------------------------------------------------

   1     Grand Rapids            MI            49512                1968               2006                    397,897    Sq Ft
   2     New York                NY            10019                1989                NAP                    761,092    Sq Ft
   3     Middletown              NY            10940                1971               2002                    765,390    Sq Ft
   4     Various                 FL           Various             Various               NAP                    369,444    Sq Ft
  4-a    Boca Raton              FL            33487                2001                NAP                     73,191    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  4-b    Boca Raton              FL            33487                2001                NAP                     72,763    Sq Ft
  4-c    Boca Raton              FL            33487                1987                NAP                    122,390    Sq Ft
  4-d    Boca Raton              FL            33487                1999                NAP                     66,100    Sq Ft
  4-e    Deerfield Beach         FL            33442                2002                NAP                     35,000    Sq Ft
   5     Edina                   MN            55435          1967-1974, 1991           NAP                    448,299    Sq Ft
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   6     Cleveland               OH            44114                1964          1987/2003-2005               703,205    Sq Ft
   7     Fairlawn                OH            44333              Various               NAP                    304,416    Sq Ft
  7-a    Fairlawn                OH            44333                1990                NAP                     95,638    Sq Ft
  7-b    Fairlawn                OH            44333                2000                NAP                     78,985    Sq Ft
  7-c    Fairlawn                OH            44333                1992                NAP                     50,556    Sq Ft
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  7-d    Fairlawn                OH            44333                1985                NAP                     49,560    Sq Ft
  7-e    Fairlawn                OH            44333                1995                NAP                     29,677    Sq Ft
   8     Gretna                  LA            70056                2004                NAP                        280    Units
   9     Various               Various        Various             Various               NAP                    750,732    Sq Ft
  9-a    San Antonio             TX            78247             1983-1984              NAP                    303,331    Sq Ft
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  9-b    El Paso                 TX            79906                1983                NAP                    263,106    Sq Ft
  9-c    McAllen                 TX            78503          1992, 1994, 2005          NAP                    114,295    Sq Ft
  9-d    Santa Teresa            NM            88008                2003                NAP                     70,000    Sq Ft
   10    Stone Mountain          GA            30087                1991                NAP                    336,663    Sq Ft
   11    Various                 OH           Various             Various               NAP                    222,509    Sq Ft
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  11-a   Fairlawn                OH            44333                1987                NAP                     61,999    Sq Ft
  11-b   Fairlawn                OH            44333                1988                NAP                     56,082    Sq Ft
  11-c   Fairlawn                OH            44333                1998                NAP                     41,962    Sq Ft
  11-d   Fairlawn                OH            44333                1999                NAP                     33,528    Sq Ft
  11-e   Green                   OH            44720                1989                NAP                     28,938    Sq Ft
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   12    Laurel                  MD            20707                2005                NAP                    139,662    Sq Ft
   13    Greenwood Village       CO            80111                1985                NAP                    259,118    Sq Ft
   14    Keene                   NH            06431             2003-2005              NAP                    189,389    Sq Ft
   15    Brown Deer              WI            53223                1982                NAP                    593,479    Sq Ft
   16    Duluth                  GA            30096                1969               2005                  1,054,500    Sq Ft
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   17    Ardmore                 PA            19003          1921, 1972, 2001         2003                     62,876    Sq Ft
   18    Various               Various        Various             Various             Various                      672    Rooms
  18-a   Virginia Beach          VA            23452                1997               2005                        139    Rooms
  18-b   Fairfield               OH            45014                1997                NAP                        132    Rooms
  18-c   Jonesboro               GA            30236                1996                NAP                        139    Rooms
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  18-d   Norcross                GA            30071                1989               2002                        129    Rooms
  18-e   Charlotte               NC            28217                1997               2003                        133    Rooms
   19    South Burlington        VT            05401                2003                NAP                    101,784    Sq Ft
   20    Lester                  PA            19029             1971, 1980             NAP                    445,896    Sq Ft
   21    Hickory Hills           IL            60457                1985                NAP                    199,737    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   22    Carlsbad                CA            92009                2005                NAP                     66,948    Sq Ft
   23    Omaha                   NE            68102                1981                NAP                    383,666    Sq Ft
   24    Sugar Land              TX            77478                2004                NAP                        288    Units
   25    Rancho Dominguez        CA            90221             1964/1965             1999                    356,642    Sq Ft
   26    Brandon                 FL            33619                1985               1987                    293,544    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   27    Grapevine               TX            76051                2002                NAP                     61,569    Sq Ft
   28    Grapevine               TX            76051                2001                NAP                     16,219    Sq Ft
   29    New York                NY            10014                1910              2001-3                    66,000    Sq Ft
   30    National City           CA            91950                1965               1998                    121,227    Sq Ft
   31    Yonkers                 NY            10710             2002-2003              NAP                     53,812    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   32    Los Angeles             CA            90016                2006                NAP                     64,235    Sq Ft
   33    Denver                  CO            80230                2000                NAP                    135,499    Sq Ft
   34    Solana Beach            CA            92075                1990               2004                        115    Rooms
   35    McHenry                 IL            60050                2001                NAP                     91,227    Sq Ft
   36    Middletown              CT            06457                1973               2005                        198    Units
-----------------------------------------------------------------------------------------------------------------------------------
   37    Hammond                 IN            46320             1958/1971             1996                    752,802    Sq Ft
   38    Glastonbury             CT            06033                2003                NAP                        150    Rooms
   39    Massillon               OH            44646                2006                NAP                    108,726    Sq Ft
   40    Lynnwood                WA            98036                1998               2006                        151    Rooms
   41    San Antonio             TX            78229             1972/1976           2002-2005                 134,529    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   42    Fargo                   ND            58103                2002                NAP                    119,494    Sq Ft
   43    Upper Marlboro          MD            20772             1994/1997              NAP                    207,000    Sq Ft
   44    Bridgewater             NJ            08807                1941                NAP                    316,182    Sq Ft
   45    Denver                  CO            80123                1991                NAP                    198,477    Sq Ft
   46    San Jose                CA            95111                1973                NAP                        182     Pads
-----------------------------------------------------------------------------------------------------------------------------------
   47    Oakland                 CA            94612                1992                NAP                     79,937    Sq Ft
   48    Green Bay               WI            54301             2004/2005              NAP                     76,521    Sq Ft
   49    Omaha                   NE            68106                2005                NAP                     67,986    Sq Ft
   50    Chesapeake              VA            23320                1989                NAP                    132,208    Sq Ft
   51    Various                 AZ           Various             Various               NAP                     48,479    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  51-a   Phoenix                 AZ            85018                1953                NAP                     37,111    Sq Ft
  51-b   Tempe                   AZ            85281             1981/2004              NAP                     11,368    Sq Ft
   52    Wood Dale               IL            60191                1986               1990                    169,584    Sq Ft
   53    Mesa                    AZ            85201                2000                NAP                     82,003    Sq Ft
   54    Santa Ana               CA            92704                1990                NAP                     96,166    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   55    Dallas                  TX            75252                1983               2003                        361    Units
   56    Fort Washington         PA            19034                1983             1994/1998                 104,171    Sq Ft
   57    Tucson                  AZ            85730                1985                NAP                        360    Units
   58    Nashville               TN            37221                1974               2004                     71,286    Sq Ft
   59    Osage Beach             MO            65049                2005                NAP                     88,879    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   60    Sunnyvale               CA            94087                2005                NAP                     22,839    Sq Ft
   61    North Hollywood         CA            91601                1993                NAP                     30,300    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   62    Richmond                VA            23223                1989                NAP                    112,280    Sq Ft
   63    Santa Clara             CA            95054                2000                NAP                     30,000    Sq Ft
   64    Bemidji                 MN            56601                2004                NAP                        100    Rooms
-----------------------------------------------------------------------------------------------------------------------------------
   65    Bellflower              CA            90706                1973               1988                     70,351    Sq Ft
   66    Franklin                MA            02038                1999                NAP                        100    Rooms
   67    San Diego               CA            92126                1983               2005                        105    Rooms
   68    Highlands Ranch         CO            80126                1997                NAP                     39,003    Sq Ft
   69    La Plata                MD            20646                1972          2001/2002-2005                79,187    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   70    Lemoore                 CA            93245                2005                NAP                        120    Units
   71    Sacramento              CA            95827                1984               2006                     70,120    Sq Ft
   72    West Chester            OH            45069                2003                NAP                        117    Rooms
   73    Woodbridge              VA            22192                1988               2000                        172    Rooms
   74    Chesterfield Township   MI            48051             2002/2006              NAP                     67,284    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   75    Seattle                 WA            98101                1928                NAP                        194    Units
   76    Monrovia                CA            91016                1986               2005                         76    Units
   77    Mesa                    AZ            85201                1977                NAP                        285    Units
   78    Van Nuys                CA            91406                2005                NAP                     95,177    Sq Ft
   79    Milan                   IL            61264                2005                NAP                     69,999    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   80    Various                 CA           Various             Various               NAP                     56,596    Sq Ft
  80-a   Murrieta                CA            92563                1990                NAP                     36,900    Sq Ft
  80-b   Huntington Beach        CA            92647                1970                NAP                     19,696    Sq Ft
   81    Virginia Beach          VA            23452             1977, 2006             NAP                     38,757    Sq Ft
   82    Tappahannock            VA            22560             1970/2004           1999-2000                 113,829    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   83    Rockville               MD            20850                1988               2004                     41,943    Sq Ft
   84    Willows                 CA            95988                1985               2003                        180    Units
   85    Mesquite                TX            75150                1983               2002                        280    Units
   86    Various                 TX           Various             Various               NAP                     41,350    Sq Ft
  86-a   Allen                   TX            75013                2004                NAP                     21,162    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  86-b   Colleyville             TX            76034                2000                NAP                     20,188    Sq Ft
   87    Santa Clara             CA            95054                1973                NAP                    113,120    Sq Ft
   88    Chesapeake              VA            23321                2004                NAP                         90    Rooms
   89    Cedar Rapids            IA            52402                2000                NAP                     43,544    Sq Ft
   90    Marietta                GA            30067                1980                NAP                     75,421    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   91    North Mankato           MN            56003             1971/1999              NAP                        416     Pads
   92    Kenosha                 WI            53158                1998                NAP                        120    Rooms
   93    Reynoldsburg            OH            43068                1989                NAP                        181    Units
   94    Ankeny                  IA            50021           1992/1995/2005          2005                     84,600    Sq Ft
   95    Porterville             CA            93257                1992               2006                        115    Rooms
-----------------------------------------------------------------------------------------------------------------------------------
   96    Orlando                 FL            32817                1997               2005                        123    Rooms
   97    San Diego               CA            92110                1971               2005                         98    Rooms
   98    San Diego               CA            92109                1987             2002-2005                     117    Rooms
   99    Encinitas               CA            92024                1985               2002                        124    Rooms
  100    Columbia                SC            29212                2005                NAP                     32,890    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  101    Millersville            TN            37072             1996-2005              NAP                        191    Units
  102    Louisville              KY            40258                1985               1993                    322,065    Sq Ft
  103    Bethlehem               PA            18018                1997                NAP                        103    Rooms
  104    San Antonio             TX            78240                1984                NAP                     98,828    Sq Ft
  105    McMinnville             OR            97128                2004                NAP                     74,313    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  106    Warrensville Heights    OH            44128                2005                NAP                         72    Units
  107    Gardner                 MA            01440                1963               1980s                    42,293    Sq Ft
  108    Livonia                 MI            48152                1985                NAP                     37,927    Sq Ft
  109    Surprise                AZ            85374             2004/2006              NAP                    109,125    Sq Ft
  110    North Las Vegas         NV            89081                1984                NAP                     89,821    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  111    Las Vegas               NV            89118                1999                NAP                     29,940    Sq Ft
  112    Snellville              GA            30078                2003                NAP                     18,950    Sq Ft
  113    Duluth                  GA            30097                2004                NAP                     47,683    Sq Ft
  114    Rialto                  CA            92376                1966                NAP                    102,788    Sq Ft
  115    Los Angeles             CA            90045                1954               2004                     25,002    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  116    Waterloo                IA            50703                2004                NAP                     44,496    Sq Ft
  117    No. 11 Cruz Bay Quarter VI            00831             2005-2006              NAP                         36    Units
  118    Clearwater              FL            33765                1973             2004-2005                  71,179    Sq Ft
  119    Plattsburgh             NY            12901                1971               1996                    143,826    Sq Ft
  120    Clarksville             IN            47129                2004                NAP                     26,250    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  121    College Park            GA            30337                1972               2005                        140    Units
  122    Virginia Beach          VA            23456                2005                NAP                     90,000    Sq Ft
  123    Corte Madera            CA            94925                1978                NAP                     21,548    Sq Ft
  124    Tucson                  AZ            85704                1987               2001                        156    Rooms
  125    Bronx                   NY            10451                1989                NAP                    117,948    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  126    Quincy                  MA            02169             1891/1984             1984                     44,997    Sq Ft
  127    Nashville               TN            37221                2002                NAP                     57,190    Sq Ft
  128    Scotts Valley           CA            95066                1984                NAP                     44,036    Sq Ft
  129    Grand Chute             WI            54913                2006                NAP                     14,820    Sq Ft
  130    Camp Hill               PA            17011                2002                NAP                         66    Units
-----------------------------------------------------------------------------------------------------------------------------------
  131    Richmond                VA            23225                2006                NAP                     17,211    Sq Ft
  132    El Mirage               AZ            85335                2005                NAP                     20,130    Sq Ft
  133    Las Vegas               NV            89130                1993                NAP                     21,003    Sq Ft
  134    Sacramento              CA            95817                1999                NAP                     51,083    Sq Ft
  135    Rockaway                NJ            07866             1976-1979           1998-2002                     107    Units
-----------------------------------------------------------------------------------------------------------------------------------
  136    Clifton                 NJ            07011                1986                NAP                         95    Units
  137    Camarillo               CA            93012                1977                NAP                     97,440    Sq Ft
  138    Hercules                CA            94547                2004                NAP                     12,114    Sq Ft
  139    Flowood                 MS            39232                2001                NAP                         53    Rooms
  140    Terre Haute             IN            47802             2002-2006              NAP                     43,260    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  141    Canon City              CO            81212                1979                NAP                     78,153    Sq Ft
  142    Bonita Springs          FL            34135                2002                NAP                     30,019    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  143    Stafford                VA            22556                2001                NAP                     23,942    Sq Ft
  144    Bronx                   NY            10456                1927               2005                         58    Units
  145    Sacramento              CA            95825          1979, 1980, 1991         1991                     35,559    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  146    Phoenix                 AZ            85050                2005                NAP                     25,953    Sq Ft
  147    Memphis                 TN            38125                2006                NAP                     30,601    Sq Ft
  148    Missoula                MT            59801           2000/2004-2005           NAP                     24,713    Sq Ft
  149    Ennis                   TX            75119                1979               2004                     44,841    Sq Ft
  150    Pflugerville            TX            78660                2006                NAP                     19,517    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  151    Austin                  TX            78726             2005/2006              NAP                     15,410    Sq Ft
  152    Glendale                CA            91204                1964               1990                     12,250    Sq Ft
  153    Dartmouth               MA            02747                1986                NAP                         84    Rooms
  154    Bonita Springs          FL            34135                2003                NAP                     38,525    Sq Ft
  155    Aiken                   SC            29803          1978, 1997, 2000          NAP                     89,638    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  156    Bakersfield             CA            93306                1956               2005                     26,162    Sq Ft
  157    Riverside               CA            92507                1994                NAP                     25,044    Sq Ft
  158    Bonita Springs          FL            34135                2003                NAP                     15,500    Sq Ft
  159    Indiana                 PA            15701                1994                NAP                         65    Units
  160    Various                 OH           Various             Various               NAP                     27,000    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
 160-a   Akron                   OH            44303                1994                NAP                     13,500    Sq Ft
 160-b   Cleveland               OH            44111                1994                NAP                     13,500    Sq Ft
  161    Bronx                   NY            10453                1927                NAP                         42    Units
  162    Campbell                CA            95008                2001                NAP                     12,785    Sq Ft
  163    Fairfield               CA            94533                2000                NAP                     53,200    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  164    Fountain                CO            80817                2001                NAP                     17,227    Sq Ft
  165    Westport                CT            06880             1950, 1985             NAP                     10,700    Sq Ft
  166    Petaluma                CA            94954             1973/1983             2005                     34,472    Sq Ft
  167    Bedford Hills           TX            76021                1980                NAP                         84    Units
  168    Cameron Park            CA            95682                2005                NAP                     10,437    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  169    Fort Worth              TX            76107                1967               2002                     25,000    Sq Ft
  170    Savage                  MN            55378                2005                NAP                     10,000    Sq Ft
  171    Long Beach              CA            90804                2005                NAP                      8,372    Sq Ft
  172    Midvale                 UT            84047                1985               2004                     66,470    Sq Ft
  173    Falls Church            VA            22041                2005                NAP                      8,465    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  174    Owatonna                MN            55060                2004                NAP                     13,435    Sq Ft
  175    Winchendon              MA            01475                1960               1995                     30,272    Sq Ft
  176    Germantown              MD            20874                1984                NAP                     32,648    Sq Ft
  177    Orlando                 FL            32817                1988                NAP                     27,275    Sq Ft
  178    Secaucus                NJ            07094        1962-63,1972-73,1981       1998                     52,120    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  179    Columbia                SC            29203             1998, 2005             NAP                     61,500    Sq Ft
  180    Mission                 TX            78572                2005                NAP                     11,040    Sq Ft
  181    Austin                  TX            78705                1971                NAP                         32    Units
  182    Independence            MO            64055                2005                NAP                     10,972    Sq Ft
  183    Richmond                VA            23294                1985                NAP                     12,960    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  184    Tracy                   CA            95377                2003                NAP                     29,880    Sq Ft
  185    Boulder                 CO            80301                1980                NAP                     22,941    Sq Ft
  186    Vancouver               WA            98683                2005                NAP                      7,580    Sq Ft
  187    Austin                  TX            78748                1985                NAP                     45,561    Sq Ft
  188    Maple Plain             MN            55359                1988                NAP                         30    Units
-----------------------------------------------------------------------------------------------------------------------------------
  189    Mission Hills           CA            91345                2006                NAP                      4,632    Sq Ft
  190    Clifton Park            NY            12065          1987, 2005/2006          2000                     16,650    Sq Ft
  191    Houston                 TX            77041                2001                NAP                     30,268    Sq Ft
  192    Westport                CT            06880                2005                NAP                      3,175    Sq Ft
  193    Long Island City        NY            11101                1926               2003                     20,000    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  194    East Granby             CT            06026                1987                NAP                     39,140    Sq Ft
  195    Tracy                   CA            95377                2005                NAP                     25,542    Sq Ft
  196    Tucson                  AZ            85745                1980                NAP                     40,130    Sq Ft
  197    Anchorage               AK            99502                1975               2001                         30    Units
  198    Terre Haute             IN            47807                1925               2002                     21,844    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  199    Las Vegas               NV            89120                1976                NAP                     15,657    Sq Ft
  200    Johnston                RI            02919                1992             2005-2006                   6,000    Sq Ft
  201    South Windsor           CT            06074                1990         1992, 1994, 2005               71,250    Sq Ft
  202    Colton                  CA            92324                1990                NAP                     59,100    Sq Ft
  203    Wappingers Falls        NY            12590                1986             2002-2005                  36,950    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  204    Fargo                   ND            58103                1989               2001                     24,984    Sq Ft
  205    Burtonsville            MD            20866                1986                NAP                     12,000    Sq Ft
  206    Howell                  MI            48855             2005-2006              NAP                         20    Units
  207    Festus                  MO            63028                1990                NAP                     10,800    Sq Ft
  208    Newport Beach           CA            92663                1954               1992                      5,950    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
  209    Visalia                 CA            93291                2003                NAP                      7,624    Sq Ft
  210    Garfield                NJ            07026                1975                NAP                         37    Units
  211    Hawthorne               CA            90250                1979                NAP                     22,071    Sq Ft
  212    Littleton               CO            80127                2006                NAP                      6,000    Sq Ft
  213    Silver Spring           MD            20904                1985                NAP                      6,819    Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------

            CUT-OFF DATE BALANCE PER      PREPAYMENT
                   NET RENTABLE AREA      PROVISIONS                                   CMSA          CMSA
   ID            SF/UNIT/ROOM/PAD ($)     (# OF PAYMENTS) (7)                        LOAN NO.    PROPERTY NO.
---------------------------------------------------------------------------------------------------------------

   1                          393.32      LO(35)/GRTR1% or YM(84)/Open(1)                1          1-001
   2                          203.65      LO(48)/GRTR1% or YM(69)/Open(3)                2          2-001
   3                          118.24      LO(28)/Defeasance(88)/Open(4)                  3          3-001
   4                          127.22      LO(24)/Defeasance(92)/Open(4)                  4
  4-a                         127.22                                                                4-001
---------------------------------------------------------------------------------------------------------------
  4-b                         127.22                                                                4-002
  4-c                         127.22                                                                4-003
  4-d                         127.22                                                                4-004
  4-e                         127.22                                                                4-005
   5                           99.26      LO(35)/Defeasance(81)/Open(4)                  5          5-001
---------------------------------------------------------------------------------------------------------------
   6                           61.86      LO(47)/Defeasance(72)/Open(1)                  6          6-001
   7                          119.41      LO(27)/Defeasance(89)/Open(4)                  7
  7-a                         136.45                                                                7-001
  7-b                         113.95                                                                7-002
  7-c                         117.69                                                                7-003
---------------------------------------------------------------------------------------------------------------
  7-d                          96.35                                                                7-004
  7-e                         120.46                                                                7-005
   8                      117,622.19      LO(27)/Defeasance(89)/Open(4)                  8          8-001
   9                           41.15      GRTR1% or YM(70)/Open(2)                       9
  9-a                          41.15                                                                9-001
---------------------------------------------------------------------------------------------------------------
  9-b                          41.15                                                                9-002
  9-c                          41.15                                                                9-003
  9-d                          41.15                                                                9-004
   10                          91.49      LO(26)/Defeasance(93)/Open(1)                 10          10-001
   11                         128.76      LO(27)/Defeasance(89)/Open(4)                 11
---------------------------------------------------------------------------------------------------------------
  11-a                        165.33                                                                11-001
  11-b                        109.22                                                                11-002
  11-c                        130.48                                                                11-003
  11-d                        117.07                                                                11-004
  11-e                         99.35                                                                11-005
---------------------------------------------------------------------------------------------------------------
   12                         194.76      LO(15)/GRTR1% or YM(67)/Open(2)               12          12-001
   13                         104.20      LO(23)/GRTR1% or YM(32)/Open(5)               13          13-001
   14                         141.43      LO(15)/GRTR1% or YM(67)/Open(2)               14          14-001
   15                          40.44      LO(31)/Defeasance(85)/Open(4)                 15          15-001
   16                          21.81      LO(27)/GRTR1% or YM(55)/Open(2)               16          16-001
---------------------------------------------------------------------------------------------------------------
   17                         333.99      LO(25)/Defeasance(93)/Open(2)                 17          17-001
   18                      31,061.20      GRTR1% or YM(28)/Defeasance(88)/Open(4)       18
  18-a                     31,061.20                                                                18-001
  18-b                     31,061.20                                                                18-002
  18-c                     31,061.20                                                                18-003
---------------------------------------------------------------------------------------------------------------
  18-d                     31,061.20                                                                18-004
  18-e                     31,061.20                                                                18-005
   19                         201.41      LO(27)/Defeasance(90)/Open(3)                 19          19-001
   20                          45.64      LO(27)/Defeasance(91)/Open(2)                 20          20-001
   21                          98.13      LO(25)/Defeasance(93)/Open(2)                 21          21-001
---------------------------------------------------------------------------------------------------------------
   22                         280.81      LO(26)/Defeasance(90)/Open(4)                 22          22-001
   23                          47.87      LO(26)/Def/YM1%(92)/Open(2)                   23          23-001
   24                      62,500.00      LO(26)/Defeasance(93)/Open(1)                 24          24-001
   25                          49.07      LO(24)/Defeasance(92)/Open(4)                 25          25-001
   26                          59.49      LO(27)/Defeasance(89)/Open(4)                 26          26-001
---------------------------------------------------------------------------------------------------------------
   27                         214.43      LO(35)/Defeasance(81)/Open(4)                 27          27-001
   28                         214.43      GRTR1% or YM(116)/Open(4)                     28          28-001
   29                         250.00      LO(26)/Defeasance(92)/Open(2)                 29          29-001
   30                         136.11      LO(26)/Defeasance(91)/Open(3)                 30          30-001
   31                         287.82      LO(25)/Defeasance(93)/Open(2)                 31          31-001
---------------------------------------------------------------------------------------------------------------
   32                         238.19      LO(25)/Defeasance(90)/Open(5)                 32          32-001
   33                         107.01      LO(27)/Defeasance(89)/Open(4)                 33          33-001
   34                     123,690.07      LO(26)/Defeasance(57)/Open(1)                 34          34-001
   35                         154.56      LO(27)/Defeasance(91)/Open(2)                 35          35-001
   36                      70,328.28      LO(26)/Defeasance(90)/Open(4)                 36          36-001
---------------------------------------------------------------------------------------------------------------
   37                          18.47      LO(24)/Defeasance(92)/Open(4)                 37          37-001
   38                      90,000.00      LO(35)/Flex(81)/Open(4)                       38          38-001
   39                         119.57      LO(26)/Defeasance(92)/Open(2)                 39          39-001
   40                      85,933.44      LO(48)/GRTR1% or YM(68)/Open(4)               40          40-001
   41                          94.78      LO(35)/Defeasance(81)/Open(4)                 41          41-001
---------------------------------------------------------------------------------------------------------------
   42                         105.90      LO(25)/Defeasance(93)/Open(2)                 42          42-001
   43                          59.42      LO(26)/Defeasance(90)/Open(4)                 43          43-001
   44                          38.74      LO(29)/Defeasance(90)/Open(1)                 44          44-001
   45                          60.59      LO(27)/Defeasance(29)/Open(4)                 45          45-001
   46                      62,912.09      LO(33)/Defeasance(23)/Open(4)                 46          46-001
---------------------------------------------------------------------------------------------------------------
   47                         141.99      LO(27)/Defeasance(89)/Open(4)                 47          47-001
   48                         142.05      LO(24)/Defeasance(92)/Open(4)                 48          48-001
   49                         144.84      LO(27)/Defeasance(91)/Open(2)                 49          49-001
   50                          71.86      LO(49)/GRTR1% or YM(67)/Open(4)               50          50-001
   51                         195.96      LO(48)/GRTR1% or YM(67)/Open(5)               51
---------------------------------------------------------------------------------------------------------------
  51-a                        195.96                                                                51-001
  51-b                        195.96                                                                51-002
   52                          55.43      LO(25)/Defeasance(91)/Open(4)                 52          52-001
   53                         114.63      GRTR1% or YM(116)/Open(4)                     53          53-001
   54                          96.19      LO(35)/Defeasance(81)/Open(4)                 54          54-001
---------------------------------------------------------------------------------------------------------------
   55                      25,484.76      LO(26)/Defeasance(90)/Open(4)                 55          55-001
   56                          88.24      LO(35)/Defeasance(83)/Open(2)                 56          56-001
   57                      25,205.83      LO(28)/Defeasance(88)/Open(4)                 57          57-001
   58                         125.89      LO(28)/Defeasance(88)/Open(4)                 58          58-001
   59                         100.55      LO(28)/Defeasance(90)/Open(2)                 59          59-001
---------------------------------------------------------------------------------------------------------------
   60                         391.09      LO(25)/Defeasance(97)/Open(2)                 60          60-001
   61                         288.78      LO(25)/Defeasance(93)/Open(2)                 61          61-001
---------------------------------------------------------------------------------------------------------------
   62                          77.48      LO(35)/Defeasance(81)/Open(4)                 62          62-001
   63                         289.49      LO(27)/GRTR1% or YM(89)/Open(4)               63          63-001
   64                      85,845.93      LO(35)/Defeasance(81)/Open(4)                 64          64-001
---------------------------------------------------------------------------------------------------------------
   65                         121.90      LO(28)/Defeasance(87)/Open(5)                 65          65-001
   66                      85,000.00      LO(35)/Flex(81)/Open(4)                       66          66-001
   67                      80,810.99      LO(26)/Defeasance(57)/Open(1)                 67          67-001
   68                         215.37      LO(25)/Defeasance(93)/Open(2)                 68          68-001
   69                         102.95      LO(35)/Defeasance(81)/Open(4)                 69          69-001
---------------------------------------------------------------------------------------------------------------
   70                      67,138.16      LO(47)/GRTR1% or YM(69)/Open(4)               70          70-001
   71                         114.09      LO(27)/Defeasance(91)/Open(2)                 71          71-001
   72                      68,376.07      LO(35)/Defeasance(81)/Open(4)                 72          72-001
   73                      46,458.24      LO(25)/Defeasance(91)/Open(4)                 73          73-001
   74                         118.66      LO(26)/Defeasance(90)/Open(4)                 74          74-001
---------------------------------------------------------------------------------------------------------------
   75                      40,812.42      LO(35)/Defeasance(81)/Open(4)                 75          75-001
   76                     102,631.58      LO(26)/Defeasance(92)/Open(2)                 76          76-001
   77                      27,133.79      LO(35)/Defeasance(81)/Open(4)                 77          77-001
   78                          80.42      LO(25)/Defeasance(91)/Open(4)                 78          78-001
   79                         108.73      LO(28)/Defeasance(90)/Open(2)                 79          79-001
---------------------------------------------------------------------------------------------------------------
   80                         132.52      LO(28)/Defeasance(91)/Open(1)                 80
  80-a                        132.52                                                                80-001
  80-b                        132.52                                                                80-002
   81                         193.51      LO(48)/GRTR1% or YM(70)/Open(2)               81          81-001
   82                          65.89      LO(35)/Defeasance(81)/Open(4)                 82          82-001
---------------------------------------------------------------------------------------------------------------
   83                         175.24      LO(26)/Defeasance(92)/Open(2)                 83          83-001
   84                      40,796.29      LO(26)/Defeasance(90)/Open(4)                 84          84-001
   85                      25,999.25      LO(28)/Defeasance(85)/Open(7)                 85          85-001
   86                         174.06      LO(28)/Defeasance(90)/Open(2)                 86
  86-a                        174.06                                                                86-001
---------------------------------------------------------------------------------------------------------------
  86-b                        174.06                                                                86-002
   87                          62.85      LO(35)/Flex(81)/Open(4)                       87          87-001
   88                      78,333.33      LO(35)/Defeasance(83)/Open(2)                 88          88-001
   89                         160.76      LO(28)/Defeasance(88)/Open(4)                 89          89-001
   90                          92.81      LO(26)/Defeasance(92)/Open(2)                 90          90-001
---------------------------------------------------------------------------------------------------------------
   91                      16,813.38      LO(35)/Defeasance(81)/Open(4)                 91          91-001
   92                      58,092.69      LO(35)/Flex(81)/Open(4)                       92          92-001
   93                      38,121.55      LO(25)/Def/YM1%(93)/Open(2)                   93          93-001
   94                          80.09      LO(29)/Defeasance(89)/Open(2)                 94          94-001
   95                      58,373.51      LO(26)/Defeasance(57)/Open(1)                 95          95-001
---------------------------------------------------------------------------------------------------------------
   96                      54,319.12      LO(26)/Defeasance(90)/Open(4)                 96          96-001
   97                      67,990.23      LO(26)/Defeasance(57)/Open(1)                 97          97-001
   98                      55,669.33      LO(26)/Defeasance(57)/Open(1)                 98          98-001
   99                      51,319.20      LO(26)/Defeasance(57)/Open(1)                 99          99-001
  100                         191.55      LO(26)/Defeasance(92)/Open(2)                 100        100-001
---------------------------------------------------------------------------------------------------------------
  101                      32,984.29      LO(48)/GRTR1% or YM(70)/Open(2)               101        101-001
  102                          19.41      LO(28)/Defeasance(91)/Open(1)                 102        102-001
  103                      60,436.89      LO(35)/Flex(81)/Open(4)                       103        103-001
  104                          62.46      LO(28)/Defeasance(91)/Open(1)                 104        104-001
  105                          83.03      LO(28)/Defeasance(88)/Open(4)                 105        105-001
---------------------------------------------------------------------------------------------------------------
  106                      84,553.33      LO(27)/Defeasance(89)/Open(4)                 106        106-001
  107                         141.87      LO(26)/Flex(89)/Open(5)                       107        107-001
  108                         157.90      LO(47)/GRTR1% or YM(68)/Open(5)               108        108-001
  109                          52.60      LO(35)/Defeasance(81)/Open(4)                 109        109-001
  110                          47.14      LO(30)/GRTR1% or YM(88)/Open(2)               110        110-001
---------------------------------------------------------------------------------------------------------------
  111                          47.14      LO(30)/GRTR1% or YM(88)/Open(2)               111        111-001
  112                         297.83      LO(27)/Defeasance(92)/Open(1)                 112        112-001
  113                         115.35      LO(28)/GRTR1% or YM(28)/Open(4)               113        113-001
  114                          53.46      LO(35)/Defeasance(81)/Open(4)                 114        114-001
  115                         219.34      LO(28)/Defeasance(87)/Open(5)                 115        115-001
---------------------------------------------------------------------------------------------------------------
  116                         118.13      LO(29)/Defeasance(89)/Open(2)                 116        116-001
  117                     145,708.58      LO(25)/Defeasance(94)/Open(1)                 117        117-001
  118                          71.65      LO(25)/Defeasance(93)/Open(2)                 118        118-001
  119                          34.76      LO(27)/Defeasance(89)/Open(4)                 119        119-001
  120                         190.11      LO(26)/GRTR1% or YM(92)/Open(2)               120        120-001
---------------------------------------------------------------------------------------------------------------
  121                      35,606.22      LO(28)/Defeasance(88)/Open(4)                 121        121-001
  122                          55.32      LO(48)/GRTR1% or YM(70)/Open(2)               122        122-001
  123                         222.76      LO(35)/Defeasance(81)/Open(4)                 123        123-001
  124                      30,126.85      LO(35)/Defeasance(21)/Open(4)                 124        124-001
  125                          39.77      LO(26)/Defeasance(93)/Open(1)                 125        125-001
---------------------------------------------------------------------------------------------------------------
  126                          97.59      LO(26)/Defeasance(92)/Open(2)                 126        126-001
  127                          75.89      LO(25)/GRTR1% or YM(93)/Open(2)               127        127-001
  128                          97.65      LO(26)/Def/YM1%(90)/Open(4)                   128        128-001
  129                         283.15      LO(25)/Defeasance(93)/Open(2)                 129        129-001
  130                      63,354.31      LO(27)/Defeasance(89)/Open(4)                 130        130-001
---------------------------------------------------------------------------------------------------------------
  131                         241.59      LO(48)/GRTR1% or YM(70)/Open(2)               131        131-001
  132                         204.92      LO(24)/GRTR1% or YM(92)/Open(4)               132        132-001
  133                         195.21      LO(25)/Defeasance(94)/Open(1)                 133        133-001
  134                          78.89      LO(25)/Defeasance(94)/Open(1)                 134        134-001
  135                      37,383.18      LO(26)/GRTR1% or YM(92)/Open(2)               135        135-001
---------------------------------------------------------------------------------------------------------------
  136                      42,105.26      LO(26)/GRTR1% or YM(92)/Open(2)               136        136-001
  137                          41.01      LO(35)/Defeasance(65)/Open(4)                 137        137-001
  138                         329.30      LO(35)/Defeasance(83)/Open(2)                 138        138-001
  139                      75,163.50      LO(27)/Defeasance(92)/Open(1)                 139        139-001
  140                          91.08      LO(35)/Defeasance(81)/Open(4)                 140        140-001
---------------------------------------------------------------------------------------------------------------
  141                          50.12      LO(35)/Flex(81)/Open(4)                       141        141-001
  142                         129.92      LO(24)/Defeasance(92)/Open(4)                 142        142-001
---------------------------------------------------------------------------------------------------------------
  143                         154.54      LO(28)/Defeasance(90)/Open(2)                 143        143-001
  144                      63,687.77      LO(26)/GRTR1% or YM(33)/Open(1)               144        144-001
  145                         103.15      LO(26)/GRTR1% or YM(92)/Open(2)               145        145-001
---------------------------------------------------------------------------------------------------------------
  146                         141.14      LO(26)/GRTR1% or YM(91)/Open(3)               146        146-001
  147                         116.90      LO(35)/Defeasance(81)/Open(4)                 147        147-001
  148                         141.52      LO(35)/Flex(81)/Open(4)                       148        148-001
  149                          76.27      LO(23)/GRTR1% or YM(93)/Open(4)               149        149-001
  150                         171.50      LO(25)/GRTR1% or YM(93)/Open(2)               150        150-001
---------------------------------------------------------------------------------------------------------------
  151                         216.39      LO(25)/GRTR1% or YM(93)/Open(2)               151        151-001
  152                         265.09      LO(25)/Defeasance(91)/Open(4)                 152        152-001
  153                      38,348.97      LO(35)/Flex(81)/Open(4)                       153        153-001
  154                          83.42      LO(26)/Defeasance(90)/Open(4)                 154        154-001
  155                          35.55      LO(35)/Flex(81)/Open(4)                       155        155-001
---------------------------------------------------------------------------------------------------------------
  156                         119.22      LO(26)/GRTR1% or YM(92)/Open(2)               156        156-001
  157                         122.08      LO(36)/Defeasance(80)/Open(4)                 157        157-001
  158                         196.38      LO(26)/Defeasance(90)/Open(4)                 158        158-001
  159                      46,153.85      LO(26)/Defeasance(92)/Open(2)                 159        159-001
  160                         110.89      LO(27)/Defeasance(89)/Open(4)                 160
---------------------------------------------------------------------------------------------------------------
 160-a                        113.81                                                               160-001
 160-b                        107.98                                                               160-002
  161                      67,745.10      LO(26)/GRTR1% or YM(33)/Open(1)               161        161-001
  162                         203.19      LO(25)/Def/YM1%(93)/Open(2)                   162        162-001
  163                          48.78      LO(35)/Defeasance(81)/Open(4)                 163        163-001
---------------------------------------------------------------------------------------------------------------
  164                         147.44      LO(26)/Defeasance(92)/Open(2)                 164        164-001
  165                         233.64      LO(26)/Defeasance(93)/Open(1)                 165        165-001
  166                          72.52      LO(26)/Flex(90)/Open(4)                       166        166-001
  167                      29,740.01      LO(35)/Defeasance(81)/Open(4)                 167        167-001
  168                         239.11      LO(35)/Flex(81)/Open(4)                       168        168-001
---------------------------------------------------------------------------------------------------------------
  169                          99.71      LO(27)/Defeasance(89)/Open(4)                 169        169-001
  170                         248.98      LO(35)/Defeasance(81)/Open(4)                 170        170-001
  171                         286.12      LO(35)/Defeasance(83)/Open(2)                 171        171-001
  172                          35.94      LO(35)/Flex(81)/Open(4)                       172        172-001
  173                         277.37      LO(25)/GRTR1% or YM(93)/Open(2)               173        173-001
---------------------------------------------------------------------------------------------------------------
  174                         172.54      LO(35)/Defeasance(81)/Open(4)                 174        174-001
  175                          73.12      LO(29)/Defeasance(90)/Open(1)                 175        175-001
  176                          67.39      LO(24)/Defeasance(92)/Open(4)                 176        176-001
  177                          80.50      LO(26)/GRTR1% or YM(92)/Open(2)               177        177-001
  178                          42.12      LO(25)/Defeasance(93)/Open(2)                 178        178-001
---------------------------------------------------------------------------------------------------------------
  179                          34.89      LO(26)/GRTR1% or YM(92)/Open(2)               179        179-001
  180                         186.71      LO(35)/Flex(81)/Open(4)                       180        180-001
  181                      62,656.25      LO(26)/Defeasance(93)/Open(1)                 181        181-001
  182                         182.14      LO(35)/Defeasance(81)/Open(4)                 182        182-001
  183                         154.20      LO(25)/GRTR1% or YM(93)/Open(2)               183        183-001
---------------------------------------------------------------------------------------------------------------
  184                          66.81      LO(26)/GRTR1% or YM(87)/Open(7)               184        184-001
  185                          84.42      LO(35)/Flex(83)/Open(2)                       185        185-001
  186                         246.73      LO(26)/Defeasance(90)/Open(4)                 186        186-001
  187                          40.31      LO(35)/Defeasance(81)/Open(4)                 187        187-001
  188                      59,954.87      LO(35)/Defeasance(81)/Open(4)                 188        188-001
---------------------------------------------------------------------------------------------------------------
  189                         388.28      LO(25)/GRTR1% or YM(93)/Open(2)               189        189-001
  190                         107.65      LO(26)/Defeasance(92)/Open(2)                 190        190-001
  191                          58.81      LO(35)/Flex(18)/Open(7)                       191        191-001
  192                         548.03      LO(25)/Defeasance(94)/Open(1)                 192        192-001
  193                          84.93      LO(25)/GRTR1% or YM(91)/Open(4)               193        193-001
---------------------------------------------------------------------------------------------------------------
  194                          43.38      LO(25)/GRTR1% or YM(93)/Open(2)               194        194-001
  195                          66.44      LO(26)/GRTR1% or YM(87)/Open(7)               195        195-001
  196                          42.11      LO(26)/GRTR1% or YM(92)/Open(2)               196        196-001
  197                      55,930.05      LO(35)/Flex(81)/Open(4)                       197        197-001
  198                          74.39      LO(35)/Defeasance(81)/Open(4)                 198        198-001
---------------------------------------------------------------------------------------------------------------
  199                         101.92      LO(35)/Flex(81)/Open(4)                       199        199-001
  200                         258.95      LO(25)/Defeasance(91)/Open(4)                 200        200-001
  201                          21.66      LO(26)/GRTR1% or YM(92)/Open(2)               201        201-001
  202                          25.38      LO(26)/GRTR1% or YM(92)/Open(2)               202        202-001
  203                          40.60      LO(35)/Defeasance(81)/Open(4)                 203        203-001
---------------------------------------------------------------------------------------------------------------
  204                          58.79      LO(35)/Defeasance(81)/Open(4)                 204        204-001
  205                         116.67      LO(24)/Defeasance(92)/Open(4)                 205        205-001
  206                      69,938.73      LO(35)/Defeasance(81)/Open(4)                 206        206-001
  207                         123.86      LO(35)/Defeasance(81)/Open(4)                 207        207-001
  208                         205.73      LO(35)/Flex(81)/Open(4)                       208        208-001
---------------------------------------------------------------------------------------------------------------
  209                         155.82      LO(35)/Defeasance(83)/Open(2)                 209        209-001
  210                      30,810.81      LO(26)/GRTR1% or YM(92)/Open(2)               210        210-001
  211                          45.19      LO(35)/Flex(81)/Open(4)                       211        211-001
  212                         156.47      LO(35)/Flex(81)/Open(4)                       212        212-001
  213                         117.32      LO(24)/Defeasance(92)/Open(4)                 213        213-001
---------------------------------------------------------------------------------------------------------------

                                                              THIRD  THIRD MOST            SECOND   SECOND MOST
                                                        MOST RECENT  RECENT NOI       MOST RECENT   RECENT NOI          MOST RECENT
   ID    PROPERTY NAME (1)                                   NOI ($)    DATE               NOI ($)     DATE                  NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

   1     Woodland Mall                                   15,105,405  12/31/2003        14,730,619   12/31/2004           13,860,780
   2     1675 Broadway                                   18,638,373  12/31/2003        19,088,049   12/31/2004           16,769,282
   3     Orange Plaza                                     6,734,547  12/31/2003         7,102,759   12/31/2004            8,044,806
   4     Broken Sound Portfolio                                                                                           3,124,267
  4-a    5900 Broken Sound Plaza
------------------------------------------------------------------------------------------------------------------------------------
  4-b    6000 Broken Sound Plaza
  4-c    Rogers Circle
  4-d    Newhouse Business Center
  4-e    Colonnade Plaza
   5     Southdale Office Centre                          5,058,338  12/31/2003         4,247,766   12/31/2004            3,855,636
------------------------------------------------------------------------------------------------------------------------------------
   6     Tower at Erieview                                4,069,587  12/31/2003         2,197,650   12/31/2004            3,918,336
   7     Embassy Office Park - Pool A                     2,987,042  12/31/2003         3,071,475   12/31/2004            3,164,428
  7-a    3875 Embassy Parkway Building
  7-b    3700 Embassy Parkway Building
  7-c    4040 Embassy Parkway Building
------------------------------------------------------------------------------------------------------------------------------------
  7-d    3560 West Market Office Building
  7-e    3500 Embassy Parkway Building
   8     Calypso Bay Apartments                                                                                           1,430,238
   9     Titan Portfolio                                                                                                  2,419,943
  9-a    Titan - San Antonio
------------------------------------------------------------------------------------------------------------------------------------
  9-b    Titan - El Paso
  9-c    Titan - McAllen
  9-d    Titan - Santa Teresa
   10    Stone Mountain Square                                                          2,512,476   12/31/2004            2,690,174
   11    Embassy Office Park - Pool B                     2,671,301  12/31/2003         2,509,368   12/31/2004            2,289,975
------------------------------------------------------------------------------------------------------------------------------------
  11-a   3925 Embassy Parkway Building
  11-b   4000 Embassy Parkway Building
  11-c   3737 Embassy Parkway Building
  11-d   3770 Embassy Parkway Building
  11-e   5399 Lauby Road Building
------------------------------------------------------------------------------------------------------------------------------------
   12    Centre at Laurel
   13    Tuscany Plaza                                    2,614,279  12/31/2003         2,290,163   12/31/2004            1,125,997
   14    Monandnock Marketplace                                                           127,587   12/31/2003              854,987
   15    Brown Deer Business Park                         2,088,632  12/31/2003         2,052,678   12/31/2004            2,026,891
   16    Gwinnett Regional Distribution Center            2,661,800  12/31/2003           351,363   12/31/2004              447,926
------------------------------------------------------------------------------------------------------------------------------------
   17    Ardmore West Shopping Center                     1,639,129  12/31/2003         1,713,888   12/31/2004            1,741,674
   18    InTown Suites Portfolio                          3,274,164  12/31/2004         3,209,196   12/31/2005            3,359,696
  18-a   Virginia Beach
  18-b   Fairfield
  18-c   Jonesboro
------------------------------------------------------------------------------------------------------------------------------------
  18-d   Buford Highway
  18-e   Pressley Road
   19    The Gateway Shopping Center                      1,156,240  12/31/2003         1,471,254   12/31/2004            1,623,963
   20    Philadelphia Airport Parking
   21    Hickory Palos Square                             1,584,593  12/31/2003         1,676,856   12/31/2004            1,537,824
------------------------------------------------------------------------------------------------------------------------------------
   22    Los Coches Village
   23    1314 Douglas Street
   24    Reserve at Woodbridge                            1,123,376  12/31/2005         1,515,904   12/31/2005            1,663,082
   25    South Santa Fe Avenue                            2,041,294  12/31/2003         2,115,723   12/31/2004            2,103,299
   26    Brandon Crossings                                                                763,448   12/31/2003            1,450,484
------------------------------------------------------------------------------------------------------------------------------------
   27    Baylor Medical Plaza                                                           1,070,685   12/31/2004              981,461
   28    Baylor Surgicare Grapevine                                                       552,450   12/31/2004              585,552
   29    29-35 9th Avenue                                                               1,704,946   12/31/2004            1,896,248
   30    Sweetwater Square                                1,391,486  12/31/2003         1,462,178   12/31/2004            1,223,487
   31    Bed, Bath and Beyond Center                                                    1,419,215   12/31/2004            1,494,755
------------------------------------------------------------------------------------------------------------------------------------
   32    The Coliseum Center
   33    Quad at Lowry IV                                   737,453  12/31/2003           790,391   12/31/2004              781,005
   34    Marriott Courtyard Solana Beach                  1,490,643  12/31/2003         1,316,822   12/31/2004            1,959,964
   35    McHenry Town Center                              1,224,346  12/31/2003         1,269,567   12/31/2004            1,194,503
   36    Hunter's Crossing Apartments                     1,014,820  12/31/2004           946,777   12/31/2005            1,027,695
------------------------------------------------------------------------------------------------------------------------------------
   37    American Business Center                         2,360,191  12/31/2003         2,306,109   12/31/2004            1,447,014
   38    Hilton Garden Inn Glastonbury                                                  1,597,862   12/31/2004            1,607,647
   39    Meadows Plaza
   40    Hampton Inn Suites                                                             1,209,234    4/30/2004            1,850,149
   41    Data Point
------------------------------------------------------------------------------------------------------------------------------------
   42    44th Street Tower                                1,122,195  12/31/2003         1,192,521   12/31/2004            1,182,022
   43    Mattress Discounters
   44    9 Finderne Avenue
   45    Wadsworth Boulevard Marketplace
   46    Coyote Creek Mobile Home Park                    1,176,343  12/31/2003         1,259,516   12/31/2004            1,135,870
------------------------------------------------------------------------------------------------------------------------------------
   47    City Center, Oakland                             1,353,004  12/31/2003         1,414,246   12/31/2004            1,468,347
   48    Nicolet Office Center
   49    5150 Center Street
   50    Woodlake Center                                  1,036,800  12/31/2003         1,071,998   12/31/2004            1,157,571
   51    Arcadia Village SC & Fiesta Shops West             652,630  12/31/2003           667,573   12/31/2004              633,639
------------------------------------------------------------------------------------------------------------------------------------
  51-a   Arcadia Village SC
  51-b   Fiesta Shops West
   52    940 N Central                                                                    455,375   12/31/2004              615,822
   53    Tri-City Pavilions
   54    MacArthur Fairview Park                            828,973  12/31/2003           862,822   12/31/2004              941,676
------------------------------------------------------------------------------------------------------------------------------------
   55    McCallum Highlands                                 887,067  12/31/2004           816,170   12/31/2005              875,382
   56    1300 Virginia Drive                              1,087,629  12/31/2003         1,086,922   12/31/2004              530,274
   57    Villa Monterey Apartments                          847,718  12/31/2003           837,755   12/31/2004              917,681
   58    Bellevue Plaza                                     808,486  12/31/2003           823,296   12/31/2004              805,306
   59    3870 Highway D
------------------------------------------------------------------------------------------------------------------------------------
   60    770 East El Camino Real
   61    Magnolia Vineland                                  736,264  12/31/2003           812,108   12/31/2004              837,938
------------------------------------------------------------------------------------------------------------------------------------
   62    New Oak Hill Plaza                                                                                                 865,296
   63    Qwest Data Center                                                                                                  976,539
   64    Hampton Inn & Suites Bemidji                                                   1,110,032   12/31/2005            1,173,652
------------------------------------------------------------------------------------------------------------------------------------
   65    Bellflower Shopping Center                         730,281  12/31/2003           764,958   12/31/2004              812,629
   66    Hawthorn Suites Franklin                           971,803  12/31/2003           826,024   12/31/2004            1,039,920
   67    Best Western Miramar                             1,087,767  12/31/2003         1,028,358   12/31/2004            1,300,889
   68    Highland Ranch                                     893,442  12/31/2003           696,235   12/31/2004              796,104
   69    La Plata Shopping Center                           811,731  12/31/2002           975,936   12/31/2003              466,599
------------------------------------------------------------------------------------------------------------------------------------
   70    College Park Apartments
   71    Micron Building                                    705,912  12/31/2003           688,347   12/31/2004              576,304
   72    Staybridge Suites - Cincinnati North               235,147  12/31/2003         1,070,554   12/31/2004            1,118,508
   73    Best Western Potomac Mills                       1,020,437  12/31/2003         1,031,456   12/31/2004            1,106,205
   74    Chesterfield Square                                245,301  12/31/2003           399,098   12/31/2004              408,690
------------------------------------------------------------------------------------------------------------------------------------
   75    Lowell Emerson                                     576,102  12/31/2003           545,029   12/31/2004              685,065
   76    Monrovia Villas                                                                  634,915   12/31/2005              680,314
   77    Saratoga Apartments                                788,667  12/31/2003           654,716   12/31/2004              773,881
   78    Cooper Industrial
   79    201 West 10th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   80    Murrietta Center & Bolsa Medical                                                                                   831,904
  80-a   Murrieta Town Center East
  80-b   Bolsa Medical Center
   81    Parkway Plaza
   82    Tappahannock Towne Center                          445,708  12/31/2004           584,760   12/31/2005              616,621
------------------------------------------------------------------------------------------------------------------------------------
   83    15020 Shady Grove Road                                                            22,517   12/31/2004              294,458
   84    Cedar Hills Manor                                  426,352  12/31/2003           531,319   12/31/2004              623,964
   85    Oates Creek Apartments                             786,252  12/31/2003           762,522   12/31/2004              700,435
   86    Creme de la Creme
  86-a   Creme de la Creme - Allen
------------------------------------------------------------------------------------------------------------------------------------
  86-b   Creme de la Creme - Colleyville
   87    Thomas Road Project                                497,597  12/31/2003           559,810   12/31/2004              664,517
   88    Holiday Inn Express - Chesapeake, VA               804,204  12/31/2004           959,032   12/31/2005              924,924
   89    Lindale Crossing                                   648,595  12/31/2003           710,184   12/31/2004              834,471
   90    Terraces at Windy Hill                           1,004,147  12/31/2003           998,510   12/31/2004              953,614
------------------------------------------------------------------------------------------------------------------------------------
   91    Camelot/Avalon MHP                                 723,714  12/31/2003           749,539   12/31/2004              724,894
   92    Radisson Hotel - Kenosha                           824,586  12/31/2003           981,389   12/31/2004              876,265
   93    Oakbrook Apartments                                                              679,281   12/31/2004              693,415
   94    410 North Ankeny Boulevard
   95    Best Western Porterville                           424,035  12/31/2003           743,754   12/31/2004            1,046,512
------------------------------------------------------------------------------------------------------------------------------------
   96    Courtyard Marriott Orlando                         638,162  12/31/2003           863,140   12/31/2004            1,022,743
   97    Howard Johnson San Diego                           707,968  12/31/2003           833,498   12/31/2004              797,053
   98    Days Inn Mission Bay                               613,562  12/31/2003           565,215   12/31/2004              833,211
   99    Days Inn Encinitas                                 755,430  12/31/2003           775,797   12/31/2004              784,431
  100    Columbiana Crossing
------------------------------------------------------------------------------------------------------------------------------------
  101    Crestview Apartments                                                                                               575,564
  102    6901 Riverport Drive                               647,050  12/31/2003           681,852   12/31/2004              586,618
  103    Fairfield Inn & Suites, (Bethlehem, PA)            727,152  12/31/2003           854,176   12/31/2004              878,239
  104    Northwest Corporate Center                         526,105  12/31/2003           575,072   12/31/2004              762,991
  105    McMinnville Market Center                                                                                          758,215
------------------------------------------------------------------------------------------------------------------------------------
  106    Newport Square Apartments
  107    Hannaford Plaza                                    377,804  12/31/2003           380,743   12/31/2004              406,833
  108    Laurel Commons                                     607,551  12/31/2003           631,338   12/31/2004              644,060
  109    Surprise Self Storage                              239,388  12/31/2004           454,228   12/31/2005              510,244
  110    Albany Industrial Park                             338,847  12/31/2003           463,522   12/31/2004              361,288
------------------------------------------------------------------------------------------------------------------------------------
  111    5075 Cameron Street Industrial Building                                          239,137   12/31/2004              229,126
  112    Pharrs Village                                                                   309,170   12/31/2004              521,256
  113    Meridian at Sugarloaf
  114    Rialto Square Shopping Center                      603,666  12/31/2003           494,166   12/31/2004              672,770
  115    La Tijera Shopping Center                          151,159  12/31/2003           407,575   12/31/2004              519,906
------------------------------------------------------------------------------------------------------------------------------------
  116    2181 Logan Avenue
  117    Guinea Grove Apartments
  118    Belcher Commons-Phase II
  119    Plattsburgh Plaza                                  692,326  12/31/2003           681,740   12/31/2004              681,748
  120    Moore Plaza
------------------------------------------------------------------------------------------------------------------------------------
  121    Rugby Valley Apartments                            555,541  12/31/2003           611,045   12/31/2004              626,038
  122    1337 Taylor Farm Road
  123    100 Tamal Plaza                                                                  399,037   12/31/2004              464,829
  124    Country Inn & Suites by Carlson - Tucson           547,812  12/31/2003           674,420   12/31/2004            1,015,022
  125    399 Exterior Street                                                                                                434,000
------------------------------------------------------------------------------------------------------------------------------------
  126    The Willard Building                               624,506  12/31/2003           657,882   12/31/2004              563,314
  127    Security Central Storage                                                         398,448   12/31/2004              463,711
  128    Willow Pond Plaza                                  284,723  12/31/2003           385,284   12/31/2004              506,218
  129    1305 N. Casaloma Drive
  130    Fairmount Park Apartments                          407,299  12/31/2003           416,179   12/31/2004              409,163
------------------------------------------------------------------------------------------------------------------------------------
  131    The Shops at Stratford Hills
  132    Rancho El Mirage Plaza
  133    North Ranch Plaza                                                                358,075    5/31/2005              391,810
  134    Food Source Sacramento                             369,974  12/31/2003           374,397   12/31/2004              375,967
  135    Hillside Garden Apartments                         814,149  12/31/2003           764,595   12/31/2004              853,044
------------------------------------------------------------------------------------------------------------------------------------
  136    Highland Terrace Apartments                        754,637  12/31/2003           570,134   12/31/2004              557,077
  137    740 Calle Plano
  138    Rite Aid - Hercules
  139    Country Inn & Suites Jackson                       307,949  12/31/2003           509,661   12/31/2004              688,675
  140    South Pointe Crossing                              214,933  12/31/2004           268,268   12/31/2005              285,068
------------------------------------------------------------------------------------------------------------------------------------
  141    Canon Plaza                                        343,461  12/31/2003           318,520   12/31/2004              235,926
  142    Hidden Lakes Center                                323,021  12/31/2003           388,510   12/31/2004              449,424
------------------------------------------------------------------------------------------------------------------------------------
  143    Staples at Doc Stone Commons
  144    1240 Sherman Avenue                                211,216  12/31/2003           248,570   12/31/2004              293,501
  145    Ethan Way Office Building                                                        471,326   12/31/2004              484,938
------------------------------------------------------------------------------------------------------------------------------------
  146    Desert Pointe Center
  147    PetsMart Memphis                                                                                                   416,480
  148    Russell Square                                                                                                     323,259
  149    Ennis Crossroads Shopping Center                                                  43,706   12/31/2004              201,164
  150    Grand Avenue Parkway S/C
------------------------------------------------------------------------------------------------------------------------------------
  151    Grandview Hills Shopping Center
  152    The Broadway Center                                261,821  12/31/2003           264,894   12/31/2004              326,407
  153    Comfort Inn North Dartmouth                        459,098  12/31/2004           412,619   12/31/2005              501,736
  154    Bonita Commerce Center                             165,852  12/31/2003           257,340   12/31/2004              303,703
  155    B & H Self Storage                                 281,460  12/31/2003           314,910   12/31/2004              344,501
------------------------------------------------------------------------------------------------------------------------------------
  156    A.J. Wright
  157    PetSmart - Riverside                               337,562  12/31/2002           341,068   12/31/2003              371,833
  158    City Mattress Center                                95,939  12/31/2003           292,444   12/31/2004              307,490
  159    University Square                                  331,473  12/31/2003           326,246   12/31/2004              292,857
  160    Walgreens Ohio Portfolio                           505,270  12/31/2003           506,213   12/31/2004              506,094
------------------------------------------------------------------------------------------------------------------------------------
 160-a   Walgreens Akron
 160-b   Walgreens Cleveland
  161    1945 Loring Place                                  165,605  12/31/2003           181,309   12/31/2004              205,845
  162    54 N. Central Avenue                               559,424  12/31/2003           433,568   12/31/2004              250,759
  163    Downtown Self Storage                              288,676  12/31/2003           239,113   12/31/2004              278,024
------------------------------------------------------------------------------------------------------------------------------------
  164    Markets at Mesa Ridge                              158,089  12/31/2003           208,259   12/31/2004              288,436
  165    1300 Post Road East                                262,877  12/31/2003           244,452   12/31/2004              284,006
  166    Petaluma Industrial Buildings                                                                                      270,789
  167    Bedford Hills Apartment                            294,055  12/31/2003           224,530   12/31/2004              266,151
  168    Sam's Town Marketplace Shops                                                                                        44,291
------------------------------------------------------------------------------------------------------------------------------------
  169    Lovell Center
  170    Savage Retail                                                                                                      212,702
  171    Long Beach Center
  172    American Self Storage - Midvale                    301,611  12/31/2003           297,582   12/31/2004              304,764
  173    Columbia Pike Gateway
------------------------------------------------------------------------------------------------------------------------------------
  174    Bridge Street Square                                                                                               235,209
  175    Winchendon Plaza                                                                                                   233,321
  176    Middlebrook Tech Center                                                          176,283   12/31/2004              274,301
  177    University Oaks Plaza                              331,715  12/31/2003           367,781   12/31/2004              378,532
  178    505 Jefferson Road
------------------------------------------------------------------------------------------------------------------------------------
  179    Windhill/Sunbelt Industrial Properties                                                                             157,533
  180    Mission Plaza Retail
  181    Castle Arms Apartments                             219,234  12/31/2003           189,632   12/31/2004              190,773
  182    Crackerneck Plaza II
  183    8818 West Broad Street                             144,000  12/31/2003           143,705   12/31/2004              177,330
------------------------------------------------------------------------------------------------------------------------------------
  184    South Tracy Industrial Building 5                                                                                  213,111
  185    1777 Conestoga                                     241,140  12/31/2002           208,490   12/31/2003              327,945
  186    3205 SE 192nd Avenue
  187    South Slaughter Commerce Park                      225,630  12/31/2003           221,950   12/31/2004              241,447
  188    Manchester Place                                                                 131,420   12/31/2004              158,791
------------------------------------------------------------------------------------------------------------------------------------
  189    10223 Sepulveda Boulevard
  190    1735 U.S. Route 9                                   79,212  12/31/2002            69,630   12/31/2003               68,274
  191    4400 Blalock
  192    Washington Mutual - Westport
  193    43-15 - 43-27 33rd Street
------------------------------------------------------------------------------------------------------------------------------------
  194    2 Connecticut Drive South
  195    South Tracy Industrial Building 6
  196    2106 North Forbes Boulevard                        132,678  12/31/2003            94,673   12/31/2004              124,903
  197    7016 Weimer Apartments                             223,913  12/31/2003           222,598   12/31/2004              214,814
  198    Thompson Thrift Building                           232,587  12/31/2004           270,169   12/31/2005              276,703
------------------------------------------------------------------------------------------------------------------------------------
  199    Vallejo Plaza - Las Vegas                          166,062  12/31/2003           130,757   12/31/2004              165,641
  200    10 Putnam Pike (Route 44)
  201    350 Pleasant Valley Road                           373,572  12/31/2003           (88,025)  12/31/2004               42,157
  202    2101 E. Cooley Drive                               257,064  12/31/2003           248,220   12/31/2004              248,220
  203    9-D EZ Storage                                     212,000  12/31/2004           242,400   12/31/2005              245,335
------------------------------------------------------------------------------------------------------------------------------------
  204    1020 36th Street SW                                189,951  12/31/2003           189,726   12/31/2004              187,531
  205    Burtonsville Retail Center                         195,803  12/31/2003           214,375   12/31/2004              203,613
  206    The Preserve at Mallard Pond - Buildings 4 and 5
  207    Gannon Plaza                                                                      96,401   12/31/2004              127,504
  208    503 32nd Street Office Building                     82,273  12/31/2003            79,525   12/31/2004              106,006
------------------------------------------------------------------------------------------------------------------------------------
  209    125 South Bridge                                                                 133,459    3/31/2005              134,754
  210    River Drive Village Apartments                     224,706  12/31/2003           230,506   12/31/2004              225,796
  211    13633 S. Crenshaw Boulevard                         96,101  12/31/2002           101,360   12/31/2003              105,896
  212    Sherwin Williams - Littleton
  213    Vital Way Retail Center                            135,954  12/31/2003           148,491   12/31/2004              143,570
------------------------------------------------------------------------------------------------------------------------------------

           MOST RECENT
               NOI          UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN         UNDERWRITTEN   UNDERWRITTEN
   ID         DATE                NOI ($)          EGI ($)     EXPENSES ($)    NET CASH FLOW ($)   RESERVES ($)
---------------------------------------------------------------------------------------------------------------

   1       10/31/2005         14,140,616       24,779,163       10,638,547           13,345,571        211,866
   2       12/31/2005         19,075,983       41,180,984       22,105,000           17,603,232        228,328
   3       12/31/2005          7,541,526       11,214,178        3,672,652            7,252,105         97,290
   4       12/31/2005          4,399,906        6,931,432        2,531,526            4,103,406        296,500
  4-a
---------------------------------------------------------------------------------------------------------------
  4-b
  4-c
  4-d
  4-e
   5       12/31/2005          4,537,278        8,858,253        4,320,974            4,077,292        459,986
---------------------------------------------------------------------------------------------------------------
   6       12/31/2005          4,899,320       13,481,386        8,582,066            4,192,009        707,311
   7       12/31/2005          3,472,906        5,590,087        2,117,181            3,044,664        100,629
  7-a
  7-b
  7-c
---------------------------------------------------------------------------------------------------------------
  7-d
  7-e
   8       10/31/2005          2,779,695        4,039,203        1,259,508            2,723,695         56,000
   9       12/31/2005          3,076,480        4,424,563        1,348,083            2,770,000        306,480
  9-a
---------------------------------------------------------------------------------------------------------------
  9-b
  9-c
  9-d
   10      12/31/2005          2,852,307        3,921,390        1,069,083            2,656,753        195,554
   11      12/31/2005          2,736,214        4,249,496        1,513,282            2,415,574         81,684
---------------------------------------------------------------------------------------------------------------
  11-a
  11-b
  11-c
  11-d
  11-e
---------------------------------------------------------------------------------------------------------------
   12                          3,018,409        4,155,381        1,136,972            2,954,317         64,092
   13      12/31/2005          2,608,565        4,750,177        2,141,612            2,200,793         66,075
   14      12/31/2004          3,138,639        4,138,947        1,000,308            3,062,885         75,754
   15      12/31/2005          2,159,148        3,707,259        1,548,111            1,918,823        113,931
   16      11/30/2005          2,257,804        2,898,061          640,257            1,976,174        281,630
---------------------------------------------------------------------------------------------------------------
   17      12/31/2005          1,827,100        2,279,942          452,842            1,775,102         51,999
   18       3/31/2006          3,012,537        5,714,807        2,702,270            2,726,797        285,740
  18-a
  18-b
  18-c
---------------------------------------------------------------------------------------------------------------
  18-d
  18-e
   19      12/31/2005          1,747,543        2,237,257          489,714            1,708,949         38,594
   20                          1,846,686        1,903,800           57,114            1,828,850         17,836
   21      12/31/2005          1,828,622        3,694,091        1,865,469            1,778,069         50,553
---------------------------------------------------------------------------------------------------------------
   22                          1,589,067        2,128,688          539,621            1,544,508         10,033
   23                          2,231,564        4,813,022        2,581,458            1,771,165        460,399
   24      12/31/2005          1,731,006        3,059,760        1,328,754            1,659,006         72,000
   25      12/31/2005          2,093,752        2,331,122          237,370            1,952,655        141,098
   26      12/31/2004          2,164,212        3,255,093        1,090,881            1,943,736         61,644
---------------------------------------------------------------------------------------------------------------
   27      12/31/2005            993,704        1,460,800          467,096              950,421         43,283
   28      12/31/2005            548,055          731,556          183,501              533,645         14,411
   29      12/31/2005          1,856,856        2,600,433          743,577            1,798,376         58,480
   30      12/31/2005          1,460,572        2,074,674          614,101            1,408,911         51,662
   31      12/31/2005          1,585,924        2,150,812          564,888            1,575,541         10,383
---------------------------------------------------------------------------------------------------------------
   32                          1,313,182        1,684,292          371,111            1,277,916          9,635
   33      12/31/2005          1,372,363        2,364,072          991,709            1,196,916        175,447
   34      12/31/2005          1,970,128        4,275,299        2,305,171            1,799,116        171,012
   35      10/31/2005          1,209,989        1,627,904          417,915            1,175,049         34,940
   36       3/31/2006          1,198,801        1,796,280          597,479            1,159,201         39,600
---------------------------------------------------------------------------------------------------------------
   37      12/31/2005          1,394,636        2,002,781          608,145            1,235,135        159,501
   38      12/31/2005          1,651,891        5,111,577        3,459,687            1,396,312        255,579
   39                          1,273,154        1,812,640          539,486            1,203,556         16,309
   40      12/31/2005          1,899,133        4,573,641        2,674,508            1,716,187        182,946
   41                          1,335,676        2,434,650        1,098,974            1,184,241        151,436
---------------------------------------------------------------------------------------------------------------
   42      12/31/2005          1,214,425        2,068,635          854,209            1,129,078         23,899
   43                          1,113,571        1,441,659          328,088            1,083,337         30,234
   44                          1,273,405        1,590,605          317,200            1,158,234        115,171
   45                          1,331,337        1,688,240          356,903            1,247,971         83,366
   46      12/31/2005          1,041,319        1,785,329          744,010            1,032,219          9,100
---------------------------------------------------------------------------------------------------------------
   47      12/31/2005          1,005,193        1,516,897          511,704              940,674         13,595
   48                          1,015,314        1,546,635          531,321              908,642        106,671
   49                            832,340        1,058,516          226,176              815,344         16,996
   50      12/31/2005          1,055,220        1,343,006          287,786              903,931         26,442
   51      12/31/2005            845,459        1,129,719          284,260              795,010         50,448
---------------------------------------------------------------------------------------------------------------
  51-a
  51-b
   52      12/31/2005            843,724        1,255,200          411,476              818,216         33,917
   53                            931,670        1,368,406          436,736              899,803         31,867
   54       3/31/2006            995,314        1,441,529          446,215              922,590         72,724
---------------------------------------------------------------------------------------------------------------
   55       2/28/2006            903,117        2,242,171        1,339,054              812,867         90,250
   56      12/31/2005            925,876        1,787,266          861,390              789,968        135,909
   57      12/31/2005            856,558        1,839,443          982,885              766,558         90,000
   58      11/30/2005            804,739          971,927          167,188              756,192         14,257
   59                            753,983          988,758          234,775              732,238         21,745
---------------------------------------------------------------------------------------------------------------
   60                            774,955          988,750          213,795              765,785          9,170
   61      12/31/2005            874,586        1,218,666          344,079              841,393         33,194
---------------------------------------------------------------------------------------------------------------
   62      12/31/2005            807,809        1,128,864          321,056              737,267         70,542
   63      12/31/2005            895,310        1,136,017          240,707              864,462          5,500
   64       3/31/2006          1,138,310        2,944,757        1,806,447            1,020,520        117,790
---------------------------------------------------------------------------------------------------------------
   65      11/30/2005            785,441        1,093,803          308,362              729,896         21,105
   66      12/31/2005          1,087,478        2,823,305        1,735,828              946,313        141,165
   67      12/31/2005          1,266,286        2,657,477        1,391,191            1,159,987        106,299
   68      12/31/2005            848,623        1,224,840          376,218              810,756         37,867
   69      12/15/2005            757,602        1,003,380          245,778              710,018         47,584
---------------------------------------------------------------------------------------------------------------
   70                            746,509        1,076,218          329,709              722,509         24,000
   71      12/31/2005            737,951        1,207,617          469,666              679,006         21,036
   72      12/31/2005          1,156,014        2,994,940        1,838,926            1,036,216        119,798
   73      12/31/2005          1,064,365        3,144,229        2,079,864              938,595        125,769
   74      12/31/2005            769,254        1,084,838          315,584              718,503         50,750
---------------------------------------------------------------------------------------------------------------
   75      12/31/2005            742,226        1,424,925          682,699              684,026         58,200
   76       1/31/2006            678,201        1,075,460          397,261              655,325         22,876
   77      12/31/2005            753,494        1,671,008          917,514              652,319        101,175
   78                            714,588          928,300          213,712              670,368         44,219
   79                            643,226          820,128          176,902              625,728         17,498
---------------------------------------------------------------------------------------------------------------
   80      11/30/2005            775,787        1,131,518          355,731              709,900         65,887
  80-a
  80-b
   81                            775,405          890,831          115,426              749,835         25,570
   82       3/31/2006            715,032          849,019          133,987              651,407         63,625
---------------------------------------------------------------------------------------------------------------
   83      12/31/2005            678,544        1,096,910          418,365              640,070         38,474
   84      12/31/2005            663,441        1,200,585          537,144              609,441         54,000
   85      12/31/2005            701,771        1,742,157        1,040,386              617,771         84,000
   86                            768,279          792,040           23,761              768,279
  86-a
---------------------------------------------------------------------------------------------------------------
  86-b
   87      12/31/2005            681,274          914,943          233,669              602,877         78,397
   88       2/28/2006            895,069        2,070,165        1,175,096              812,320         82,749
   89       9/30/2005            624,995          882,422          257,427              586,654          6,532
   90      12/31/2005            739,201        1,160,200          420,999              692,129         47,072
---------------------------------------------------------------------------------------------------------------
   91      12/31/2005            690,872        1,123,534          432,662              670,072         20,800
   92      10/31/2005            940,715        2,777,244        1,836,529              829,625        111,090
   93      12/31/2005            647,386        1,276,389          629,004              590,009         57,377
   94                            562,645          926,678          364,033              541,495         21,150
   95      12/31/2005          1,020,874        2,449,820        1,428,946              922,881         97,993
---------------------------------------------------------------------------------------------------------------
   96      12/31/2005          1,101,971        3,319,000        2,217,029              969,211        132,760
   97      12/31/2005            882,142        2,102,630        1,220,488              798,037         84,105
   98      12/31/2005            859,543        1,988,767        1,129,224              779,992         79,551
   99      12/31/2005            813,306        1,991,677        1,178,371              723,034         90,272
  100                            660,007          786,832          126,825              639,288         20,719
---------------------------------------------------------------------------------------------------------------
  101      12/31/2005            605,751        1,128,842          523,091              558,001         47,750
  102      12/31/2005            832,417        1,096,092          263,675              747,123         85,294
  103       9/30/2005            856,433        2,219,071        1,362,638              745,480        110,954
  104      11/30/2005            669,171          973,812          304,640              606,646         62,526
  105       9/30/2005            789,452        1,241,597          452,145              761,226         11,147
---------------------------------------------------------------------------------------------------------------
  106                            523,419          684,372          160,953              509,019         14,400
  107      12/31/2005            539,401          579,916           40,516              527,397         12,004
  108      12/31/2005            604,200          812,343          208,143              561,856         42,345
  109       1/31/2006            606,862          950,067          343,205              590,493         16,369
  110      12/31/2005            410,119          584,695          174,576              349,043         61,076
---------------------------------------------------------------------------------------------------------------
  111      12/31/2005            267,348          370,291          102,943              252,378         14,970
  112      12/31/2005            524,748          675,460          150,712              505,329         19,419
  113                            544,160          876,181          332,021              500,035          9,537
  114      12/31/2005            740,482          986,173          245,691              675,011         65,471
  115      12/31/2005            516,927          669,296          152,369              494,675          5,000
---------------------------------------------------------------------------------------------------------------
  116                            439,114          666,442          227,328              427,992         11,122
  117                            478,950          670,320          191,370              469,950          9,000
  118                            538,960          962,846          423,886              457,415         81,545
  119      12/31/2005            685,530        1,093,613          408,083              556,870         35,957
  120                            442,388          534,651           92,263              422,099         20,289
---------------------------------------------------------------------------------------------------------------
  121      12/31/2005            549,144        1,092,773          543,629              506,544         42,600
  122                            525,100          660,370          135,270              498,100         27,000
  123      11/30/2005            454,683          719,162          264,479              411,635         43,048
  124      10/31/2005            954,868        2,710,228        1,755,360              846,459        108,409
  125      12/31/2005            419,897          432,883           12,986              406,140         13,757
---------------------------------------------------------------------------------------------------------------
  126      12/31/2005            499,638          921,152          421,514              457,444         42,193
  127      12/31/2005            491,676          668,570          176,894              483,097          8,579
  128      12/31/2005            545,841          846,264          300,423              456,561         89,280
  129                            375,664          482,210          106,546              373,441          2,223
  130      12/31/2005            400,317          646,226          245,909              385,929         14,388
---------------------------------------------------------------------------------------------------------------
  131                            370,755          460,605           89,850              359,204         11,551
  132                            417,611          525,176          107,565              403,242         14,369
  133      12/31/2005            404,084          584,867          180,783              379,441         24,643
  134      10/31/2005            368,887          380,296           11,409              363,779          5,108
  135      12/31/2005            675,461        1,352,900          677,439              648,711         26,750
---------------------------------------------------------------------------------------------------------------
  136      12/31/2005            508,444        1,134,042          625,598              479,374         29,070
  137                            429,533          658,439          228,907              350,063         79,469
  138                            400,846          511,273          110,427              385,575         15,270
  139      12/31/2005            575,632        1,300,102          724,470              517,127         58,505
  140       2/28/2006            419,872          717,597          297,724              378,120         41,752
---------------------------------------------------------------------------------------------------------------
  141      12/31/2005            358,745          561,305          202,560              339,440         19,305
  142      12/31/2005            471,429          617,824          146,395              437,835         33,594
---------------------------------------------------------------------------------------------------------------
  143                            329,203          396,862           67,659              325,612          3,591
  144      12/31/2005            359,178          594,423          235,245              344,678         14,500
  145      12/31/2005            423,767          657,040          233,273              358,732         65,035
---------------------------------------------------------------------------------------------------------------
  146                            348,049          482,475          134,426              327,822         20,227
  147      12/31/2006            382,171          483,713          101,543              363,515         18,656
  148      12/31/2005            376,212          513,554          137,342              352,958         23,254
  149      12/31/2005            324,637          485,351          160,714              298,100          8,968
  150                            317,417          435,020          117,603              301,044         16,373
---------------------------------------------------------------------------------------------------------------
  151                            323,888          433,735          109,847              309,562         14,326
  152      12/31/2005            313,946          384,821           70,875              297,379         16,568
  153       3/31/2006            504,964        1,617,017        1,112,053              424,113         80,851
  154      12/31/2005            332,360          447,804          115,444              307,573         24,787
  155      12/31/2005            357,580          573,280          215,700              348,616          8,964
---------------------------------------------------------------------------------------------------------------
  156                            286,871          391,970          105,099              276,537         10,334
  157      12/31/2004            347,058          461,491          114,432              325,946         21,112
  158      12/31/2005            298,115          381,047           82,932              280,011         18,103
  159      12/31/2005            276,531          413,672          137,141              257,031         19,500
  160      12/30/2005            489,021          529,141           40,120              470,622          5,446
---------------------------------------------------------------------------------------------------------------
 160-a
 160-b
  161      12/31/2005            283,700          456,548          172,848              273,200         10,500
  162      12/31/2005            262,433          361,865           99,432              235,543         26,890
  163      12/31/2005            275,568          469,967          194,399              267,588          7,980
---------------------------------------------------------------------------------------------------------------
  164      12/31/2005            286,678          407,102          120,423              268,361         18,317
  165      12/31/2005            272,063          361,333           89,270              261,956         10,107
  166      12/31/2005            288,095          297,006            8,910              265,239         22,857
  167      12/31/2005            271,222          619,013          347,791              245,434         25,788
  168      12/31/2005            253,395          338,260           84,865              239,835         13,561
---------------------------------------------------------------------------------------------------------------
  169                            325,602          467,268          141,666              295,605         29,997
  170      11/30/2005            234,391          313,572           79,181              224,045         10,346
  171                            245,684          348,838          103,154              234,822         10,862
  172      10/31/2005            282,759          434,006          151,246              272,789          9,971
  173                            267,398          328,564           61,166              260,203          7,195
---------------------------------------------------------------------------------------------------------------
  174      12/31/2005            239,221          324,254           85,033              221,283         17,938
  175       6/30/2005            197,248          273,876           76,629              186,262         10,986
  176      12/31/2005            288,541          412,632          124,092              257,526         31,015
  177      12/31/2005            322,670          455,516          132,846              292,053         30,617
  178                            324,657          502,409          177,752              286,983         37,674
---------------------------------------------------------------------------------------------------------------
  179      12/31/2004            240,677          323,906           83,229              218,010         22,667
  180                            217,610          273,128           55,518              206,482         11,128
  181      12/31/2005            187,477          315,098          127,620              176,469         11,008
  182                            201,612          254,910           53,299              190,533         11,079
  183      12/31/2005            191,493          240,335           48,842              183,069          8,424
---------------------------------------------------------------------------------------------------------------
  184      12/31/2005            237,086          311,863           74,777              222,146         14,940
  185      12/31/2004            218,093          323,992          105,899              191,426         26,667
  186                            187,539          230,302           42,763              178,569          8,970
  187      12/31/2005            194,598          279,163           84,565              174,546         20,052
  188      12/31/2005            168,966          268,655           99,688              161,466          7,500
---------------------------------------------------------------------------------------------------------------
  189                            162,624          210,973           48,349              158,890          3,734
  190      12/31/2004            226,481          377,088          150,607              196,484         29,997
  191                            190,881          262,141           71,260              175,493         15,389
  192                            155,480          161,319            5,840              152,258          3,221
  193                            172,893          231,346           58,453              165,894          6,999
---------------------------------------------------------------------------------------------------------------
  194                            187,489          274,672           87,183              165,388         22,101
  195                            182,341          246,750           64,409              171,152         11,189
  196      12/31/2005            163,224          250,840           87,616              149,179         14,045
  197      12/31/2005            188,619          294,413          105,794              181,119          7,500
  198       2/28/2006            258,631          327,857           69,226              230,700         27,931
---------------------------------------------------------------------------------------------------------------
  199      12/31/2005            175,561          258,420           82,859              158,928         16,633
  200                            139,875          163,873           23,998              137,297          2,578
  201      12/31/2005            200,336          363,106          162,770              175,400         24,936
  202      12/31/2005            229,571          276,528           46,957              202,978         26,593
  203       2/28/2006            227,239          422,485          195,246              221,696          5,543
---------------------------------------------------------------------------------------------------------------
  204      12/31/2005            166,372          274,737          108,365              141,263         25,109
  205      12/31/2005            197,772          285,548           87,776              179,697         18,076
  206                            150,181          244,262           94,082              145,181          5,000
  207      12/31/2005            143,505          205,731           62,226              131,082         12,423
  208      12/31/2005            116,976          153,644           36,669              109,660          7,316
---------------------------------------------------------------------------------------------------------------
  209      12/31/2005            120,836          164,458           43,622              115,139          5,696
  210      12/31/2005            193,603          371,682          178,079              183,798          9,805
  211      12/31/2004            105,859          128,153           22,294               91,931         13,928
  212                            121,173          143,039           21,865              115,994          5,179
  213      12/31/2005            145,811          200,936           55,124              136,338          9,473
---------------------------------------------------------------------------------------------------------------

                                                                                     LEASE
   ID    LARGEST TENANT (8)                                                   SF   EXPIRATION
------------------------------------------------------------------------------------------------

   1     Cinemark Theater (Out-lot)                                       46,922   11/30/2020
   2     The MacManus Group                                              359,387   9/30/2010
   3     Wal-Mart                                                        228,910   4/23/2022
   4
  4-a    SBA Communications                                               73,191   2/28/2012
------------------------------------------------------------------------------------------------
  4-b    Taylor & Francis                                                 42,927   1/31/2016
  4-c    W.W. Grainger                                                    20,600   3/31/2011
  4-d    Freescale                                                        30,018   2/28/2010
  4-e    Pool People, Inc.                                                25,000   2/28/2011
   5     Edina Financial Services, Inc.                                   91,812   11/30/2011
------------------------------------------------------------------------------------------------
   6     Barnes Group, Inc.                                               62,490   8/31/2014
   7
  7-a    Oak Associate Ltd.                                               36,420   8/31/2008
  7-b    Morgan Stanley                                                    9,963   5/31/2011
  7-c    CBIZ                                                             12,435   12/31/2006
------------------------------------------------------------------------------------------------
  7-d    Crystal Clinic                                                    6,976   11/30/2009
  7-e    Degussa Corporation                                              22,614   9/30/2009
   8
   9
  9-a    HEB Grocery Company                                              87,784   9/30/2011
------------------------------------------------------------------------------------------------
  9-b    Morven Partners, LP                                             105,000   3/31/2008
  9-c    Plastic Engineered Components, Inc.                              76,574   10/16/2015
  9-d    Santa Teresa Warehousing                                         70,000   8/14/2008
   10    Bally Total Fitness                                              37,000   1/31/2012
   11
------------------------------------------------------------------------------------------------
  11-a   Crystal Clinic                                                   30,627   6/30/2016
  11-b   Dellagnese Companies                                              8,680   7/31/2007
  11-c   Hanna, Campbell & Powell                                         21,826   2/28/2015
  11-d   Republic Engineered Products                                     22,993   1/31/2009
  11-e   Maximus, Inc.                                                    20,593   5/31/2008
------------------------------------------------------------------------------------------------
   12    Shoppers Food Warehouse                                          68,519   11/30/2025
   13    Red Robin International                                          54,592   5/31/2011
   14    Price Chopper                                                    73,883   12/31/2025
   15    Ace Distribution Services, Inc.                                 243,170   5/30/2008
   16    DSA Warehouse                                                   376,531   7/31/2010
------------------------------------------------------------------------------------------------
   17    Philadelphia Sports Club                                         17,500   1/31/2022
   18
  18-a
  18-b
  18-c
------------------------------------------------------------------------------------------------
  18-d
  18-e
   19    Shaw's Supermarket                                               73,184   2/29/2024
   20    LRW Investment Co.                                              445,896   9/30/2026
   21    Jewel Food Stores, Inc.                                          65,803   1/27/2010
------------------------------------------------------------------------------------------------
   22    Henry's Marketplace                                              30,250   1/31/2021
   23    Qwest Corporation                                               215,780   3/31/2016
   24
   25    Transport Express                                               356,642   12/31/2009
   26    Old Time Pottery Inc.                                            86,475   11/30/2013
------------------------------------------------------------------------------------------------
   27    Baylor Medical Center at Grapevine                               61,569   11/30/2017
   28    Grapevine Surgicare Partners, Ltd                                16,219   11/30/2021
   29    Soho House New York                                              40,750   12/31/2011
   30    Mervyn's                                                         82,496   3/31/2021
   31    Bed Bath & Beyond                                                40,000   10/31/2018
------------------------------------------------------------------------------------------------
   32    Goodwill Industries of So. California                            17,755   2/29/2016
   33    Covad Communications Group                                       51,398   7/31/2011
   34
   35    Circuit City                                                     32,987   1/31/2017
   36
------------------------------------------------------------------------------------------------
   37    International Paper Company                                     593,602   7/31/2015
   38
   39    Giant Eagle                                                      58,203   3/31/2026
   40
   41    The Baptist Health System School of Health Proficiencies         66,263   7/31/2015
------------------------------------------------------------------------------------------------
   42    Midland National Life Insurance                                  23,666   4/30/2014
   43    Mattress Discounters                                            207,000   6/30/2012
   44    Building Materials Corporation of America                       316,182   11/30/2012
   45    Sam's Club                                                      108,224   11/30/2016
   46
------------------------------------------------------------------------------------------------
   47    Club One, Inc.                                                   56,080   11/30/2010
   48    Nicolet National Bank                                            30,438   8/31/2020
   49    Hy-Vee, Inc.                                                     67,986   2/28/2026
   50    LMC Properties, Inc.                                             61,396   12/31/2006
   51
------------------------------------------------------------------------------------------------
  51-a   Wild Oats Market                                                 18,000   1/31/2008
  51-b   Sacks Gourmet Sandwiches                                          2,050   11/30/2007
   52    Miyano Machinery                                                 88,042   8/31/2013
   53    Safeway Inc.                                                     55,000   11/14/2020
   54    McGuff Compounding                                               11,130   11/30/2006
------------------------------------------------------------------------------------------------
   55
   56    Wolters Kluwer Health, Inc.                                      15,456   11/30/2010
   57
   58    T.J. Maxx                                                        28,260   11/30/2008
   59    Hy-Vee, Inc.                                                     88,879   12/31/2025
------------------------------------------------------------------------------------------------
   60    Petsmart, Inc.                                                   22,839   1/31/2016
   61    Hollywood Video                                                   5,400   9/30/2009
------------------------------------------------------------------------------------------------
   62    Food Lion                                                        35,560   9/11/2017
   63    Qwest Communications                                             30,000   3/14/2015
   64
------------------------------------------------------------------------------------------------
   65    PNS Stores - Big Lots                                            25,500   1/31/2012
   66
   67
   68    Bacchus Wine & Spirits                                            6,117   3/31/2007
   69    Safeway (dark)                                                   41,090   9/30/2011
------------------------------------------------------------------------------------------------
   70
   71    Dept of Health/Human Svcs-GSA                                    46,822   2/28/2016
   72
   73
   74    Michaels                                                         24,311   5/29/2012
------------------------------------------------------------------------------------------------
   75
   76
   77
   78    Cooper Lighting, Inc.                                            95,177   12/31/2015
   79    Hy-Vee, Inc.                                                     69,999   12/31/2025
------------------------------------------------------------------------------------------------
   80
  80-a   St. Martha's Catholic Church                                      9,320   8/31/2007
  80-b   A Kids Dentist, Inc.                                              3,150   12/31/2007
   81    Happy Buffet, Inc.                                                6,062   3/31/2016
   82    Stage Stores                                                     37,425   5/31/2018
------------------------------------------------------------------------------------------------
   83    Grunley Construction Company                                     16,753   6/30/2015
   84
   85
   86
  86-a   Allen Creme de la Creme, L.P.                                    21,162   1/31/2026
------------------------------------------------------------------------------------------------
  86-b   Colleyville Creme de la Creme, L.P.                              20,188   1/31/2026
   87    Village Shops, Inc.                                              22,000   10/31/2006
   88
   89    Bed Bath & Beyond                                                25,056   1/31/2011
   90    Fudruckers, Inc.                                                  9,018   8/31/2009
------------------------------------------------------------------------------------------------
   91
   92
   93
   94    Hy-Vee, Inc.                                                     84,600   12/31/2025
   95
------------------------------------------------------------------------------------------------
   96
   97
   98
   99
  100    D's Wings                                                         7,335   12/31/2015
------------------------------------------------------------------------------------------------
  101
  102    The Apparel Group                                               175,713   7/31/2008
  103
  104    Valero Industries, Inc.                                          12,876   10/31/2008
  105    Albertson's Inc.                                                 53,641   4/30/2029
------------------------------------------------------------------------------------------------
  106
  107    Hannaford                                                        42,293   12/31/2026
  108    Century 21 Row                                                    6,000   1/31/2009
  109
  110    Moving Relocation Special                                        14,400   8/31/2006
------------------------------------------------------------------------------------------------
  111    Syn Lawn                                                          8,010   10/31/2010
  112    Washington Mutual                                                 4,000   4/30/2014
  113    Cypress Care, Inc.                                               19,462   8/30/2012
  114    Cardenas Markets, Inc.                                           70,000   10/31/2015
  115    Goodwill Industries of S. CA                                     12,600   1/31/2014
------------------------------------------------------------------------------------------------
  116    Hy-Vee, Inc.                                                     44,496   12/31/2025
  117    Westin St. John Hotel Company, Inc.                            36 units   12/31/2010
  118    Pinellas County (HR) (Admin) (VA) (STARS)                        23,171   9/30/2010
  119    Champlain Valley - Physicians                                    35,000   1/31/2012
  120    Asian Buffet                                                      6,720   9/30/2014
------------------------------------------------------------------------------------------------
  121
  122    AGIO                                                             65,000   12/31/2020
  123    Pacific Lists, Inc.                                               2,650   7/31/2006
  124
  125    Amboy Bus Co., Inc.                                             117,948   5/31/2025
------------------------------------------------------------------------------------------------
  126    Meridian Properties(Investments), Inc.                            8,902   11/30/2010
  127
  128    Extraview Corporation                                             9,053   3/31/2009
  129    Walgreens                                                        14,820    3/6/2081
  130
------------------------------------------------------------------------------------------------
  131    Garcia Real Estate III, L.C. d/b/a Mexico                         4,800   2/28/2016
  132    Anytime Fitness                                                   3,840   2/28/2011
  133    Montesano's Deli                                                  2,400   1/31/2008
  134    Food Source                                                      51,083   5/13/2018
  135
------------------------------------------------------------------------------------------------
  136
  137    Power-One, Inc.                                                  97,440   9/30/2014
  138    Rite Aid                                                         12,114   11/7/2025
  139
  140    Farm Bureau                                                       7,544   1/22/2016
------------------------------------------------------------------------------------------------
  141    City Market Store #17                                            44,677   5/26/2013
  142    Fitness Center                                                   11,807   10/31/2007
------------------------------------------------------------------------------------------------
  143    Staples at Doc Stone Commons                                     23,942   2/28/2017
  144
  145    US Bank                                                          18,533   11/30/2007
------------------------------------------------------------------------------------------------
  146    Betty Johnson School of Dance                                    14,894   2/28/2026
  147    PetsMart, Inc.                                                   30,601   4/30/2021
  148    Hollywood Video                                                   5,115   6/28/2010
  149    Beall's (Specialty Retailers)                                    18,052   1/31/2014
  150    St. David's Healthcare                                            7,272   11/30/2015
------------------------------------------------------------------------------------------------
  151    West Marine                                                       7,621   2/28/2016
  152    Dollar K                                                          5,400   1/31/2009
  153
  154    The Faux Store                                                    3,696   7/31/2008
  155
------------------------------------------------------------------------------------------------
  156    Concord Buying Group, Inc                                        26,162   10/31/2015
  157    PetSmart, Inc.                                                   25,044   2/28/2014
  158    City Mattress                                                    10,000   12/9/2012
  159
  160
------------------------------------------------------------------------------------------------
 160-a   Walgreens Akron                                                  13,500   10/31/2044
 160-b   Walgreens Cleveland                                              13,500   10/31/2044
  161
  162    Ventura Barnett Properties                                        5,498   7/31/2007
  163
------------------------------------------------------------------------------------------------
  164    Ridge Liquor's                                                    3,600   4/30/2008
  165    Fast Fitness                                                      5,100   5/31/2011
  166    Quality Scientific Plastics                                      34,472   1/31/2010
  167
  168    Red Bud Cafe                                                      3,297   8/31/2010
------------------------------------------------------------------------------------------------
  169    Wells Fargo                                                       4,250   10/31/2015
  170    Foss Swim School                                                  6,167   6/30/2020
  171    Starbucks                                                         1,700    3/2/2016
  172
  173    Security One Bank                                                 3,393   3/31/2016
------------------------------------------------------------------------------------------------
  174    Hollywood Entertainment                                           6,014   1/31/2015
  175    Central Supermarkets                                             10,388   8/31/2009
  176    Imperial Trading Company                                         11,373   3/31/2010
  177    Ponders                                                           4,700   4/30/2009
  178    Harry Wils & Co., Inc.                                           45,620   3/31/2021
------------------------------------------------------------------------------------------------
  179    Johnstone Supply of Columbia                                     20,250   2/28/2011
  180    Wingstop                                                          1,600   7/31/2010
  181
  182    Happy Hour Liquor                                                 6,452   4/14/2014
  183    B&J Bikes                                                         6,642   2/28/2015
------------------------------------------------------------------------------------------------
  184    Heartland Church                                                  8,280   11/30/2008
  185    Ball Aerospace and Technologies                                  22,941   11/30/2010
  186    The Fargo Rose, LLC d/b/a Rose's Deli                             5,000   8/31/2011
  187    Texas Department of Criminal Justice                             29,040   7/31/2010
  188
------------------------------------------------------------------------------------------------
  189    Speedy Cash                                                       2,210   2/29/2016
  190    Community Care                                                   16,650   2/29/2016
  191    Premium Armored Services, Inc.                                    8,265   12/31/2007
  192    Washington Mutual                                                 3,175   12/31/2015
  193    33rd Street Bakery                                               10,000   12/31/2012
------------------------------------------------------------------------------------------------
  194    EGS Electrical Group                                             39,140   4/30/2011
  195    Jump and Slide                                                    5,472   5/31/2010
  196    APX International                                                20,078   12/31/2007
  197
  198    Thompson Thrift Management Co.                                   15,351   4/30/2019
------------------------------------------------------------------------------------------------
  199    Isabellas Restaurant                                              2,990   10/10/2009
  200    Advance Auto                                                      6,000   2/28/2021
  201    Aerodyne Alloys, LLC                                             43,250   2/28/2013
  202    Dietrich Industries, Inc.                                        59,100   2/28/2009
  203
------------------------------------------------------------------------------------------------
  204    AGForce Insurance Services                                        9,474   12/31/2006
  205    Goodyear Tire & Rubber Company                                    6,000   1/19/2009
  206
  207    Radio Shack                                                       2,100   1/31/2011
  208    Jakosky Properties                                                2,950   2/29/2016
------------------------------------------------------------------------------------------------
  209    Teter Consultants                                                 4,961   10/31/2013
  210
  211    D E, Inc.                                                        22,071   12/31/2010
  212    The Sherwin-Williams Company                                      6,000   1/31/2016
  213    3 Dough Boys-The Bagelry                                          1,553   12/31/2013
------------------------------------------------------------------------------------------------

                                                                                 LEASE
   ID    2ND LARGEST TENANT (8)                                          SF   EXPIRATION
--------------------------------------------------------------------------------------------

   1     The Gap/Gap Kids                                            12,480    2/29/2012
   2     Mayer Brown Rowe & Maw                                     247,933    8/31/2015
   3     Home Depot USA                                             112,058    1/31/2010
   4
  4-a
--------------------------------------------------------------------------------------------
  4-b    Scriptlogic                                                 25,380    1/21/2010
  4-c    Real Time Labs                                              19,776    1/31/2011
  4-d    SIMU                                                        28,296    5/31/2013
  4-e    Sterling Medical                                             5,000    7/31/2006
   5     Fortis Benefits Insurance Co.                               37,902    2/28/2007
--------------------------------------------------------------------------------------------
   6     Walter & Haverfield                                         43,590    1/9/2019
   7
  7-a    RJF International Corporation                               26,159   12/31/2009
  7-b    AXA Equitable Life                                           6,687    1/31/2011
  7-c    Wachovia Securities, LLC                                    12,032    2/28/2009
--------------------------------------------------------------------------------------------
  7-d    Medical Mutual Ohio                                          5,499    8/31/2006
  7-e    Telantis Research, Inc.                                      7,063    1/31/2007
   8
   9
  9-a    Tormax Technologies, Inc.                                   22,820    8/31/2007
--------------------------------------------------------------------------------------------
  9-b    Western PCS II Corp.                                        26,490   10/14/2006
  9-c    Duerr Tool & Die Co, Inc.                                   37,721   10/31/2012
  9-d
   10    T.J. Maxx                                                   32,000    1/31/2010
   11
--------------------------------------------------------------------------------------------
  11-a   Fedex Corporation                                           20,975    3/31/2011
  11-b   Graphics Intelligence Agency                                 8,613    8/31/2007
  11-c   Dairy Farmers of America, Inc.                              12,725    3/31/2009
  11-d
  11-e   U.S. General Service Administration                          3,994    1/31/2008
--------------------------------------------------------------------------------------------
   12    PetsMart, Inc.                                              19,497    1/31/2016
   13    MPEG LA, LLC                                                43,607    8/31/2012
   14    Michaels Stores, Inc.                                       21,718    9/30/2020
   15    Lidner                                                      71,788    4/30/2009
   16    Broeder Brothers                                           320,530    2/28/2013
--------------------------------------------------------------------------------------------
   17    Rite-Aid                                                    11,260    6/30/2012
   18
  18-a
  18-b
  18-c
--------------------------------------------------------------------------------------------
  18-d
  18-e
   19    Blockbuster Inc.                                             5,000    2/29/2008
   20
   21    Loyola University Medical Center                            32,160   12/31/2010
--------------------------------------------------------------------------------------------
   22    Petco                                                       13,000    1/31/2017
   23    Omaha World-Herald Company                                 136,394    3/31/2021
   24
   25
   26    Floor & Decor                                               54,996    2/28/2016
--------------------------------------------------------------------------------------------
   27
   28
   29    Vitra, Inc.                                                 14,750   12/31/2011
   30    Peter Piper Pizza                                           12,168    6/30/2008
   31    Harmons                                                      6,192   10/31/2018
--------------------------------------------------------------------------------------------
   32    Walgreen Co.                                                14,490    6/30/2066
   33    Belle Bonfils Memorial Blood                                49,473    1/31/2013
   34
   35    Michael's Stores                                            20,683    2/28/2012
   36
--------------------------------------------------------------------------------------------
   37    Silgan Containers Corporation                              158,000    7/31/2015
   38
   39    PetsMart                                                    20,087    1/31/2016
   40
   41    GSA/ Veterans Health Care System                            12,000    4/30/2015
--------------------------------------------------------------------------------------------
   42    Corporate Technologies                                      18,607    2/28/2011
   43
   44
   45    Hobby Lobby                                                 90,253   11/30/2016
   46
--------------------------------------------------------------------------------------------
   47    University of Phoenix                                       16,688    4/11/2008
   48    AON Service Corp                                            24,196   10/31/2015
   49
   50    VSE Corp.                                                   30,434    10/1/2009
   51
--------------------------------------------------------------------------------------------
  51-a   Fenix Restaurant (Mati's LLC)                                2,540    8/31/2010
  51-b   Cafe Lalibela                                                2,018    9/30/2007
   52    Leader Express                                              81,542    5/31/2012
   53    American Music Group (Dark)                                  4,187    1/31/2010
   54    Taipei Economic & Cultural                                   4,988    8/31/2010
--------------------------------------------------------------------------------------------
   55
   56    TRC Holdings, Inc.                                          11,753    2/28/2013
   57
   58    CVS Pharmacy                                                13,140   12/31/2009
   59
--------------------------------------------------------------------------------------------
   60
   61    PX Drug                                                      4,200   10/31/2008
--------------------------------------------------------------------------------------------
   62    Big Lots                                                    23,000    1/31/2009
   63
   64
--------------------------------------------------------------------------------------------
   65    99 Cent Only Store                                          23,200    7/31/2008
   66
   67
   68    Julie's Hallmark                                             4,272    7/31/2007
   69    True Value                                                   9,875   12/31/2015
--------------------------------------------------------------------------------------------
   70
   71    Dept of HR - Workers Comp                                   15,883    3/31/2011
   72
   73
   74    PetSmart                                                    20,098    2/29/2016
--------------------------------------------------------------------------------------------
   75
   76
   77
   78
   79
--------------------------------------------------------------------------------------------
   80
  80-a   Extreme Fitness                                              7,170    9/30/2011
  80-b   Dr. Charles Pelletier, DDS                                   1,907    6/30/2008
   81    Panera, LLC                                                  4,758    3/31/2016
   82    River Pools & Spas                                           9,800    6/30/2010
--------------------------------------------------------------------------------------------
   83    Shady Grove Venture Group LLC                                6,491    4/30/2010
   84
   85
   86
  86-a
--------------------------------------------------------------------------------------------
  86-b
   87    SJ Mercury News                                             20,000   12/31/2012
   88
   89    Interior Elements                                            4,500    6/30/2010
   90    United States Postal Service                                 7,791    1/31/2008
--------------------------------------------------------------------------------------------
   91
   92
   93
   94
   95
--------------------------------------------------------------------------------------------
   96
   97
   98
   99
  100    Chinese Buffet                                               5,934    3/31/2016
--------------------------------------------------------------------------------------------
  101
  102    CafePress.com                                              126,352    7/31/2017
  103
  104    Advanced Bio Prosthetics                                     9,386       MTM
  105    Blockbuster Video                                            5,600    3/31/2014
--------------------------------------------------------------------------------------------
  106
  107
  108    Shoten Market                                                4,200    1/31/2009
  109
  110    FB International                                            10,800    3/31/2009
--------------------------------------------------------------------------------------------
  111    Las Vegas Circuit Breaker                                    4,005    7/31/2008
  112    The Original Mattress Factory                                2,800    4/30/2009
  113    Rhodes, Young, Black & Duncan                                9,169    5/31/2015
  114    JK Marketing (99 Cent Store)                                13,410   11/30/2014
  115    Express Cleaners                                             2,450    1/31/2009
--------------------------------------------------------------------------------------------
  116
  117
  118    Seaboard Arbors Management Services, Inc.                    8,445    3/31/2009
  119    Big Lots                                                    20,000    1/31/2008
  120    McAlister's Deli                                             4,200   11/30/2011
--------------------------------------------------------------------------------------------
  121
  122    Art Graphics N Designs                                       6,000   12/31/2020
  123    ET Water Systems, LLC                                        2,553       MTM
  124
  125
--------------------------------------------------------------------------------------------
  126    Capital Analysts of New England Incorporated                 8,654   11/30/2010
  127
  128    Creative Explosions Inc.                                     7,570    6/30/2008
  129
  130
--------------------------------------------------------------------------------------------
  131    Forest Hill Pizzeria, Inc. t/a Vinnys Italian Grill          3,645    3/31/2016
  132    West Valley Sport and Dance, L.L.C.                          3,700    2/28/2011
  133    Cashback Payday                                              1,800    1/31/2009
  134
  135
--------------------------------------------------------------------------------------------
  136
  137
  138
  139
  140    Blockbuster                                                  5,000   11/30/2010
--------------------------------------------------------------------------------------------
  141    Dollar Tree                                                 10,312    2/9/2011
  142    Cronin's Porch & Patio                                       4,600    1/31/2007
--------------------------------------------------------------------------------------------
  143
  144
  145    AMFM Broadcasting                                           17,026   12/31/2011
--------------------------------------------------------------------------------------------
  146    Rytiphx Ltd.                                                 3,675   12/31/2010
  147
  148    Dry Cleaner                                                  2,658    4/30/2015
  149    Grand China Buffet (Wam XiaLi)                               7,000    9/30/2015
  150    BCH Group                                                    2,600    2/28/2011
--------------------------------------------------------------------------------------------
  151    Flores Mexican Restaurant                                    2,499    2/28/2012
  152    Broadway Deli & Mart                                         2,704    6/30/2010
  153
  154    Kauffman Cabinetry                                           3,281    4/30/2008
  155
--------------------------------------------------------------------------------------------
  156
  157
  158    Greek Gourmet                                                2,750    2/28/2013
  159
  160
--------------------------------------------------------------------------------------------
 160-a
 160-b
  161
  162    Pearson Communications                                       4,522    5/31/2009
  163
--------------------------------------------------------------------------------------------
  164    Dragon King                                                  2,356   12/31/2009
  165    Dr. Clyne                                                    1,875    5/31/2009
  166
  167
  168    Fresh Cleaner                                                1,802    3/12/2010
--------------------------------------------------------------------------------------------
  169    Double Dave's Pizza                                          4,250   12/31/2008
  170    Fantastic Sams                                               1,408    6/30/2010
  171    Akio Sushi                                                   1,500    5/31/2016
  172
  173    Wireless Zone                                                2,073    3/31/2013
--------------------------------------------------------------------------------------------
  174    Coldwell Banker                                              3,121    2/1/2010
  175    Family Dollar                                                7,394   12/31/2009
  176    Exit Realty of MD, LLC                                       9,964    2/28/2016
  177    Kick Boxing                                                  3,600   12/31/2006
  178    Tree of Life                                                 6,500    5/13/2006
--------------------------------------------------------------------------------------------
  179    Amarr Company, Inc.                                         20,250   10/31/2010
  180    Alex's Pharmacy                                              1,380    7/31/2010
  181
  182    Deck the Walls                                               1,883   12/31/2010
  183    Bennette Paint Mfg. Co.                                      6,318    4/30/2015
--------------------------------------------------------------------------------------------
  184    Moore's Martial Arts                                         5,760    1/31/2010
  185
  186    Pamela D. Butler, DMD                                        2,580    1/31/2016
  187    Evan's Interiors                                             2,911    6/30/2006
  188
--------------------------------------------------------------------------------------------
  189    Quiznos                                                      1,245    2/29/2016
  190
  191    Integrated Flooring                                          8,265   11/30/2008
  192
  193    ABA Inc.                                                    10,000   11/30/2007
--------------------------------------------------------------------------------------------
  194
  195    Ruffin Performance                                           4,176    8/31/2006
  196    Armstrong Graphic Systems                                   12,052    7/24/2008
  197
  198    State Farm Mutual Auto                                       3,114    1/8/2008
--------------------------------------------------------------------------------------------
  199    G.W. Place                                                   2,798   12/31/2007
  200
  201    Velocity Express, Inc.                                      15,000    7/31/2010
  202
  203
--------------------------------------------------------------------------------------------
  204    Valley Engineering, Inc.                                     9,000    4/30/2016
  205    Old Hickory Grill                                            2,400   12/31/2010
  206
  207    Imo's Pizza                                                  2,000    8/31/2010
  208    CA Outdoor Advertising                                       1,500    6/30/2006
--------------------------------------------------------------------------------------------
  209    ADCC                                                         2,663   10/31/2013
  210
  211
  212
  213    Grandiff Medical Supply                                      1,052    9/30/2006
--------------------------------------------------------------------------------------------

                                                                                        LEASE           PERCENT          LEASED
   ID    3RD LARGEST TENANT (8)                                                SF    EXPIRATION          LEASED      AS-OF DATE
--------------------------------------------------------------------------------------------------------------------------------

   1     Victoria's Secret                                                 10,849     1/31/2016           87.7%       2/28/2006
   2     Arent Fox                                                         86,215     6/30/2018           99.5%        3/1/2006
   3     Kohl's Department Stores                                          89,531     1/28/2023           99.4%       1/10/2006
   4                                                                                                      96.3%       5/15/2006
  4-a                                                                                                    100.0%       5/15/2006
--------------------------------------------------------------------------------------------------------------------------------
  4-b    Deutsche Bank                                                      4,456     5/31/2011          100.0%       5/15/2006
  4-c    JKG Printing                                                      16,775     7/31/2008           88.8%       5/15/2006
  4-d    Affiniti Architects                                                6,035     5/31/2010          100.0%       5/15/2006
  4-e    Padaria                                                            2,500     3/31/2007          100.0%       5/15/2006
   5     Intrepid Companies, Inc                                           30,782    10/31/2008           82.8%       2/28/2006
--------------------------------------------------------------------------------------------------------------------------------
   6     Duvin, Cahn, & Hutton, LPA                                        40,076     8/31/2008           89.8%       3/23/2006
   7                                                                                                      90.1%       3/28/2006
  7-a    Fedex Corporation                                                 24,093    12/31/2015          100.0%       3/28/2006
  7-b    Salomon Smith Barney                                               6,051    11/30/2010           73.8%       3/28/2006
  7-c    Chevron USA, Inc.                                                  3,449     5/31/2010           93.5%       3/28/2006
--------------------------------------------------------------------------------------------------------------------------------
  7-d    Reserve Group                                                      5,389     7/31/2007           87.7%       3/28/2006
  7-e                                                                                                    100.0%       3/28/2006
   8                                                                                                      95.7%       2/28/2006
   9                                                                                                      85.9%       4/28/2006
  9-a    Sino Swearingen Aircraft                                          13,840     7/31/2007           86.2%       4/28/2006
--------------------------------------------------------------------------------------------------------------------------------
  9-b    Anmar Enterprises, Inc.                                           21,600     1/31/2012           75.7%       4/28/2006
  9-c                                                                                                    100.0%       4/28/2006
  9-d                                                                                                    100.0%       4/28/2006
   10    Ross Dress for Less                                               30,187     1/31/2016           85.2%        2/1/2006
   11                                                                                                     91.1%       3/28/2006
--------------------------------------------------------------------------------------------------------------------------------
  11-a   Dellagnese Companies                                              10,397     3/31/2011          100.0%       3/28/2006
  11-b   First Merit Corporation                                            7,240    10/31/2007           88.2%       3/28/2006
  11-c   SRA International Inc.                                             4,085    12/31/2008          100.0%       3/28/2006
  11-d                                                                                                    68.6%       3/28/2006
  11-e   Dr. Gary Guido                                                     1,702    11/30/2009           90.9%       3/28/2006
--------------------------------------------------------------------------------------------------------------------------------
   12    Planet Replay, Inc.                                                5,293     5/31/2016           86.4%        4/7/2006
   13    Xanterra Parks & Resorts                                          30,195    11/30/2012           96.6%       4/19/2006
   14    Bed Bath & Beyond                                                 20,900     1/31/2019          100.0%       2/27/2006
   15    Pel-Freez Clinical                                                44,066     4/30/2010           93.9%        5/2/2006
   16    Trade Am Int.                                                    195,990     8/31/2011           92.4%        1/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   17    Wawa                                                               5,634     5/31/2009           95.9%       4/24/2006
   18                                                                                                     87.4%       3/31/2006
  18-a                                                                                                    90.3%       3/31/2006
  18-b                                                                                                    86.3%       3/31/2006
  18-c                                                                                                    89.4%       3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
  18-d                                                                                                    89.4%       3/31/2006
  18-e                                                                                                    81.4%       3/31/2006
   19    Needleman's Inc.                                                   3,647     2/28/2011           96.6%        2/1/2006
   20                                                                                                    100.0%        6/1/2006
   21    Powerhouse Gym                                                    22,706     5/31/2014           93.3%       4/24/2006
--------------------------------------------------------------------------------------------------------------------------------
   22    Prudential California Realty                                       5,124     3/31/2011           93.7%        5/1/2006
   23                                                                                                     91.8%       3/29/2006
   24                                                                                                     94.7%       4/12/2006
   25                                                                                                    100.0%       4/27/2006
   26    Office Depot, Inc.                                                31,713    12/31/2010           90.5%       3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
   27                                                                                                    100.0%        6/1/2006
   28                                                                                                    100.0%        6/1/2006
   29    Spice Market                                                      10,500     2/28/2017          100.0%       1/13/2006
   30    China Super Buffet                                                 6,700     5/31/2013          100.0%       4/19/2006
   31    Webster Bank                                                       4,000     6/30/2019           98.1%       1/17/2006
--------------------------------------------------------------------------------------------------------------------------------
   32    Big 5 Corp.                                                       10,000     1/31/2017          100.0%        5/1/2006
   33    Centex Home Equity Company, LLC                                   34,628     9/30/2010          100.0%       1/31/2006
   34                                                                                                     76.3%      12/31/2005
   35    Famous Footwear                                                   10,000     3/31/2012          100.0%       3/15/2006
   36                                                                                                     98.0%        3/6/2006
--------------------------------------------------------------------------------------------------------------------------------
   37    Exel Transportation Services, Inc.                                 1,200    12/31/2006          100.0%        5/2/2006
   38                                                                                                     69.2%      12/31/2005
   39    Panera Bread                                                       5,000     9/16/2016           99.0%       4/13/2006
   40                                                                                                     82.6%      12/31/2005
   41    University of Texas Health Science Center                         11,748     6/30/2010           82.4%        2/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   42    Multiband Corporation                                             14,970     6/30/2017           84.4%        4/5/2006
   43                                                                                                    100.0%        6/1/2006
   44                                                                                                    100.0%        6/1/2006
   45                                                                                                    100.0%       1/23/2006
   46                                                                                                     96.7%        3/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   47    Scottrade                                                          1,764     3/31/2009          100.0%        3/1/2006
   48    Citigroup Global Markets                                           9,124    11/30/2016           81.4%        4/1/2006
   49                                                                                                    100.0%        2/8/2006
   50    Nestle USA, Inc.                                                  21,690    12/31/2008          100.0%        3/1/2006
   51                                                                                                     93.7%        5/4/2006
--------------------------------------------------------------------------------------------------------------------------------
  51-a   Visser Dentistry                                                   2,400     6/30/2011          100.0%        5/4/2006
  51-b   Curves Fitness Center                                              1,950     1/31/2010           73.0%        5/4/2006
   52                                                                                                    100.0%        2/2/2006
   53    Blue Palm Selections, L.L.C., dba $1.00 Selections                 3,256     6/2/2010            94.4%       4/26/2006
   54    Corbin Hill                                                        3,644     6/30/2006           94.5%        5/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   55                                                                                                     97.8%       4/25/2006
   56    Montgomery Newspapers                                              7,738     9/30/2007           77.7%        4/1/2006
   57                                                                                                     91.9%      12/31/2005
   58    Mattress King, Inc.                                                6,314     2/28/2010          100.0%        1/1/2006
   59                                                                                                    100.0%        1/9/2006
--------------------------------------------------------------------------------------------------------------------------------
   60                                                                                                    100.0%       4/19/2006
   61    Auto Zone                                                          3,600     1/31/2009          100.0%        3/1/2006
--------------------------------------------------------------------------------------------------------------------------------
   62    Shoe City                                                          6,720     2/28/2010           99.1%       1/26/2006
   63                                                                                                    100.0%       3/23/2006
   64                                                                                                     72.0%       3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
   65    Kaiser Foundation Hospitals                                        4,770     2/28/2007           98.5%        4/1/2006
   66                                                                                                     81.4%      12/31/2005
   67                                                                                                     75.7%      12/31/2005
   68    Euphorea Salon, LLC                                                3,067     4/30/2011          100.0%        3/1/2006
   69    Outback Steakhouse                                                 7,500    10/31/2015           94.7%      12/10/2005
--------------------------------------------------------------------------------------------------------------------------------
   70                                                                                                     97.5%        2/8/2006
   71    Spartan Mortgage                                                   3,696     2/28/2008           96.6%        3/1/2006
   72                                                                                                     80.3%      12/31/2005
   73                                                                                                     60.7%      12/31/2005
   74    Pier One                                                           9,488     3/31/2012           80.1%       3/14/2006
--------------------------------------------------------------------------------------------------------------------------------
   75                                                                                                     98.5%       4/20/2006
   76                                                                                                     98.7%       4/11/2006
   77                                                                                                     97.9%       1/31/2006
   78                                                                                                    100.0%        1/1/2006
   79                                                                                                    100.0%        1/9/2006
--------------------------------------------------------------------------------------------------------------------------------
   80                                                                                                     88.7%       4/30/2006
  80-a   Alta Cleaners                                                      4,350     9/30/2010           86.5%       4/30/2006
  80-b   Bolsa Medical Arts Pharmacy                                        1,350     6/30/2006           92.9%       4/30/2006
   81    Five Below, Inc.                                                   4,240     4/30/2011           86.8%        5/3/2006
   82    Dolgencorp, Inc.                                                   8,000    12/31/2007           94.5%        5/4/2006
--------------------------------------------------------------------------------------------------------------------------------
   83    Joel Schwartz, DDS, LLC                                            3,039     7/31/2016           93.8%        5/1/2006
   84                                                                                                     96.1%        3/1/2006
   85                                                                                                     98.2%       2/15/2006
   86                                                                                                    100.0%        6/1/2006
  86-a                                                                                                   100.0%        6/1/2006
--------------------------------------------------------------------------------------------------------------------------------
  86-b                                                                                                   100.0%        6/1/2006
   87    All Reasons Moving, Inc.                                          19,500     5/31/2010          100.0%        3/3/2006
   88                                                                                                     69.5%       2/28/2006
   89    Radio Shack                                                        2,850     1/31/2007           94.8%      11/29/2005
   90    The Philly Franchising                                             3,029     7/31/2009           68.5%       3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
   91                                                                                                     95.9%        2/6/2006
   92                                                                                                     56.0%      10/31/2005
   93                                                                                                     96.7%        4/6/2006
   94                                                                                                    100.0%      12/30/2005
   95                                                                                                     75.7%      12/31/2005
--------------------------------------------------------------------------------------------------------------------------------
   96                                                                                                     74.9%      12/31/2005
   97                                                                                                     66.4%      12/31/2005
   98                                                                                                     57.2%      12/31/2005
   99                                                                                                     58.9%      12/31/2005
  100    Mattress Columbia                                                  3,413     2/28/2011          100.0%       3/30/2006
--------------------------------------------------------------------------------------------------------------------------------
  101                                                                                                     95.8%       3/28/2006
  102                                                                                                     93.8%       12/1/2005
  103                                                                                                     72.8%       9/30/2005
  104    SA Extended Medi Care                                              7,913    11/30/2006          100.0%        4/1/2006
  105    AT&T Wireless Services                                             2,712     5/31/2009          100.0%        9/6/2005
--------------------------------------------------------------------------------------------------------------------------------
  106                                                                                                    100.0%        3/7/2006
  107                                                                                                    100.0%        6/1/2006
  108    Akasaka Restaurant                                                 4,050     1/31/2011           94.2%        3/1/2006
  109                                                                                                     68.2%       3/27/2006
  110    Hosada Bros.                                                      10,710     1/31/2007           92.0%       4/20/2006
--------------------------------------------------------------------------------------------------------------------------------
  111    J&T Builders                                                       4,005     6/30/2008          100.0%       4/20/2006
  112    Verizon Wireless                                                   2,650     1/31/2009          100.0%        2/1/2006
  113    Scovill Fasteners, Inc.                                            7,336     6/30/2012           90.2%       2/15/2006
  114    Kragen Auto                                                        4,800    10/31/2009          100.0%       2/16/2006
  115    Crown Dental Group                                                 2,302     8/18/2014           96.0%       2/17/2006
--------------------------------------------------------------------------------------------------------------------------------
  116                                                                                                    100.0%      12/30/2005
  117                                                                                                    100.0%        6/1/2006
  118    Eckerd Youth Alternatives, Inc.                                    4,088    11/30/2007           88.4%       3/31/2006
  119    C.V. Fitness & Health Center                                      15,392     9/30/2007           97.4%        2/9/2006
  120    1st Independent Bank                                               2,730     9/30/2019          100.0%       3/30/2006
--------------------------------------------------------------------------------------------------------------------------------
  121                                                                                                     95.7%       2/27/2006
  122                                                                                                     78.9%      12/21/2005
  123    Independent Review Consulting                                      2,175     2/28/2008          100.0%       2/24/2006
  124                                                                                                     67.6%      10/31/2005
  125                                                                                                    100.0%        6/1/2006
--------------------------------------------------------------------------------------------------------------------------------
  126    The Grossman Companies, Inc.                                       6,107     11/1/2008          100.0%        4/1/2006
  127                                                                                                     89.4%       4/18/2006
  128    Carsem, Inc.                                                       4,567     6/30/2009           96.8%       3/22/2006
  129                                                                                                    100.0%       3/30/2006
  130                                                                                                     93.9%        2/2/2006
--------------------------------------------------------------------------------------------------------------------------------
  131    Flames, Inc. t/a Liberty Valence Restaurant                        2,700     2/20/2016          100.0%       4/13/2006
  132    Lauret Schreier, DDS, P.L.L.C.                                     3,000     3/31/2011           94.2%       5/15/2006
  133    Affordable Cleaners                                                1,800     2/1/2010            94.3%        5/2/2006
  134                                                                                                    100.0%        6/1/2006
  135                                                                                                    100.0%       3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
  136                                                                                                    100.0%       3/31/2006
  137                                                                                                    100.0%        6/1/2006
  138                                                                                                    100.0%        1/4/2006
  139                                                                                                     81.0%      12/31/2005
  140    Once Upon a Child                                                  4,872     8/4/2010            88.9%       2/28/2006
--------------------------------------------------------------------------------------------------------------------------------
  141    Movie Gallery                                                      7,124    10/31/2006           96.1%       11/1/2005
  142    Digital Vision & Audio                                             3,212    11/30/2007          100.0%       4/19/2006
--------------------------------------------------------------------------------------------------------------------------------
  143                                                                                                    100.0%        6/1/2006
  144                                                                                                    100.0%       1/31/2006
  145                                                                                                    100.0%       3/24/2006
--------------------------------------------------------------------------------------------------------------------------------
  146    CE Painting Co.                                                    2,709    12/31/2008          100.0%       3/10/2006
  147                                                                                                    100.0%        6/1/2006
  148    Ken & Margrt Merriwether                                           1,650     9/30/2009           93.3%       4/14/2006
  149    Aaron Rents, Inc.                                                  5,584    12/31/2009          100.0%        3/1/2006
  150    T-Mobile                                                           1,600    12/31/2011           91.5%       4/14/2006
--------------------------------------------------------------------------------------------------------------------------------
  151    Domino's Pizza                                                     1,400     3/31/2011          100.0%       4/19/2006
  152    Townhouse Cleaners                                                 1,500     8/31/2007          100.0%        2/1/2006
  153                                                                                                     62.9%      12/31/2005
  154    The Pool People                                                    2,486     6/30/2006           94.6%       3/28/2006
  155                                                                                                     98.7%       3/13/2006
--------------------------------------------------------------------------------------------------------------------------------
  156                                                                                                    100.0%       3/29/2006
  157                                                                                                    100.0%        6/1/2006
  158    Shiny Nails                                                        1,375     1/31/2010          100.0%       3/27/2006
  159                                                                                                    100.0%       3/30/2006
  160                                                                                                    100.0%       3/22/2006
--------------------------------------------------------------------------------------------------------------------------------
 160-a                                                                                                   100.0%       3/22/2006
 160-b                                                                                                   100.0%       3/22/2006
  161                                                                                                    100.0%       1/31/2006
  162    B&C Homes                                                          1,415     2/28/2011          100.0%        4/5/2006
  163                                                                                                     96.2%       3/23/2006
--------------------------------------------------------------------------------------------------------------------------------
  164    Ent Federal Credit Union                                           1,780    10/31/2007           94.4%        4/3/2006
  165    Chessco                                                            1,875    12/31/2010          100.0%       1/24/2006
  166                                                                                                    100.0%        6/1/2006
  167                                                                                                     89.3%        1/4/2006
  168    Taco Del Mar                                                       1,540     7/5/2015            86.6%       2/22/2006
--------------------------------------------------------------------------------------------------------------------------------
  169    Adrian Cleaners                                                    3,500     6/30/2009          100.0%       4/12/2006
  170    Tropical Smoothie                                                  1,304     6/30/2015          100.0%       1/10/2006
  171    iSold it on eBay                                                   1,460     3/31/2011           85.8%       3/29/2006
  172                                                                                                     97.5%      11/17/2005
  173    Jackson Hewitt Tax                                                 1,679     1/31/2011          100.0%        3/1/2006
--------------------------------------------------------------------------------------------------------------------------------
  174    Starbucks Coffee Company                                           1,500     2/28/2015          100.0%       11/1/2005
  175    Bumper to Bumper                                                   3,965     9/30/2008          100.0%       8/31/2005
  176    Montgomery Renal Center                                            6,488     5/30/2012          100.0%       12/1/2005
  177    Mystic Inc. and Matthew                                            3,200    12/31/2006          100.0%       3/21/2006
  178                                                                                                    100.0%       3/30/2006
--------------------------------------------------------------------------------------------------------------------------------
  179    Carolina Comfort, Inc.                                            12,000     8/31/2012          100.0%       2/16/2006
  180    Dr. Dy Pediatric Clinic                                            1,380     7/31/2010          100.0%       3/20/2006
  181                                                                                                    100.0%        2/9/2006
  182    Dr. Batchelor                                                      1,408    11/14/2010          100.0%       3/29/2006
  183                                                                                                    100.0%       4/18/2006
--------------------------------------------------------------------------------------------------------------------------------
  184    Pinnacle Roofing                                                   2,880    10/31/2006          100.0%       3/24/2006
  185                                                                                                    100.0%        1/1/2006
  186                                                                                                    100.0%       2/28/2006
  187    Orka Distribution                                                  2,480     7/31/2006           90.9%        2/8/2004
  188                                                                                                    100.0%       1/18/2006
--------------------------------------------------------------------------------------------------------------------------------
  189    Papa Johns Pizza                                                   1,177     2/29/2016          100.0%        3/7/2006
  190                                                                                                    100.0%       3/15/2006
  191    Staffmark Investments, LLC                                         6,869     5/31/2008          100.0%        1/2/2006
  192                                                                                                    100.0%        6/1/2006
  193                                                                                                    100.0%        4/3/2006
--------------------------------------------------------------------------------------------------------------------------------
  194                                                                                                    100.0%       4/17/2006
  195    Classic Gymnastics                                                 4,176     8/31/2006          100.0%        5/3/2006
  196    Euro Design                                                        8,000     1/31/2009          100.0%       3/10/2006
  197                                                                                                    100.0%        2/1/2006
  198    Kelly Services, Inc.                                               1,252     4/30/2008          100.0%        5/1/2006
--------------------------------------------------------------------------------------------------------------------------------
  199    Super Mini Mart                                                    2,000    10/31/2008           94.1%        2/6/2006
  200                                                                                                    100.0%       3/29/2006
  201    FM Industries, LLC                                                13,000    10/31/2007          100.0%        3/3/2006
  202                                                                                                    100.0%       3/10/2006
  203                                                                                                     74.6%        4/4/2006
--------------------------------------------------------------------------------------------------------------------------------
  204    Acordia West Inc.                                                  6,510     3/31/2009          100.0%        5/1/2006
  205    The Gun Rack                                                       1,200     3/31/2008          100.0%        4/1/2005
  206                                                                                                     94.1%       3/16/2006
  207    The UPS Store                                                      1,200     9/30/2009           90.3%        3/9/2006
  208    Scott Taylor                                                         750     7/31/2007          100.0%       2/17/2006
--------------------------------------------------------------------------------------------------------------------------------
  209                                                                                                    100.0%       11/1/2005
  210                                                                                                     89.2%       3/31/2006
  211                                                                                                    100.0%      11/18/2005
  212                                                                                                    100.0%       1/24/2006
  213    Syed A. Hassnain-TAJ Spice & Sweets                                1,052     3/31/2007          100.0%       12/1/2005
--------------------------------------------------------------------------------------------------------------------------------

                      UPFRONT                                          MONTHLY
                  REPLACEMENT                                      REPLACEMENT       UPFRONT      MONTHLY     MONTHLY TAX
   ID             RESERVES ($)                                     RESERVES ($)     TI/LC ($)    TI/LC ($)      ESCROW ($)
-----------------------------------------------------------------------------------------------------------------------------

   1
   2                                                                                                            1,019,431
   3                                                                     5,221
   4                                                                                                               45,030
  4-a
-----------------------------------------------------------------------------------------------------------------------------
  4-b
  4-c
  4-d
  4-e
   5                                                                     7,471     1,000,000                      110,735
-----------------------------------------------------------------------------------------------------------------------------
   6                   12,231                                           12,231        37,500       37,500          74,535
   7                                                                     6,345                     29,400          49,660
  7-a
  7-b
  7-c
-----------------------------------------------------------------------------------------------------------------------------
  7-d
  7-e
   8                                                                     4,667                                     17,995
   9                                                                                               15,000          45,366
  9-a
-----------------------------------------------------------------------------------------------------------------------------
  9-b
  9-c
  9-d
   10                   4,208                                            4,208        14,167       14,167          31,056
   11                                                                    4,635                     20,900          34,916
-----------------------------------------------------------------------------------------------------------------------------
  11-a
  11-b
  11-c
  11-d
  11-e
-----------------------------------------------------------------------------------------------------------------------------
   12
   13                                                                              2,400,000                       48,586
   14
   15                                                                                150,000       12,350
   16                                                                   12,302                                     24,962
-----------------------------------------------------------------------------------------------------------------------------
   17                   1,048                                            1,048         3,930        3,930          18,616
   18                  24,403                                           24,403                                     18,624
  18-a
  18-b
  18-c
-----------------------------------------------------------------------------------------------------------------------------
  18-d
  18-e
   19                   1,272                                            1,272         2,083        2,083          16,324
   20
   21                                                                                                              87,287
-----------------------------------------------------------------------------------------------------------------------------
   22
   23                                                                   10,000                                     15,733
   24                  72,000                                                                                      42,805
   25
   26                                                                                                              27,500
-----------------------------------------------------------------------------------------------------------------------------
   27
   28
   29                     825                                              825                                     11,223
   30                  54,824                                                         75,000                       17,050
   31                     673                                              673                                     24,865
-----------------------------------------------------------------------------------------------------------------------------
   32                                                                      486                      2,100           4,412
   33                                                                                                              18,816
   34                  13,896                                           13,896                                      8,034
   35                     760                                              760                                     20,660
   36                                                                    3,300                                     10,977
-----------------------------------------------------------------------------------------------------------------------------
   37                                                                                                              23,979
   38                                                                   17,955                                     25,297
   39                                                                    1,359       205,088                       16,051
   40                 425,000                                                                                       5,914
   41                                                                    2,242                      8,850           9,397
-----------------------------------------------------------------------------------------------------------------------------
   42                                                                    1,992                      6,334          26,629
   43                                                                    1,725       600,000
   44                   2,635                                            2,635                                      7,924
   45
   46                                                                      759                                     14,733
-----------------------------------------------------------------------------------------------------------------------------
   47                                                                    1,333       200,000        5,500           8,452
   48                                                                                                              12,570
   49
   50                                                                    2,203                                      8,099
   51                                                                    9,696                                      8,802
-----------------------------------------------------------------------------------------------------------------------------
  51-a
  51-b
   52                                                                    2,120       389,000        2,875           5,625
   53                                                                                                              16,344
   54                                                                                204,000                       13,906
-----------------------------------------------------------------------------------------------------------------------------
   55                                                                    7,521                                     21,087
   56                                                                    1,740       248,510       20,833          18,000
   57                                                                    7,500                                      9,579
   58                                                                    1,188                      5,941           6,275
   59
-----------------------------------------------------------------------------------------------------------------------------
   60
   61                     379                                              379         1,833        1,833           8,021
-----------------------------------------------------------------------------------------------------------------------------
   62                                                                    1,404                      3,636           6,992
   63                                                                                                              12,825
   64                                                                    9,813                                      3,531
-----------------------------------------------------------------------------------------------------------------------------
   65                                                                    1,759                      3,500           5,950
   66                                                                    9,570                                      8,989
   67                   8,540                                            8,540                                      6,574
   68                     488                                              488         2,542        2,542          17,756
   69                                                                      990     2,350,000        2,000           5,927
-----------------------------------------------------------------------------------------------------------------------------
   70
   71                                                                    1,583                      3,000           7,817
   72                 200,000                     4% of Monthly Gross Revenues                                      9,979
   73                 125,000
   74                                                                      841
-----------------------------------------------------------------------------------------------------------------------------
   75                                                                    4,850                                     10,351
   76                                                                    1,904                                      6,619
   77                 240,000
   78
   79
-----------------------------------------------------------------------------------------------------------------------------
   80                     872                                              872         4,167        4,167          13,995
  80-a
  80-b
   81                                                                                155,000                        3,321
   82                                                                    1,424                      3,000           3,870
-----------------------------------------------------------------------------------------------------------------------------
   83                     839                                              839         3,500        3,500           5,968
   84                                                                    4,500                                      9,268
   85                                                                    7,000                                      3,870
   86                                                                                  3,446        3,446
  86-a
-----------------------------------------------------------------------------------------------------------------------------
  86-b
   87                                                                    1,414                      5,468           9,417
   88                                                                    6,896                                      6,014
   89                                                                      365                      2,650          13,787
   90                                                                                150,000                       13,132
-----------------------------------------------------------------------------------------------------------------------------
   91                                                                                                               4,826
   92                                             4% of Monthly Gross Revenues                                     11,577
   93                                                                    3,775                                     15,588
   94
   95                   7,906                                            7,906                                      6,217
-----------------------------------------------------------------------------------------------------------------------------
   96                              No less than 4% of the monthly gross income
   97                   6,860                                            6,860                                      6,993
   98                   6,728                                            6,728                                      4,395
   99                   6,624                                            6,624                                      8,174
  100                                                                                 49,000                        3,732
-----------------------------------------------------------------------------------------------------------------------------
  101                 160,000                                            2,785                                      5,723
  102
  103                 792,560                                            7,397                                      9,976
  104                   1,235                                            1,235         3,833        3,833           9,828
  105
-----------------------------------------------------------------------------------------------------------------------------
  106                                                                    1,200                                      2,760
  107                                                                                    583          583
  108                                                                    3,948                        525           2,655
  109                                                                                                               5,745
  110                                                                                120,000                        1,079
-----------------------------------------------------------------------------------------------------------------------------
  111                                                                                 60,000                          572
  112                     237                                              237         1,000        1,000           4,170
  113                                                                      795       131,250                        5,642
  114
  115                                                                                               1,500           2,294
-----------------------------------------------------------------------------------------------------------------------------
  116
  117                     750                                              750       186,415                        2,059
  118                                                                                               3,125           6,339
  119                                                                    2,999                                     10,974
  120                                                                                 45,000                        3,438
-----------------------------------------------------------------------------------------------------------------------------
  121                                                                    3,550                                      6,861
  122                                                                                200,000                          339
  123                                                                      365                      3,793           3,899
  124
  125                     250
-----------------------------------------------------------------------------------------------------------------------------
  126                                                                                                               7,405
  127                                                                                                               4,266
  128                                                                                                               4,633
  129
  130                                                                    1,200                                      4,890
-----------------------------------------------------------------------------------------------------------------------------
  131                                                                                                               1,616
  132                                                                                 65,600                        3,904
  133                     350                                              350        50,000                        2,116
  134                     426                                              426
  135                                                                                                              11,596
-----------------------------------------------------------------------------------------------------------------------------
  136                                                                                                              15,895
  137
  138
  139                  10,834                                            5,417                                      2,709
  140                                                                      613        75,000        3,022           5,293
-----------------------------------------------------------------------------------------------------------------------------
  141                  82,000                                                         86,000                        6,211
  142                                                                      500                      2,353           5,179
-----------------------------------------------------------------------------------------------------------------------------
  143
  144                   1,208                                            1,208                                      6,334
  145                                                                                                               7,650
-----------------------------------------------------------------------------------------------------------------------------
  146                                                                                                                 863
  147                                                                                                              11,930
  148                                                                                               1,800           3,896
  149             14,000 (LOC)                                             540   36,000 (LOC)                       6,392
  150                                                                                                                 960
-----------------------------------------------------------------------------------------------------------------------------
  151                                                                                                               1,912
  152                                                                      153                                      2,451
  153                 280,000                                            6,738                                      2,350
  154                                                                      642                                      3,110
  155                                                                      747                                      2,882
-----------------------------------------------------------------------------------------------------------------------------
  156                                                                                                               1,654
  157
  158                                                                      258                                      2,119
  159                                                                    1,625                                      3,222
  160
-----------------------------------------------------------------------------------------------------------------------------
 160-a
 160-b
  161                     875                                              875                                      3,966
  162                                                                                                               3,096
  163                                                                      633                                      3,237
-----------------------------------------------------------------------------------------------------------------------------
  164                     287                                              287         1,167        1,167           2,919
  165                     161                                              161
  166                     747                                              747         2,011        2,011           2,743
  167                                                                    2,149                                      7,442
  168                                                                      130                      1,067           3,398
-----------------------------------------------------------------------------------------------------------------------------
  169
  170                                                                      124                        746           2,976
  171                                                                                                 800           1,653
  172                                                                      830                                      3,522
  173
-----------------------------------------------------------------------------------------------------------------------------
  174                                                                      168                        924           3,036
  175                     378                                              378         1,240        1,240           1,735
  176
  177                                                                                                               3,224
  178
-----------------------------------------------------------------------------------------------------------------------------
  179                                                                                               1,500           2,685
  180                                                                      138                        789           1,287
  181                     933                                              933                                      3,750
  182                                                                      137                        888           2,451
  183                                                                                                                 777
-----------------------------------------------------------------------------------------------------------------------------
  184                                                                                 75,000                        1,393
  185
  186                                                                                                 632           1,754
  187                                                                      570                                      2,420
  188                                                                                                               2,283
-----------------------------------------------------------------------------------------------------------------------------
  189                                                                                                                 877
  190                                                                                               1,000           1,797
  191                                                                      315                        967           4,371
  192                      40                                               40
  193                                                                                 40,000        1,000           3,336
-----------------------------------------------------------------------------------------------------------------------------
  194                                                                                                               2,743
  195                                                                                 65,000                        1,041
  196                                                                            40,130 (LOC)       1,433           3,935
  197                                                                      625                                      3,133
  198                                                                                                                 543
-----------------------------------------------------------------------------------------------------------------------------
  199                  39,143                                              563                        775           1,365
  200
  201                                                                                                               4,963
  202                                                                                                               1,651
  203                                                                      463                                      3,640
-----------------------------------------------------------------------------------------------------------------------------
  204                                                                           110,000 (LOC)       1,799           3,075
  205
  206                                                                      417                                      2,489
  207                                                                      360        29,000          764           1,839
  208                                                                                                                 814
-----------------------------------------------------------------------------------------------------------------------------
  209                                                                                                               1,059
  210                                                                                                               4,427
  211
  212
  213
-----------------------------------------------------------------------------------------------------------------------------

            MONTHLY INSURANCE              UPFRONT       OTHER ESCROW
   ID               ESCROW ($)     OTHER ESCROW ($) (9)  DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------------

   1
   2                                    15,000,000       Identified Rollover Space Reserve ($15,000,000), Ground Rent Reserve
   3
   4                   25,550
  4-a
------------------------------------------------------------------------------------------------------------------------------------
  4-b
  4-c
  4-d
  4-e
   5                    4,025            1,000,000       Holdback Impound
------------------------------------------------------------------------------------------------------------------------------------
   6                   14,212            2,077,939       Weston Hurd/NEBS/Barnes Distribution Escrows
   7                    3,283              264,734       Base Rent Reserve ($200,000), Tenant Holdback Reserve ($64,734), Buildout
                                                          Reserve
  7-a
  7-b
  7-c
------------------------------------------------------------------------------------------------------------------------------------
  7-d
  7-e
   8                   14,185       3,009,800 (LOC)      Flood Insurance Requirement ($2,000,000 LOC), Rent Loss Insurance
                                                          Requirement ($1,009,800 LOC)
   9                   10,327
  9-a
------------------------------------------------------------------------------------------------------------------------------------
  9-b
  9-c
  9-d
   10                   6,671              400,000       Old Navy Holdback
   11                   2,717              236,886       Holdback Reserve
------------------------------------------------------------------------------------------------------------------------------------
  11-a
  11-b
  11-c
  11-d
  11-e
------------------------------------------------------------------------------------------------------------------------------------
   12                               4,033,050 (LOC)      Occupancy
   13                                      350,000       MPEG Reserve
   14
   15                                      613,840       Occupancy Reserve ($450,000), Horizon Health Reserve ($163,840)
   16                                      100,000       Environmental Impound
------------------------------------------------------------------------------------------------------------------------------------
   17                   1,192              279,267       Musicland Tenant Reserve
   18                   5,515
  18-a
  18-b
  18-c
------------------------------------------------------------------------------------------------------------------------------------
  18-d
  18-e
   19
   20
   21                   3,090              360,000       Additional Security
------------------------------------------------------------------------------------------------------------------------------------
   22                                      634,078       Rent and Construction Guarantee Escrows ($634,078), Occupancy Reserve
   23
   24
   25
   26                  12,340            2,100,000       Vacant Space Leasing Reserve Holdback
------------------------------------------------------------------------------------------------------------------------------------
   27
   28
   29
   30                                      437,896       Tenant Lease Mervyns ($433,104) ; Ground Rent ($4,791.67)
   31                                          650       Use Permit Escrow
------------------------------------------------------------------------------------------------------------------------------------
   32                   1,530              530,000       Occupancy Reserve ($264,000), Tenant Improvement Reserve ($154,750),
                                                           Big 5 Rent Reserve ($111,250)
   33                   2,683
   34                   3,001
   35                   1,354               78,000       Tenant Rent Step Escrow
   36                   2,401
------------------------------------------------------------------------------------------------------------------------------------
   37
   38
   39                     935            1,489,923       Hibitt Reserve ($45,000), Alltel Reserve ($3,372), Aspen Dental Reserve
                                                          ($900,000), Check Smart Reserve ($500,000), Nail Club Reserve ($5,182),
                                                          Panera Bread Reserve ($36,369)
   40                   4,582
   41                   5,594            3,500,000       Economic Impound
------------------------------------------------------------------------------------------------------------------------------------
   42                   2,317            1,246,918       Smith Barney Reserve ($131,250), Bobcat Reserve ($115,668), Corporate
                                                           Technologies, LLC and Multiband Tenancy LOC ($1,000,000), Special
                                                           Leasing Reserve
   43
   44                                    4,713,755       BMCA Lease Work, BMCA Rent HB, Site Plan Approval HB, Environmental HB
   45
   46                     936
------------------------------------------------------------------------------------------------------------------------------------
   47                   1,310
   48                                      126,000       Citigroup Letter of Credit
   49
   50                   1,208              300,000       Cash Collateral Reserve ($300,000)
   51                   2,667
------------------------------------------------------------------------------------------------------------------------------------
  51-a
  51-b
   52                   1,199            1,473,017       Prepaid Rent Reserve ($1,151,688), Leader Express Rent Reserve ($321,329)
   53
   54                   1,794
------------------------------------------------------------------------------------------------------------------------------------
   55                   6,348
   56                   1,730
   57                   2,267
   58                   1,313               16,000       Merle Norman Reserve
   59
------------------------------------------------------------------------------------------------------------------------------------
   60
   61                     533
------------------------------------------------------------------------------------------------------------------------------------
   62                   2,166
   63                     810
   64                   1,324
------------------------------------------------------------------------------------------------------------------------------------
   65                   1,890
   66
   67                     942
   68                     408
   69                   1,545
------------------------------------------------------------------------------------------------------------------------------------
   70
   71                   2,145              471,481       GSA Reserve ($400,000), Rent Reserve ($71,481)
   72                   1,687
   73
   74                     833
------------------------------------------------------------------------------------------------------------------------------------
   75                   7,075
   76                     777
   77
   78
   79
------------------------------------------------------------------------------------------------------------------------------------
   80                   1,276
  80-a
  80-b
   81                                      515,000       Additional Security
   82                   1,399
------------------------------------------------------------------------------------------------------------------------------------
   83                     773
   84                   3,315
   85                   3,220
   86
  86-a
------------------------------------------------------------------------------------------------------------------------------------
  86-b
   87
   88                   2,435
   89                     815                            Special Leasing Reserve (Springing)
   90                     582
------------------------------------------------------------------------------------------------------------------------------------
   91                   1,130
   92                   1,928              325,000       Holdback(LOC)
   93                                      150,000       Additional Security/Paydown Funds
   94
   95                   1,395
------------------------------------------------------------------------------------------------------------------------------------
   96
   97                     975
   98                     942
   99                     751
  100
------------------------------------------------------------------------------------------------------------------------------------
  101                   3,527          50,000 (LOC)      Environmental
  102                                      251,464       CafePress Rent Step Escrow
  103
  104                                      107,000       Tenant Reserve - Advanced Bio
  105
------------------------------------------------------------------------------------------------------------------------------------
  106                   1,500
  107
  108
  109                     674            2,250,000       Economic Holdback Impound
  110
------------------------------------------------------------------------------------------------------------------------------------
  111
  112                     425
  113                     531               22,927       McCalla Reserve ($22,926.64), Scoville Termination Resesrve, Debt Service
                                                           Coverage Reserve
  114
  115                   1,181
------------------------------------------------------------------------------------------------------------------------------------
  116                                       25,000       Environmental
  117                   7,500            1,012,400       Sixth Building Escrow, Rent Step Escrow, Insurance Deductible
  118
  119                   1,250              175,000       Roof Repair Reserve ($175,000), Family Dollar Reserve, ALDI Reserve
  120
------------------------------------------------------------------------------------------------------------------------------------
  121                   2,172
  122
  123                     667
  124
  125
------------------------------------------------------------------------------------------------------------------------------------
  126
  127
  128
  129
  130                   1,700
------------------------------------------------------------------------------------------------------------------------------------
  131                     571
  132                                       15,873       Rent Concessions
  133                     841
  134
  135
------------------------------------------------------------------------------------------------------------------------------------
  136
  137
  138                                          500       Minimum Account Balance Impound
  139                   1,704
  140
------------------------------------------------------------------------------------------------------------------------------------
  141                   1,306              250,000       Economic Holdback
  142                     961
------------------------------------------------------------------------------------------------------------------------------------
  143
  144                   2,140              308,577       MCI Holdback ($300,000), Violations Holdbacks ($7,577), Environmental
                                                           Holdback ($1,000)
  145
------------------------------------------------------------------------------------------------------------------------------------
  146
  147                     926                  500       Minimum Account Balance Impound
  148                     594
  149                   1,989                6,500       Rent Holdback ($6,500), Beall's Springing Leasing Reserve
  150
------------------------------------------------------------------------------------------------------------------------------------
  151
  152                     526
  153
  154                     812
  155                     749
------------------------------------------------------------------------------------------------------------------------------------
  156
  157                                       18,572       Minimum Account Balance Impound
  158                     606
  159                   1,134
  160
------------------------------------------------------------------------------------------------------------------------------------
 160-a
 160-b
  161                   1,631              212,880       MCI Holdback ($200,000), Violations Holdbacks ($10,880), Environmental
                                                          Holdback ($2,000)
  162
  163                     433
------------------------------------------------------------------------------------------------------------------------------------
  164                     551
  165
  166                     409
  167                   2,435
  168
------------------------------------------------------------------------------------------------------------------------------------
  169
  170                     679
  171                     219               49,027       Holdback Impounds
  172                     546
  173
------------------------------------------------------------------------------------------------------------------------------------
  174                     359
  175                                        1,250       Environmental Holdback
  176
  177
  178
------------------------------------------------------------------------------------------------------------------------------------
  179
  180                     767
  181                     532
  182                     415
  183
------------------------------------------------------------------------------------------------------------------------------------
  184
  185                     697
  186
  187                     488
  188                     877
------------------------------------------------------------------------------------------------------------------------------------
  189                                      112,856       Additional Security/Unpaid Contractor Sums
  190
  191                     502
  192                                       72,000       Environmental
  193
------------------------------------------------------------------------------------------------------------------------------------
  194
  195
  196
  197                     841
  198
------------------------------------------------------------------------------------------------------------------------------------
  199                     795
  200
  201
  202
  203                     479
------------------------------------------------------------------------------------------------------------------------------------
  204                     176
  205
  206
  207                     411
  208                     174
------------------------------------------------------------------------------------------------------------------------------------
  209                     387
  210
  211
  212                                          500       Minimum Account Balance Impound
  213
------------------------------------------------------------------------------------------------------------------------------------

          ENVIRONMENTAL    ENGINEERING
   ID      REPORT DATE     REPORT DATE   LOAN SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

   1        3/14/2006       3/27/2006    PREIT Associates LP
   2         4/5/2006        4/5/2006    Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson, William C. Rudin,
                                           Katherine L. Rudin
   3         2/8/2006       1/20/2006    Robert C. Baker
   4        5/15/2006        Various     Paul Milhous, Robert Milhous, Ropamil LP, Robert Milhous Trust and Paul Milhous Trust
  4-a       5/15/2006       4/25/2006
------------------------------------------------------------------------------------------------------------------------------------
  4-b       5/15/2006       5/15/2006
  4-c       5/15/2006       5/15/2006
  4-d       5/15/2006       5/15/2006
  4-e       5/15/2006       5/15/2006
   5         3/8/2006       4/26/2006    Dennis Doyle
------------------------------------------------------------------------------------------------------------------------------------
   6        1/12/2006        3/8/2006    Werner Minshall and John Stewart
   7         Various         Various     Mark R. Munsell
  7-a        2/2/2006       1/30/2006
  7-b        2/2/2006        2/1/2006
  7-c        2/1/2006        2/1/2006
------------------------------------------------------------------------------------------------------------------------------------
  7-d        2/2/2006       1/30/2006
  7-e        2/2/2006       1/31/2006
   8         1/9/2006        1/9/2006    Frederick R. Heebe
   9         Various        3/24/2006    Mills, Ron; Ben Spencer; Kevin Reid; MAC Income I, LP
  9-a       3/14/2006       3/24/2006
------------------------------------------------------------------------------------------------------------------------------------
  9-b       3/13/2006       3/24/2006
  9-c       3/13/2006       3/24/2006
  9-d       3/13/2006       3/24/2006
   10       2/15/2006       2/13/2006    Mark Frankel and Chesky Frankel
   11        Various         Various     Mark R. Munsell
------------------------------------------------------------------------------------------------------------------------------------
  11-a       2/3/2006       1/31/2006
  11-b       2/2/2006       1/31/2006
  11-c       2/2/2006        2/1/2006
  11-d       2/3/2006       1/30/2006
  11-e       2/2/2006       1/31/2006
------------------------------------------------------------------------------------------------------------------------------------
   12       2/10/2006        2/9/2006    Inland Western Retail Real Estate Trust, Inc.
   13        4/5/2006        4/3/2006    Lowe Real Estate Income and Growth Partners, LLC
   14       2/21/2006        2/7/2006    Minto Builders (Florida), Inc.
   15       9/26/2005       9/28/2005    Robert E. Smietana, John E. Shaffer, Melissa S. Pielet, Daniel F. Miranda, Eric E. Ogden,
                                           Michael J. Klonoski
   16        3/3/2006       12/31/2005   High Street Real Estate Fund II
------------------------------------------------------------------------------------------------------------------------------------
   17       3/28/2006       3/28/2006    Keith Stoltz
   18        Various         Various     Lazard Freres Real Estate Investors
  18-a      12/5/2005       12/9/2005
  18-b      12/12/2005      12/12/2005
  18-c      12/13/2005      12/12/2005
------------------------------------------------------------------------------------------------------------------------------------
  18-d      12/8/2005       12/9/2005
  18-e      12/12/2005      12/12/2005
   19       1/20/2006       1/20/2006    Acadia Realty Trust
   20       7/21/2005        9/8/2005    L&R Investment Co.
   21       3/17/2006       3/17/2006    Farahvar, Houshang; Farhad Nikanjam; Kourosh Youshaei
------------------------------------------------------------------------------------------------------------------------------------
   22       4/13/2006        4/7/2006    David S. Blatt & Related Family Trusts
   23       1/10/2006       12/27/2005   World Investments, Inc.; Omaha World-Herald Company
   24       12/28/2005      12/12/2005   Russell Geyser and Patrick Beach
   25        1/9/2006       12/27/2005   Paul Amir
   26       12/9/2005       12/12/2005   William S. Weisman, Daniel S. Mandel
------------------------------------------------------------------------------------------------------------------------------------
   27       3/14/2006       3/14/2006    Oscar E Stefanutti, William Widmyer, Fred Gordon
   28       3/14/2006       3/14/2006    Oscar E Stefanutti, William Widmyer, Fred Gordon
   29        1/9/2006       12/30/2005   Charles Blaichman, Joe Daly, William Schaffel and Phillip Katz
   30       1/12/2006       1/13/2006    Bruce Leidenberger and Michael McPhee
   31        2/3/2006        2/2/2006    Anthony Piazza, Theodore Weinberg, Saul Weinberg and William Weinberg
------------------------------------------------------------------------------------------------------------------------------------
   32       1/18/2006        1/3/2006    Morad Shophet, Abraham Shofet
   33        2/6/2006        2/6/2006    The Schomac Group, Inc.
   34        1/5/2006        1/5/2006    Bharat Lall and Suresh Patel
   35       12/30/2005      12/29/2005   Doruk Borecki, Ahmet Borecki and Kenan Borecki
   36       3/15/2006       3/13/2006    Richard M. Perlman
------------------------------------------------------------------------------------------------------------------------------------
   37       4/19/2006       3/22/2006    Lichter, Stuart, Frederic and Barbara Rosenberg
   38       2/13/2006       2/10/2006    Joseph Pacitti, Hersha Hospitality Trust
   39        3/8/2006        3/9/2006    Lawrence B. Levey
   40       2/17/2006       2/20/2006    Nizar Damji, Mariyam Damji
   41       12/6/2005       12/5/2005    Jorge Ibarra
------------------------------------------------------------------------------------------------------------------------------------
   42       9/30/2005       9/30/2005    Norman H. Leslie
   43       1/30/2006       1/26/2006    Marc F. Solomon
   44       1/24/2006       1/24/2006    Greg Manocherian and Robert Danial
   45       11/29/2005      11/29/2005   Cole Companies, Inc.
   46       2/21/2006       2/24/2006    Jana Yohanan
------------------------------------------------------------------------------------------------------------------------------------
   47       2/10/2006       2/10/2006    John Ziegler
   48       3/29/2006       3/30/2006    Robert Weyers, Jeffrey Weyers, Paul Klister
   49       12/2/2005       12/5/2005    Mesirow Realty-Sale Leaseback Inc.
   50       2/24/2006       2/22/2006    John A. Meekins
   51        5/3/2006        Various     David Christenholz, Christopher Nottoli
------------------------------------------------------------------------------------------------------------------------------------
  51-a       5/3/2006        5/2/2006
  51-b       5/3/2006        5/3/2006
   52       12/21/2005      12/7/2005    John E. Shaffer, Robert Smietana, Melissa Pielet, Robert Frain
   53       4/14/2006       4/21/2006    Greenstein, Jerald
   54        4/3/2006       6/28/2005    Paul F. Queyrel
------------------------------------------------------------------------------------------------------------------------------------
   55       3/14/2006       3/14/2006    Ari Susman
   56       3/15/2006       3/15/2006    Ivan Stern
   57       1/17/2006       1/17/2006    Family Housing Resources, Inc.
   58       12/30/2005      12/28/2005   G.H. Christianson, II; James W. Caden and W. David Bartholomew
   59       12/1/2005       11/30/2005   Mesirow Realty-Sale Leaseback Inc.
------------------------------------------------------------------------------------------------------------------------------------
   60       9/12/2005        3/9/2006    Kessler, Randall; Gary A. Kessler
   61        4/4/2006        4/4/2006    Steven Fogel and Howard Banchik
------------------------------------------------------------------------------------------------------------------------------------
   62       1/18/2006       1/18/2006    Gerald Bedrin, Paul Bedrin
   63       2/10/2006       2/13/2006    Arthur Tom and Barbara Tom
   64       3/28/2006       3/27/2006    Richard Siegert
------------------------------------------------------------------------------------------------------------------------------------
   65        1/3/2006        1/3/2006    Morad Shophet, Abraham Shofet
   66       1/19/2006       1/20/2006    Hersha Hospitality Trust
   67       2/20/2006        4/6/2006    Bharat Lall and Suresh Patel
   68       3/10/2006       3/10/2006    Steven Fogel and Howard Banchik
   69       12/27/2005      12/27/2005   Steve Mote, Robert J. Wustner
------------------------------------------------------------------------------------------------------------------------------------
   70       1/16/2006       1/16/2006    Andrew Fuller, Jeffrey M. Mayer
   71       3/22/2006       3/20/2006    Scott McWhorter, Michael Green
   72       4/25/2006       4/25/2006    David Wespiser, Brian Kelly, James Clawson, Robert Ciampa, Anil B. Patel, Gunvant C. Shah,
                                           Hasmukh P. Patel, Mahendra K. Enaker, Ketan B. Pema, Mike Monchino, Don Johnson,
                                           Harold D. Smith, Dan Fauske (& Elaine), Elizabeth Swailes
   73       4/25/2006       4/26/2006    Nayan Patel
   74       2/14/2006        3/1/2006    Frank Jonna, Christine Jonna Piligian
------------------------------------------------------------------------------------------------------------------------------------
   75       2/14/2006       2/21/2006    Jeanne Sommerville, B. Raymond Russo
   76       3/31/2006       3/31/2006    John P. Walsh
   77       10/17/2005      2/22/2006    Michael Tennenbaum
   78       3/10/2006       3/10/2006    Richard D Kessler, Bruce M Kessler
   79       12/1/2005       12/5/2005    Mesirow Realty-Sale Leaseback Inc.
------------------------------------------------------------------------------------------------------------------------------------
   80       12/12/2005       1/5/2006    David Wu
  80-a      12/12/2005       1/5/2006
  80-b      12/12/2005       1/5/2006
   81       3/15/2006        5/1/2006    Furman Family Associates; Lynnhaven, LLC, Commonwealth Associates
   82       3/20/2006       3/20/2006    Alan Jacobs, Robert Koenig, John Whalen
------------------------------------------------------------------------------------------------------------------------------------
   83        2/7/2006       2/10/2006    Michael Brodsky
   84       3/15/2006       3/15/2006    Eugene J. Williams
   85       2/17/2006        2/1/2006    C. Edward Springman
   86       1/19/2006       3/27/2006    Kimco Realty Corporation
  86-a      1/19/2006       3/27/2006
------------------------------------------------------------------------------------------------------------------------------------
  86-b      1/19/2006       3/27/2006
   87       2/21/2006       2/21/2006    Dave Dollinger
   88       4/12/2006       4/12/2006    Bharat Patel
   89        3/1/2006       1/24/2006    James M. Ticus, Jessica E. Ticus
   90       1/13/2006       1/10/2006    Saperstein, Jan ; Jeffrey Kerker
------------------------------------------------------------------------------------------------------------------------------------
   91       3/23/2006       3/16/2006    Richard C Lundin
   92       11/30/2005      1/18/2006    Leon Heller, David Nankin
   93       2/28/2006       3/28/2006    Lechiara, Steve
   94       12/5/2005       12/5/2005    Economy Realty, LP
   95        1/4/2006        1/6/2006    Bharat Lall and Suresh Patel
------------------------------------------------------------------------------------------------------------------------------------
   96       12/27/2005       1/9/2006    Richard L. Vilardo, Ronald E. Franklin
   97        1/4/2006        1/6/2006    Bharat Lall and Suresh Patel
   98        1/4/2006        1/4/2006    Bharat Lall and Suresh Patel
   99        1/5/2006        1/6/2006    Bharat Lall and Suresh Patel
  100       3/27/2006       3/30/2006    Adkins, Charles T.
------------------------------------------------------------------------------------------------------------------------------------
  101       4/13/2006       3/23/2006    Ray, Chad M.
  102        1/9/2006        1/9/2006    Daniel Smith, Ted Moses, David and Elizabeth Byron
  103       12/8/2005       12/8/2005    Hersha Hospitality Trust
  104       11/30/2005      11/29/2005   Greg Forester
  105       12/23/2005      12/22/2005   Alfred Leenstra
------------------------------------------------------------------------------------------------------------------------------------
  106       11/1/2005       10/24/2005   Jonathan Berns, Edward Schwartz
  107        2/9/2006       1/19/2006    Dr. John Prestifilippo, John Prestifillippo Jr. and Stephen Malle
  108        1/5/2006       2/23/2006    Jay Ross
  109       2/14/2006       2/16/2006    Floyd R Ervin, Junetta D. Ervin
  110       11/9/2005       11/8/2005    Albany, Anthony
------------------------------------------------------------------------------------------------------------------------------------
  111       11/10/2005      11/8/2005    Albany, Anthony
  112       1/26/2006       1/24/2006    Michael Ziman, Jill Ziman and Gary Ziman
  113       2/14/2006       1/20/2006    Richard L. Thompson, Lewis H. Singletary
  114        3/2/2006        3/8/2006    Steve Glusker, Donald Baron, Ed Franklin
  115       1/10/2006        1/3/2006    Morad Shophet, Abraham Shofet
------------------------------------------------------------------------------------------------------------------------------------
  116       12/1/2005       12/5/2005    Mesirow Realty-Sale Leaseback Inc.
  117       12/12/2005      12/19/2005   Wayne Greenleaf and Jaime Greenleaf
  118        3/1/2006        3/2/2006    Burdge, Bruce; Kristen Kennedy Showalter
  119       2/10/2006        2/6/2006    Howard C. Nolan, Jr.
  120       2/28/2006        3/1/2006    Oppenheimer, Houston
------------------------------------------------------------------------------------------------------------------------------------
  121       12/7/2005       12/9/2005    Nathan Metzger, Donald W. Brown, Larry P. Lieberman
  122       12/22/2005      12/13/2005   Gaylord, Robert; John A. Belcher; James M. Beverly; Michael M. Evans; Terry Forehand
  123        1/3/2005       12/23/2005   J. Russell Pitto
  124       12/15/2005      12/5/2005    Wallace Krone
  125        3/9/2006       2/17/2006    Kenneth Cohen
------------------------------------------------------------------------------------------------------------------------------------
  126        2/7/2006       1/31/2006    Mark Dickinson, James Lavin and Louis Grossman
  127       3/22/2006       3/15/2006    Allen, Craig; Doris Allen
  128        3/7/2006       3/14/2006    McFarlane, Dennis; Douglas  Usher; James Schmidt; Charles Seufferlein
  129       3/24/2006        4/3/2006    Kowalik, Jeffrey T.; Jeffrey J. Donovan
  130       1/13/2006       1/11/2006    Elliot Leibowitz
------------------------------------------------------------------------------------------------------------------------------------
  131       3/16/2006       4/14/2006    Harper, Russell B.
  132        4/9/2006        5/2/2006    Kermin, Don; John Bodenmann
  133       12/13/2005      12/13/2005   Jeff Susa and Lee Siefert
  134       11/2/2005       11/2/2005    Sotiris Kolokotronis and Matina Kolokotronis
  135       3/10/2006        3/9/2006    Rosenblum, Melvin
------------------------------------------------------------------------------------------------------------------------------------
  136       3/13/2006        3/9/2006    Rosenblum, Melvin
  137       2/24/2006       3/23/2006    Steve Glusker, Donald Baron, Ed Franklin
  138          NAP          1/30/2006    Shirley K. Osumi
  139       11/21/2005      11/21/2005   Robert J. Giordano and David Culpepper
  140          NAP          4/12/2006    John Thompson, Mr. Paul Thrift, Gregory Gibson
------------------------------------------------------------------------------------------------------------------------------------
  141       12/5/2005       12/1/2005    Concolo, Inc.
  142        4/7/2006       4/13/2006    Rick Larson, Walter L. Bush, Jr.
------------------------------------------------------------------------------------------------------------------------------------
  143       1/26/2006       3/14/2006    GE Pension Trust and Kimco Realty Corporation
  144       11/17/2005      11/16/2005   Marilyn Finkelstein and Ilene Morgan
  145        3/9/2006       3/21/2006    Denzler, Gery; Christel Denzler
------------------------------------------------------------------------------------------------------------------------------------
  146       2/22/2006       3/14/2006    Evans, Robert
  147          NAP          3/20/2006    Kerry Riordan-Sykes, Sean Riordan, Mike Riordan
  148        3/9/2006       2/27/2006    Richard LK Mendenhall
  149       3/13/2006       3/10/2006    David T. Stewart
  150       3/30/2006       4/18/2006    Howell, Paul R.
------------------------------------------------------------------------------------------------------------------------------------
  151       2/10/2006       4/24/2006    Whidbee, Hoyt; Kathleen Whidbee
  152       1/27/2006       1/12/2006    Aida G. Norhadian, Armen Norhadian
  153       1/19/2006       1/19/2006    Hersha Hospitality Trust
  154        3/2/2006       2/23/2006    Steven T. Hovland
  155          NAP          2/22/2006    Adiel L Adams, Aiken Storage Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
  156       2/28/2006       2/24/2006    Sneider, Arturo; Unitas Trust
  157          NAP          3/16/2006    Suad J. Khuri, Jamil Khuri
  158        2/6/2006        2/6/2006    Steven T. Hovland, Michael Mancuso, Dr. John Mauriel, Jr.
  159       3/14/2006       3/14/2006    William R. Beck
  160        2/3/2006        2/3/2006    Lawrence B. Levey
------------------------------------------------------------------------------------------------------------------------------------
 160-a       2/3/2006        2/3/2006
 160-b       2/3/2006        2/3/2006
  161       11/17/2005      11/17/2005   Marilyn Finkelstein and Ilene Morgan
  162        4/7/2006       3/31/2006    Bowen, Bruce; Claudia Bowen-Cambell
  163          NAP          2/16/2006    Iona Robinson, Leigh Robinson
------------------------------------------------------------------------------------------------------------------------------------
  164       1/25/2006       1/24/2006    Elaine Nearon and David Nearon
  165        2/3/2006        2/3/2006    Albert J. Kleban
  166       2/27/2006        3/3/2006    Robert A McHugh, Michael C Jaeger
  167          NAP          2/13/2006    Donald Drew Pearson
  168          NAP          2/16/2006    Greg Stille, Eric Stille, David Knox, Mark Engstrom
------------------------------------------------------------------------------------------------------------------------------------
  169       11/4/2005       10/28/2005   Lydick, John; Lee Lydick; Robert Lydick
  170          NAP          12/27/2005   Roger Schumacher, Thomas Cloutier, Jonathan Foss, Warm Water Pools of Savage, LLC
  171          NAP          12/23/2005   Melanie Kaiser, Melanie C. Kaiser Trust Dated 2/25/03, GST Trust under the Marilyn B.
                                           Kaiser Living Trust dated 8/31/88
  172       10/27/2005      10/28/2005   Donald Drew Pearson
  173       3/14/2006        4/4/2006    Parnell, Steven; Mark Leader
------------------------------------------------------------------------------------------------------------------------------------
  174          NAP          2/24/2006    James J Lennon, Jacqueline Prokop, Cindy M Lennon, Mark Prokop, New Liberty
                                           Investments, LLP
  175        9/6/2005        9/1/2005    John McGrail and Carl Christie
  176          NAP          3/22/2006    M. Robert Cook
  177       2/27/2006       2/28/2006    Patel, Pradeep
  178        3/1/2006        3/1/2006    Wils, Steven; Madelyn Wils
------------------------------------------------------------------------------------------------------------------------------------
  179        2/9/2006       2/14/2006    Arnold, Norman J.; Ben D. Arnold
  180          NAP          2/15/2006    Jon Gruber
  181        3/2/2006        3/3/2006    Douglas M. Hickok
  182          NAP           2/8/2006    Steve H. Osman
  183        4/5/2006       3/27/2006    Conte Jr., Charles R.; David L. Conte
------------------------------------------------------------------------------------------------------------------------------------
  184       3/13/2006       3/14/2006    Dover Investments Corporation; JB Valley Devlopment Corporation
  185        2/3/2006        2/6/2006    P. Randall ten Doesschate
  186       12/7/2005       12/7/2005    Killian, George
  187        1/4/2006        1/4/2006    Andrew M. Kaplan
  188          NAP          3/22/2006    Kaercher James, Patch R. John, J Squared Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------
  189        3/9/2006       4/11/2006    Boren, Jeffrey; David Yasher; Eric Friedland
  190       1/26/2006       3/23/2006    Nahl, Michael
  191          NAP          2/16/2006    Ralph Wintrode, Mark Brecheen, David Kray, Rodney Richerson
  192       2/20/2006        2/6/2006    Greg Manocherian
  193        3/8/2006        3/7/2006    Dierks, John; Helga Dierks
------------------------------------------------------------------------------------------------------------------------------------
  194       3/28/2006       3/29/2006    DeMattia, John
  195       3/13/2006       3/14/2006    Dover Investments Corporation; JB Valley Devlopment Corporation
  196       2/14/2006        2/9/2006    Walsh, John F.; D. Timothy Byrne; Sachiko T. Cochran
  197          NAP          2/24/2006    Natasha Von Imhof, Rudi Von Imhof
  198          NAP           4/3/2006    John Thompson, Mr. Paul Thrift, Thompson Thrift Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------
  199          NAP          10/31/2005   Joseph Patros, Scott Patros
  200       3/29/2006        4/4/2006    Riverview Management Company Inc.,
  201       2/15/2006       2/13/2006    DeMattia, John
  202       2/21/2006        3/8/2006    McKay, Joseph L.
  203          NAP          2/24/2006    Douglas Nestler
------------------------------------------------------------------------------------------------------------------------------------
  204       2/28/2006       2/28/2006    Robert Lofgren, Jeffrey Lund, John Dalen
  205          NAP          3/22/2006    M. Robert Cook
  206          NAP          3/17/2006    Louis Johnson, Oceola Multi, LLC
  207          NAP          2/16/2006    Michael J Feller
  208          NAP          3/20/2006    Jack J. Jakosky
------------------------------------------------------------------------------------------------------------------------------------
  209          NAP          12/30/2005   Allen Capital Partners, LLC, Glen Teter, Byron Dietrich
  210       3/10/2006        3/7/2006    Rosenblum, Melvin
  211       1/25/2006       12/20/2005   Phyllis Ziman Cutler, Larry D Ziman, Curtis Ziman, Allan W Ziman, Richard S. Ziman
  212          NAP           2/8/2006    Liliane Bien, Ralph Bien
  213          NAP          3/22/2006    Bruce S. Cook
------------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR12

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                                                      % OF
                  CMSA         CMSA          MORTGAGE                                                             INITIAL POOL
     ID         LOAN NO.   PROPERTY NO.  LOAN SELLER (2)   PROPERTY NAME (1)                                        BALANCE

      8            8          8-001            PMCF        Calypso Bay Apartments                                     1.6%
     24            24         24-001          BSCMI        Reserve at Woodbridge                                      0.9%
     36            36         36-001           PMCF        Hunter's Crossing Apartments                               0.7%
     46            46         46-001           WFB         Coyote Creek Mobile Home Park                              0.6%
     55            55         55-001           PMCF        McCallum Highlands                                         0.4%
--------------------------------------------------------------------------------------------------------------------------------
     57            57         57-001           PMCF        Villa Monterey Apartments                                  0.4%
     70            70         70-001           NLIC        College Park Apartments                                    0.4%
     75            75         75-001           WFB         Lowell Emerson                                             0.4%
     77            77         77-001           WFB         Saratoga Apartments                                        0.4%
     84            84         84-001           PMCF        Cedar Hills Manor                                          0.4%
--------------------------------------------------------------------------------------------------------------------------------
     85            85         85-001           PMCF        Oates Creek Apartments                                     0.4%
     93            93         93-001          PCF II       Oakbrook Apartments                                        0.3%
     101          101        101-001          PCF II       Crestview Apartments                                       0.3%
     106          106        106-001           PMCF        Newport Square Apartments                                  0.3%
     117          117        117-001          BSCMI        Guinea Grove Apartments                                    0.3%
--------------------------------------------------------------------------------------------------------------------------------
     121          121        121-001           PMCF        Rugby Valley Apartments                                    0.2%
     130          130        130-001           PMCF        Fairmount Park Apartments                                  0.2%
     135          135        135-001          PCF II       Hillside Garden Apartments                                 0.2%
     136          136        136-001          PCF II       Highland Terrace Apartments                                0.2%
     144          144        144-001          BSCMI        1240 Sherman Avenue                                        0.2%
--------------------------------------------------------------------------------------------------------------------------------
     159          159        159-001           PMCF        University Square                                          0.1%
     161          161        161-001          BSCMI        1945 Loring Place                                          0.1%
     167          167        167-001           WFB         Bedford Hills Apartment                                    0.1%
     181          181        181-001          BSCMI        Castle Arms Apartments                                     0.1%
     188          188        188-001           WFB         Manchester Place                                           0.1%
--------------------------------------------------------------------------------------------------------------------------------
     197          197        197-001           WFB         7016 Weimer Apartments                                     0.1%
     206          206        206-001           WFB         The Preserve at Mallard Pond - Buildings 4 and 5           0.1%
     210          210        210-001          PCF II       River Drive Village Apartments                             0.1%

                             % OF APPLICABLE              GENERAL                           DETAILED
                LOAN GROUP      LOAN GROUP       # OF     PROPERTY                          PROPERTY
     ID        (ONE OR TWO)      BALANCE      PROPERTIES  TYPE                              TYPE

      8             2             16.9%            1      Multifamily                       Garden
     24             2              9.2%            1      Multifamily                       Garden
     36             2              7.2%            1      Multifamily                       Garden
     46             2              5.9%            1      Manufactured Housing Community    Manufactured Housing Community
     55             2              4.7%            1      Multifamily                       Mid Rise
--------------------------------------------------------------------------------------------------------------------------
     57             2              4.7%            1      Multifamily                       Garden
     70             2              4.1%            1      Multifamily                       Garden
     75             2              4.1%            1      Multifamily                       High Rise
     77             2              4.0%            1      Multifamily                       Garden
     84             2              3.8%            1      Multifamily                       Garden
--------------------------------------------------------------------------------------------------------------------------
     85             2              3.7%            1      Multifamily                       Low Rise
     93             2              3.5%            1      Multifamily                       Garden
     101            2              3.2%            1      Multifamily                       Garden
     106            2              3.1%            1      Multifamily                       Garden
     117            2              2.7%            1      Multifamily                       Garden
--------------------------------------------------------------------------------------------------------------------------
     121            2              2.6%            1      Multifamily                       Garden
     130            2              2.1%            1      Multifamily                       Low Rise
     135            2              2.1%            1      Multifamily                       Garden
     136            2              2.1%            1      Multifamily                       Garden
     144            2              1.9%            1      Multifamily                       Mid Rise
--------------------------------------------------------------------------------------------------------------------------
     159            2              1.5%            1      Multifamily                       Student Housing
     161            2              1.5%            1      Multifamily                       Mid Rise
     167            2              1.3%            1      Multifamily                       Low Rise
     181            2              1.0%            1      Multifamily                       Low Rise
     188            2              0.9%            1      Multifamily                       Garden
--------------------------------------------------------------------------------------------------------------------------
     197            2              0.9%            1      Multifamily                       Low Rise
     206            2              0.7%            1      Multifamily                       Garden
     210            2              0.6%            1      Multifamily                       Garden

 ID       STREET ADDRESS                                  CITY                       COUNTY                       STATE     ZIP CODE

  8       3251 Wall Boulevard                             Gretna                     Jefferson Parish               LA        70056
 24       15000  West Airport                             Sugar Land                 Fort Bend                      TX        77478
 36       1 Russett Lane                                  Middletown                 Middletown                     CT        06457
 46       2580 Senter Road                                San Jose                   Santa Clara                    CA        95111
 55       6565 McCallum Boulevard                         Dallas                     Collin                         TX        75252
------------------------------------------------------------------------------------------------------------------------------------
 57       7400 East Golf Links Road                       Tucson                     Pima                           AZ        85730
 70       899 Dogwood Avenue                              Lemoore                    Kings                          CA        93245
 75       1102-1110 8th Avenue                            Seattle                    King                           WA        98101
 77       2240 & 2340 W. University Drive                 Mesa                       Maricopa                       AZ        85201
 84       600 North Humboldt Avenue                       Willows                    Glenn                          CA        95988
------------------------------------------------------------------------------------------------------------------------------------
 85       1805 Oates Drive                                Mesquite                   Dallas                         TX        75150
 93       7670 North Oakbrook Drive                       Reynoldsburg               Franklin                       OH        43068
 101      101 Lewis Drive                                 Millersville               Sumner                         TN        37072
 106      4562-4587, 22563-22935 Newport Lane             Warrensville Heights       Cuyahoga                       OH        44128
 117      481 Remainder Estate Chocolate Hole             No. 11 Cruz Bay Quarter    St.John, U.S.Virgin Islands    VI        00831
------------------------------------------------------------------------------------------------------------------------------------
 121      2165 West Rugby Avenue                          College Park               Fulton                         GA        30337
 130      1100 Yverdon Drive                              Camp Hill                  Cumberland                     PA        17011
 135      3 Hillside Avenue                               Rockaway                   Morris                         NJ        07866
 136      414 Highland Avenue                             Clifton                    Passaic                        NJ        07011
 144      1240 Sherman Avenue                             Bronx                      Bronx                          NY        10456
------------------------------------------------------------------------------------------------------------------------------------
 159      412 S. 13th Street & 1344 Locust Street         Indiana                    Indiana                        PA        15701
 161      1945 Loring Place South                         Bronx                      Bronx                          NY        10453
 167      942 Simpson Terrace                             Bedford Hills              Tarrant                        TX        76021
 181      3121 Speedway                                   Austin                     Travis                         TX        78705
 188      5285 Manchester Drive                           Maple Plain                Hennepin                       MN        55359
------------------------------------------------------------------------------------------------------------------------------------
 197      7016 Weimer Road                                Anchorage                  Anchorage                      AK        99502
 206      1530-1566 Blackbird Lane, 1658-1694 Duck Drive  Howell                     Livingston                     MI        48855
 210      424 River Drive                                 Garfield                   Bergen                         NJ        07026

                                       CUT-OFF DATE        ORIGINAL      STATED REMAINING       ORIGINAL           REMAINING
                CUT-OFF DATE            BALANCE PER    TERM TO MATURITY  TERM TO MATURITY     AMORTIZATION        AMORTIZATION
     ID           BALANCE ($) (3)  UNIT/ROOM/BED ($)    OR ARD (MOS.)     OR ARD (MOS.)      TERM (MOS.) (4)    TERM (MOS.) (4)

      8           32,934,213                117,622          120               118                 360                358
     24           18,000,000                 62,500          120               118                 360                360
     36           13,925,000                 70,328          120               119                 360                360
     46           11,450,000                 62,912           60                59                 360                360
     55            9,200,000                 25,485          120               119                 360                360
-----------------------------------------------------------------------------------------------------------------------------------
     57            9,074,100                 25,206          120               117                 360                357
     70            8,056,579                 67,138          120               117                 360                357
     75            7,917,610                 40,812          120               119                 360                359
     77            7,733,131                 27,134          120               117                 360                357
     84            7,343,333                 40,796          120               119                 360                359
-----------------------------------------------------------------------------------------------------------------------------------
     85            7,279,791                 25,999          120               117                 360                357
     93            6,900,000                 38,122          120               119                 360                360
     101           6,300,000                 32,984          120               118                 360                360
     106           6,087,839                 84,553          120               118                 360                358
     117           5,245,509                145,709          120               119                 360                359
-----------------------------------------------------------------------------------------------------------------------------------
     121           4,984,870                 35,606          120               117                 360                357
     130           4,181,384                 63,354          120               118                 240                238
     135           4,000,000                 37,383          120               118                  0                  0
     136           4,000,000                 42,105          120               118                  0                  0
     144           3,693,891                 63,688           60                58                 360                358
-----------------------------------------------------------------------------------------------------------------------------------
     159           3,000,000                 46,154          120               119                 360                360
     161           2,845,294                 67,745           60                58                 360                358
     167           2,498,161                 29,740          120               119                 360                359
     181           2,005,000                 62,656          120               118                 360                360
     188           1,798,646                 59,955          120               119                 360                359
-----------------------------------------------------------------------------------------------------------------------------------
     197           1,677,902                 55,930          120               119                 300                299
     206           1,398,775                 69,939          120               119                 360                359
     210           1,140,000                 30,811          120               118                  0                  0

               REMAINING                          DSCR              CUT-OFF                 LTV
             INTEREST ONLY                   AFTER INITIAL          DATE LTV             RATIO AT        UTILITIES
     ID      PERIOD (MOS.)    DSCR (X) (5)   IO PERIOD (X)         RATIO (6)        MATURITY OR ARD (6)  PAID BY TENANT

      8                           1.20            NAP                72.1%                 60.7%         Electric
     24           58              1.69            1.37               72.4%                 67.3%         Electric, Water
     36           59              1.45            1.20               79.1%                 73.8%         Electric
     46           11              1.44            1.23               62.6%                 59.7%         Electric, Gas, Water
     55           23              1.52            1.26               64.8%                 57.2%         Electric
------------------------------------------------------------------------------------------------------------------------------------
     57                           1.21            NAP                69.5%                 58.8%         Electric, Sewer, Water
     70                           1.29            NAP                79.8%                 67.3%         Electric
     75                           1.26            NAP                60.4%                 50.7%         Electric, Gas
     77                           1.20            NAP                71.6%                 60.6%         None
     84                           1.20            NAP                67.4%                 56.7%         Electric
------------------------------------------------------------------------------------------------------------------------------------
     85                           1.20            NAP                72.8%                 61.8%         Electric, Water
     93           11              1.45            1.21               79.3%                 68.6%         Electric
     101          10              1.53            1.27               77.8%                 67.1%         Electric, Gas, Water
     106                          1.21            NAP                76.7%                 64.5%         Electric
     117                          1.26            NAP                69.0%                 58.5%         None
------------------------------------------------------------------------------------------------------------------------------------
     121                          1.50            NAP                63.1%                 52.9%         Electric, Gas, Water, Sewer
     130                          1.11            NAP                69.7%                 45.3%         Electric, Gas
     135          118             2.88            NAP                39.6%                 39.6%         Electric
     136          118             2.13            NAP                47.1%                 47.1%         Electric, Gas
     144                          1.23            NAP                54.7%                 51.4%         Electric
------------------------------------------------------------------------------------------------------------------------------------
     159          23              1.43            1.20               75.6%                 66.9%         Electric
     161                          1.27            NAP                54.0%                 50.7%         Electric
     167                          1.30            NAP                65.7%                 56.6%         Electric
     181          34              1.48            1.24               72.9%                 65.8%         Electric
     188                          1.20            NAP                79.9%                 68.7%         Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
     197                          1.38            NAP                73.0%                 57.0%         Electric
     206                          1.47            NAP                56.9%                 48.1%         Electric, Gas
     210          118             2.81            NAP                36.8%                 36.8%         Electric

         STUDIOS                    1 BEDROOM                   2 BEDROOM                   3 BEDROOM
          NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF      AVG RENT       NO. OF       AVG RENT
 ID     UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)   UNITS/ROOMS   PER MO. ($)

  8                                    160          1,017           80          1,420          40           1,740
 24                                    128           836           136          1,025          24           1,355
 36         60           675           138           832
 46
 55                                    341           507            20           815
---------------------------------------------------------------------------------------------------------------------
 57         72           335           144           420           144           524
 70                                     60           700            60           854
 75        189           620            5           1,160
 77        142           504           142           604            1            729
 84                                     14           550           152           600           14            750
---------------------------------------------------------------------------------------------------------------------
 85                                    184           478            96           650
 93                                     36           531           127           627           18            812
 101        14           479            50           479           115           598           12            759
 106                                                                72           860
 117                                    24          1,400           12          1,900
---------------------------------------------------------------------------------------------------------------------
 121                                    12           625           126           731            2            900
 130                                                                                           66            877
 135                                    45           950            62          1,300
 136                                    56          1,000           38          1,300
 144        5            709            27           769            15           850           11           1,083
---------------------------------------------------------------------------------------------------------------------
 159                                    35           550            30           864
 161        1            600            23           794            12           971            6           1,025
 167                                    16           587            46           706           22            864
 181                                    13           723            18           916
 188                                                                27           748            3            875
---------------------------------------------------------------------------------------------------------------------
 197                                    8            800            22           986
 206                                    2            850            12          1,023           6           1,246
 210                                    34           950            3           1,100

        4 BEDROOM                   5 BEDROOM                   6 BEDROOM                   7 BEDROOM
          NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF      AVG RENT       NO. OF       AVG RENT
 ID     UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)    UNITS/ROOMS  PER MO. ($)   UNITS/ROOMS   PER MO. ($)

  8
 24
 36
 46
 55
---------------------------------------------------------------------------------------------------------------------
 57
 70
 75
 77
 84
---------------------------------------------------------------------------------------------------------------------
 85
 93
 101
 106
 117
---------------------------------------------------------------------------------------------------------------------
 121
 130
 135
 136
 144
---------------------------------------------------------------------------------------------------------------------
 159
 161
 167
 181
 188
---------------------------------------------------------------------------------------------------------------------
 197
 206
 210

       OTHER UNITS
          NO. OF       AVG RENT     NO. OF
 ID     UNITS/ROOMS  PER MO. ($)  ELEVATORS

  8
 24
 36
 46        182           699
 55
---------------------------------------------
 57
 70
 75
 77
 84
---------------------------------------------
 85
 93
 101
 106
 117
---------------------------------------------
 121
 130
 135
 136
 144                                  1
---------------------------------------------
 159
 161                                  1
 167
 181        1            575
 188
---------------------------------------------
 197
 206
 210

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR12

FOOTNOTES TO APPENDIX B AND APPENDIX C

(1)  Moody's Investors Service, Inc. and Standard and Poor's Ratings Services
     have confirmed that Loan ID#2 (1675 Broadway) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-", respectively.

     Standard and Poor's Ratings Services has confirmed that Loan ID#105
     (McMinnville Market Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB-".

(2)  PMCF - Prudential Mortgage Capital Funding, LLC; BSCMI - Bear Stearns
     Commercial Mortgage, Inc.; WFB - Wells Fargo Bank, National Association;
     PCF II - Principal Commercial Funding II, LLC; PCF - Principal Commercial
     Funding, LLC; NLIC - Nationwide Life Insurance Company

(3)  For Loan ID#2 (1675 Broadway), the $155,000,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $180,000,000 first mortgage split into an
     A-Note and a B-Note. The $25,000,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $155,000,000
     A-Note financing. The DSCR based on the total first mortgage debt during the interest only period is 1.69x. The DSCR based on the total first mortgage debt would be 1.40x, based on the principal and interest payment.
     The total first mortgage debt LTV is 51.4%.

     For Loan ID#13 (Tuscany Plaza), the $27,000,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $30,375,000 first mortgage split into an
     A-Note and a B-Note. The $3,375,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $27,000,000 A-Note financing. The DSCR based on the total first mortgage debt during the interest only period is 1.14x. The DSCR based on the total first mortgage debt would be 0.97x, based on the principal and interest payment. The DSCRs based on the total first mortgage debt assume a LIBOR of 5.15% to calculate the B-Note interest rate. The total first mortgage debt LTV is 69.0%.

     For Loan IDs#27-28 (Baylor Medical Plaza and Baylor Surgicare Grapevine),
     the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan IDs#110-111 (Albany Industrial Park and 5075 Cameron Street
     Industrial Building), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

(4)  For Loan ID#12 (Centre at Laurel), the mortgage loan is a 7-year Interest
     Only loan structure with the rate in the first two years being 4.85% with a payment of $109,933.33. On the April 1, 2008 the payment increases to
     $117,866.67 based on an interest rate of 5.20% for one year. Beginning
     April 1, 2009 the payment increases to $120,133.33 based on an interest rate of 5.30% for one year. Beginning April 1, 2010 the payment increases to $121,266.67 based on an interest rate of 5.35% for one year. Finally on
     April 1, 2011 the payment increases to $123,533.33 based on an interest rate of 5.45% until maturity.

     For Loan ID#14 (Monandnock Marketplace), the mortgage loan is a 7-year
     Interest Only loan structure with the rate in the first two years being
     4.88% with a payment of $108,925.67. On the April 1, 2008 the payment increases to $113,836.25 based on an interest rate of 5.10% for two years.
     Beginning April 1, 2010 the payment increases to $118,300.42 based on an interest rate of 5.30% for one year. Finally on April 1, 2011 the payment increases to $121,648.54 based on an interest rate of 5.45% until maturity.

     For Loan ID#37 (American Business Center), the mortgage loan requires principal and interest payments based on 30-year amortization from July 1,
     2006 through June 1, 2014. Beginning July 1, 2014 until the loan is paid in full at the maturity date of June 1, 2016 the loan payments will be interest only.

(5)  Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

(6)  For Loan ID#20 (Philadelphia Airport Parking), the Appraised Value and LTV
     are based on the "Stabilized" value of $27,800,000 as of October 1, 2005.
     The "Stabilized" value assumes a new lease at the property with LRW
     Investment Co. taking effect. The lease is in place with an expiration of
     September 30, 2026. The "As-Is" value was $22,500,000 as of September 30,
     2005 with value attributed only to the fee simple interest in the land.

     For Loan ID#40 (Hampton Inn Suites), the Appraised Value and LTV are based on the "Stabilized" value of $18,200,000 as of April 1, 2006. The
     "Stabilized" value assumes the completion of renovations at the property.
     The renovations at the property are underway and the Borrower has placed
     $425,000 into an upfront escrow for the remainder of the $620,000
     (budgeted) renovation project. The "As-Is" value was $17,800,000 as of
     February 6, 2006.

     For Loan ID#41 (Data Point), the Appraised Value and LTV are based on the
     "Stabilized" value of $17,850,000 as of November 9, 2006. The "Stabilized"
     value assumes the occupancy has stabilized. The occupancy as of February 1,
     2006 was 82.4%. Additionally, there is a $3,500,000 performance holdback which shall be released, if among other things, upon increasing the net cash flow and achieving a DSCR of 0.87x as determined by lender (calculated based on a 10% loan constant). The "As-Is" value was $16,900,000 as of
     November 9, 2005.

     For Loan ID#44 (9 Finderne Avenue), the Appraised Value and LTV are based on the "Stabilized" value of $16,700,000 as of December 1, 2006. The
     "Stabilized" value assumes the completion of renovations at the property.
     The renovations at the property are underway and the Borrower has placed in escrow 125% of hard costs included in deferred maintenance for a total of over $3.4 million in hard costs and soft costs for additional capital work.
     The "As-Is" value was $14,100,000 as of November 10, 2005.

     For Loan ID#48 (Nicolet Office Center), the Appraised Value and LTV are
     based on the "Stabilized" value of $13,800,000 as of January 1, 2007. The
     "Stabilized" value assumes the property is operating on a stabilized basis.
     The occupancy as of April 1, 2006 was 81.4%. The "As-Is" value was
     $13,000,000 as of March 14, 2006.

     For Loan ID#69 (La Plata Shopping Center), the Appraised Value and LTV are
     based on the "Stabilized" value of $10,300,000 as of March 31, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 10, 2005 was 94.7%. The "As-Is" value was $9,900,000 as of
     December 14, 2005.

     For Loan ID#70 (College Park Apartments), the Appraised Value and LTV are
     based on the "Stabilized" value of $10,100,000 as of February 1, 2006. The
     "Stabilized" value assumes the completion of building improvements /
     construction and property is operating on a stabilized basis. The occupancy as of February 8, 2006 was 97.5%. The "As-Is" value was $8,950,000 as of
     November 15, 2005.

     For Loan ID#74 (Chesterfield Square), the Appraised Value and LTV are based on the "As Complete and Stabilized" value of $11,200,000 as of March 1,
     2006. The "As Complete and Stabilized" value assumes the completion of building improvements / construction and the execution of 2 pending leases to their respected lease terms bringing occupancy to 100.0%. Dollar Tree
     Stores, Inc. signed their lease on May 1, 2006 which will take the property up to 94.9% leased. The occupancy as of March 14, 2006 was 80.1%.

     For Loan ID#117 (Guinea Grove Apartments), the Appraised Value and LTV are
     based on the "Stabilized" value of $7,600,000 as of October 17, 2005. The
     "Stabilized" value assumes the completion of construction at the property in January 2006. The building improvements for the first five buildings are completed with the sixth building still under construction. The borrower placed in escrow $782,000 till such time as building is complete, accepted by tenant without right of offset, and rent has commenced. The "As-Is"
     value was $4,600,000 as of October 17, 2005.

     For Loan ID#144 (1240 Sherman Avenue), the mortgage loan is structured with an earnout holdback of $300,000, for major capital improvements. Under the
     New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. All LTV numbers presented are based on the numerator for the LTV calculated by subtracting $300,000 from the Cut-off
     Date Balance or Maturity Balance of the mortgage loan.

     For Loan ID#161 (1945 Loring Place), the mortgage loan is structured with an earnout holdback of $200,000, for major capital improvements. Under the
     New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. All LTV numbers presented are based on the numerator for the LTV calculated by subtracting $200,000 from the Cut-off
     Date Balance or Maturity Balance of the mortgage loan.

     For Loan ID#171 (Long Beach Center), the Appraised Value and LTV are based on the "As Complete and Stabilized" value of $5,600,000 as of December 1,
     2005. The "Stabilized" value assumes the construction of the building is complete and the occupancy has stabilized. The occupancy as of March 29,
     2006 was 85.8%. The "As-Is" value was $5,250,000 as of October 20, 2005 and assumed only 85% of construction completed and 85% pre-leased.

     For Loan ID#180 (Mission Plaza Retail), the Appraised Value and LTV are
     based on the "Stabilized" value of $3,030,000 as of June 16, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 20, 2006 was 100.0%. The "As-Is" value was $3,000,000 as of
     February 16, 2006.

     For Loan ID#206 (The Preserve at Mallard Pond - Buildings 4 and 5), the
     Appraised Value and LTV are based on the "Stabilized" value of $2,460,000 as of May 1, 2006. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 16, 2006 was 94.1%. The "As-Is" value was $2,350,000 as of March 3, 2006.

(7)  For Loan ID#28 (Baylor Surgicare Grapevine), the tenant has an option to purchase the mortgaged property upon the occurrence of certain trigger events, including specified casualty and condemnation events, expiration of current lease term on November 30, 2021 (loan ARD is June 1, 2016 and maturity is June 1, 2036), or a continuing landlord default. The purchase option price is equal to the fair market value minus the fair market value of the capital additions paid for by the tenant. If the purchase option is so exercised, the mortgaged property must be released and there is no assurance that the option price would be sufficient to pay all amounts due, including repayment charges, under the loan. The individual sponsors of the loan are personally liable for losses due to a shortfall between amounts due under the loan, including prepayment charges, and the purchase option price.

     For Loan ID#110 (Albany Industrial Park) and Loan ID#111 (5075 Cameron
     Street Industrial Building), the loans are cross collateralized and cross defaulted. The Borrower does not have the right to prepay both of the loans prior to 45 days before the maturity date, however the Borrower is permitted to prepay either loan in full without prepaying the other loan in full provided the DSCR on the remaining premises shall equal or exceed
     1.45x on the remaining loan; the loan-to-value on the remaining loan does not exceed 60% and the remaining premises is at least 90% occupied. If these requirements along with others are met, the Borrower may prepay the loan with no prepayment premium or yield maintenance.

     For Loan ID#135 (Hillside Garden Apartments) the Borrower does not have the right to prepay the loan prior to 1 month prior to the maturity date except in the event of a casualty and the Borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the Borrower is required to prepay the loan with a prepayment premium or yield maintenance to a level in which the DSCR is 2.00x or greater.

     For Loan ID#178 (505 Jefferson Road) the Borrower does not have the right to prepay the loan prior to 1 month prior to the maturity date except in the event of a casualty and the Borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the Borrower is required to prepay the loan with a prepayment premium or yield maintenance to a level in which the DSCR is 1.50x or greater.

     For Loan ID#190 (1735 U.S. Route 9) the Borrower does not have the right to prepay the loan prior to 1 month prior to the maturity date except in the event of a casualty and the Borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the Borrower is required to prepay the loan with a prepayment premium or yield maintenance to a level in which the DSCR is 1.32x or greater.

(8)  Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     For Loan ID#69 (La Plata Shopping Center), the largest tenant in the shopping center, representing 51.9% of the property, has been "dark" and paying rent for approximately two years, however, the space is currently in the process of being partially subleased.

(9)  For Loan ID#5 (Southdale Office Center), the mortgage loan is structured with a performance holdback of $1,000,000, which is subject to achievement of certain release conditions, as defined in the Promissory Note. The amount of the reserve will be applied to the outstanding principal balance of the mortgage loan, with a yield maintenance premium, in the event the release conditions are not satisfied by May 1, 2008. All future payments of principal and interest will be recalculated based on the reduced outstanding principal balance. Release conditions include, but are not limited to, achieving an 87% Economic Occupancy; a Trailing 12 Month DSCR
     of not less than 0.87x (calculated on a 10% annual loan constant) and an actual DSCR of 1.20x; and LTV does not exceed 80%. Borrower may request
     Lender to determine if release conditions have been satisfied no more then three times prior to May 1, 2008.

     For Loan ID#9 (Titan Portfolio) the mortgage loan is structured with a performance holdback of $43,437.50, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by October 25, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#12 (Centre at Laurel) the mortgage loan is structured with a performance holdback of $4,033,050 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied

     to the balance of the mortgage loan with yield maintenance premium 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if the property does not achieve a specified level of financial performance in accordance with the respective reserve agreement.

     For Loan ID#41 (Data Point), the mortgage loan is structured with a performance holdback of $3,500,000, which is subject to achievement of certain release conditions, as defined in the Promissory Note. The amount of all reserved funds will, under certain circumstances, be applied to the outstanding principal balance of the mortgage loan, or retained for the duration of the loan term in the event release conditions are not satisfied by March 3, 2008. Release conditions include, but are not limited to, the property maintaining a DSCR of 0.87x (calculated on a 10% annual loan constant).

     For Loan ID#48 (Nicolet Office Center), the mortgage loan is structured with a performance holdback of $126,000 in the form of a letter of credit, which is approximately eight times monthly base rent (including certain expenses) of the tenant specified in the mortgage loan documents. The proceeds of the letter of credit will, under certain circumstances, be applied to the balance of the mortgage loan if the specified tenant does not take occupancy in accordance with the related lease agreement or if there is a default by the borrower under the mortgage loan documents.

     For Loan ID#74 (Chesterfield Square), the mortgage loan is structured with a performance holdback of $331,000 in the form of a letter of credit, which is subject to achievement of an annualized net operating income of $659,890
     (calculated pursuant to the terms of a letter of credit agreement). The proceeds of the letter of credit will, under certain circumstances, be applied to the balance of the mortgage loan after April 1, 2008, if the release condition has not been met.

     For Loan ID#81 (Parkway Plaza) the mortgage loan is structured with a performance holdback of $515,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by May 1, 2007, if the items identified in the loan documents as additional security for construction close out have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#81 (Parkway Plaza) the mortgage loan is structured with a performance holdback of $133,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by December 1, 2006, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#92 (Radisson Hotel - Kenosha), the mortgage loan is structured with a performance holdback of $325,000, in the form of a letter of credit, which is subject to achievement of certain release conditions, as defined in the Promissory Note. The proceeds of the letter of credit will, under certain circumstances, be applied to the balance of the mortgage loan, with a yield maintenance premium, in the event the release conditions are not satisfied by January 1, 2009. Release conditions include, but are not limited to, achieving a LTV of 75% or less, and a Trailing 12 Month DSCR of not less than 1.15x (calculated on a 10% annual loan constant) and actual
     DSCR of not less than 1.40x.

     For Loan ID#93 (Oakbrook Apartments) the mortgage loan is structured with a performance holdback of $18,750, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by April 14, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#93 (Oakbrook Apartments) the mortgage loan is structured with a performance holdback of $150,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with a prepayment premium or yield maintenance calculated as provided in the loan documents by January 15, 2007, if the annual net cash flow conditions identified in the loan documents have not been met in accordance with the terms of the respective reserve agreement.

     For Loan ID#101 (Crestview Apartments) the mortgage loan is structured with a performance holdback of $205,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by December 1, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#109 (Surprise Self Storage), the mortgage loan is structured with performance holdback of $2,250,000, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with a yield maintenance premium by March 1, 2008, if the property has not satisfied certain occupancy, income and net cash flow conditions set forth in the
     Promissory Note, including but not limited to a loan to value ratio of 70%
     or less. Borrower may request determination if release conditions have been satisfied no more then two times per calendar year.

     For Loan ID#127 (Security Central Storage) the mortgage loan is structured with a performance holdback of $2,450, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to

     the balance of the mortgage loan with yield maintenance by July 15, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#129 (1305 N. Casaloma Drive) the mortgage loan is structured with a performance holdback of $62,500, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by October 1, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#141 (Canon Plaza), the mortgage loan is structured with a performance holdback of $250,000, which is subject to the achievement of certain release conditions, as defined in the Promissory Note. Following the occurrence of an event of default, the amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan, with a yield maintenance premium, or held at the Lender's sole discretion. Release conditions include, but are not limited to, executing a new or renewal lease, and delivery of an estoppel certificate executed by the tenant. Borrower may request Lender to determine if release conditions have been satisfied no more then three times during any twelve month period.

     For Loan ID#144 (1240 Sherman Avenue), the mortgage loan is structured with an earnout holdback of $300,000, for major capital improvements. Under the
     New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. A 6% rent increase, as allowed for by the New
     York City Housing Authority, was applied to the in-place rent in the underwriting due to holdback. The amount of the MCI Reserve ($300,000)
     will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by September 2, 2007, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#145 (Ethan Way Office Building) the mortgage loan is structured with a performance holdback of $52,500, which is subject to achievement of certain release conditions. The amount of the reserve will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by November 1, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#161 (1945 Loring Place), the mortgage loan is structured with an earnout holdback of $200,000, for major capital improvements. Under the
     New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. A 6% rent increase, as allowed for by the New
     York City Housing Authority, was applied to the in-place rent in the underwriting due to holdback. The amount of the MCI Reserve ($200,000)
     will, under certain circumstances, be applied to the balance of the mortgage loan with yield maintenance by September 2, 2007, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                                   APPENDIX D

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

                               [5 PHOTOS OMITTED]

                                      D-1

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

                                  [MAP OMITTED]

                                      D-2

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

----------------------------------------------------------------
                     LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $156,500,000

CUT-OFF DATE BALANCE:          $156,500,000

FIRST PAYMENT DATE:            05/05/2006

INTEREST RATE:                 5.58250%

AMORTIZATION TERM:             Months 1-36: Interest Only
                               Months 37-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 04/05/2016

EXPECTED MATURITY BALANCE:     $140,483,727

SPONSOR:                       PREIT Associates LP

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               35-payment lockout from the
                               first payment date, with the greater of 1% or
                               yield maintenance for the following 84 payments,
                               and open to prepayment without premium thereafter
                               through the maturity date.

CUT-OFF DATE BALANCE PER SF:   $393.32

UP-FRONT RESERVES:(1)          None

ONGOING RESERVES:(2)           RE Taxes:         Springing

                               Insurance:        Springing

                               Replacement:      Springing

LOCKBOX:                       Hard
-----------------------------------------------------------------

-----------------------------------------------------------------
                  PROPERTY INFORMATION
-----------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Regional Mall

LOCATION:                   Grand Rapids, MI

YEAR BUILT/RENOVATED:       1968 / 2006

PERCENT LEASED (AS OF):     87.7% (02/28/2006)

NET RENTABLE AREA:          397,897

THE COLLATERAL:             A regional shopping center
                            located in Grand Rapids,
                            Michigan.

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        PREIT Services LLC

MOST RECENT NOI (AS OF):    $13,860,780 (TTM 10/31/2005)

2ND RECENT NOI (AS OF):     $14,730,619 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):     $15,105,405 (TTM 12/31/2003)

U/W NET OP. INCOME:         $14,140,616

U/W NET CASH FLOW:          $13,345,571

APPRAISED VALUE (AS OF):    $195,800,000 (02/20/2006)

CUT-OFF DATE LTV RATIO:     79.9%

LTV RATIO AT MATURITY:      71.7%

U/W DSCR:                   1.51x

U/W DSCR POST IO:           1.24x
------------------------------------------------------------------

(1)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the immediate repairs set forth in the engineering report, all of which are to be completed no later than 210 days of origination. The sponsor has guaranteed the timely completion of all repairs.

(2)  The borrower is not required to make monthly tax, insurance, or capital expenditure deposits unless and until the earliest of: (i) the occurrence of a default under the loan; and/or (ii) the DSCR is less than 1.05x, as determined by lender on a quarterly basis (each, a "Reserve Trigger
     Event"). Upon a Reserve Trigger Event, the borrower is required to deposit
     1/12 of annual real estate taxes and annual insurance premiums each month, along with $17,655 each month for annual capital expenditures approved by lender.

THE WOODLAND MALL LOAN.

     THE LOAN. The largest loan (the "Woodland Mall Loan") is a $156,500,000 first mortgage loan secured by the borrower's fee simple interest in a super regional shopping center known as Woodland Mall located in Grand Rapids,
Michigan (the "Woodland Mall Property").

     THE BORROWER. The borrower, PR Woodland Limited Partnership, a Delaware limited partnership (the "Woodland Mall Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The Board of Directors of the Woodland Mall Borrower has two
independent directors. A non-consolidation opinion was delivered at origination.
The sponsor, PREIT Associates LP, is an affiliate of Pennsylvania Real Estate
Investment Trust ("PREIT"). PREIT (NYSE: PEI), founded in 1960, had a total market capitalization in excess of $3.9 billion for the quarter ended March 31,
2006. Headquartered in Philadelphia, Pennsylvania, PREIT's primary investment focus is on retail shopping malls and power and strip centers located in the
Mid-Atlantic region and in the eastern part of the U.S. As of March 31, 2006,
PREIT owned or had an interest in 51 retail properties in 13 states, comprised of 39 shopping malls and 12 strip and power centers, and one office property.
The retail properties totaled approximately 34.5 million square feet, of which
PREIT and its partnerships collectively own approximately 25.9 million square feet. PREIT directly leases and manages a majority of its properties. As of
March 31, 2006, PREIT reported total assets of approximately $3.1 billion and total stockholders' equity of approximately $968 million.

     The sponsor has master leased the vacant retail space (12.3% of the NRA) at the Woodland Mall Property at $478,200 per annum representing base rent and reimbursements. As the Woodland Mall Borrower re-tenants any portion of this space with an acceptable replacement tenant, the obligations of the sponsor in respect of rental payments under the master lease will be reduced and at such time as the amount of annual rental payments payable by the sponsor has been reduced to zero, the master lease will

                                      D-3

automatically be deemed terminated subject to the terms set forth in the mortgage loan documents. The sponsor is obligated to make rental payments upon the occurrence of a default under the loan.

     THE PROPERTY. The Woodland Mall Property is located in Grand Rapids,
Michigan. The collateral consists of 397,897 square feet of in-line retail space within four buildings, which include a theater and two restaurants. The Woodland
Mall Property is part of the larger Woodland Mall shopping center of approximately 1.2 million square feet (the "Center") anchored by Sears, J.C.
Penney, and Marshall Field's, all of which own their own stores, as well as by
Kohl's (separately owned). These anchor stores are not included in the collateral, but contribute to CAM reimbursements. As of February 28, 2006, the
Woodland Mall Property was 87.7% leased by 105 tenants, while the Center, including non-collateral space, was approximately 96% leased. The Center was built between 1968 and 1989, with major renovations and remodeling in 1998 and in 2001. Since 2005, the Woodland Mall Property had expanded its restaurant and entertainment components, with a new 14-screen Cinemark Theater and two freestanding restaurants (On the Border and Red Robin Restaurant). The Red Robin
Restaurant is currently under construction, with occupancy and rental payments expected to commence by August 1, 2006. A range of national and regional tenants including Hollister, Banana Republic, Coldwater Creek, Williams-Sonoma, Ann
Taylor, Brookstone, Apple, and Chico's tenant the Woodland Mall Property, and no single tenant is responsible for more than 12% of the total net rentable area.

     More specific information about the Center is set forth in the tables below:

------------------ ---------------------------------- --------------------------- ---------------------- ------------------------
                                                           CREDIT RATING OF
                                                            PARENT COMPANY
ANCHOR             PARENT COMPANY                      (FITCH/MOODY'S/S&P)(1)              GLA           COLLATERAL INTEREST(2)
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------

Sears              Sears Holdings Corporation                 BB/Ba1/BB+                312,965                    No
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------
J.C. Penney        J.C. Penney Company, Inc.                BBB-/Baa3/BBB-              254,905                    No
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------
Marshall Field's   Federated Department Stores, Inc.        BBB+/Baa1/BBB               157,316                    No
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------
Kohl's             Kohl's Corporation                         A/A3/BBB+                  71,000                    No
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------
Total                                                                                   796,186
------------------ ---------------------------------- --------------------------- ---------------------- ------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contributes towards common area maintenance reimbursements.

-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
                                                                                       % OF TOTAL     ANNUALIZED
                             CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/         TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
TENANT NAME                 MOODY'S/S&P) (1)      NRA     % OF NRA    BASE RENT ($)     BASE RENT     ($ PER NRA)     EXPIRATION
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------

Cinemark Theater (Out-lot)      --/--/B+        46,922      12%          $516,142           4%          $11.00      11/30/2020
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
The Gap/Gap Kids             BBB-/Baa3/BBB-     12,480       3%          $461,760           4%          $37.00      02/29/2012
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Victoria's Secret              --/Baa2/BBB      10,849       3%          $273,829           2%          $25.24      01/31/2016
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Forever 21                      --/--/--        10,060       3%          $315,000           2%          $31.31      01/31/2012
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
American Eagle Outfitters       --/--/--         8,263       2%          $476,091           4%          $57.62      01/31/2009
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Express                        --/Baa2/BBB       8,213       2%          $287,455           2%          $35.00      01/31/2010
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Waldenbooks (MTM) (2)           --/--/--         8,000       2%          $239,880           2%          $29.98      02/28/2006
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
J. Crew                         --/Caa1/B        7,980       2%          $199,500           2%          $25.00      01/31/2012
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Express Men                    --/Baa2/BBB       7,628       2%          $266,980           2%          $35.00      05/31/2006
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Red Robin Restaurant (3)        --/--/--         7,100       2%          $100,000           1%          $14.08      07/31/2021
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Total/Weighted Average                         127,495      32%        $3,136,637          24%          $24.60
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------

-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Other Tenants                      NAP         221,416      56%        $9,763,948          76%          $44.10        Various
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Vacant Space (4)                   NAP          48,986      12%                $0           0%           $0.00          NAP
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------
Total/Weighted Average                         397,897     100%       $12,900,585         100%          $32.42
-------------------------- ------------------- ---------- --------- ----------------- ------------- --------------- -------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the leases.

(2)  The tenant's lease expired in 2005, but the tenant was still in occupancy and paying rent to the borrower on a MTM basis as of the occupancy date.

(3)  Improvements are under construction and the tenant is anticipated to open for business and commence rental payments by August 1, 2006.

(4)  This space is master leased by the sponsor. See "The Borrower" above.

                                      D-4

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)

                        # OF
                       LEASES        TOTAL SF      % OF TOTAL SF   CUMULATIVE TOTAL SF    CUMULATIVE % OF    AVG. BASE RENT PER
       YEAR           EXPIRING       EXPIRING         EXPIRING           EXPIRING           SF EXPIRING         SF EXPIRING
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------

      Vacant             --           48,986            12%                 48,986              12%                   --
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
      MTM (2)             2            8,810             2%                 57,796              15%                 $38.58
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2006               2            9,225             2%                 67,021              17%                 $55.79
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2007              12           23,833             6%                 90,854              23%                 $49.99
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2008              12           22,105             6%                112,959              28%                 $42.67
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2009              12           36,170             9%                149,129              37%                 $42.50
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2010               8           17,239             4%                166,368              42%                 $47.06
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2011               9           17,809             4%                184,177              46%                 $41.95
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2012              10           42,584            11%                226,761              57%                 $42.01
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2013               7           16,751             4%                243,512              61%                 $34.47
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2014               8           15,929             4%                259,441              65%                 $53.20
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
       2015              11           42,931            11%                302,372              76%                 $30.54
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------
    Thereafter           12           95,525            24%                397,897             100%                 $23.98
-------------------- ------------ ---------------- --------------- --------------------- ------------------ ---------------------

(1)  The information in the table is based on the actual rent roll dated
     February 28, 2006 and leases in place.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2006, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date. MTM tenants include one tenant (0.20% of Total SF), whose lease expired on 1/31/2006.

     PROPERTY MANAGEMENT. The Woodland Mall Property is managed by PREIT
Services LLC, an affiliate of the Woodland Mall Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-6

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

                                [3 PHOTOS OMITTED]

                                      D-7

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

                                  [MAP OMITTED]

                                      D-8

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:(1)            $155,000,000

CUT-OFF DATE BALANCE:(1)        $155,000,000

FIRST PAYMENT DATE:             07/05/2006

INTEREST RATE:                  5.63750%

AMORTIZATION TERM:              Months 1-60: Interest Only
                                Months 61-120: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  06/05/2016

EXPECTED MATURITY BALANCE:      $144,498,888

SPONSORS:                       Jack Rudin, Beth Rudin DeWoody,
                                Eric C. Rudin, Madeleine Rudin
                                Johnson, William C. Rudin,
                                Katherine L. Rudin

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                48-payment lockout from the
                                first payment date, with the greater of 1% or
                                yield maintenance for the following 69 payments,
                                and open to prepayment without premium
                                thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:(1) $203.65

UP-FRONT RESERVES:              RE Taxes:        $5,333,333

                                Other:(2)        $15,000,000

ONGOING RESERVES:(2)            RE Taxes:        $1,019,431 / month

                                Insurance:(3)    Springing

                                Replacement: (3) Springing

                                TI/LC:(3)        Springing

                                Other:(4)        Springing

LOCKBOX:                        Hard
------------------------------------------------------------------

------------------------------------------------------------------
                    PROPERTY INFORMATION
------------------------------------------------------------------
SHADOW RATING:(5)                    BBB+ / Baa3

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Urban

LOCATION:                            New York, NY

YEAR BUILT/RENOVATED:                1989 / NAP

PERCENT LEASED (AS OF):              99.5% (03/01/2006)

NET RENTABLE AREA:                   761,092

THE COLLATERAL:                      A 35-story, Class A office
                                     building located in New York,
                                     New York.

OWNERSHIP INTEREST:                  Leasehold

PROPERTY MANAGEMENT:                 Rudin Management

MOST RECENT NOI (AS OF):             $16,769,282 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):              $19,088,049 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):              $18,638,373 (TTM 12/31/2003)

U/W Net Op. Income: (6)              $19,075,983

U/W Net Cash Flow: (6)               $17,603,232

Appraised Value (As of):             $350,000,000 (05/01/2006)

Cut-off Date LTV Ratio:(1)(7)        44.3%

LTV Ratio at Maturity:(1)(7)         41.3%

U/W DSCR: (1)(6)(8)                  1.99x

U/W DSCR Post IO: (1)(6)(8)          1.64x
-----------------------------------------------------------------

(1)  The subject $155,000,000 loan represents the A-Note portion of an
     $180,000,000 total mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note.

(2)  The borrower deposited $15,000,000 into a reserve account to be used to pay for tenant improvements and leasing commissions in connection with re-leasing the office space currently leased by Entertainment Weekly and
     The MacManus Group. In the event the Entertainment Weekly lease is renewed for a term of at least 10 years, $36.00 per square foot pursuant to such renewal lease will be released from the reserve and returned to the borrower. In the event The MacManus Group lease is renewed for a term of at least 10 years, all remaining funds will be released from the reserve and returned to the borrower.

(3)  Upon the occurrence of a Trigger Event, the borrower is required to make insurance (1/12 of annual insurance premiums per month), replacement
     ($22,000 per month), and TI/LC ($130,000 per month) deposits. A Trigger
     Event means (i) there is an event of default under the loan documents, or
     (ii) the DSCR is less than or equal to 1.15x for two consecutive calendar quarters ("DSCR Event"). So long as no event of default exists, in the event the DSCR falls below 1.15x, but is greater than 1.05x for two consecutive calendar quarters, the borrower may deliver to the lender, up to four times, funds in an amount that will bring the DSCR to 1.15x, and in such event, no DSCR Event will be deemed to have occurred for the two consecutive calendar quarters in question.

(4)  Upon the occurrence of a Trigger Event, the borrower is required to make monthly payments equal to the amount of ground rent that will be due on or prior to the next monthly payment date.

(5)  Standard and Poor's Ratings Services and Moody's Investors Service, Inc.
     have confirmed that the 1675 Broadway Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "Baa3", respectively.

(6)  Real estate taxes from 1989 through 1995 were deferred until 1998 under New
     York's ICIP program. Deferred tax payments of $2,161,826 per year are due through 2008 in addition to annual real estate taxes. The deferred tax payments were not included in underwritten net operating income and underwritten net cash flow. The deferred tax payments are included in monthly deposits to the RE Taxes reserve.

(7)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $180,000,000
     total first mortgage debt are 51.4% and 48.0%, respectively.

(8)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.69x. The DSCR based on the total first mortgage debt would be 1.40x, based on the principal and interest payment.

THE 1675 BROADWAY LOAN.

     THE LOAN. The second largest loan (the "1675 Broadway Loan") is a
$155,000,000 A-Note, which is the senior portion of a $180,000,000 first mortgage loan secured by the borrower's leasehold interest in a 35-story,
761,092 square foot office building with ground level retail (the "1675 Broadway
Property") located in New York, New York. The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-note in the original principal amount of $25,000,000 (the "B-Note").

                                      D-9

     THE BORROWER. The borrower, Broadway 52nd, L.P., is a Delaware limited partnership (the "1675 Broadway Borrower") and is a single-purpose entity that owns no material assets other than the 1675 Broadway Property and related interests. The general partner of the 1675 Broadway Borrower was structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors are Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin,
Madeleine Rudin Johnson, William C. Rudin, and Katherine L. Rudin. The Rudin
organization is a family-run, private company with more than 70 years of experience in owning and operating commercial real estate in New York City.

     THE PROPERTY. The 1675 Broadway Property is a 35-story office building
(with ground floor and mezzanine retail space) containing approximately 761,092 rentable square feet. There is also an underground garage with 61 parking spaces. The improvements are located in Midtown Manhattan between 52nd and 53rd
Streets on Broadway. This location is proximate to several New York City subway lines.

The following table presents certain information relating to the tenants at the
1675 Broadway Property:

--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
                                                                                        % OF TOTAL     ANNUALIZED
                             CREDIT RATING                             ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                              UNDERWRITTEN     UNDERWRITTEN    BASE RENT       LEASE
TENANT NAME                  MOODY'S/S&P)(1) TENANT NRA   % OF NRA    BASE RENT ($)      BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------

THE MACMANUS GROUP           --/Baa2/BBB+     359,387         47%      $13,783,656          45%          $38.35      09/30/2010
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
MAYER BROWN ROWE & MAW         --/--/--       247,933         33%      $10,226,764          34%          $41.25      08/31/2015
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
ARENT FOX                      --/--/--        86,215         11%       $3,982,784          13%          $46.20      06/30/2018
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
ENTERTAINMENT WEEKLY         --/Baa2/BBB+      62,225          8%       $2,310,581           8%          $37.13      12/31/2009
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
STARBUCKS                      --/--/--         1,290          0%          $90,000           0%          $69.77      02/28/2014
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
TOTAL/WEIGHTED AVERAGE                        757,050         99%      $30,393,785         100%          $40.15
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------

--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
Vacant Space                     NAP            4,042          1%               $0           0%           $0.00          NAP
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------
TOTAL/WEIGHTED AVERAGE                        761,092        100%      $30,393,785         100%          $40.15
--------------------------- ---------------- ----------- ----------- ----------------- -------------- -------------- ------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE (1)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
                                                                          CUMULATIVE
                           # OF LEASES     TOTAL SF     % OF TOTAL SF      TOTAL SF      CUMULATIVE % OF    AVG. BASE RENT PER
          YEAR               EXPIRING      EXPIRING       EXPIRING         EXPIRING        SF EXPIRING          SF EXPIRING
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------

         Vacant                 --          4,042            1%              4,042              1%                   --
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
           MTM                 2(2)           300            --              4,342              1%              $36.13(2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2006                 2(2)            --            --              4,342              1%                 (2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2007                  --             --            --              4,342              1%                  --
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2008                  1              --            --              4,342              1%                 (2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2009                 2(2)        61,925            8%             66,267              9%              $37.03(2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2010                 2(2)       359,387            47%           425,654             56%              $38.65(2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2011                 2(2)            --            --            425,654             56%                 (2)
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2012                  --             --            --            425,654             56%                  --
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2013                  --             --            --            425,654             56%                  --
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2014                  1           1,290            --            426,944             56%                $69.77
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
          2015                  1         247,933            33%           674,877             89%                $41.30
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------
       Thereafter               1          86,215            11%           761,092            100%                $46.20
-------------------------- ------------- ------------- ---------------- ---------------- ----------------- ----------------------

(1)  The information in the table is based on the actual rent roll dated March
     1, 2006.

(2)  Additional rental revenue is generated from several leases whereby the tenants do not physically occupy any NRA. The Average Base Rent per SF
     Expiring is inclusive of this additional revenue generated from these leases.

     PROPERTY MANAGEMENT. The 1675 Broadway Property is managed by the Rudin
Management Co., Inc., an affiliate of the 1675 Broadway Borrower.

     ADDITIONAL INDEBTEDNESS. The 1675 Broadway Property also secures a subordinate B-Note, with an original principal balance of $25,000,000. Only the
A-Note is included in the trust. The combined aggregate original principal balance of the A-Note and B-Note was $180,000,000. The B-Note has a 10-year term
(interest only first 5 years) with a 30 year amortization schedule and 6.2135%
interest rate. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures--The 1675 Broadway Loan Group" in the Prospectus Supplement. The
B-Note is currently held by The Prudential Insurance Company of America.

     The 1675 Broadway Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000. Additionally, mezzanine financing secured only by equity interests other than those of the borrower's single purpose general partnership in an amount up to $10,000,000 will be permitted, provided the DSCR of the 1675 Broadway Loan is at least 1.35x and the combined DSCR, inclusive of the entire 1675 Broadway Loan, B-note and mezzanine debt, is at least 1.25x, subject

                                      D-10

to written confirmation from each of the Rating Agencies then rating the series
2006-PWR12 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series
2006-PWR12 certificates

     GROUND LEASE. The 1675 Broadway Property is encumbered by a ground lease that expires December 31, 2039 and has five, 20-year renewal options. Annual rent payments are currently $3,650,000 and will increase to $4,050,000 on
January 1, 2011. In addition to base rent, the 1675 Broadway Borrower is required to make additional rent payments contingent upon an NOI formula detailed in the ground lease. Currently, the 1675 Broadway Property's NOI does not require any additional rent payments to be made. The 1675 Broadway Borrower is also required to pay to the ground lessor 5% of the proceeds over
$155,000,000 on any secured financing or refinancing, subject to allowable deductions as described in the ground lease. The ground lessor is The Shubert
Organization, which owns the adjacent Broadway Theater. Additionally, subject to terms and conditions under the ground lease, both the ground lessor and the 1675
Broadway Borrower have a right of first refusal to purchase the other party's interest in the 1675 Broadway Property if such party desires to sell its interest. The right of first refusal applies to a sale of a 50% or more of the equity interests in the selling party.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-12

                      MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

                               [4 PHOTOS OMITTED]

                                      D-13

                      MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

                                  [MAP OMITTED]

                                      D-14

                      MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $90,500,000

CUT-OFF DATE BALANCE:          $90,500,000

FIRST PAYMENT DATE:            04/05/2006

INTEREST RATE:                 5.63500%

AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 25-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 03/05/2016

EXPECTED MATURITY BALANCE:     $79,697,772

SPONSOR:                       Robert C. Baker

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               28-payment lockout from the
                               first payment date, with U.S. Treasury
                               defeasance for the following 88
                               payments, and open to prepayment
                               without premium thereafter through
                               the maturity date.

CUT-OFF DATE BALANCE PER SF:   $118.24

UP-FRONT RESERVES:             RE Taxes:(1)      $941,566(LOC)

                               Insurance:(2)     $46,975

ONGOING RESERVES:              Replacement:(3)   $5,221 / month

                               TI/LC:(4)         Springing

LOCKBOX:                       Hard
---------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:             NAP

SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Retail

PROPERTY SUB-TYPE:         Anchored

LOCATION:                  Middletown, NY

YEAR BUILT/RENOVATED:      1971 / 2002

PERCENT LEASED (AS OF):    99.4% (01/10/2006)

NET RENTABLE AREA:         765,390

THE COLLATERAL:            An anchored retail center located
                           in Middletown, New York.

OWNERSHIP INTEREST:        Fee

PROPERTY MANAGEMENT:       National Realty & Development Corp.

MOST RECENT NOI (AS OF):   $8,044,806 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):    $7,102,759 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):    $6,734,547 (TTM 12/31/2003)

U/W NET OP. INCOME:        $7,541,526

U/W NET CASH FLOW:         $7,252,105

APPRAISED VALUE (AS OF):   $115,000,000 (01/13/2006)

CUT-OFF DATE LTV RATIO:    78.7%

LTV RATIO AT MATURITY:     69.3%

U/W DSCR:                  1.40x

U/W DSCR POST IO:          1.16x
---------------------------------------------------------------

(1)  In lieu of monthly deposits, the borrower posted a letter of credit at origination in the base amount of $941,566, which is equivalent to six months of real estate taxes and assessments.

(2)  In lieu of monthly deposits, a deposit in the amount of $46,975 equal to six months of insurance premiums was collected at origination.

(3)  Monthly deposits into the replacement reserve account are subject to a
     $313,270 cap.

(4)  Commencing on the earlier to occur of (i) a "Key Tenant" (as hereinafter defined) vacating or going dark, (ii) a Key Tenant terminating its lease,
     (iii) certain insolvency-related events with respect to a Key Tenant, or
     (iv) a Key Tenant failing to renew its lease, the borrower will be required to fund a reserve on a monthly basis to pay unaffiliated, third party leasing commissions and tenant improvements costs relating to the Key
     Tenant's space, to the extent that there is excess cash flow from the property after payment of debt service, capital expenditures and operating expenses, subject to a cap of the amount obtained by multiplying $6.00 by the NRA of the Key Tenant's space. The monthly escrow is subject to reduction in certain circumstance and will cease with respect to that Key
     Tenant if, among other things, the Key Tenant renews or affirms its lease or an acceptable replacement tenant takes occupancy and begins paying full rent on the space. In lieu of a monthly escrow, the borrower may elect to post a letter of credit in the face amount of the cap. A Key Tenant is defined as any tenant that leases 20,000 or more square feet of NRA or a ground tenant that has constructed improvements consisting of 20,000 or more square feet.

THE ORANGE PLAZA LOAN.

     THE LOAN. The third largest loan (the "Orange Plaza Loan") is a $90,500,000 first mortgage loan secured by the borrower's fee simple interest in a regional power center known as Orange Plaza located in Middletown, New York (the "Orange
Plaza Property").

     THE BORROWER. The borrower, Middletown I Resources L.P., a Delaware limited partnership (the "Orange Plaza Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The general partner of the Orange Plaza Borrower is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor is Robert C. Baker, Chairman and CEO of National Realty & Development Corp. Mr.
Baker has been an active developer and owner of real estate for the past 45 years, and presently owns approximately 75 shopping centers located throughout
14 states, as well as a number of office buildings and industrial buildings.

     THE PROPERTY. The Orange Plaza Property, located in Middletown, New York, consists of 765,390 square feet of anchor and in-line retail space on approximately 80 acres. The Orange Plaza Property was built in 1971, and expanded in 1978, with additional renovations and remodeling completed in 2002.
The site fronts on the south side of Route 211 and the east side of Dunning
Road, directly adjacent to the west side of Route 17. Although it has a
Middletown address, the Orange Plaza Property is physically located in the Town of Wallkill. The collateral includes 11 outparcels, including 9 ground leased pads, with tenants owning their own improvements (not part of the collateral).
The Orange Plaza Property is anchored by Wal-Mart, Home Depot USA, Kohl's
Department Stores, and Burlington Coat Factory. Other significant tenants include Marshall's Store, Bed Bath & Beyond, Staples Inc., and Modell's
Sporting. As of January 10, 2006, the Orange Plaza Property was 99.4% leased to
43 tenants.

                                      D-15

     More specific information about the Orange Plaza Property is set forth in the tables below:

------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
                                                                 CREDIT RATING OF
                                                                  PARENT COMPANY
ANCHOR                    PARENT COMPANY                      (FITCH/MOODY'S/S&P) (1)          GLA          COLLATERAL INTEREST
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
Wal-Mart                  Wal-Mart Stores, Inc.                      AA/Aa2/AA              228,910                 Yes
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
Home Depot USA            Home Depot, Inc.                           AA/Aa3/AA              112,058                 Yes
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
Kohl's Department Stores  Kohl's Corporation                         A/A3/BBB+               89,531                 Yes
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
Burlington Coat Factory   Bain Capital, LLC                           --/--/--               84,897                 Yes
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------
TOTAL                                                                                       515,396
------------------------- ---------------------------------- -------------------------- ------------------ ----------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
                                                                                       % OF TOTAL     ANNUALIZED
                             CREDIT RATING                            ANNUALIZED       ANNUALIZED   UNDERWRITTEN
                                (FITCH/         TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
TENANT NAME                  MOODY'S/S&P)(1)    NRA(2)     % OF NRA   BASE RENT ($)    BASE RENT    ($ PER NRA)(2)   EXPIRATION
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------

Wal-Mart                       AA/Aa2/AA       228,910       30%       $2,450,742          28%           $10.71      04/23/2022
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Home Depot USA                 AA/Aa3/AA       112,058       15%         $325,000           4%            $2.90      01/31/2010
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Kohl's Department Stores       A/A3/BBB+        89,531       12%         $534,223           6%            $5.97      01/28/2023
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Burlington Coat Factory        CCC/Caa1/B       84,897       11%         $560,000           6%            $6.60      03/31/2014
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Marshall's Store                --/A3/A         30,000        4%         $375,000           4%           $12.50      05/31/2012
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Bed Bath & Beyond              --/--/BBB        25,384        3%         $423,150           5%           $16.67      01/31/2013
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Staples Inc.                 BBB+/Baa2/BBB      23,750        3%         $285,000           3%           $12.00      09/30/2017
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Rag Shop Store                  --/--/--        18,942        2%         $246,246           3%           $13.00      08/31/2012
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Modell's Sporting               --/--/--        18,080        2%         $288,000           3%           $15.93      06/30/2017
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Brown Group Retail             BB+/Ba3/BB       12,000        2%         $198,000           2%           $16.50      08/31/2012
(Famous Footwear)
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
TOTAL/WEIGHTED AVERAGE                         643,552       84%       $5,685,361          66%            $8.83
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------

--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Other Tenants                     NAP          117,109       15%       $2,993,824          34%           $25.56       Various
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
Vacant Space                      NAP            4,729        1%               $0           0%            $0.00         NAP
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------
TOTAL/WEIGHTED AVERAGE                         765,390      100%       $8,679,185         100%           $11.34
--------------------------- ---------------- ------------ ---------- ---------------- ------------- ---------------- ------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Excludes square footage of ground lease tenants. Annualized Underwritten
     Base Rent includes the rental revenue generated by the ground lease tenants, but excludes the SF. The ground leased space totals 48,452 SF.

---------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)

                        # OF
                       LEASES                           % OF TOTAL SF    CUMULATIVE TOTAL   CUMULATIVE % OF     AVG. BASE RENT
       YEAR           EXPIRING     TOTAL SF EXPIRING       EXPIRING         SF EXPIRING       SF EXPIRING      PER SF EXPIRING
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------

      Vacant              1              4,729                1%               4,729               1%                 --
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
      2006(2)             1             10,000                1%              14,729               2%               $16.00
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2007               2             13,200                2%              27,929               4%               $14.00
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
      2008(3)             1               --                  --              27,929               4%                (3)
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2009               1              1,548                --              29,477               4%               $26.00
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
      2010(3)             3             114,558              15%              144,035             19%               $3.72
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2011              --               --                  --              144,035             19%                 --
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2012              10             89,509               12%              233,544             31%               $15.45
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2013               6             52,953                7%              286,497             37%               $17.23
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
       2014               4             98,722               13%              385,219             50%               $9.06
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
      2015(3)             3              5,400                1%              390,619             51%               $48.19
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------
   Thereafter(3)         12             374,771              49%              765,390             100%              $11.62
-------------------- ------------ -------------------- ----------------- ------------------ ----------------- -------------------

(1)  The information in the table is based on the actual rent roll dated January
     10, 2006.

(2)  The tenant whose lease expires in 2006 will reportedly not be renewing its lease.

(3)  Includes one or more ground lease tenants for which a square footage of zero was assigned. Avg. Base Rent per SF Expiring includes the rental revenue generated by the ground lease tenants, but excludes the SF. The ground leased space totals 48,452 SF.

     PROPERTY MANAGEMENT. The Orange Plaza Property is managed by National
Realty & Development Corp., an affiliate of the Orange Plaza Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     Release of Parcels. The Orange Plaza Borrower is entitled to obtain a release of an undeveloped outparcel, without any required prepayment of the
Orange Plaza Loan, provided that it satisfies certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this outparcel, and the appraisal did not assign any value to this outparcel.

                                      D-16

                 MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

                               [4 PHOTOS OMITTED]

                                      D-17

                 MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

                                  [MAP OMITTED]

                                      D-18

                 MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

-----------------------------------------------------------------
                        LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $47,000,000

CUT-OFF DATE BALANCE:          $47,000,000

FIRST PAYMENT DATE:            07/01/2006

INTEREST RATE:                 6.14000%

AMORTIZATION TERM:             Interest Only

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 06/01/2016

EXPECTED MATURITY BALANCE:     $47,000,000

SPONSORS:                      Paul Milhous, Robert Milhous,
                               Ropamil LP, Paul Milhous Trust,
                               and Robert Milhous Trust

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from the
                               first payment date, with U.S.
                               Treasury defeasance for the
                               following 92 payments, and open to
                               prepayment without premium thereafter
                               through the maturity date.

CUT-OFF DATE BALANCE PER SF:   $127.22

UP-FRONT RESERVES:             RE Taxes:         $315,210

                               Insurance:        $76,649

ONGOING RESERVES:              RE Taxes:         $45,030 / month

                               Insurance:        $25,550 / month

                               Replacement: (1)  Springing

                               TI/LC: (2)        Springing

LOCKBOX:                       Springing Hard
---------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:             NAP

SINGLE ASSET/PORTFOLIO:    Portfolio

PROPERTY TYPE:             Various

PROPERTY SUB-TYPE:         Various

LOCATION:                  Various - See Table

YEAR BUILT/RENOVATED:      Various - See Table

PERCENT LEASED (AS OF):    96.3% (05/15/2006)

NET RENTABLE AREA:         369,444

THE COLLATERAL:            Five properties located in Florida.

OWNERSHIP INTEREST:        Fee

PROPERTY MANAGEMENT:       Paige Associates, Inc. (d/b/a
                           Paige Charters Inc.)

MOST RECENT NOI (AS OF):   $3,124,267 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):    NAP

3RD RECENT NOI (AS OF):    NAP

U/W NET OP. INCOME:        $4,399,906

U/W NET CASH FLOW:         $4,103,406

APPRAISED VALUE (AS OF):   $62,700,000 (02/2006)

CUT-OFF DATE LTV RATIO:    75.0%

LTV RATIO AT MATURITY:     75.0%

U/W DSCR:                  1.40x

U/W DSCR POST IO:          NAP

---------------------------------------------------------------

(1)  Following the occurrence and continuance of a default under the loan, the borrower is required to fund a Replacement Reserve in an amount equal to one-twelfth of the product of (a) the then total aggregate number of rentable square feet at the mortgaged properties and (b) $0.17.

(2)  Following the occurrence and continuance of a default under the loan, the borrower is required to fund a TI/LC Reserve in an amount equal to one-twelfth of the product of (a) the then total aggregate number of rentable square feet at the mortgaged properties and (b) $7.00. The borrower and sponsor will be required to post a letter of credit, or fund a designated Springing TI Impound in the event SBA Communications, among other things, gives notice that it will not exercise its option to extend its lease, fails to exercise the renewal option at least 6-months prior to the expiration of its lease, defaults or elects to terminate the lease. The amount of the impound must equal 6-months of SBA Communications' then current gross rent. So long as no default under the loan exists, the impound will be disbursed upon the satisfaction of certain conditions in amount(s) equal to the product of (a) the springing impound amount, and (b)
     a fraction, whereby the numerator is the total rentable square feet of the new or renewed lease, and the denominator is 79,131.

THE BROKEN SOUND PORTFOLIO LOAN.

     THE LOAN. The fourth largest loan (the "Broken Sound Portfolio Loan") as evidenced by the Consolidated, Amended, Restated and Renewal Promissory Note
Secured By Mortgage (the "Broken Sound Portfolio Note") is secured pursuant to the Amended and Restated Mortgage and Absolute Assignment of Rents and Leases
and Security Agreement (and Fixture Filing) (the "Broken Sound Portfolio
Mortgage") by the Borrower's fee interest in five properties located in Florida
(the "Broken Sound Portfolio Properties").

     THE BORROWER. The borrowers, 990 South Rogers Associates, LLC, 5900-6000
Broken Sound Associates, LLC, 6100 Broken Sound Associates, LLC, and Colonnade
Plaza Associates, LLC, are single purpose entities that own no material assets other than the Broken Sound Portfolio Properties and related interests. Each of the borrowers are single member Delaware limited liability companies. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Paul Milhous, Robert Milhous, Ropamil LP, Robert Milhous Trust and Paul
Milhous Trust (individually and collectively, as context may require, the
"Broken Sound Sponsor"). The Broken Sound Sponsor has approximately 40 years of commercial real estate experience with interests in 12 properties consisting of approximately one million square feet, and a net worth of $207 million.

     THE PROPERTY. The Broken Sound Portfolio Properties consist of five properties consisting of 369,444 square feet, located in Florida. Four of the properties are located in Boca Raton, Florida, and one property is located in
Deerfield Beach, Florida. Four of the properties

                                      D-19

are multi-tenant, while one property is single tenant. On a combined basis, the portfolio is approximately 96.3% leased as of May 15, 2006. Two of the properties are Class A suburban office buildings (40% of the NRA), one property is flex-industrial (33% of the NRA), one property is mixed-use office warehouse
(18% of the NRA) and one property is comprised of a 10,000 square foot retail center and a 25,000 square foot industrial building.

     More specific information about each property is set forth in the tables below.

-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
                                             YEAR       ALLOCATED
                                             BUILT/      CUT-OFF      OWNERSHIP                                        APPRAISED
PROPERTY (1)               LOCATION        RENOVATED   LOAN BALANCE   INTEREST       NRA     % LEASED     U/W NCF        VALUE
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------

5900 Broken Sound Plaza    Boca Raton, FL  2001 / NAP  $12,560,000       Fee       73,191     100.0%     $1,221,979   $18,000,000
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
6000 Broken Sound Plaza    Boca Raton, FL  2001 / NAP  $12,165,000       Fee       72,763     100.0%       $907,988   $15,000,000
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
Rogers Circle              Boca Raton, FL  1987 / NAP  $10,000,000       Fee      122,390      88.8%       $872,866   $12,900,000
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
Newhouse Business Center   Boca Raton, FL  1999 / NAP   $7,550,000       Fee       66,100     100.0%       $679,542   $10,500,000
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
                           Deerfield
Colonnade Plaza            Beach, FL       2002 / NAP   $4,725,000       Fee       35,000     100.0%       $421,031    $6,300,000
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------
TOTAL PORTFOLIO / WTD.                                 $47,000,000                369,444      96.3%     $4,103,406   $62,700,000
AVG.
-------------------------- --------------- ----------- ------------- ------------ ---------- ---------- ------------- -------------

(1)  The 5900 Broken Sound Plaza and 6000 Broken Sound Plaza properties are suburban office properties. The Rogers Circle property is a flex industrial property. The Newhouse Business Center property is a mixed use
     (office/warehouse) property. The Colonnade Plaza property is a mixed use
     (Office/Retail/Warehouse) property.

------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
                                                                                                  % OF        % OF
                                                   % OF       % OF                   U/W BASE   PROPERTY    PORTFOLIO
                                        TENANT    PROPERTY   PORTFOLIO   U/W BASE    RENT ($    U/W BASE    U/W BASE      LEASE
PROPERTY            LARGEST TENANT        NRA        NRA        NRA        RENT      PER NRA)     RENT        RENT      EXPIRATION
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------

5900 Broken Sound   SBA                  73,191      100%       20%     $1,415,514    $19.34       100%         30%     02/28/2012
Plaza               Communications
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
6000 Broken Sound
Plaza               Taylor & Francis     42,927       59%       12%      $622,442     $14.50        58%         13%     01/31/2016
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
Newhouse Business
Center              Freescale            30,018       45%        8%      $372,632     $12.41        50%          8%     02/28/2010
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
Colonnade Plaza     Pool People, Inc.    25,000       71%        7%      $288,000     $11.52        61%          6%     02/28/2011
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
Rogers Circle       W.W. Grainger        20,600       17%        6%      $144,200      $7.00        14%          3%     03/31/2011
------------------- ------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------

---------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE (1)

                              # OF                                        CUMULATIVE
                             LEASES       TOTAL SF      % OF TOTAL SF      TOTAL SF      CUMULATIVE % OF    AVG. BASE RENT PER
          YEAR              EXPIRING      EXPIRING        EXPIRING         EXPIRING        SF EXPIRING          SF EXPIRING
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

         Vacant                --         13,700              4%            13,700                4%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2006                  3          7,500              2%            21,200                6%              $18.33
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2007                  1          2,500              1%            23,700                6%              $19.30
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2008                  1         16,775              5%            40,475               11%               $8.24
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2009                  3         32,074              9%            72,549               20%               $8.27
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2010                  6         76,799             21%           149,348               40%              $12.49
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2011                  5         69,832             19%           219,180               59%               $9.59
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2012                  2         79,041             21%           298,221               81%              $18.56
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2013                  2         28,296              8%           326,517               88%              $10.00
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2014                 --             --              --           326,517               88%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2015                 --             --              --           326,517               88%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
       Thereafter               1         42,927             12%           369,444              100%              $14.50
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The properties are managed by Paige Associates, Inc., an affiliate of the borrowers, doing business in Florida as Paige Charters Inc.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted, subject to certain conditions set forth in the mortgage loan documents, including, among others, a maximum aggregate loan to value ("LTV") ratio not to exceed 75% and a combined debt service coverage ratio
("DSCR") to be equal to or greater than 1.15x.

     SUBSTITUTION AND RELEASE OF PROPERTIES. After the lockout period, the loan may be partially defeased based on 110% of the original allocated loan amount and an individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default will have occurred, (ii) borrower will pay all reasonable costs and expenses associated with the release, (iii) the DSCR after giving effect to the release is greater than or equal to 1.15x (based on a 7.30% loan constant), (iv)
the LTV after giving effect to the release is equal to or less than the LTV as of the closing date (approximately 75%), and (v) adequate reserves have been pledged, as determined by lender, for rollover concentration projected for the remaining portfolio. In the event of a permitted sale or assumption of an individual property, such property will be released from the cross collateralization and cross default provisions of the loan documents for the remaining loan properties subject to the satisfaction of certain conditions.
Substitution is not permitted.

                                      D-20

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

                               [5 PHOTOS OMITTED]

                                      D-21

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

                                  [MAP OMITTED]

                                      D-22

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

---------------------------------------------------------------
                       LOAN INFORMATION
---------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $44,500,000

CUT-OFF DATE BALANCE:          $44,500,000

FIRST PAYMENT DATE:            06/01/2006

INTEREST RATE:                 6.18500%

AMORTIZATION TERM:             Months 1-60: Interest Only
                               Months 61-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 05/01/2016

EXPECTED MATURITY BALANCE:     $41,796,550

SPONSOR:                       Dennis Doyle

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               35-payment lockout from the
                               first payment date, with U.S.
                               Treasury defeasance for the
                               following 81 payments, and open
                               to prepayment without premium
                               thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $99.26

UP-FRONT RESERVES:             RE Taxes:       $221,470

                               Insurance:      $36,225

                               TI/LC:(1)       $1,000,000

                               Holdback:(2)    $1,000,000

ONGOING RESERVES:              RE Taxes:       $110,735 / month

                               Insurance:      $4,025 / month

                               Replacement:(3) $7,471 / month

LOCKBOX:(4)                    Springing Hard
---------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:             NAP

SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

PROPERTY SUB-TYPE:         Suburban

LOCATION:                  Edina, MN

YEAR BUILT/RENOVATED:      1967 - 1974, 1991 / NAP

PERCENT LEASED (AS OF):    82.8% (02/28/2006)

NET RENTABLE AREA:         448,299

THE COLLATERAL:            Six-building, suburban office
                           complex located in Edina, Minnesota

OWNERSHIP INTEREST:        Fee

PROPERTY MANAGEMENT:       Welsh Companies, LLC

MOST RECENT NOI (AS OF):   $3,855,636 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):    $4,247,766 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):    $5,058,338 (TTM 12/31/2003)

U/W NET OP. INCOME:        $4,537,278

U/W NET CASH FLOW:         $4,077,292

APPRAISED VALUE (AS OF):   $57,500,000 (03/09/2006)

CUT-OFF DATE LTV RATIO:    77.4%

LTV RATIO AT MATURITY:     72.7%

U/W DSCR:                  1.46x

U/W DSCR POST IO:          1.25x
---------------------------------------------------------------

(1)  If a disbursement is made from the TI/LC impound and the balance of the
     TI/LC impound is less than $1,000,000, borrower shall be required to pay the amount of $30,861 monthly until the amount of $1,000,000 has been achieved.

(2)  On May 1, 2008 ("Holdback Disbursement Date") and no more than three times prior to the Holdback Disbursement Date, borrower may request that lender determine if holdback conditions have been satisfied: the conditions are:
     (i) no default under the loan shall have occurred; (ii) borrower shall have delivered evidence to lender that economic occupancy is at least 87%; (iii)
     borrower shall have delivered evidence that the property has achieved a net operating revenue that results in a DSCR of no less than 0.87x (assuming a
     10% loan constant on the outstanding principal balance of the note) and actual DSCR of 1.20x and (iv) borrower shall deliver evidence that LTV does not exceed 80%. DSCR will be calculated based on the P&I payment amount and
     30-year amortization. Borrower may request a partial disbursement of the holdback on May 1, 2008 if all conditions have been satisfied other than section (iii) above. The amount of the partial draw shall be equal to the largest amount that satisfies the tests for DSCR mentioned above. If borrower does not satisfy these conditions, the proceeds will be held by the lender as additional collateral for the loan.

(3)  This reserve will be capped and maintained at $300,000.

(4)  The lender has the ability to initiate a cash flow sweep in the event the actual debt service coverage ratio (assuming a 30-year amortization schedule) falls below 1.10x. Sweep will be suspended once the debt service ratio reaches 1.20x based on the property's trailing twelve months operating statements.

THE SOUTHDALE OFFICE CENTRE LOAN.

     THE LOAN. The fifth largest loan (the "Southdale Office Centre Loan") as evidenced by the Promissory Note (the "Southdale Office Centre Note") secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and Leases
and Security Agreement (the "Southdale Office Centre Mortgage") encumbering the
448,299 square foot suburban office property located in Edina, Minnesota. The
Southdale Office Centre Loan was originated on April 20, 2006 by or on behalf of
Wells Fargo Bank, National Association.

     THE BORROWER. The co-borrowers are Southdale Office, LLC, a Delaware limited liability company, and KADO Southdale Investment, LLC, a Delaware limited liability company, as tenants in common (the "Southdale Office Centre
Borrower"). The Southdale Office Centre Borrower is a Level V single-purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination.
Southdale Office, LLC will own a 78.3% interest, and KADO Southdale Investment,
LLC will own a 21.7% interest. Southdale Office, LLC is 100% owned by Welsh
Institutional Investments, LLC, which is owned by GEBAM, Inc.

                                      D-23

(95.8%) and DoyleInvest II, LLC (4.2%). GEBAM, Inc. is wholly owned by General
Electric Capital Corporation. KADO Southdale Investment, LLC is 100% owned by
Kado Investment Partners, LLC, which is owned by Welsh Holdings, LLC (62.5%) and
Welsh Ventures, LLC (37.6%).

     THE PROPERTY. The Southdale Office Centre Property is a 6-building, 448,299 square foot office complex with a Pizzeria Uno restaurant and a stand-alone bank branch (Metropolitan Bank). The Southdale Office Centre Property is located at
6600-6800 France Avenue South in Edina, Minnesota, about seven miles southwest of downtown Minneapolis. The Southdale Office Centre Property consists of four office buildings connected by ground level enclosed walkways and on-site amenities include a cafeteria, a sundries shop, fitness center, underground parking garages, 24-hour on-site security guards and a security card access system. The Southdale Office Centre Property is located on France Avenue South, a six-lane north/south arterial connecting to I-494 and State Route 62. The
Southdale Office Centre Property is located across from the Southdale Mall, a regional shopping center, and Fairview Southdale Hospital, a full service medical facility

     SIGNIFICANT TENANTS: As of February 28, 2006, Southdale Office Centre was
approximately 82.8% leased by 74 tenants.

     Edina Financial Services leases 91,812 square feet (20.5% of the NRSF)
under a lease expiring November 2011 (5.6% of the Edina space expires in 2006).
Edina Financial Services, Inc. is part of Edina Realty. Edina Realty is a subsidiary of HomeServices of America, a Berkshire Hathaway affiliate. With its headquarters at Southdale Office Centre, Edina Realty is one of the nation's largest real estate companies with more than 90 real estate offices throughout
Minnesota, North Dakota and Wisconsin and more than 3,400 sales associates. The company's affiliates include Edina Realty Mortgage, Edina Realty Title, and
Edina Realty Relocation.

More specific information about the property is set forth in the tables below:

-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
                                                                                          % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                           ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                     (FITCH/                             UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
TENANT NAME                      MOODY'S/S&P)(1) TENANT NRA   % OF NRA   BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------

Edina Financial Services, Inc.     --/--/--         91,812       20%      $1,417,707         30%          $15.44       11/30/2011(2)
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Fortis Benefits Insurance Co.      --/--/--         37,902        8%        $379,020          8%          $10.00       02/28/2007
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Intrepid Companies, Inc.           --/--/--         30,782        7%        $361,688          8%          $11.75       10/31/2008
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Crown Bankshares, Inc.             --/--/--         11,205        3%        $148,466          3%          $13.25       11/30/2010
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Total/Weighted Average                             171,701       38%      $2,306,881         49%          $13.44
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------

-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Other Tenants(3)                     NAP           199,518       45%      $2,378,546         51%          $11.92       Various
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Vacant Space                         NAP            77,080       17%              $0          0%           $0.00         NAP
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------
Total/Weighted Average(3)                          448,299      100%      $4,685,427        100%          $12.62
-------------------------------- --------------  ----------- ---------- ---------------- ------------- -------------- --------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Approximately 5.6% (5,103 square feet) of the Edina Financial Services,
     Inc. ("Edina") space expires in 2006. This space accounts for approximately
     5.2% of the total Edina Annualized Underwritten Base Rent.

(3)  Includes 9,095 square feet of common area, amenity, utility or Midwest
     Foods Services space as described in footnotes (1) and (2) (below) and may or may not directly contribute income to the property.

---------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)

                        # OF
                       LEASES        TOTAL SF       % OF TOTAL SF     CUMULATIVE TOTAL   CUMULATIVE % OF SF     AVG. BASE RENT
       YEAR           EXPIRING       EXPIRING          EXPIRING         SF EXPIRING           EXPIRING         PER SF EXPIRING
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------

      Vacant             --           77,080               17%              77,080                17%                   --
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
     MTM ((2))            7            5,943                1%              83,023                19%                   --
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2006              12           19,042                4%             102,065                23%               $13.73
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2007              13           68,173               15%             170,238                38%               $10.78
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2008              11           49,580               11%             219,818                49%               $12.34
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2009               8           17,359                4%             237,177                53%               $12.50
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
    2010 ((3))           13           49,254               11%             286,431                64%               $11.50
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2011              23          121,176               27%             407,607                91%               $14.75
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2012               5           27,060                6%             434,667                97%               $12.67
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2013               2            9,531                2%             444,198                99%               $10.97
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2014               1              917                --             445,115                99%               $11.50
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
       2015               1            3,184                1%             448,299               100%               $15.00
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------
    Thereafter           --               --                --             448,299               100%                   --
-------------------- ------------ ---------------- ----------------- ------------------- -------------------- -------------------

(1)  The information in the table is based on the underwritten rent roll.

(2)  5,943 square feet of MTM space as presented above is currently used for common area, amenity space or utility purposes (i.e. tenant conference rooms, building management office, fire command station, etc.). This space is not leased or directly contributes income to the property.

(3)  49,254 square feet of space expiring in 2010 includes 3,152 square feet of space leased to Midwest Food Services. This tenant operates a cafeteria, and is considered an amenity to the property. Additionally Midwest Food
     Services only pays percentage rent, which has been underwritten as "Other
     Income". For the purpose of this rollover schedule's Average Rent per SF
     Expiring calculation, the numerator does not include any rent contributed by Midwest Food Services, however the denominator includes the Midwest Food
     Services area. Excluding the subject tenant's area; the Average Rent per SF
     Expiring in 2010 equals $12.28.

                                      D-24

     PROPERTY MANAGEMENT. The Southdale Office Centre Property is managed by the
Welsh Companies, LLC.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-26

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

                               [4 PHOTOS OMITTED]

                                      D-27

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

                                  [MAP OMITTED]

                                      D-28

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

-----------------------------------------------------------------
                       LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $43,500,000

CUT-OFF DATE BALANCE:          $43,500,000

FIRST PAYMENT DATE:            05/01/2006

INTEREST RATE:                 6.06500%

AMORTIZATION TERM:             Months 1-48: Interest Only
                               Months 49-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 04/01/2016

EXPECTED MATURITY BALANCE:     $40,123,012

SPONSORS:                      Werner Minshall and John Stewart

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               47-payment lockout from the first
                               payment date, with U.S. Treasury
                               defeasance for the following 72 payments,
                               and open to prepayment without premium
                               thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $61.86

UP-FRONT RESERVES:             RE Taxes:           $298,141

                               Insurance:          $56,848

                               Deferred            $398,610
                               Maintenance:

                               Replacement:        $12,231

                               TI/LC:              $37,500

                               Other:(1)           $2,077,939

ONGOING RESERVES:              RE Taxes:           $74,535 / month

                               Insurance:          $14,212 / month

                               Replacement:        $12,231 / month

                               TI/LC:              $37,500 / month

LOCKBOX:                       Hard
-----------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:                NAP

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     Cleveland, OH

YEAR BUILT/RENOVATED:         1964 / 1987, 2003-2005

PERCENT LEASED (AS OF):       89.8% (03/23/2006)

NET RENTABLE AREA:            703,205

THE COLLATERAL:               40-story office tower with an
                              attached parking garage
                              containing 429 parking spaces
                              located in Cleveland, Ohio.

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Minshall Development Company, Inc.

MOST RECENT NOI (AS OF):      $3,918,336 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):  $2,197,650 (TTM 12/31/2004)

3RD MOST RECENT NOI (AS OF):  $4,069,587 (TTM 12/31/2003)

U/W NET OP. INCOME:           $4,899,320

U/W NET CASH FLOW:            $4,192,009

APPRAISED VALUE (AS OF):      $60,000,000 (12/01/2005)

CUT-OFF DATE LTV RATIO:       72.5%

LTV RATIO AT MATURITY:        66.9%

U/W DSCR:                     1.57x

U/W DSCR POST IO:             1.33x
---------------------------------------------------------------

(1)  A reserve of $2,077,939 was required origination which is comprised of the following: Weston Hurd Escrow ($1,390,000), NEBS Holdback ($500,000) and
     Barnes Distribution Escrow ($187,939).

THE TOWER AT ERIEVIEW LOAN.

     THE LOAN. The sixth largest loan (the "Tower at Erieview Loan") is a
$43,500,000 first mortgage loan secured by the borrower's fee interest in the
Tower at Erieview property located in Cleveland, Ohio.

     THE BORROWER. The borrower, Erieview Tower & Parking, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors, Werner Minshall and John Stewart, are the founding members of Minshall Stewart Properties ("Minshall Stewart"). Minshall Stewart is
a full service real estate investment firm that is headquartered in Washington,
DC and has regional offices in Cleveland, Ohio and in Denver, Colorado. The company's portfolio currently consists of 2,137,000 square feet of commercial space in suburban Washington, DC, Cleveland and Columbus, Ohio, and Denver,
Colorado. Minshall Stewart also has 560 residential units, which are located in
West Virginia and suburban Detroit, Michigan.

                                      D-29

     THE PROPERTY. Tower at Erieview is a 703,205 square foot, 40-story office tower located in Cleveland, Ohio. The property is 89.8% leased to approximately
50 tenants which include law firms, research companies, distribution companies, and retail office tenants. The property is located within the Cleveland CBD and is positioned within a 4 block radius of several commuter corridors and public transportation stations. The property has a 429 space heated parking garage for driving commuters with direct access from the property into the garage. The
Tower at Erieview is also attached via a walkway to the Galleria, an enclosed mall which offers additional amenities including a food court and various national retailers. Since acquiring the property in December 2002, the sponsors have spent approximately $12 million in building and tenant improvements.

More specific information about the property is set forth in the tables below:

----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
                                                                         ANNUALIZED    % OF TOTAL      ANNUALIZED
                               CREDIT RATING                            UNDERWRITTEN   ANNUALIZED     UNDERWRITTEN
                                  (FITCH/                                BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                   MOODY'S/S&P)(1)   TENANT NRA   % OF NRA       ($)         BASE RENT     ($ PER NRA)    EXPIRATION
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------

Barnes Group, Inc.               --/--/--          62,490        9%      $831,909           7%           $13.31       08/31/2014
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Walter & Haverfield              --/--/--          43,590        6%      $781,668           7%           $17.93       01/09/2019
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Duvin, Cahn, & Hutton, LPA       --/--/--          40,076        6%      $892,867           8%           $22.28       08/31/2008
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Weston Hurd                      --/--/--          39,720        6%      $694,166           6%           $17.48       12/04/2020
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Lesco, Inc.                      --/--/--          39,414        6%      $617,362           6%           $15.66       05/31/2010
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Kahn Kleinman & Arnson, Co.      --/--/--          35,761        5%      $804,303           7%           $22.49       06/30/2009
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
CGI-AMS, Inc.                    --/--/--          31,290        4%      $575,392           5%           $18.39       12/24/2009
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Emerald Health Network           --/--/--          29,357        4%      $466,446           4%           $15.89       01/31/2010
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Dollar Bank                      --/--/--          28,898        4%      $648,080           6%           $22.43       08/31/2009
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Acordia of Ohio, Inc.            --/--/--          21,125        3%      $377,128           3%           $17.85       05/31/2013
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
TOTAL/WEIGHTED AVERAGE                            371,721       53%     $6,689,322         60%           $18.00
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------

----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Other Tenants                       NAP           259,468       37%     $4,509,348         40%           $17.38       Various
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
Vacant Space                        NAP            72,016       10%            $0           0%            $0.00         NAP
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------
TOTAL/WEIGHTED AVERAGE                            703,205      100%     $11,198,670       100%           $17.74
----------------------------- ----------------- ------------ ---------- ------------- -------------- --------------- ------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)

                      # OF LEASES                          % OF TOTAL SF    CUMULATIVE TOTAL    CUMULATIVE %     AVG. BASE RENT
       YEAR           EXPIRING (2)   TOTAL SF EXPIRING       EXPIRING          SF EXPIRING     OF SF EXPIRING   PER SF EXPIRING
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------

      Vacant               --             72,016                10%                72,016            10%               --
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
        MTM                6               7,032                1%                 79,048            11%             $0.34
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2006                6              15,033                2%                 94,081            13%             $20.32
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2007                8              17,102                2%                111,183            16%             $19.66
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2008                13             82,675                12%               193,858            28%             $22.95
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2009                14            134,069                19%               327,927            47%             $20.86
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2010                14             98,114                14%               426,041            61%             $15.89
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2011                4              22,045                3%                448,086            64%             $16.19
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2012                --                 --                --                448,086            64%               --
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2013                5              29,100                4%                477,186            68%             $17.29
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2014                12             81,278                12%               558,464            79%             $12.68
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
       2015                4              28,671                4%                587,135            83%             $17.47
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------
    Thereafter             11            116,070               17%                703,205           100%             $16.46
-------------------- --------------- ------------------- ------------------ ------------------ ---------------- -----------------

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The property is managed by Minshall Development
Company, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has incurred mezzanine debt in the amount of $8,566,308 with RAIT Investment Trust, which is not secured by the property and held outside the trust. RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the mid-sized commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. This additional debt is subject to an inter-creditor agreement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-30

              MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

                               [4 PHOTOS OMITTED]

                                      D-31

              MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

                                  [MAP OMITTED]

                                      D-32

              MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

-----------------------------------------------------------------
                        LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $36,350,000

CUT-OFF DATE BALANCE:          $36,350,000

FIRST PAYMENT DATE:            05/05/2006

INTEREST RATE:                 5.86000%

AMORTIZATION TERM:             Months 1-36: Interest Only

                               Months 37-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 04/05/2016

EXPECTED MATURITY BALANCE:     $32,809,685

SPONSOR:                       Mark R. Munsell

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               27-payment lockout from the first
                               payment date, with U.S. Treasury
                               defeasance for the following 89
                               payments, and open to prepayment
                               without premium thereafter through
                               the maturity date.

CUT-OFF DATE BALANCE PER SF:   $119.41

UP-FRONT RESERVES:             Insurance:        $6,567

                               Other:(1)(2)      $264,734

ONGOING RESERVES:              RE Taxes:         $49,660 / month

                               Insurance:        $3,283 / month

                               Replacement:(3)   $6,345 / month

                               TI/LC:(4)         $29,400 / month

                               Other:(5)         Springing

LOCKBOX:                       None
-----------------------------------------------------------------

-----------------------------------------------------------------
                    PROPERTY INFORMATION
-----------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Suburban

LOCATION:                   Fairlawn, OH

YEAR BUILT/RENOVATED:       Various - See Table

PERCENT LEASED (AS OF):     90.1% (03/28/2006)

NET RENTABLE AREA:          304,416

THE COLLATERAL:             Five properties located in
                            Fairlawn, Ohio.

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        John Dellagnese & Associates

MOST RECENT NOI (AS OF):    $3,164,428 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):     $3,071,475 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):     $2,987,042 (TTM 12/31/2003)

U/W NET OP. INCOME:         $3,472,906

U/W NET CASH FLOW:          $3,044,664

APPRAISED VALUE (AS OF):    $45,700,000 (01/23/2006)

CUT-OFF DATE LTV RATIO:     79.5%

LTV RATIO AT MATURITY:      71.8%

U/W DSCR:                   1.41x

U/W DSCR POST IO:           1.18x
-----------------------------------------------------------------

(1)  A reserve of $200,000 was collected at origination. Funds will be disbursed when the properties are producing an aggregate annual base rent of
     $4,931,525 (inclusive of any master lease rental payments). Funds may be partially released, one time only, at the rate of $11.76 for each dollar of base rent in excess of $4,914,525.

(2)  A tenant holdback reserve of $64,734 was collected at origination. This reserve consists of amounts held for tenant improvements on spaces in the
     3700 Embassy Parkway Building ($44,295), the 4040 Embassy Parkway Building
     ($10,595), and the 3560 West Market Office Building ($9,844). Each of these reserves will be released upon satisfaction of the conditions specified in the loan documents, which generally include that (i) specified tenants have taken occupancy of the related space and are paying their respective full contractual rent; (ii) all tenant improvements have been completed; and
     (iii) the tenant and/or tenants deliver an estoppel certificate.

(3)  Monthly deposits are not required at any time the replacement reserve has a balance of $230,000 or more.

(4)  Monthly deposits are not required at any time the TI/LC reserve has a balance of $600,000 or more. Monthly deposits may also be adjusted as described in "Release of Properties" and "Partial Assumption of Loan"
     below.

(5)  In the event of a sale of any property that is security for the loan (see
     "Substitution and Release of Properties" below), a reserve must be established in the amount of $13.04/SF for each square foot of unoccupied or unimproved space on the fifth floor of the 3700 Embassy Parkway Building that has not been brought to "white box" condition at the time of such sale.

THE EMBASSY OFFICE PARK - POOL A LOAN.

     THE LOAN. The seventh largest loan (the "Embassy Office Park Loan") is a
$36,350,000 first mortgage loan secured by the borrower's fee interest in five office properties located in Fairlawn, Ohio (the "Embassy Office Park
Portfolio").

     THE BORROWER. The borrowers, 3500 Embassy LLC, 3700 Embassy LLC, 3875
Embassy LLC, 4040 Embassy LLC, and 3560 W Market LLC (collectively the, "Embassy
Office Park Borrower"), are single purpose entities that own no material assets other than the respective Embassy Office Park Portfolio properties and related interests. Each borrower is a single member Ohio limited liability company whose sole member is a single member Delaware limited liability company structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Mark R. Munsell, President and sole owner of Munsell Realty Advisors, Inc. ("MRA"), a commercial real estate brokerage and advisory firm. Mr. Munsell currently holds ownership interests in
14 office and retail properties located in Ohio and Illinois, approximating 1.9 million square feet. Mr. Munsell

                                      D-33

has guaranteed $260,000 of the Embassy Office Park Loan, which will be reduced, pro rata on a $13.04 per square footage basis, when the currently unoccupied and unimproved space on the fifth floor of the property located at 3700 Embassy
Parkway is brought to "white box" condition. The guaranty will be released if the springing reserve required to be established in connection with the sale of one or more of the individual properties is fully funded. The Embassy Office
Park Borrower is affiliated with the borrower under the Embassy Office Park -
Pool B mortgage loan.

     THE PROPERTIES. The Embassy Office Park Portfolio consists of 5 multi-tenanted office properties comprising 304,416 square feet, located in
Fairlawn, Ohio. On a combined basis, the portfolio is approximately 90.1%
leased.

     More specific information about each property is set forth in the tables below:

--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
                                             YEAR       ALLOCATED
                                            BUILT/       CUT-OFF      OWNERSHIP              PERCENT                   APPRAISED
PROPERTY                    LOCATION       RENOVATED   LOAN BALANCE   INTEREST       NRA      LEASED      U/W NCF        VALUE
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------

3875 Embassy                Fairlawn, OH  1990 / NAP   $13,050,000       Fee       95,638      100.0%     $1,276,735  $16,400,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
3700 Embassy (1)            Fairlawn, OH  2000 / NAP    $9,000,000       Fee       78,985       73.8%       $542,996  $11,300,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
4040 Embassy                Fairlawn, OH  1992 / NAP    $5,950,000       Fee       50,556       93.5%       $550,880   $7,500,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
3560 West Market            Fairlawn, OH  1985 / NAP    $4,775,000       Fee       49,560       87.7%       $334,693   $6,000,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
3500 Embassy                Fairlawn, OH  1995 / NAP    $3,575,000       Fee       29,677      100.0%       $339,360   $4,500,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------
TOTAL PORTFOLIO / WTD. AVG.                            $36,350,000                304,416       90.1%     $3,044,664  $45,700,000
--------------------------- ------------- ------------ ------------- ------------ ---------- ---------- ------------- -------------

(1)  The sponsor has master leased 1,556 square feet at the 3700 Embassy
     Property at an annual rent of $28,000 ($18.00/SF). The master lease will terminate on the earlier of (i) April 30, 2011 or (ii) the properties are generating a base rent of $4,931,525, exclusive of the rent attributable to the master lease.

--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
                                                                                                % OF         % OF
                                                 % OF       % OF                   U/W BASE   PROPERTY    PORTFOLIO
                                       TENANT   PROPERTY   PORTFOLIO   U/W BASE    RENT ($    U/W BASE    U/W BASE      LEASE
PROPERTY        LARGEST TENANT           NRA       NRA        NRA        RENT      PER NRA)     RENT        RENT      EXPIRATION
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------

3875 Embassy    Oak Associate Ltd.      36,420     38%        12%       $643,906      $17.68      35%         12%     08/31/2008
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
3700 Embassy    Morgan Stanley           9,963     13%         3%       $199,294      $20.00      19%          4%     05/31/2011
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
4040 Embassy    CBIZ                    12,435     25%         4%       $211,395      $17.00      23%          4%     12/31/2006
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
3560 Market     Crystal Clinic           6,976     14%         2%        $99,408      $14.25      14%          2%     11/30/2009
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------
3500 Embassy    Degussa Corporation     22,614     76%         7%       $292,787      $12.95      71%          5%     09/30/2009
--------------- --------------------- --------- ---------- ---------- ----------- ----------- ---------- ------------ -----------

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE (1)

                              # OF                                        CUMULATIVE
                             LEASES       TOTAL SF      % OF TOTAL SF      TOTAL SF      CUMULATIVE % OF    AVG. BASE RENT PER
          YEAR              EXPIRING      EXPIRING        EXPIRING         EXPIRING        SF EXPIRING          SF EXPIRING
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

         Vacant                --          29,262            10%            29,262               10%                --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
           MTM                  2           1,833             1%            31,095               10%              $18.66
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2006                  7          24,944             8%            56,039               18%              $18.10
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2007                  7          24,755             8%            80,794               27%              $17.07
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2008                  6          54,780            18%           135,574               45%              $17.88
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2009                  9          80,753            27%           216,327               71%              $16.87
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2010                 10          32,554            11%           248,881               82%              $19.04
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2011                  6          27,167             9%           276,048               91%              $18.44
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2012                 --              --             --           276,048               91%                --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2013                 --              --             --           276,048               91%                --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2014                 --              --             --           276,048               91%                --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2015                  1          24,093             8%           300,141               99%              $20.50
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
       Thereafter               1           4,275             1%           304,416              100%              $21.00
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the actual rent roll dated March 28,
     2006.

     PROPERTY MANAGEMENT. The Embassy Office Park Portfolio is managed by John
Dellagnese & Associates, Inc., which is not an affiliate of the Embassy Office
Park Borrower. John Dellagnese & Associates, Inc. manages over 735,000 square feet of office space and has over 30 years experience.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     SUBSTITUTION AND RELEASE OF PROPERTIES. The Embassy Office Park Borrower is
permitted to obtain the release of any individual property during the term of the loan through partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including that the Embassy
Office Park Loan is partially defeased in an amount equal to the greater of

                                      D-34

(i) the allocated loan amount with respect to the individual property to be released (each, a "Release Property") and (ii) an amount such that after giving effect to such defeasance, the DSCR with respect to the remaining individual properties comprising the Embassy Office Park Portfolio (the "Remaining
Property") is not less than 1.25x and the ratio of the aggregate allocated loan amounts of the Remaining Property to the value of the Remaining Property is not greater than 80%. If the individual property to be released is "3560 West Market
Street," the monthly escrows to the TI/LC reserve will be reduced to $25,000 and the TI/LC cap will be reduced to $550,000. Pursuant to the mortgage loan documents, the Embassy Office Park Borrower will be required to increase the monthly TI/LC reserve escrow depending on the number of properties that have been released or transferred and assumed, whether a single tenant accounts for a specified percentage of NRA of the Remaining Property and the length of that tenant's remaining lease term in relation to the maturity date of the Embassy
Office Park Loan. Substitution is not permitted.

     PARTIAL ASSUMPTION OF LOAN. The Embassy Office Park Borrower is entitled to obtain a release of one or more (but not more than four) of the individual properties securing the Embassy Office Park Loan in connection with the sale of the property to, and the assumption of a portion of the indebtedness under the
Embassy Office Park Loan by, a third party, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including the following:
(i) the DSCR of each Release Property and the Remaining Property is at least
1.25x, (ii) the loan-to-value ratio with respect to the Remaining Property must not exceed 80%, (iii) the loan-to-value ratio of the Release Property must not exceed 80%, (iv) the ratio of the allocated loan amount of the Release Property to the purchase price paid by the purchaser of such Release Property must not exceed 80%, (v) if a single tenant accounts for at least 75% of the Release
Property's NRA or gross potential rent, the allocated loan amount must be less than the "as dark" value of the Release Property, and (vi) the Embassy Office
Park Borrower delivers confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2006-PWR12 certificates. If these conditions are not satisfied, the Embassy Office Park Borrower is permitted to partially defease a portion of the Embassy Office Park Loan in an amount sufficient to satisfy such test, and the allocated loan amounts for the individual properties comprising the Remaining Property will be reduced, on a pro rata basis, by the principal amount defeased. In addition, the Embassy Office Park Borrower will be required to increase the monthly TI/LC reserve escrow as described in "Releases of Properties" above.

                                      D-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-36

                 MORTGAGE LOAN NO. 8 -- CALYPSO BAY APARTMENTS

                               [4 PHOTOS OMITTED]

                                      D-37

                 MORTGAGE LOAN NO. 8 -- CALYPSO BAY APARTMENTS

                                  [MAP OMITTED]

                                      D-38

                 MORTGAGE LOAN NO. 8 -- CALYPSO BAY APARTMENTS

------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $33,000,000

CUT-OFF DATE BALANCE:           $32,934,213

FIRST PAYMENT DATE:             05/05/2006

INTEREST RATE:                  5.61000%

AMORTIZATION TERM:              360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  04/05/2016

EXPECTED MATURITY BALANCE:      $27,720,597

SPONSOR:                        Frederick R. Heebe

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                27-payment lockout from the
                                first payment date, with U.S.
                                Treasury defeasance for the
                                following 89 payments, and open
                                to prepayment without premium
                                thereafter through the maturity
                                date.

CUT-OFF DATE BALANCE PER UNIT:  $117,622

UP-FRONT RESERVES:              RE Taxes:        $89,975

                                Insurance:       $127,669

                                Deferred

                                Maintenance: (1) $206,125

                                Other:(2)        $3,009,800 (LOCs)

ONGOING RESERVES:               RE Taxes:        $17,995 / month

                                Insurance:       $14,185 / month

                                Replacement:     $4,667 / month

LOCKBOX:                        None
---------------------------------------------------------------

---------------------------------------------------------------
                        PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Multifamily

PROPERTY SUB-TYPE:          Garden

LOCATION:                   Gretna, LA

YEAR BUILT/RENOVATED:       2004 / NAP

PERCENT LEASED (AS OF):     95.7% (02/28/2006)

UNITS:                      280

THE COLLATERAL:             Class A multifamily property
                            located in Gretna, Louisiana.

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Shadowlake Management Company, Inc.

MOST RECENT NOI (AS OF):    $1,430,238 (TTM 10/31/2005)

2ND RECENT NOI (AS OF):     NAP

3RD RECENT NOI (AS OF):     NAP

U/W NET OP. INCOME:         $2,779,695

U/W NET CASH FLOW:          $2,723,695

APPRAISED VALUE (AS OF):    $45,700,000 (12/01/2005)

CUT-OFF DATE LTV RATIO:     72.1%

LTV RATIO AT MATURITY:      60.7%

U/W DSCR:                   1.20x

U/W DSCR POST IO:           NAP
---------------------------------------------------------------

(1)  The deposit of $206,125 represents 125% of the estimated cost to complete repairs on 15 of the units (inclusive of 3 units that have already been remediated) relating to minor damage caused by windstorm due to the effects of Hurricane Katrina. The borrower is required to satisfactorily complete the repairs within 90 days of origination, subject to the terms set forth in the mortgage loan documents.

(2)  At origination, the borrower posted two letters of credit totaling
     $3,009,800: (i) a letter of credit in the amount of $2,000,000, which will be released at such time as the borrower provides acceptable evidence that flood insurance in the amount of not less than $16,500,000 is in full force and effect; the letter of credit may only be utilized in the event that the collateral suffers a casualty by flood and there is a shortfall in the insurance proceeds as the result of the borrower having flood insurance in an amount less than $16,500,000; and (ii) a letter of credit in the amount of $1,009,800 that is equal to three months of rents and profits from the collateral, so as to provide, together with the business income (loss of rents) coverage obtained by the borrower, 15 months of coverage. The amount of the letter of credit described in clause (ii) of the prior sentence will be adjusted annually to reflect an amount equal to 25% of the rents and profits generated by the collateral during the succeeding calendar year.

THE CALYPSO BAY APARTMENTS LOAN.

     THE LOAN. The eighth largest loan (the "Calypso Bay Apartments Loan") is a
$33,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A multifamily property known as Calypso Bay Apartments (the "Calypso Bay
Apartments Property") located in Gretna, Louisiana.

     THE BORROWER. The borrower, Calypso Bay, L.L.C., a Louisiana limited liability company (the "Calypso Bay Apartments Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the Calypso Bay Apartments Borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The Calypso Bay Apartments Borrower is 99% owned by
Frederick R. Heebe, its sponsor, and 1% owned by Calypso Bay Manager, Inc., its managing member. Mr. Heebe is the President of Calypso Bay Manager, Inc. Mr.
Heebe, a New Orleans native, has developed and is the owner of over 1,300 apartment units comprised of seven properties in the New Orleans area.

                                      D-39

     At origination, Mr. Heebe executed two personal guarantees: (i) a guaranty in an amount that is limited to $3,700,000 (the "Flood Insurance Guaranty"), that is only available in the event that the Calypso Bay Apartments Property suffers a casualty by flood and there is a shortfall in insurance proceeds as a result of the Calypso Bay Apartments Borrower having flood insurance in an amount less than $16,500,000 and (ii) a guaranty that is limited to $3,300,000, plus certain expenses (the "Partial Recourse Guaranty"), subject to reduction to
$1,650,000 plus certain expenses, in the event that (a) the Calypso Bay
Apartments Borrower meets a minimum debt service coverage ratio test as provided in the mortgage loan documents and (b) flood insurance in a minimum amount of
$16,500,000 is in effect on the Calypso Bay Apartments Property. The Flood
Insurance Guaranty may be released by the lender when the Calypso Bay Apartments
Borrower obtains the minimum required amount of flood insurance on the Calypso
Bay Apartments Property. The Partial Recourse Guaranty may also be released by the lender when the minimum required amount of flood insurance on the Calypso
Bay Apartments Property is in effect, provided that the specified minimum debt service coverage ratio test has been satisfied as provided within the time frames set forth in the mortgage loan documents.

     THE PROPERTY. The Calypso Bay Apartments Property is a 280-unit, Class A,
Caribbean-themed multifamily complex, comprised of 34 two-story buildings with parking provided for 537 vehicles (1.92 spaces/unit). The Calypso Bay Apartments
Property was constructed in 2004. Property amenities include a private gated community with a 24-hour manned gatehouse, a swimming pool and water relaxation area with swim-up refreshment centers, Caribbean-themed landscaping, a fully equipped fitness center, guest quarters, a leasing office, a covered barbeque area, concierge services, a business center, conference facilities, a billiard room, and a yoga/exercise room. Unit amenities include washers/dryers, vaulted ceilings, high speed internet, and satellite television. The Calypso Bay
Apartments Property provides 210 private 1- and 2-car attached garages with direct access to units, 14 detached garages, and additional parking spaces in open areas. The units exhibit a high level of finish including solid surface flooring, tile flooring in designer bathrooms and gourmet kitchens, stainless steel appliances, double sink vanities, large closets, screened lanais, garden tubs, and surround sound systems. All units offer a private patio or balcony area. Additionally, security alarms are provided in each unit and motion-activated cameras that follow movement are in place throughout the
Calypso Bay Apartments Property. As of February 28, 2006, the Calypso Bay
Apartments Property was 95.7% leased.

     The following table outlines the unit types at the Calypso Bay Apartments
Property:

----------------------------------------------------------------------------------------------
        UNIT TYPE           NUMBER OF UNITS     AVERAGE SF    AVERAGE MONTHLY MARKET RENTS
----------------------------------------------------------------------------------------------

1 Bedroom                          160             907                    $1,017
----------------------------------------------------------------------------------------------
2 Bedroom                           80           1,258                    $1,420
----------------------------------------------------------------------------------------------
3 Bedroom                           40           1,544                    $1,740
----------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE           280           1,098                    $1,235
----------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Calypso Bay Apartments Property is managed by
Shadowlake Management Company, Inc., an affiliate of the Calypso Bay Apartments
Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-40

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

                               [4 PHOTOS OMITTED]

                                      D-41

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

                            [4 MAPS & LEGEND OMITTED]

                                      D-42

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

-----------------------------------------------------------------
                        LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $30,895,000

CUT-OFF DATE BALANCE:          $30,895,000

FIRST PAYMENT DATE:            06/01/2006

INTEREST RATE:                 6.37000%

AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 25-72: 360 months

ARD:                           Yes

ANTICIPATED REPAYMENT DATE:    05/01/2012

MATURITY DATE:                 05/01/2036

EXPECTED MATURITY BALANCE:     $29,498,328

SPONSORS:                      Ron Mills; Ben Spencer; Kevin
                               Reid and MAC Income I, LP

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Greater of 1% or yield
                               maintenance for the first 70
                               payments and open to prepayment
                               without premium thereafter
                               through the maturity date.

CUT-OFF DATE BALANCE PER SF:   $41.15

UP-FRONT RESERVES:             RE Taxes:         $169,077

                               Deferred

                               Maintenance:      $43,438

ONGOING RESERVES:              RE Taxes:         $45,366 / month

                               Insurance:        $10,327 / month

                               TI/LC:            $15,000 / month

LOCKBOX:                       None
--------------------------------------------------------------

--------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Industrial

PROPERTY SUB-TYPE:          Warehouse

LOCATION:                   Various - See Table

YEAR BUILT/RENOVATED:       Various - See Table

PERCENT LEASED (AS OF):     85.9% (04/28/2006)

NET RENTABLE AREA:          750,732

THE COLLATERAL:             Four properties comprising 13
                            buildings, located in Texas and
                            New Mexico.

OWNERSHIP INTEREST:         Fee/Leasehold

PROPERTY MANAGEMENT:        Titan Development of Texas, LLC

MOST RECENT NOI (AS OF):    $2,419,943 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):     NAP

3RD RECENT NOI (AS OF):     NAP

U/W NET OP. INCOME:         $3,076,480

U/W NET CASH FLOW:          $2,770,000

APPRAISED VALUE (AS OF):    $39,590,000 (03/2006)

CUT-OFF DATE LTV RATIO:     78.0%

LTV RATIO AT ARD:           74.5%

U/W DSCR:                   1.39x

U/W DSCR POST IO:           1.20x
--------------------------------------------------------------

THE TITAN PORTFOLIO LOAN.

     THE LOAN. The ninth largest loan (the "Titan Portfolio Loan") as evidenced by the Secured Promissory Note (the "Titan Portfolio Note") is secured by a first priority fee and leasehold Deed of Trust, Security Agreement and
Assignment of Rents (the "Titan Portfolio Mortgage") encumbering four properties comprising thirteen industrial buildings totaling 750,732 square feet that are located in Texas and New Mexico (the "Titan Portfolio Properties"). The Titan
Portfolio Loan was originated on April 28, 2006 by or on behalf of Principal
Commercial Funding II, LLC.

     THE BORROWER. The borrower is Titan MAC Fund I, LP, a Texas limited partnership, (the "Titan Portfolio Borrower") that owns no material assets other than the Titan Portfolio Property and related interests. The Titan Portfolio
Borrower consists of Titan MAC Fund I GP, LLC (0.1% general partner), MAC Fund I
Associates (90.0% limited partner), and Titan Industrial Development II, LP
(9.9% limited partner). A non-consolidation opinion was delivered at origination.

     Titan MAC Fund I GP, LLC is 100% owned by Titan Development of Texas LLC.
Titan Development of Texas, LLC is owned equally by Ron Mills, Kevin Reid, and
Ben Spencer. MAC Fund I Associates is 90% owned by MAC Income I, LP and 10%
owned by MAC Diversified Income LP. Titan Industrial Development II, LP is
equally owned by five individuals including Ron Mills, Kevin Reid, and Ben
Spencer. Ron Mills, Kevin Reid, Ben Spencer and MAC Income I, LP are the
sponsors of the Titan Portfolio Loan and combined have over 65 years of real estate experience. Ben Spencer is the owner of Argus Development Company, a developer of commercial and residential real estate in New Mexico. Kevin Reid is the owner of Reid & Associates, Inc., a design/build construction company in New
Mexico. Ron Mills and Barbara Patrick (husband and wife) founded Santa Barbara
Realty Services, LLC which is a full service brokerage, development, and management company focusing on the US and Mexico border. Mr. Spencer and Mr.
Reid formed Titan Development Ltd. Co. in 1999.

                                      D-44

In 2004, Titan Development Ltd. Co. partnered with Mr. Mills, Ms. Patrick, and
Santa Barbara Realty Services, LLC to form Titan Development of Texas and Titan
Industrial Development.

     THE PROPERTIES. The Titan Portfolio Properties consist of 4 industrial properties comprising 750,732 square feet, located in Texas and New Mexico. The
4 properties consist of 13 buildings, of which five are single tenant, while the remaining eight buildings are multiple tenant. On a combined basis, the portfolio is approximately 85.9% leased and the build-out is approximately 37%
office finish.

     More specific information about each property is set forth in the tables below:

--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------
                                                        ALLOCATED CUT-OFF  OWNERSHIP               %                  APPRAISED
PROPERTY              LOCATION           YEAR BUILT        LOAN BALANCE     INTEREST      NRA    LEASED    U/W NCF      VALUE
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------

Titan - San Antonio   San Antonio, TX     1983-1984         $16,360,000      Fee       303,331    86.2%  $1,446,813  $21,000,000
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------
Titan - El Paso       El Paso, TX            1983            $7,675,000   Leasehold    263,106    75.7%    $688,129  $ 9,800,000
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------
Titan - McAllen       McAllen, TX      1992,1994, 2005       $4,445,000      Fee       114,295   100.0%    $398,532  $ 5,690,000
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------
                      Santa Teresa,
Titan - Santa Teresa  NM                     2003            $2,415,000      Fee        70,000   100.0%    $216,525  $ 3,100,000
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------
TOTAL / WTD. AVG.                                           $30,895,000                750,732    85.9%  $2,770,000  $39,590,000
--------------------- ---------------- ---------------- ----------------- ----------- --------- -------- ----------- ------------

-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------
                                                                                                  % OF         % OF
                                                        % OF       % OF              U/W BASE    PROPERTY    PORTFOLIO
                                             TENANT   PROPERTY  PORTFOLIO  U/W BASE  RENT ($     U/W BASE    U/W BASE    LEASE
PROPERTY             LARGEST TENANT            NRA       NRA       NRA       RENT    PER NRA)      RENT        RENT    EXPIRATION
-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------

Titan - San Antonio  HEB Grocery Company      87,784     29%       12%    $478,199    $5.45         29%         15%    09/30/2011
-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------
Titan - El Paso      Morven Partners, LP     105,000     40%       14%    $367,500    $3.50         51%         11%    03/31/2008
-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------
Titan - Santa        Santa Teresa
Teresa               Warehousing              70,000    100%        9%    $339,503    $4.85         100%        11%    08/14/2008
-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------
Titan - McAllen      Plastic Engineered       76,574     67%       10%    $329,168    $4.30         65%         10%    10/16/2015
                     Components, Inc.
-------------------- ---------------------- --------- --------- --------- --------- ----------- ----------- ---------- ----------

---------------------------------------------------------------------------------------------------------------------------------
                                                              LEASE ROLLOVER SCHEDULE (1)

                              # OF                                        CUMULATIVE
                             LEASES       TOTAL SF      % OF TOTAL SF      TOTAL SF      CUMULATIVE % OF     AVERAGE BASE RENT
          YEAR              EXPIRING      EXPIRING        EXPIRING         EXPIRING        SF EXPIRING        PER SF EXPIRING
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

         Vacant                --        105,676            14%            105,676             14%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2006                  6         53,005             7%            158,681             21%                 $5.09
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2007                 10         61,258             8%            219,939             29%                 $6.72
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2008                  8        216,819            29%            436,758             58%                 $4.32
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2009                  3         35,310             5%            472,068             63%                 $4.65
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2010                  5         21,702             3%            493,770             66%                 $8.38
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2011                  4        117,067            16%            610,837             81%                 $5.24
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2012                  3         63,321             8%            674,158             90%                 $4.81
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2013                 --             --             --            674,158             90%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2014                 --             --             --            674,158             90%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
          2015                  1         76,574            10%            750,732            100%                 $4.30
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------
       Thereafter              --             --            --             750,732            100%                  --
-------------------------- ------------ -------------- ---------------- ---------------- ----------------- ----------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll as of April
     28, 2006.

     PROPERTY MANAGEMENT. The Titan Portfolio Properties are managed by Titan
Development of Texas, LLC, which is an affiliate of the Titan Portfolio
Borrower. Titan Development of Texas, LLC is based in Albuquerque, New Mexico and is experienced in the acquisition and development of industrial buildings and master planned business parks. Titan Development of Texas, LLC currently manages over 2,446,000 square feet of industrial product primarily located in
Texas and New Mexico. The management agreement is subordinate to the Titan
Portfolio Loan.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE. The Titan Portfolio Borrower owns fee interest in the Santa
Teresa, McAllen and San Antonio properties and leasehold interest in the El Paso property. The ground lease expires June 30, 2044 with two five year renewal options. The annual ground rent is $103,319 with rent adjustments beginning July
1, 2013 and ever five years thereafter equal to the 8% of the then fair market value. The ground lease is not subordinate to the mortgage.

     SUBSTITUTION AND RELEASE OF PROPERTIES. The Titan Portfolio Borrower may
request the release of parcels of the property if they meet the specific requirements in the mortgage documents including in part: (i) Remaining parcels have at least as 1.25x DSCR; (ii) remaining parcels have a LTV that does not exceed 80%; and (iii) loan amount is paid down 115% of the value attributable to the released parcel based on the MAI Appraisal plus a prepayment premium or yield maintenance. The Titan Portfolio Borrower may also request release of a non-income producing parcel of land on the McAllen property provided several conditions are met in accordance with the mortgage documents. Substitution is not permitted.

                                      D-44

                 MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

                               [4 PHOTOS OMITTED]

                                      D-45

                 MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

                                  [MAP OMITTED]

                                      D-46

                 MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

-----------------------------------------------------------------
                                LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:           BSCMI

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $30,800,000

CUT-OFF DATE BALANCE:           $30,800,000

FIRST PAYMENT DATE:             05/01/2006

INTEREST RATE:                  5.81600%

AMORTIZATION TERM:              Months 1-60: Interest Only
                                Months 61-120: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  04/01/2016

EXPECTED MATURITY BALANCE:      $28,783,214

SPONSORS:                       Mark Frankel and Chesky Frankel

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                26-payment lockout from the
                                first payment date, with U.S. Treasury
                                defeasance for the following 93 payments, and
                                open to prepayment without premium thereafter
                                through the maturity date.

CUT-OFF DATE BALANCE PER SF:    $91.49

UP-FRONT RESERVES:              RE Taxes:      $62,112

                                Insurance:     $20,012

                                Deferred       $41,313

                                Maintenance:

                                Replacement:   $4,208

                                TI/LC:         $14,167

                                Other: (1)     $400,000

ONGOING RESERVES:               RE Taxes:      $31,056 / month

                                Insurance:     $6,671 / month

                                Replacement:   $4,208 / month

                                TI/LC:         $14,167 / month

LOCKBOX:                        Hard
-----------------------------------------------------------------

--------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Stone Mountain, GA

YEAR BUILT/RENOVATED:       1991 / NAP

PERCENT LEASED (AS OF):     85.2% (02/01/2006)

NET RENTABLE AREA:          336,663

THE COLLATERAL:             An anchored retail center in
                            Stone Mountain, Georgia

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Wheeler/Kolb Management Company

MOST RECENT NOI (AS OF):    $2,690,174 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):     $2,512,476 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):     NAP

U/W NET OP. INCOME:         $2,852,307

U/W NET CASH FLOW:          $2,656,753

APPRAISED VALUE (AS OF):    $44,000,000 (02/03/2006)

CUT-OFF DATE LTV RATIO:     70.0%

LTV RATIO AT MATURITY:      65.4%

U/W DSCR:                   1.46x

U/W DSCR POST IO:           1.22x
-----------------------------------------------------------------

(1)  The other escrow consists of a leasing holdback for Old Navy. The leasing holdback may be released upon lender's receipt of i) evidence that the tenant has renewed its lease in accordance with the loan documents or has been replaced by a new lease with reasonably acceptable terms and a tenant reasonably acceptable to lender and each new tenant must be paying full rent without any free rent or offset, is open for business, and has executed an estoppel reasonably acceptable to lender.

THE STONE MOUNTAIN SQUARE LOAN.

     THE LOAN. The tenth largest loan (the "Stone Mountain Square Loan") is a
$30,800,000 loan secured by the borrower's fee interest in a 336,663 square foot anchored retail center located in Stone Mountain, Georgia.

     THE BORROWER. The borrower, Stone Mountain Acquisition, LLC, a Georgia limited liability company, is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The managing member of the Stone Mountain borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors of the loan, Mark Frankel and Chesky Frankel, are experienced real estate professionals with a 12 property portfolio of office, retail and residential properties in seven states.

     THE PROPERTY. Stone Mountain Square is a 336,663 square foot anchored retail center in Stone Mountain, Georgia, which is located approximately 20 miles northeast of the Atlanta CBD. The property is located on Stone Mountain
Highway (US Highway 78), a primary east/west corridor that intersects with
Interstate 285. The property's proximity to Interstates 285, 85, 75 and 20 provides easy access throughout the metropolitan Atlanta area. Per Reis, the
Lilburn/US Highway 78 retail submarket has an occupancy rate of 92.3% for the first quarter of 2006. Stone Mountain Square is approximately 85.2% leased by over 40 tenants

                                      D-47

and is anchored by T.J. Maxx, Marshalls, Staples, Ross Dress For
Less, Old Navy, and Bally Total Fitness. The anchor tenants account for approximately 49% of the net rentable area and 48% of the in-place base rent.
Approximately 38% of the net rentable area is leased to investment grade rated tenants or their affiliates. Stone Mountain Square was built in 1991 and purchased by the borrower in 2004.

The following table presents certain information relating to the major tenants at the property:

------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
                                                                                          % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                            ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                     (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN    BASE RENT    LEASE
TENANT NAME                      MOODY'S/S&P) (1)      NRA     % OF NRA   BASE RENT ($)   BASE RENT     ($ PER NRA)   EXPIRATION
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Bally Total Fitness                 --/--/--         37,000       11%        $450,000        14%          $12.16      01/31/2012
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
T.J. Maxx                            --/A3/A         32,000       10%        $232,000         7%           $7.25      01/31/2010
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Ross Dress For Less                 --/--/BBB        30,187       9%         $316,964        10%          $10.50      01/31/2016
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Marshalls                            --/A3/A         27,000       8%         $207,900         6%           $7.70      01/31/2012
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Staples                           BBB+/Baa2/BBB      21,000       6%         $184,800         6%           $8.80      07/31/2009
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Old Navy                         BBB-/Baa3/BBB-      16,500       5%         $189,750         6%          $11.50      07/31/2006
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Rugged Warehouse                    --/--/--         13,578       4%         $135,780         4%          $10.00      11/30/2008
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Aaron Rents, Inc.                   --/--/--          7,500       2%          $63,375         2%           $8.45      06/30/2010
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Dress Code                          --/--/--          6,000       2%          $72,000         2%          $12.00      01/31/2011
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Family Bookstore                    --/--/--          6,000       2%          $78,000         2%          $13.00      06/30/2006
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
TOTAL/WEIGHTED AVERAGE                              196,765      58%       $1,930,569        59%           $9.81
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------

Other Tenants                          NAP           89,975      27%       $1,333,054        41%          $14.82      Various
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
Vacant Space                           NAP           49,923      15%            $0.00         0%           $0.00        NAP
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------
TOTAL/WEIGHTED AVERAGE                              336,663     100%       $3,263,623       100%          $11.38
------------------------------- ------------------- ---------- ---------- -------------- ------------- -------------- -----------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE (1)

                     # OF LEASES                          % OF TOTAL SF     CUMULATIVE TOTAL   CUMULATIVE % OF   AVG. BASE RENT
       YEAR            EXPIRING     TOTAL SF EXPIRING        EXPIRING          SF EXPIRING       SF EXPIRING     PER SF EXPIRING
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------

      Vacant             --               49,923                15%               49,923             15%                 --
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
        MTM               1                2,000                 1%               51,923             15%              $3.00
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2006              10               45,720                14%               97,643             29%             $13.34
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2007               14              28,930                 9%              126,573             38%             $15.10
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2008               3               19,578                 6%              146,151             43%             $12.58
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2009               5               35,640                11%              181,791             54%             $10.65
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2010               5               47,260                14%              229,051             68%              $8.58
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2011               1                6,000                 2%              235,051             70%             $12.00
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2012               2               64,000                19%              299,051             89%             $10.28
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2013              --                   --                --               299,051             89%                 --
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2014              --                   --                --               299,051             89%                 --
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
       2015               2                7,425                 2%              306,476             91%             $17.82
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------
    Thereafter            1               30,187                 9%              336,663            100%             $10.50
-------------------- ------------- -------------------- ------------------- ------------------ ----------------- ----------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Wheeler/Kolb Management
Company, a third party management firm with over 225 years of combined experience on staff. Wheeler/Kolb Management Company currently manages and leases 56 properties, totaling approximately 4,500,000 square feet. The 56 properties in the portfolio include neighborhood and community centers, free-standing buildings, enclosed malls and office parks, all located in
Georgia, North Carolina and Florida.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-48

                [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered series
2006-PWR12 Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3,
A-AB, A-4, A-1A, A-M and A-J will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

          As described under "U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

          Trading between DTC Seller and Clearstream or Euroclear Purchaser.
When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

          Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing the book-entry certificates in the United States from a
               DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

          1.   from a non-U.S. holder that is classified as a corporation for
               U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly
               completed and executed IRS Form W-8BEN (or any successor form);

          2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is
               effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3.   from a non-U.S. holder that is classified as a partnership for
               U.S. federal income tax purposes, a duly completed and executed
               IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
               required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i)   stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed,

                    (ii)  certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations,

                                       E-3

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary, and

                    (iv)  providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

               (b)  if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form)--

                    (i)   stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed,

                    (ii)  certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners, and

                    (iv)  providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               non-U.S. holder;

          o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is March 31, 2006.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                       i

   Shortfalls in Collections of Interest as a Result of Prepayments

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                      iii

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
RATINGS.......................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for

                                        2

payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

                                        3

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

                                        4

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more

                                        5

classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

                                        6

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks

                                        7

generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

                                        8

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

                                        9

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

     Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

                                       14

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly,

            semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

                                       23

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

     10. the characteristics of any cash flow agreements that relate to the MBS;

     11. the market price of the MBS and the basis on which the market price was determined; and

     12. if the issuer of the MBS is required to file reports under the Exchange
Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

     The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

        PROPERTY TYPE            DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                          1.20x                80%
Office                               1.25x                75%
Anchored Retail                      1.20x                80%
Unanchored Retail                    1.30x                75%
Self-storage                         1.30x                75%
Hotel                                1.40x                70%
Industrial                           1.25x                70%
Manufactured Housing Community       1.25x                75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

 REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON THE GREATER OF THE
AMOUNT RECOMMENDED PURSUANT TO A BUILDING CONDITION REPORT PREPARED FOR BSCMI OR
                         THE FOLLOWING MINIMUM AMOUNTS:

        PROPERTY TYPE            DSCR GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

     Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing
Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account;
and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under
"Description of the Certificates--Advances in Respect of Delinquencies", the
reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees,
Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

                                       48

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

                                       68

and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

                                       70

regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       71

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination

                                       72

as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3. a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

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     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

     or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

                                       79

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

                                       81

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

                                       84

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

          a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

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     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of

                                       88

Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

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          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single

                                       90

residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial

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owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                      102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                      103

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                      104

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                      105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York,
New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects

                                      106

associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                      108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      109

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation